FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-228375-04

BANK 2020-BNK27

Free Writing Prospectus

Structural and Collateral Term Sheet

$617,857,668

(Approximate Total Mortgage Pool Balance)

$525,333,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Wells Fargo Bank, National Association

Bank of America, National Association

Morgan Stanley Mortgage Capital Holdings LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2020-BNK27

June 15, 2020

BofA SECURITIES Co-Lead Bookrunner Manager	MORGAN STANLEY Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager

Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-228375) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-294-1322 or by email to dg.Prospectus_Requests@baml.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$2,528,000	30.000%	(7)	3.00	1-60	18.5%	35.7%
Class A-SB	AAAsf/AAA(sf)/Aaa(sf)	$4,339,000	30.000%	(7)	7.32	60-114	18.5%	35.7%
Class A-4(8)	AAAsf/AAA(sf)/Aaa(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	18.5%	35.7%
Class A-5(8)	AAAsf/AAA(sf)/Aaa(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	18.5%	35.7%
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$410,875,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$114,458,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/AAA(sf)/Aa2(sf)	$68,968,000(8)	18.250%	(7)(8)	9.72	117-117	15.9%	41.7%
Class B	AA-sf/AA-(sf)/NR	$24,213,000	14.125%	(7)	9.74	117-118	15.1%	43.8%
Class C	A-sf/A-(sf)/NR	$21,277,000	10.500%	(7)	9.80	118-118	14.5%	45.7%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class D	BBBsf/BBB(sf)/NR	$16,875,000	7.625%	(7)	9.80	118-118	14.1%	47.1%
Class X-D	BBBsf/BBB(sf)/NR	$16,875,000 (10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class E	BBB-sf/BBB-(sf)/NR	$5,870,000	6.625%	(7)	9.80	118-118	13.9%	47.6%
Class F	BB+sf/BB-(sf)/NR	$10,272,000	4.875%	(7)	9.80	118-118	13.6%	48.5%
Class G	B+sf/B-(sf)/NR	$5,869,000	3.875%	(7)	9.80	118-118	13.5%	49.0%
Class H	NR/NR/NR	$22,745,784	0.000%	(7)	9.80	118-118	13.0%	51.0%

Non-Offered Eligible Vertical Interest(12)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield	Certificate Principal to Value Ratio
RR Interest	NR/NR/NR	$30,892,883.40	N/A	(13)	9.58	1-118	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B and Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentage set forth for the Class A-S certificates represents the approximate credit support for the underlying Class A-S trust component. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the Non-Retained Certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above (other than the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate or principal balance of all the principal balance certificates, and the denominator of which is the sum of (x) the aggregate initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5 or Class A-S certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “RR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the total initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5 or Class A-S certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class, and the denominator of which is the sum of the aggregate initial certificate or principal balance of all the principal balance certificates (other than the RR Interest).

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above (other than the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate or principal balance of the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Structural Overview

subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5 or Class A-S certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage, and the denominator of which is the aggregate initial certificate or principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5 and Class A-S certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-SB, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.”

(9)	The exact initial principal balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-4” or “A-5” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial principal balance of the Class A-4 and Class A-5 trust components is expected to be approximately $404,008,000, subject to a variance of plus or minus 5%. In the event that the Class A-5 trust component is issued with an initial certificate balance of $404,008,000, the Class A-4 trust component will not be issued and the Class A-5 trust component will be renamed Class A-4. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-5 trust component.

Trust Components	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$0 - $250,000,000	N/A-9.49	N/A / 114-116
Class A-5	$154,008,000 - $404,008,000	9.57-9.68	114-117 / 116-117

(10)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. The notional amount of the Class X-B certificates will be equal to the aggregate certificate or principal balance of the Class A-S trust component and the Class B and Class C certificates. The notional amount of each class of the Class X-D certificates will be equal to the certificate balance of the Class D certificates.

(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1 and Class A-S-X2 trust components and Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the Class D certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(13)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Structural Overview

Issue Characteristics

Offered Certificates:	$525,333,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 13 principal balance classes (Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B and Class C) and 8 interest-only classes (Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S-X1 and Class A-S-X2)
Co-Lead Managers and Joint Bookrunners:	BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Mortgage Capital Holdings LLC
Rating Agencies:	Fitch, KBRA and Moody’s
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	CWCapital Asset Management LLC
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	LD II Holdco XI LLC or its affiliate
Risk Retention Consultation Party:	Bank of America, National Association
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Bank of America, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Risk Retention:	For a summary of the covenants and representations that the originators will make for the benefit of the issuing entity, the depositor and the trustee with respect to retaining a material net economic interest in this securitization for the purposes of the EU Risk Retention and Due Diligence Requirements, see “Credit Risk Retention—EU Credit Risk Retention Agreement” in the Preliminary Prospectus. None of the depositor, the issuing entity, the sponsors or any other person expects to comply or will be required to comply with Article 7 of the EU Securitization Regulation. The requirements of the EU Securitization Regulation, including the EU Risk Retention and Due Diligence Requirements, are also applicable in the UK until the end of the transition period put in place in connection with the departure of the UK from the EU (currently scheduled to end on December 31, 2020).
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in June 2020 (or, in the case of any mortgage loan that has its first due date after June 2020, the date that would have been its due date in June 2020 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of June 15, 2020
Expected Closing Date:	June 26, 2020
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in July 2020.
Rated Final Distribution Date:	The distribution date in April 2063
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK 2020-BN27<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Structural Overview

Structural Overview

Allocation Between the RR Interest and the Non-Retained Certificates:

The aggregate amount available for distributions to the holders of the Certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicers, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates (other than the Class V and Class R Certificates), referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-SB, Class X-A and Class X-B certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, the Class A-4 trust component, the Class A-5 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1 and Class A-SB certificates, the Class A-4 and Class A-5 trust components and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then in the amount of interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to the Class B and Class C certificates, in that order, in each case as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class D, Class X-D, Class E, Class F, Class G and Class H certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Seventh, to the Class R certificates, any remaining amounts.

Principal and interest payable on the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1 and Class A-S-X2 trust components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:	The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Structural Overview

shortfalls allocated to the Non-Retained Certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective interest accrual amounts for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The Non-Retained Certificates and the RR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of certificates of each of the Received Classes of certificates must be equal to the dollar denomination of certificates of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2

On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (9) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%
Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%
Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%
Class A-5	See footnote (9) to the first table above under “Structural Overview”	Class A-5 certificate pass-through rate minus 1.00%
Class A-5-X1	Equal to Class A-5 trust component principal balance	0.50%
Class A-5-X2	Equal to Class A-5 trust component principal balance	0.50%
Class A-S	$68,968,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 trust component (if such class of Exchangeable Certificates has an “A-

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Structural Overview

5” designation) or the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2

The maximum certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-4 trust component, the maximum certificate balance or notional amount of each class of Class A-5 Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-5 trust component, and the maximum certificate balance or notional amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-S trust component. The maximum certificate balances of Class A-4, Class A-5 and Class A-S certificates (subject to the constraint on the aggregate initial principal balance of the Class A-4 and Class A-5 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates and Class A-S Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-4 Trust Component, Class A-5 Trust Component or Class A-S Trust Component, respectively. Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates and Class A-S Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-4 Certificates, Class A-5 Certificates or Class A-S Certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of (i) 0.25000% per annum and (ii) the per annum rate that would result in a special servicing fee for the related month of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Structural Overview

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(i) to the Non-Retained Certificates, in the following amounts:

(a) to the holders of each class of the Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class C, Class D and Class E certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-4 Exchangeable Certificates (collectively), the Class A-5 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that distribution date,

(b) to the holders of the Class A-4-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-4 Exchangeable Certificates (collectively), the Class A-5 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-4-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-4 Exchangeable Certificates (collectively), the Class A-5 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-5-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-4 Exchangeable Certificates (collectively), the Class A-5 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-5-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-4 Exchangeable Certificates (collectively), the Class A-5 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-4 Exchangeable Certificates (collectively), the Class A-5 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-4 Exchangeable Certificates (collectively), the Class A-5 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that distribution date, and (z) the difference between (1)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Structural Overview

the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates (collectively) and the Class A-5 Exchangeable Certificates (collectively) for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-4 Exchangeable Certificates (collectively), the Class A-5 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates (collectively) and the Class A-5 Exchangeable Certificates (collectively) as described above,

(i) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates (collectively) and the Class B and Class C certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-4 Exchangeable Certificates (collectively), the Class A-5 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates (collectively) and the Class B and Class C certificates as described above, and

(j) to the holders of the Class X-D certificates, any remaining portion of the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above, and (ii) to the RR Interest, its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium. All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class F, Class G, Class H, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date. The Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates and the Class A-S trust component, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The RR Interest’s Percentage Allocation Entitlement of such amount will be applied to the RR Interest until the related RR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-4, Class A-5 or Class A-S trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Structural Overview

Serviced Whole Loans:

The following mortgaged property secures a mortgage loan and one or more pari passu promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Ralph Lauren HQ New Jersey. With respect to such mortgaged property, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding such whole loan.

Non-Serviced Whole Loans:

Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Bellagio Hotel and Casino, 55 Hudson Yards, 525 Market, 200 West 57th Street, 711 Fifth Avenue, 1633 Broadway and 560 Mission Street. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class H certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class F certificates have a certificate balance (taking into account the application of the allocable portion of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; or (ii) a holder of the Class F certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder (provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor majority holder of the Class F certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder); provided that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Structural Overview

have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) no class of Control Eligible Certificates has a certificate balance (without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; or (ii) a holder of a majority of the Class F certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor majority holder of the Class F certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder); provided that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Structural Overview

Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates and the Class A-S trust component, in that order, and then pro rata to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to each of the Class A-4, Class A-5 or Class A-S trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case require full repayment of deferred payments and escrows within 21 months of the date of the first forbearance for such mortgage loan or serviced whole loan.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Retained Certificates’ Percentage Allocation Entitlement of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans), the non-serviced special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans to the extent provided for in the related pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for any serviced mortgage loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Structural Overview

Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any serviced mortgage loan) receipt of information from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Appraisal Reduction Amount and to require the special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Sale of Defaulted Loans:

Under certain circumstances, the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan that is a specially serviced loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK 2020-BNK27 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by certificate balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Except with respect to an Excluded Loan as to such party or the holder of the majority of the RR Interest, the risk retention consultation party will be entitled to consult with the special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

Appointment and Replacement of the Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates (other than the RR Interest) entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Structural Overview

Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis (which requisite affirmative vote must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal (other than the RR Interest) on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK 2020-BNK27 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:

The master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.

Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to select (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Structural Overview

Amounts (or, if a non-recoverability determination was made, delinquent interest that would not have been advanced as a result of Appraisal Reduction Amounts in the absence of such non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by the special servicer. In addition, if a Control Termination Event has occurred and is continuing, the special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer as described above under “—Appointment and Replacement of the Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans (excluding a mortgage loan for which a Payment Accommodation has been made and the related borrower is complying with the terms of such Payment Accommodation) after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Structural Overview

loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:

The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Wells Fargo Bank, National Association	12	15	$224,528,000	36.3%
Bank of America, National Association	16	21	$202,088,872	32.7%
Morgan Stanley Mortgage Capital Holdings LLC	8	10	$191,240,796	31.0%
Total:	36	46	$617,857,668	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$617,857,668
Number of Mortgage Loans:	36
Average Cut-off Date Balance per Mortgage Loan:	$17,162,713
Number of Mortgaged Properties:	46
Average Cut-off Date Balance per Mortgaged Property:	$13,431,688
Weighted Average Mortgage Rate:	3.2480%
% of Pool Secured by 5 Largest Mortgage Loans:	41.1%
% of Pool Secured by 10 Largest Mortgage Loans:	65.9%
% of Pool Secured by ARD Loans(2):	0.0%
Weighted Average Original Term to Maturity (months)(2):	120
Weighted Average Remaining Term to Maturity (months)(2):	116
Weighted Average Seasoning (months):	4
% of Pool Secured by Single Tenant Mortgaged Properties:	11.8%
% of Pool Secured by Refinance Loans:	41.6%
% of Pool Secured by Recapitalization Loans:	29.7%
% of Pool Secured by Acquisition Loans:	28.7%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	59.4%
% of Pool with Subordinate Mortgage Debt:	33.2%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	3.95x
Weighted Average UW NOI Debt Yield(4):	13.0%
Weighted Average UW NCF DSCR:	3.80x
Weighted Average UW NCF Debt Yield(4):	12.5%
Weighted Average Cut-off Date LTV Ratio(4)(5):	51.0%
Weighted Average Maturity Date LTV Ratio(4)(5):	50.3%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(6):	360
Weighted Average Remaining Amortization Term (months)(6):	360
% of Pool Interest Only through Maturity:	92.3%
% of Pool Interest Only followed by Amortizing Balloon:	5.9%
% of Pool Amortizing Balloon:	1.7%

Lockboxes

% of Pool with Hard Lockboxes:	63.1%
% of Pool with Springing Lockboxes:	31.4%
% of Pool with No Lockboxes:	4.5%
% of Pool with Soft Lockboxes:	0.9%

Reserves

% of Pool Requiring Tax Reserves:	48.6%
% of Pool Requiring Insurance Reserves:	18.3%
% of Pool Requiring Replacement Reserves:	40.3%
% of Pool Requiring TI/LC Reserves(7):	28.1%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	63.6%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	13.6%
% of Pool with no lockout period. The greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	9.9%
% of Pool with lockout period. The greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	8.1%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	4.8%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to June 2020.
(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.
(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.
(4)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield, Cut-off Date LTV Ratio or Maturity Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield” and “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(5)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(6)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(7)	Excludes hospitality, multifamily and self storage properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Collateral Overview

COVID-19 Update

The following table contains information regarding the status of the mortgage loans and mortgaged properties provided by the respective borrowers as of the date set forth in the “Information as of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the mortgage loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. Any information in the following table will be superseded by the information contained under the heading “Description of the Mortgage Pool—COVID Considerations” in the Preliminary Prospectus.

Loan No.	Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	Debt Service Current as of June Payment (Y/N)	Forbearance, Loan Modification or other Debt Service Relief Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Tenants Making Full May Rent Payment (% NRA)	Tenants Making Full May Rent Payment (% of UW rent)	Tenants Making Full June Rent Payment (% NRA)	Tenants Making Full June Rent Payment (% of UW rent)
1	MSMCH	6/5/2020	11/15/2019	Bellagio Hotel and Casino	Hospitality	Y	N	N	(1)	100.0%	(1)	100.0%
2	WFB	6/5/2020	11/21/2019	55 Hudson Yards	Office	Y	N	Y(2)	98.3%	99.0%	98.3%	99.0%
3	WFB	6/5/2020	1/29/2020	525 Market	Office	Y	N	Y(3)	99.1%	99.2%	99.5%	99.5%
4	MSMCH	6/3/2020	12/30/2019	200 West 57th Street	Office	Y	N	Y(4)	50.3%(5)	50.4%(5)	N/A(15)	N/A(15)
5	MSMCH	6/2/2020	2/7/2020	Ralph Lauren HQ New Jersey	Office	Y	N	N	100.0%(6)	100.0%(6)	100.0%(6)	100.0%(6)
6	BANA	6/12/2020	3/6/2020	711 Fifth Avenue	Mixed Use	Y	N	Y(7)	(7)	(7)	(7)	(7)
7	WFB	6/11/2020	11/25/2019	1633 Broadway	Office	Y	N	Y(8)	86.7%(9)	94.2%	82.9%(10)	91.1%(10)
8	BANA	6/1/2020	12/5/2019	560 Mission Street	Office	Y	N	Y(11)	99.3%	99.4%	99.3%	99.4%
9	BANA	6/8/2020	3/13/2020	3300 West Sahara	Office	Y	N	Y(12)	99.4%	99.8%	99.4%	99.8%
10	WFB	6/10/2020	11/22/2019	Laidley Tower	Office	Y	N	Y(13)	99.9%	99.9%	90.8%	91.0%(14)
11	WFB	6/5/2020	2/26/2020	Rosewood Self Storage Portfolio	Self Storage	Y	N	N	86.6%	89.1%	87.5%	88.9%
12	BANA	6/3/2020	2/28/2020	StorQuest Self Storage - Indio	Self Storage	Y	N	N	87.0%	82.4%	N/A(15)	N/A(15)
13	BANA	6/4/2020	3/12/2020	Central Self Storage Portfolio Idaho	Self Storage	Y	N	N	95.4%	97.0%	N/A(15)	N/A(15)
14	BANA	6/3/2020	3/13/2020	GoodFriend Self Storage - East Hampton	Self Storage	Y	N	N	96.5%	92.3%	N/A(15)	N/A(15)
15	MSMCH	6/3/2020	1/31/2020	Lowe's - Fairlawn, OH	Retail	Y	N	N	100.0%	100.0%	100.0%	100.0%
16	WFB	6/13/2020	2/14/2020	Agoura Meadows Shopping Center	Retail	Y	N	Y(16)	75.3%(17)	64.2%	78.6%(18)	72.3%%(18)
17	BANA	6/3/2020	2/27/2020	StorQuest Self Storage - La Quinta	Self Storage	Y	N	N	91.9%	91.6%	N/A(15)	N/A(15)
18	BANA	6/4/2020	3/2/2020	Central Self Storage - Broadway	Self Storage	Y	N	N	94.4%	93.6%	N/A(15)	N/A(15)
19	MSMCH	6/8/2020	2/11/2020	River Oaks Shopping Center	Retail	Y	N	N	98.9%	97.1%	98.9%	98.9%
20	WFB	6/8/2020	2/14/2020	The Playa Merced Shopping Center	Retail	Y	N	Y(19)	94.2%(20)	95.5%	92.9%(21)	92.0%(21)
21	BANA	6/5/2020	3/5/2020	Four Corners Self Storage	Self Storage	Y	N	N	84.7%	83.3%	N/A(15)	N/A(15)
22	WFB	6/3/2020	3/5/2020	Gillmor - Reno	Office	Y	N	N	100.0%	100.0%	100.0%	100.0%
23	BANA	6/4/2020	3/3/2020	Central Self Storage - Antioch	Self Storage	Y	N	N	95.3%	93.0%	N/A(15)	N/A(15)
24	BANA	6/3/2020	1/29/2020	First Choice Self Storage - Grapevine	Self Storage	Y	N	N	97.8%	97.2%	N/A(15)	N/A(15)
25	MSMCH	6/8/2020	2/27/2020	Aspen Self Storage Portfolio	Mixed Use/Self Storage	Y	N	N	89.0%	89.0%	89.8%	89.8%
26	MSMCH	6/2/2020	3/11/2020	Preserve at Quail Pass Phase III	Multifamily	Y	N	N	99.3%(22)	99.3%(22)	72.4%(22)	72.4%(22)
27	BANA	6/4/2020	2/26/2020	Central Self Storage - Concord	Self Storage	Y	N	N	96.1%	97.0%	N/A(15)	N/A(15)
28	BANA	6/4/2020	1/27/2020	Stor-All Portfolio KS	Self Storage	Y	N	N	94.5%	89.8%	N/A(15)	N/A(15)
29	BANA	5/29/2020	3/11/2020	Cabela's Outpost Saginaw	Retail	Y	N	N(23)	100.0%	100.0%	50.0%(24)	50.0%(24)
30	WFB	6/2/2020	1/30/2020	Airpark Drive	Office	Y	N	N	100.0%	100.0%	100.0%	100.0%
31	WFB	6/5/2020	2/5/2020	Frisco Lakes III Shopping Center	Retail	Y	N	Y(25)	21.8%	54.2%	35.9%	57.4%
32	WFB	6/4/2020	2/14/2020	EL Monte Plaza	Retail	Y	N	Y(26)	76.4%(27)	86.1%	95.4%(28)	100.0%
33	MSMCH	6/3/2020	3/2/2020	Aldi - Bellflower	Retail	Y	N	N	100.0%	100.0%	100.0%	100.0%
34	BANA	6/5/2020	3/5/2020	Skyway Self Storage	Self Storage	Y	N	N	90.6%	90.2%	N/A(15)	N/A(15)
35	WFB	6/10/2020	3/4/2020	Statham Oaks Self Storage	Self Storage	Y	N	Y(29)	79.9%	95.6%	81.2%	78.9%
36	BANA	6/4/2020	2/26/2020	Central Self Storage - Dunlap	Self Storage	Y	N	N	89.5%	89.9%	N/A(15)	N/A(15)

Footnotes are set forth on the following page.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Collateral Overview

(1)	The Bellagio Hotel and Casino property is master leased to Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International, which is current on its initial lease rent under its new 30-year lease.
(2)	Three tenants, representing 1.7% of UW rent, have requested rent relief. This includes one tenant, representing 1.3% of UW rent, that was granted 50% rent deferment for May, June, and July, which is expected to be paid back over 12 months beginning in 2021.
(3)	Three tenants, representing 0.5% of UW rent, requested and have been granted rent relief. In addition, the parking operator, representing 0.4% of UW EGI, has requested and has been granted rent relief.
(4)	Thirty four tenants (65.1% of NRA and 74.0% of UW rent) at the 200 West 57th Street property have requested rent relief. Nine tenants (19.9% of NRA and 18.9% of UW rent) have been granted deferral of rent by the borrower. The deferral granted ranges from 1 to 3 months with repayment over a fixed period.
(5)	Thirty eight tenants, representing 49.1% of UW rent made full rent payments in May. Two tenants, representing 1.1% of UW rent made partial May rent payments. The St. Luke’s Roosevelt Hospital paid 76.8% of its UW rent in May.
(6)	The Ralph Lauren HQ New Jersey property is a single tenant property. Ralph Lauren is currently in a 12 month free rent period and the Ralph Lauren HQ New Jersey loan is structured with a free rent reserve. Ralph Lauren has paid reimbursements in full and on time.
(7)	As of May 18, 2020, the borrower has entered into a rent deferral agreement with the sixth largest tenant at the property, The Swatch Group (4.2% NRA, 37.3% UW rent). For the months of April, May and June 2020, The Swatch Group base rent has been reduced to 50.0%. The abated 50% of base rent is required to be repaid by December 31, 2020 (50.0%) and March 31, 2021 (50.0%). The borrower sponsors are in discussions with Ralph Lauren regarding rent relief with respect to the Polo Bar space (7,436 SF of the total Ralph Lauren 38,638 SF and 1.4% of the total Ralph Lauren underwritten base rent) which is temporarily closed.
(8)	One tenant, representing 7.8% of UW rent, has requested and received rent relief. The tenant will pay 50% of their rent from April through December 2020, to be repaid over 36 months beginning January 2021 at a 3.75% imputed interest rate. One tenant, representing 4.5% of UW rent, has requested and received a rent deferral from April through June 2020. A third tenant, representing 0.5% of UW rent has requested, but not yet been granted, rent relief.
(9)	Tenants representing 94.7% of NRA made full or partial rent payments and tenants representing 90.3% of UW rent made full rent payments. One tenant, representing 7.9% of NRA and 7.8% of UW rent, paid 50% of their rent. Four tenants, representing 5.3% of NRA and 5.8% of UW rent, did not pay rent in May.
(10)	Tenants representing 90.9% of NRA made full or partial rent payments and tenants representing 87.2% of UW rent made full rent payments. Included in the full June rent payments are three tenants, representing 16.1% of UW rent that have outstanding rent balances for the month of June of less than 0.5% of their total rent. One tenant, representing 7.9% of NRA and 7.8% of UW rent, paid 50% of their rent. Six tenants, representing 9.1% of NRA and 8.9% of UW rent, did not pay rent in June.
(11)	Two retail spaces (0.7% NRA and 0.6% UW rent) have deferred rent for May and June and will resume payments when stay at home orders are lifted in California.
(12)	One retail space (0.6% NRA and 0.2% UW rent) has deferred rent for April, May and June. The deferred rent will be paid back in three equal installments starting September 2020.
(13)	One tenant, representing 3.8% of UW rent, has requested rent relief. Two tenants have requested relief on parking fees. Parking income accounts for 6.0% of UW EGI.
(14)	Three tenants, representing 9.0% of UW Rent, did not pay rent in June.
(15)	Given the timing of collection and reporting, an accurate estimate of the percentage of tenants paying rent in June is not available.
(16)	Nine tenants, representing 18.8% of UW rent, have requested rent relief. As of June 3, 2020, the sponsor has agreed to rent relief for eight tenants representing 15.2% of UW rent.
(17)	Thirteen tenants, representing 62.1% of UW rent made full rent payments in May. Two tenants, representing 2.9% of UW rent made partial May rent payments totaling 2.1% of UW rent. Cigars & Cigarettes Shop paid 86.3% of its UW rent; and Mimo Jewelers paid 40.1% of its UW rent.
(18)	Fifteen tenants, representing 70.6% of UW rent, made full rent payments in June. One tenant, representing 1.9% of UW rent, made a partial rent payment.
(19)	Two tenants, representing 4.4% of UW rent, have requested and were granted rent relief. The tenant did not pay rent for April and May 2020, which is expected to be repaid over six payments beginning in July 2020.
(20)	Eight tenants, representing 93.4% of UW rent, made full rent payments. Two tenants, representing 4.4% of UW rent, made partial rental payments totaling 2.1% of UW rent in May.
(21)	Six tenants, representing 92.0% of underwritten rent, made full rent payments in June.
(22)	The percentage of Tenant Count Making Full May Rent Payment and UW rent paid and the percentage of Tenant Count Making Full June Rent Payment and UW rent paid are based on the percentage of total billed residential rent collected.
(23)	As of May 29, 2020, the borrower has deposited $375,000 into a rent relief reserve account. No “Lockbox Event” will occur as a result of a “DSCR Trigger Event”, so long as certain conditions are satisfied, including $375,000 being on deposit in the a relief reserve account. From and after May 1, 2022, as long as no event of default is continuing, the funds will be disbursed to the borrower as long as certain conditions are satisfied including (i) the Cabela's Outpost lease is in full force and effect, (ii) Cabela's Outpost is in full occupancy of their space and is paying full rent, (iii) Cabela’s Outpost has not provided any written notice of its intention to cease paying rent or to vacate or to cease operations at the mortgage property and (iv) there is no default beyond the expiration of any applicable notice and cure periods under the lease.
(24)	The single tenant at the mortgage property, Cabela's Outpost, has entered into a lease amendment with the borrower. Starting June 1, 2020 and continuing till May 31, 2021, the tenant will only be required to pay 50% of the annual rent payable under the lease. The annual rent deferred during this period will be payable without interest in equal monthly installments amortized over a three year period starting June 1, 2021.
(25)	Seven tenants, representing 74.5% of UW rent, requested and received partial rent relief. Three of the seven tenants, representing 38.6% of UW rent, are expected to repay deferred May rent over 12 months beginning in 2021. Four of the seven tenants, representing 49.4% of UW rent are expected to repay deferred June rent over 12 months beginning in 2021.
(26)	Six tenants, representing 30.3% of UW rent, requested and received partial rent relief in April and May. The deferred rent will be taken out of the tenant's security deposits
(27)	Six tenants, representing 19.0% of NRA and 30.3% of UW rent, made partial rent payments in May.
(28)	All tenants in occupancy paid June rent. There is one vacant unit accounting for 4.6% of NRA.
(29)	Two tenants requested and received partial rent relief in April.

This is not a research report and was not prepared by the Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms	Cut-off Date Balance per SF/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	Bellagio Hotel and Casino	Las Vegas	NV	Hospitality	$61,000,000	9.9%	3,933	$426,189	8.42x	28.3%	39.3%	39.3%
2	WFB	55 Hudson Yards	New York	NY	Office	$54,000,000	8.7%	1,431,212	$660	3.54x	11.0%	39.4%	39.4%
3	WFB	525 Market	San Francisco	CA	Office	$50,000,000	8.1%	1,034,170	$454	4.29x	13.1%	37.0%	37.0%
4	MSMCH	200 West 57th Street	New York	NY	Office	$45,000,000	7.3%	171,395	$671	1.93x	7.5%	62.2%	62.2%
5	MSMCH	Ralph Lauren HQ New Jersey	Nutley	NJ	Office	$44,000,000	7.1%	255,018	$224	3.00x	9.6%	59.4%	59.4%
6	BANA	711 Fifth Avenue	New York	NY	Mixed Use	$43,000,000	7.0%	340,024	$1,603	2.90x	9.4%	54.5%	54.5%
7	WFB	1633 Broadway	New York	NY	Office	$40,000,000	6.5%	2,561,512	$391	3.84x	11.9%	41.7%	41.7%
8	BANA	560 Mission Street	San Francisco	CA	Office	$30,000,000	4.9%	668,149	$449	5.23x	14.2%	35.6%	35.6%
9	BANA	3300 West Sahara	Las Vegas	NV	Office	$23,175,000	3.8%	225,811	$103	2.86x	11.7%	67.6%	67.6%
10	WFB	Laidley Tower	Charleston	WV	Office	$17,000,000	2.8%	212,768	$80	3.55x	14.4%	64.4%	64.4%
		Total/Wtd. Avg.				$407,175,000	65.9%			4.18x	13.6%	48.0%	48.0%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/ Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/ Rooms and Balance per SF/Room figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans

Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut- off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH	Bellagio Hotel and Casino	$61,000,000	$1,615,200,000	$1,676,200,000	BX 2019-OC11	KeyBank	Situs	BX 2019-OC11	8.42x	28.3%	39.3%
2	WFB	55 Hudson Yards	$54,000,000	$891,000,000	$945,000,000	HY 2019-55HY	Wells Fargo	CWCapital	HY 2019-55HY	3.54x	11.0%	39.4%
3	WFB	525 Market	$50,000,000	$420,000,000	$470,000,000	MKT 2020-525M	Wells Fargo	Situs	MKT 2020-525M	4.29x	13.1%	37.0%
4	MSMCH	200 West 57th Street	$45,000,000	$70,000,000	$115,000,000	BANK 2020-BNK26	Wells Fargo	LNR	BANK 2020-BNK26	1.93x	7.5%	62.2%
5	MSMCH	Ralph Lauren HQ New Jersey	$44,000,000	$13,000,000	$57,000,000	BANK 2020-BNK27	Wells Fargo	CWCapital	BANK 2020-BNK27	3.00x	9.6%	59.4%
6	BANA	711 Fifth Avenue	$43,000,000	$502,000,000	$545,000,000	GSMS 2020-GC47	Wells Fargo	KeyBank	GSMS 2020-GC47	2.90x	9.4%	54.5%
7	WFB	1633 Broadway	$40,000,000	$961,000,000	$1,001,000,000	BWAY 2019-1633	KeyBank	Situs	BWAY 2019-1633(2)	3.84x	11.9%	41.7%
8	BANA	560 Mission Street	$30,000,000	$270,000,000	$300,000,000	BMARK 2020-B16	Midland	KeyBank	BMARK 2020-B16	5.23x	14.2%	35.6%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.
(2)	During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction, Note A-1-C-1 will be the controlling note and the holder thereof (or the directing certificateholder (or other designated party) of a securitization of Note A-1-C-1) will have the applicable control rights.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt

Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Room/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
1	MSMCH	Bellagio Hotel and Casino	$61,000,000	$426,189	$1,333,800,000	8.42x	28.3%	39.3%	4.06x	15.7%	70.7%
2	WFB	55 Hudson Yards	$54,000,000	$660	$300,000,000	3.54x	11.0%	39.4%	2.69x	8.3%	51.9%
3	WFB	525 Market	$50,000,000	$454	$212,000,000	4.29x	13.1%	37.0%	2.96x	9.0%	53.7%
7	WFB	1633 Broadway	$40,000,000	$391	$249,000,000	3.84x	11.9%	41.7%	3.08x	9.5%	52.1%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Characteristics of the Mortgage Loans

Prior Securitization History(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF	Cut-off Date Balance per SF(2)	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Prior Securitization
12	BANA	StorQuest Self Storage - Indio	Indio	CA	Self Storage	$13,125,000	2.1%	142,338	$92.21	2.64x	8.9%	64.3%	64.3%	CSAIL 2015-C3
14	BANA	GoodFriend Self Storage - East Hampton	East Hampton	NY	Self Storage	$12,650,000	2.0%	38,300	$330.29	2.34x	8.3%	64.1%	64.1%	WFRBS 2013-C17
17	BANA	StorQuest Self Storage - La Quinta	La Quinta	CA	Self Storage	$9,125,000	1.5%	75,633	$120.65	2.65x	8.8%	63.4%	63.4%	GSMS 2014-GC26
23	BANA	Central Self Storage - Antioch	Antioch	CA	Self Storage	$8,000,000	1.3%	74,250	$107.74	3.81x	12.5%	51.8%	51.8%	GSMS 2012-GCJ7
		Total				$42,900,000	6.9%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.
(2)	For properties that are part of a portfolio, the Cut-off Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations reflect the values of the portfolio as a whole.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	10	$316,975,000	51.3%	3.1205%	3.52x	11.4%	48.7%	48.7%
CBD	7	$259,175,000	41.9%	3.1065%	3.59x	11.6%	47.0%	47.0%
Single Tenant	1	$44,000,000	7.1%	3.1300%	3.00x	9.6%	59.4%	59.4%
Suburban	2	$13,800,000	2.2%	3.3522%	3.86x	13.6%	47.4%	47.4%
Self Storage	23	$120,820,251	19.6%	3.3608%	3.24x	11.5%	57.5%	56.1%
Self Storage	23	$120,820,251	19.6%	3.3608%	3.24x	11.5%	57.5%	56.1%
Retail	8	$61,813,418	10.0%	3.6849%	2.71x	12.0%	55.3%	50.6%
Anchored	4	$32,957,000	5.3%	3.5196%	3.40x	13.9%	52.2%	47.7%
Single Tenant	3	$23,206,418	3.8%	3.8917%	1.95x	9.8%	59.2%	54.5%
Shadow Anchored	1	$5,650,000	0.9%	3.8000%	1.87x	10.5%	57.1%	51.7%
Hospitality	1	$61,000,000	9.9%	3.1702%	8.42x	28.3%	39.3%	39.3%
Full Service	1	$61,000,000	9.9%	3.1702%	8.42x	28.3%	39.3%	39.3%
Mixed Use	3	$49,649,000	8.0%	3.2470%	2.90x	9.7%	56.2%	56.2%
Office/Retail	1	$43,000,000	7.0%	3.1600%	2.90x	9.4%	54.5%	54.5%
Self Storage/Retail	2	$6,649,000	1.1%	3.8100%	2.93x	11.8%	67.5%	67.5%
Multifamily	1	$7,600,000	1.2%	3.8500%	2.19x	8.7%	69.1%	69.1%
Garden	1	$7,600,000	1.2%	3.8500%	2.19x	8.7%	69.1%	69.1%
Total/Wtd. Avg.	46	$617,857,668	100.0%	3.2480%	3.80x	13.0%	51.0%	50.3%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	5	$194,650,000	31.5%	3.1721%	3.01x	9.8%	50.1%	50.1%
California	12	$161,325,296	26.1%	3.0721%	4.05x	12.9%	44.1%	43.5%
California – Northern (2)	6	$112,364,000	18.2%	2.9529%	4.36x	13.4%	41.0%	40.5%
California – Southern(2)	6	$48,961,296	7.9%	3.3458%	3.34x	11.9%	51.3%	50.3%
Nevada	3	$92,175,000	14.9%	3.2721%	6.69x	23.0%	46.7%	46.7%
New Jersey	1	$44,000,000	7.1%	3.1300%	3.00x	9.6%	59.4%	59.4%
Texas	6	$30,589,001	5.0%	3.3486%	2.60x	10.3%	63.0%	58.9%
Ohio	2	$20,087,500	3.3%	3.9308%	2.12x	8.9%	68.1%	68.1%
West Virginia	1	$17,000,000	2.8%	3.4860%	3.55x	14.4%	64.4%	64.4%
Idaho	4	$13,000,000	2.1%	3.4200%	4.93x	17.5%	36.2%	36.2%
Washington	2	$12,300,000	2.0%	3.5567%	2.41x	8.7%	64.6%	64.6%
South Carolina	1	$8,418,000	1.4%	4.0200%	1.80x	11.1%	73.2%	61.9%
Oklahoma	3	$7,999,000	1.3%	3.8100%	2.93x	11.8%	67.5%	67.5%
Kansas	3	$6,131,250	1.0%	3.6900%	1.56x	8.8%	71.5%	59.8%
Michigan	1	$5,982,622	1.0%	3.7800%	1.87x	11.1%	49.9%	39.5%
Georgia	1	$2,600,000	0.4%	3.9700%	2.60x	10.6%	65.0%	65.0%
Arizona	1	$1,600,000	0.3%	3.5400%	11.47x	42.2%	14.5%	14.5%
Total/Wtd. Avg.	46	$617,857,668	100.0%	3.2480%	3.80x	13.0%	51.0%	50.3%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK27	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,600,000 - 5,000,000	4	13,036,296	2.1
5,000,001 - 10,000,000	16	118,444,872	19.2
10,000,001 - 20,000,000	7	96,201,500	15.6
20,000,001 - 40,000,000	3	93,175,000	15.1
40,000,001 - 50,000,000	4	182,000,000	29.5
50,000,001 - 61,000,000	2	115,000,000	18.6
Total:	36	$617,857,668	100.0%
Min: $1,600,000 Max: $61,000,000 Avg: $17,162,713

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	5	194,650,000	31.5
California	12	161,325,296	26.1
California – Northern (3)	6	112,364,000	18.2
California – Southern(3)	6	48,961,296	7.9
Nevada	3	92,175,000	14.9
New Jersey	1	44,000,000	7.1
Texas	6	30,589,001	5.0
Ohio	2	20,087,500	3.3
West Virginia	1	17,000,000	2.8
Idaho	4	13,000,000	2.1
Washington	2	12,300,000	2.0
South Carolina	1	8,418,000	1.4
Oklahoma	3	7,999,000	1.3
Kansas	3	6,131,250	1.0
Michigan	1	5,982,622	1.0
Georgia	1	2,600,000	0.4
Arizona	1	1,600,000	0.3
Total:	46	$617,857,668	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	10	316,975,000	51.3
CBD	7	259,175,000	41.9
Single Tenant	1	44,000,000	7.1
Suburban	2	13,800,000	2.2
Self Storage	23	120,820,251	19.6
Self Storage	23	120,820,251	19.6
Retail	8	61,813,418	10.0
Anchored	4	32,957,000	5.3
Single Tenant	3	23,206,418	3.8
Shadow Anchored	1	5,650,000	0.9
Hospitality	1	61,000,000	9.9
Full Service	1	61,000,000	9.9
Mixed Use	3	49,649,000	8.0
Office/Retail	1	43,000,000	7.0
Self Storage/Retail	2	6,649,000	1.1
Multifamily	1	7,600,000	1.2
Garden	1	7,600,000	1.2
Total:	46	$617,857,668	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.5890 - 2.9999	4	174,000,000	28.2
3.0000 - 3.4999	15	269,464,000	43.6
3.5000 - 4.0200	17	174,393,668	28.2
Total:	36	$617,857,668	100.0%
Min: 2.5890% Max: 4.0200% Wtd Avg: 3.2480%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
120	36	617,857,668	100.0
Total:	36	$617,857,668	100.0%
Min: 120 mos. Max: 120 mos. Wtd Avg: 120 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
114	5	202,000,000	32.7
115 - 118	31	415,857,668	67.3
Total:	36	$617,857,668	100.0%
Min: 114 mos. Max: 118 mos. Wtd Avg: 116 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	29	570,575,500	92.3
360	7	47,282,168	7.7
Total:	36	$617,857,668	100.0%
Min: 360 mos. Max: 360 mos. Wtd Avg: 360 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	29	570,575,500	92.3
358	2	10,718,918	1.7
360	5	36,563,250	5.9
Total:	36	$617,857,668	100.0%
Min: 358 mos. Max: 360 mos. Wtd Avg: 360 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
WFB	12	224,528,000	36.3
BANA	16	202,088,872	32.7
MSMCH	8	191,240,796	31.0
Total:	36	$617,857,668	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	29	$570,575,500	92.3
Partial Interest Only	5	$36,563,250	5.9
Amortizing Balloon	2	$10,718,918	1.7
Total:	36	$617,857,668	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
14.5 - 40.0	8	228,100,000	36.9
40.1 - 50.0	6	72,393,918	11.7
50.1 - 55.0	3	56,800,000	9.2
55.1 - 60.0	2	49,650,000	8.0
60.1 - 65.0	9	132,639,000	21.5
65.1 - 73.2	8	78,274,750	12.7
Total:	36	$617,857,668	100.0%
Min: 14.5% Max: 73.2% Wtd Avg: 51.0%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
14.5 - 30.0	2	12,600,000	2.0
30.1 - 40.0	8	226,218,918	36.6
40.1 - 60.0	11	182,256,250	29.5
60.1 - 69.1	15	196,782,500	31.8
Total:	36	$617,857,668	100.0%
Min: 14.5% Max: 69.1% Wtd Avg: 50.3%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.56 - 1.90	6	38,918,168	6.3
1.91 - 2.20	4	73,451,500	11.9
2.21 - 2.50	2	20,850,000	3.4
2.51 - 2.80	5	34,750,000	5.6
2.81 - 3.20	4	118,174,000	19.1
3.21 - 11.47	15	331,714,000	53.7
Total:	36	$617,857,668	100.0%
Min: 1.56x Max: 11.47x Wtd Avg: 3.80x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.5 - 8.0	1	45,000,000	7.3
8.1 - 9.0	7	69,318,750	11.2
9.1 - 10.0	4	99,100,000	16.0
10.1 - 12.0	13	192,163,918	31.1
12.1 - 16.0	6	118,175,000	19.1
16.1 - 42.2	5	94,100,000	15.2
Total:	36	$617,857,668	100.0%
Min: 7.5% Max: 42.2% Wtd Avg: 13.0%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$61,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$61,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

NORTH LAS VEGAS
SPRING MTS.
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
Winchester
MUDDY MTS.
Strip
CLARK COUNTY
Enterprise
HENDERSON
Nellis Air Force Base
Downtown Las Vegas 4 miles
Adventuredome Theme Park
CIRCUS CIRCUS
DREW LAS VEGAS
WESTGAGE
Freedom Meats Inc.
RESORTS WORLD LAS VEGAS
WESTGATE LAS VEGAS
Las Vegas Convention Center
Silver City Plaza
KKVV Radio
Desert Inn Rd.
Courtyard by Marriott
TRUMP INTERNATIONAL HOTEL LV
ENCORE LAS VEGAS
L.V. CONV. CENTER
Fashion Show Mall
Las Vegas Blvd.
Sammy Davis Jr. Dr.
WYNN LAS VEGAS
Wynn Esplanade
Wynn Las Vegas Golf Club
LAS VEGAS MONORAIL
Spring Mtn Rd.
TREASURE ISLAND
The Grand Canal Shoppes
MIRAGE-TREASURE ISLAND TRAM
Outdoor Gondola Rides
MARDI GRAS HOTEL & CASINO
LAS VEGAS
Sands Ave.
THE VENETIAN
Sands Expo and Convention Center
THE MIRAGE
Madam Tussauds LV
E. Twain Ave.
Twain Ave.
Freeway
15
Rio Pavilion Conference Center
The Forum Shops at Caesars
CASINO ROYAL
HARRAH'S LAS VEGAS
HARRAH'S/ THE LINQ
Koval Ln.
Howard Hughes Pkwy.
Paradise Rd.
HOLIDAY INN CLUB LAS VEGAS
Las Vegas
THE LINQ
O'Shea's Casino
RIO HOTEL AND CASINO
The Colosseum
Valley View Blvd.
GOLD COAST
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/ CAESAR'S PALACE
The Meridian Luxury Condos
592
W. Flamingo Rd.
Las Vegas Strip
THE CROMWELL
WESTIN
Flamingo Rd.
PALMS CASINO RESORT
Via Bellagio
Grand Bazaar Shops
BALLY'S
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
CLARK COUNTY
Fountains at Bellagio
PARIS LAS VEGAS
BALLY'S/ PARIS
Paradise Rd.
Miracle Mile Shops
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
PLANET HOLLYWOOD
HARD ROCK HOTEL & CASINO
Bellagio Hotel and Casino
3600 South Las Vegas Boulevard
Las Vegas, NV 89109
VDARA HOTEL & SPA
Harmon Ave.
ARIA RESORT & CASINO
Veer Towers
Harmon Ave.
Panorama Towers
CITY CENTER
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV 2 miles
THE SIGNATURE @ MGM GRAND
Aria Convention Center
MANDARIN ORIENTAL
Polo Towers
Industrial Rd.
Frank Sinatra Dr.
Hawaiian Marketplace
Grand Garden Arena
Conference Center
MONTE CARLO
Hard Rock Cafe LV
Rue de Monte Carlo
Nevada Beverage Co. (Budweiser/ Bud Light)
Showcase Mall
MGM Shops
T-Mobile Arena
NEW YORK NEW YORK
Las Vegas Blvd. South
MGM GRAND
David Copperfield Theatre
Tropicana Ave.
Tropicana Ave.
Grand Canyon Helicopters
EXCALIBUR
THE NEW TROPICANA
HOOTERS CASINO HOTEL
EXCALIBUR HOTEL & CASINO
Hollywood Car Museum
Reno Ave.
Reno Ave.
Titanic
Giles St.
LUXOR HOTEL & CASINO
LUXOR
McCarran International Airport
Mandalay Place
Hacienda Ave.
Allegiant Stadium (Opens mid-2020)
Mandalay Bay Theatre
MANDALAY BAY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 1 – Bellagio Hotel and Casino

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-sf/AA+/A1			Location:	Las Vegas, NV 89109
Original Balance(1):	$61,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$61,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	9.9%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Acquisition			Year Built/Renovated:	1997/2019
Borrower Sponsor:	BREIT Operating Partnership L.P.			Size(6):	3,933 Rooms
Guarantor:	BREIT Operating Partnership L.P.			Cut-off Date Balance per Room(1):	$426,189
Mortgage Rate(2):	3.170153%			Maturity Date Balance per Room(1):	$426,189
Note Date:	11/15/2019			Property Manager:	Tenant-managed
First Payment Date:	1/5/2020
Maturity Date:	12/5/2029			Underwriting and Financial Information(7)(8)
Original Term to Maturity:	120 months			UW NOI:	$474,065,315
Original Amortization Term:	0 months			UW NOI Debt Yield(1):	28.3%
IO Period:	120 months			UW NOI Debt Yield at Maturity(1):	28.3%
Seasoning:	6 months			UW NCF DSCR(1):	8.42x
Prepayment Provisions(3):	YM0.5 (30); DEF/YM0.5 (83); O (7)			Most Recent NOI:	$474,065,315 (9/30/2019 TTM)
Lockbox/Cash Mgmt Status:	Hard/Springing			2nd Most Recent NOI:	$489,866,042 (12/31/2018)
Additional Debt Type(1)(4):	Pari Passu/Subordinate			3rd Most Recent NOI:	$505,736,234 (12/31/2017)
Additional Debt Balance(1)(4):	$1,615,200,000/$1,333,800,000			Most Recent Occupancy(6):	94.8% (9/30/2019)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent Occupancy(6):	94.9% (12/31/2018)
Reserves(5)				3rd Most Recent Occupancy(6):	92.9% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of)(9):	$4,260,000,000 (10/16/2019)
RE Taxes:	$0	Springing	N/A	Appraised Value per Room:	$1,083,143
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1)(9):	39.3%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV Ratio(1)(9):	39.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$1,676,200,000	39.3%	Purchase Price:	$4,250,000,000	99.8%
Subordinate Loan Amount:	$1,333,800,000	31.3%	Closing Costs:	$10,591,035	0.2%
Borrower Equity(10):	$1,250,591,035	29.4%
Total Sources:	$4,260,591,035	100.0%	Total Uses:	$4,260,591,035	100.0%

(1)	The Bellagio Hotel and Casino Mortgage Loan (as defined below) is part of the Bellagio Hotel and Casino Whole Loan (as defined below), which is comprised of 25 pari passu senior promissory notes in the aggregate original principal amount of $1,676,200,000 (the “Bellagio Hotel and Casino Senior Notes,” and collectively, the “Bellagio Hotel and Casino Senior Loan”), six promissory notes in the aggregate original principal amount of $650,500,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes (the “Bellagio Hotel and Casino Junior A Notes”), and three promissory notes with an aggregate principal balance of $683,300,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes (the “Bellagio Hotel and Casino Junior B Notes” and collectively with the Bellagio Hotel and Casino Junior A Notes, the “Bellagio Hotel and Casino Subordinate Companion Loan”). The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Bellagio Hotel and Casino Senior Loan. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Bellagio Hotel and Casino Whole Loan are $765,319, $765,319, 4.24x/4.06x, 15.7%/15.1%, 15.7%/15.1%, 70.7% and 70.7%, respectively. The Bellagio Hotel and Casino Whole Loan was co-originated by MSBNA, JPMCB and CREFI (all as defined below).
(2)	Reflects the Bellagio Hotel and Casino Senior Notes only. The Bellagio Hotel and Casino Junior A Notes also accrue interest at the rate of 3.170153% per annum. The Bellagio Hotel and Casino Junior B Notes accrue interest at the rate of 5.350000% per annum.
(3)	Defeasance of the Bellagio Hotel and Casino Whole Loan is permitted at any time after the earlier of the end of the two-year period commencing on the closing date of the securitization of the promissory note representing the portion of the Bellagio Hotel and Casino Whole Loan last to be securitized and November 15, 2022. The assumed defeasance lockout period of 30 payments is based on the closing date of this transaction in June 2020. The Bellagio Hotel and Casino Whole Loan may be prepaid in whole or in part at any time, subject to payment of the greater of 0.5% of the amount prepaid and the applicable yield maintenance premium if such prepayment occurs prior to June 5, 2029.
(4)	See "The Mortgage Loan" and "Additional Secured Indebtedness (not including trade debts)" below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	Size and Occupancy are based solely on the hotel at the Bellagio Hotel and Casino Property (as defined below). As of the trailing twelve months ending September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.
(7)	The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower (as defined below) in a sale-leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International, which entered into a new 30-year lease, with two 10-year extension options to operate the Bellagio Hotel and Casino Property. The Bellagio Tenant (as defined below) owns a 5% equity interest in the Bellagio Hotel and Casino Borrower. Financial and other information presented in this term sheet is presented on a “look through” basis, before rent due under the Bellagio Lease (as defined below). For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and debt service coverage ratio, debt yield and debt yield at maturity for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x, 8.1% and 8.1%, respectively.
(8)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the Bellagio Hotel and Casino Whole Loan was underwritten, based on such prior information. See " Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.
(9)	The Appraised Value of $4,260,000,000 set forth above is the appraised value solely with respect to real property at the Bellagio Hotel and Casino Property, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property (the “As-Is Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the As-Is Real Property Appraised Value. The appraisal also included an Appraised Value of $6,500,000,000 (“As-Is Total Appraised Value”), which includes personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant, as more particularly provided in the Bellagio Lease. The Bellagio Tenant granted a security interest in certain property of Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower, and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the As-Is Total Appraised Value are 46.3% and 46.3%, respectively, based on the Bellagio Hotel and Casino Whole Loan and 25.8% and 25.8%, respectively, based on the Bellagio Hotel and Casino Senior Loan.
(10)	Includes MGM’s approximately $62.4 million of retained equity interest in the Bellagio Hotel and Casino Property after the sale-leaseback.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$61,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

The Mortgage Loan. The largest mortgage loan (the “Bellagio Hotel and Casino Mortgage Loan”) is part of a whole loan (the “Bellagio Hotel and Casino Whole Loan”) in the original principal amount of $3,010,000,000. The Bellagio Hotel and Casino Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a hotel in Las Vegas, Nevada (the “Bellagio Hotel and Casino Property” or “Bellagio” or “Property”). The Bellagio Hotel and Casino Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”). The Bellagio Hotel and Casino Whole Loan is comprised of (i) the Bellagio Hotel and Casino Senior Loan, comprised of 25 senior notes in the aggregate original principal amount of $1,676,200,000, (ii) the Bellagio Hotel and Casino Junior A Notes, comprised of six subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes, with an aggregate original principal amount of $650,500,000, and (iii) the Bellagio Hotel and Casino Junior B Notes, comprised of three subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes, with an aggregate original principal amount of $683,300,000, each as described in the table below. Note A-1-C2 in the original principal amount of $61,000,000, which is being contributed by Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), represents the Bellagio Hotel and Casino Mortgage Loan and will be included in the BANK 2020-BNK27 securitization trust. Of the remaining Bellagio Hotel and Casino Senior Notes (collectively, the “Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans”), the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans evidenced by Notes A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, and A-3-S2 in the aggregate original principal amount of $716,000,000, as well as $510,700,000 of the Bellagio Hotel and Casino Junior A Notes and all of the Bellagio Hotel and Casino Junior B Notes were contributed to the BX 2019-OC11 securitization trust. In addition, $360,200,000 of the Bellagio Hotel and Casino Senior Notes and $139,800,000 of the Bellagio Hotel and Casino Junior A Notes were sold in a private sale to a third party. The Bellagio Hotel and Casino Whole Loan will be serviced pursuant to the trust and servicing agreement for the BX 2019-OC11 securitization trust. The remaining Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans, which had an aggregate original principal amount of $539,000,000, have been or are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Bellagio Hotel and Casino Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Bellagio Hotel and Casino Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Bellagio Hotel and Casino Mortgage Loan
A-1-C2	$61,000,000	$61,000,000	BANK 2020-BNK27	No
Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans
A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2	$716,000,000	$716,000,000	BX 2019-OC11	Yes(1)
A-1-RL, A-2-RL, A-3-RL	$360,200,000	$360,200,000	Third party	No
A-1-C4, A-1-C6	$39,000,000	$39,000,000	MSBNA	No
A-1-C5	$35,000,000	$35,000,000	BANK 2020-BNK26	No
A-1-C1	$100,000,000	$100,000,000	BANK 2020-BNK25	No
A-2-C1	$60,000,000	$60,000,000	GSMS 2020-GC45	No
A-1-C3	$65,000,000	$65,000,000	MSC 2020-L4	No
A-2-C3, A-3-C5	$55,000,000	$55,000,000	Benchmark 2020-IG1	No
A-2-C2, A-3-C2	$60,000,000	$60,000,000	Benchmark 2020-B16	No
A-2-C4	$20,000,000	$20,000,000	CGCMT 2020-GC46	No
A-3-C1, A-3-C6	$61,250,000	$61,250,000	JPMCB	No
A-3-C3, A-3-C4	$43,750,000	$43,750,000	BBCMS 2020-C6	No
Total (Senior A Notes)	$1,676,200,000	$1,676,200,000
Bellagio Hotel and Casino Junior A Notes
B-1-S, B-2-S, B-3-S	$510,700,000	$510,700,000	BX 2019-OC11	No(2)
B-1-RL, B-2-RL, B-3-RL	$139,800,000	$139,800,000	Third party	No(2)
Total (Junior A Notes)	$650,500,000	$650,500,000
Bellagio Hotel and Casino Junior B Notes
C-1-S, C-2-S, C-3-S	$683,300,000	$683,300,000	BX 2019-OC11	No(2)
Total (Whole Loan)	$3,010,000,000	$3,010,000,000

(1)	Note A-1-S1 is the controlling note.
(2)	The Bellagio Hotel and Casino Junior A Notes are subordinate to the Bellagio Hotel and Casino Senior Notes, and the Bellagio Hotel and Casino Junior B Notes are subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes.

The Borrower and the Borrower Sponsor. The borrower is BCORE Paradise LLC (the “Bellagio Hotel and Casino Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. BREIT Operating Partnership L.P. (“BREIT OP”) is the borrower sponsor and the non-recourse carveout guarantor. BREIT OP is a subsidiary of Blackstone Real Estate Investment Trust, Inc. (“BREIT”). BREIT is a non-traded REIT focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating U.S. commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate assets under management included 144,000 hotel rooms as of June 30, 2019, making the firm one of the largest hospitality investors in the United States. Blackstone’s experience of owning and managing hotels includes Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$61,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

The non-recourse carveout guarantor’s liability for bankruptcy related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Bellagio Hotel and Casino Whole Loan as of the date of the event. In addition, only the related single purpose entity borrower, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity borrower is the only party liable under the environmental indemnity; provided, however, that if the Bellagio Hotel and Casino Borrower fails to maintain an environmental insurance policy required under the Bellagio Hotel and Casino Whole Loan documents, the non-recourse carveout guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the Bellagio Hotel and Casino Property or controlling equity interests in the Bellagio Hotel and Casino Borrower is loss recourse, rather than full recourse.

The Property. The Bellagio Hotel and Casino Property is a full-service luxury resort and casino property located on the Las Vegas Strip, between The Cosmopolitan and Caesar’s Palace, and across from the Paris Las Vegas Hotel & Casino and Bally’s Las Vegas Hotel & Casino. The Bellagio covers approximately 77 acres and consists of 3,933 hotel rooms and suites in two hotel towers – the Main Tower and the Spa Tower. The Main Tower offers panoramic views of the Las Vegas Strip and the Fountains of Bellagio. The Property contains approximately 154,000 SF of casino space, featuring approximately 1,700 slot machines and 144 gaming tables, approximately 200,000 SF of event space, 29 food and beverage outlets, an approximately 55,000 SF spa, five swimming pools, approximately 85,000 SF of retail space featuring approximately 30 retailers, and a botanical garden. The Bellagio is also the home to Cirque du Soleil’s “O”, an aquatic, acrobatic theater production that has been in residence at the Bellagio since October 1998. Guestrooms range from one to three bedrooms. Standard room amenities include a flat-panel television, high-speed internet and 24-hour in room dining. The guest bathrooms are finished with porcelain tile flooring and tub/shower surrounds, granite vanity countertops, and wall-mounted lighting fixtures. Additional amenities include access to five outdoor swimming pools with 51 private cabanas, four whirlpools, two wedding chapels, a fitness center, a spa, a salon and barber shop, concierge services, the Fountains of Bellagio, the Bellagio Gallery of Fine Art, the Conservatory and Botanical Gardens, on-site entertainment, retail outlets, a FedEx business center and transportation services.

As of the trailing twelve months ending September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

Approximately $371.9 million (approximately $94,600 per key) has been invested in the Bellagio since 2010, including approximately $165 million on room renovations (approximately $42,000 per key). In 2011-2012 the Property underwent a $66.6 million renovation on the Main Tower and a $39.7 million renovation on the Spa Tower. ADR increased 2.9% from 2011 to 2012 and an additional 2.8% from 2012 to 2013. In 2014 and 2015 the Property underwent a $59.1 million renovation on the suites in the Main Tower. Total hotel operating revenue increased to approximately $363.7 million in 2016, representing a 6.3% year over year increase compared to 2015. ADR increased 5.1% year over year and RevPAR increased 5.5% in the same time period. Approximately $12.8 million was spent on the renovation of Sadelle’s and Spago restaurants. Sadelle’s replaced Café Bellagio in December 2018 and Spago opened in June 2018, replacing Todd English Olives.

The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC (the “Bellagio Tenant”), an indirectly wholly owned subsidiary of MGM Resorts International (“MGM”), which entered into a new 30-year lease, with two 10-year extension options (the “Bellagio Lease”) to operate the Property. Under the Bellagio Lease, the Bellagio Tenant is required to pay to the Bellagio Hotel and Casino Borrower an initial lease rent of $245.0 million per annum (the “Bellagio Lease Rent”), subject to annual increases of (i) 2.0% for the first ten years of the lease term, and (ii) thereafter, the greater of 2.0% or the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average (“CPI”) (capped at 3.0% in years 11-20 and 4.0% thereafter) for the remainder of the initial lease term. MGM (NYSE: MGM, rated Ba3/BB/BB- by Moody’s, Fitch and S&P) guarantees the payment and performance of all monetary obligations and certain other obligations of Bellagio Tenant under the Bellagio Lease. In connection with the sale-leaseback, the Bellagio Tenant is required under the Bellagio Lease to make capital improvements intended to ensure that the Property remains competitive with other top tier Las Vegas Strip offerings going forward. For the four year period from 2020 through 2023, under the Bellagio Lease, the Bellagio Tenant is required to spend 5.0% of net revenues (subject to a minimum of $275.0 million total) on capital expenditures, in the aggregate. During each four year period (on a rolling basis) beginning in 2024 through the end of the Bellagio Hotel and Casino Whole Loan term, the Bellagio Tenant is required to spend 3.0% of net revenues on capital expenditures. Under the terms of the Bellagio Lease, the Bellagio Tenant is also required to reserve on a monthly basis 1.5% of net revenues each year to fund capital expenditures (which are made available to the Bellagio Tenant for capital expenditures and FF&E).

The Bellagio Property includes a variety of retail tenants, including brands such as Chanel, Tiffany & Co., Gucci, Hermes, Christian Dior, Breguet and Harry Winston. The retail space totals approximately 85,000 SF and generated approximately $54.6 million in revenue as of December 31, 2018. The Bellagio Tenant is currently budgeting for the addition of a luxury retail store in the Bellagio Property lobby. We cannot assure you that this change will occur as expected or at all.

The hotel component of the Bellagio has maintained an occupancy at or above 92.3% since 2006 with an 11-year average occupancy of 93.4%. As of TTM September 2019, the Bellagio had an average of 3,933 rooms available with an occupancy of 94.8%, an ADR of $281.69 and a RevPAR of $267.18.

Hotel Performance(1)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	TTM Sept. 2019	11-Year Avg.(2)
Occupancy	95.0%	94.2%	92.5%	93.3%	92.9%	92.3%	93.1%	93.2%	93.5%	92.9%	94.9%	94.8%	93.4%
ADR	$261	$204	$204	$230	$237	$243	$254	$257	$270	$276	$278	$282	$247
RevPAR	$248	$192	$189	$215	$220	$225	$236	$240	$253	$257	$264	$267	$231
Room Revenue ($mm)	$349.9	$271.2	$271.1	$297.3	$311.5	$321.7	$337.6	$342.2	$363.7	$368.1	$378.9	$382.8	$328.5

(1)	The financial information presented in this table is consistent with the manner in which MGM management assesses these results and allocates resources. Accordingly, the results and information presented in this table may differ, in some respects, from how such results and information would be presented in standalone financial statements.
(2)	Average excludes TTM September 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$61,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

The Property contains approximately 154,000 SF of casino space, featuring approximately 1,700 slot machines and 144 gaming tables. The casino facilities include table games such as blackjack, craps, roulette, baccarat and poker.

Casino Performance(1)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	5-Year Avg.	11-Year Avg.
Slot Units	2,376	2,298	2,250	2,205	2,100	2,118	2,063	1,935	1,873	1,827	1,732	1,886	2,071
Table Units	151	153	154	152	147	146	144	146	145	145	144	145	148
Gaming Revenue ($mm)	$352.75	$306.87	$289.51	$319.11	$298.61	$335.58	$381.50	$369.71	$439.66	$435.93	$422.86	$409.93	$359.28
% Change in Gaming Revenue	-	-13.0%	-5.7%	10.2%	-6.4%	12.4%	13.7%	-3.1%	18.9%	-0.8%	-3.0%	N/A	N/A

(1)	Information provided by the borrower sponsor.

COVID-19 Update. The Bellagio Hotel and Casino Whole Loan is current as of the June debt service payment and as of June 12, 2020 is not subject to any forbearance or modification request. As of June 5, 2020, the Bellagio Tenant is current under the Bellagio Lease and there has been no forbearance, modification or rent relief request. On March 17, 2020, MGM Resorts International suspended operations of all of its Las Vegas properties, including the Bellagio Hotel and Casino Property, however, as of June 4, 2020, the Bellagio Hotel and Casino Property has reopened.

The Market. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2018. In connection with the financial downturn in 2008 and 2009, the Las Vegas Market generally experienced a contraction. During 2010, the market began to rebound and prior to the coronavirus pandemic, visitation had returned to or near peak levels. 2018 Year-over-Year, Airport Passenger Traffic is up 2.5% and Clark County Gaming Revenues are up 2.7%.

Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.0%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,389	47,435	48,500	49,717
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.5%	0.5%	2.5%	5.8%	4.5%	2.2%	2.5%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%

Source: Las Vegas marketing organization website.

The Las Vegas Strip has traditionally enjoyed high occupancy rates compared to the national average. From 2014 to year to date May 2019, occupancy across the Las Vegas Strip increased from 88.8% to 90.3%. ADR for the Las Vegas Strip increased by approximately 18.3% from $126 in 2014 to $149 for year to date May 2019. Improving trends in ADR have been driven by more properties adding resort fees, improvement in the convention segment, as well as the addition of higher-quality room supply.

Historical Occupancy, ADR, RevPAR
	Competitive Set			Bellagio Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2018	91.1%	$281.66	$257.01	94.9%	$278.28	$264.19	104.2%	98.8%	102.8%

Source: Appraisal.

The primary competitive set for the Bellagio Hotel and Casino Property comprises five hotels located on the Las Vegas Strip. These properties total 22,840 rooms and include the 4,004 room Aria Resort & Casino, 4,748 room Wynn/Encore Resort and Casino, 7,117 room Venetian/Palazzo Resort and Casino, 2,995 room Cosmopolitan Resort and Casino and 3,976 room Caesar's Palace.

Property Competitive Summary
Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Gaming Space (SF)	Estimated 2018 Occ.	Estimated 2018 ADR	Estimated 2018 RevPAR
Bellagio Hotel and Casino Property	3,933	1998	200,000	154,000	94.9%	$278.28	$264.19
Aria Resort & Casino	4,004	2009	500,000	150,000	91.0%	$265.00	$241.15
Wynn/Encore Resort and Casino	4,748	2006/2008	290,000	191,424	90.0%	$300.00	$270.00
Venetian/Palazzo Resort and Casino	7,117	1999/2010	450,000	335,878	91.0%	$295.00	$268.45
Cosmopolitan Resort and Casino	2,995	2010	152,000	68,981	95.0%	$325.00	$308.75
Caesar's Palace	3,976	1966	300,000	124,200	90.0%	$220.00	$198.00

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$61,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at the Bellagio Hotel and Casino Property:

Cash Flow Analysis(1)
	2016	2017	2018	9/30/2019 TTM	UW(2)	UW per Room
Occupancy	93.5%	92.9%	94.9%	94.8%	94.8%
ADR	$270.29	$276.24	$278.28	$281.69	$281.69
RevPAR	$252.78	$256.53	$264.19	$267.18	$267.18

Room Revenue	$363,677,441	$368,058,522	$378,860,233	$382,839,838	$382,839,838	$97,340
F&B Revenue	$347,665,102	$341,830,126	$334,447,851	$333,149,122	$333,149,122	$84,706
Gaming	$439,662,976	$435,933,726	$422,862,787	$399,769,284	$399,769,284	$101,645
Entertainment	$121,953,371	$119,207,719	$120,427,525	$121,762,603	$121,762,603	$30,959
Other Revenue(3)	$91,179,322	$100,540,676	$111,236,871	$111,541,617	$111,541,617	$28,360
Total Revenue	1,364,138,212	$1,365,570,769	$1,367,835,267	$1,349,062,464	$1,349,062,464	$343,011

Room Expense	$105,289,765	$107,330,702	$111,385,859	$111,344,926	$111,344,926	$28,310
F&B Expense	$266,202,142	$258,789,184	$257,609,113	$256,340,473	$256,340,473	$65,177
Other Department Expenses(3)	$335,693,118	$322,639,400	$332,481,659	$330,066,360	$330,066,360	$83,922
Total Department Expenses	$707,185,025	$688,759,286	$701,476,631	$697,751,759	$697,751,759	$177,410
Gross Operating Income	$656,953,187	$676,811,483	$666,358,636	$651,310,705	$651,310,705	$165,602

Total Undistributed Expenses	$128,812,269	$127,583,150	$128,495,099	$128,324,048	$128,324,048	$32,628
Gross Operating Profit	$528,140,918	$549,228,333	$537,863,537	$522,986,657	$522,986,657	$132,974

Management Fee	$26,957,472	$24,326,134	$26,005,109	$26,682,737	$26,682,737	$6,784

Taxes	$17,112,907	$16,070,971	$18,230,324	$17,763,857	$17,763,857	$4,517
Insurance	$3,248,444	$3,094,994	$3,762,062	$4,474,748	$4,474,748	$1,138
Total Fixed Charges	$20,361,351	$19,165,965	$21,992,386	$22,238,605	$22,238,605	$5,654
Total Operating Exp.	$883,316,117	$859,834,535	$877,969,225	$874,997,149	$874,997,149	$222,476

Net Operating Income	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$474,065,315	$120,535
FF&E	$0	$0	$0	$0	$20,235,937	$5,145
Net Cash Flow	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$453,829,378	$115,390

NOI DSCR(4)	8.92x	9.39x	9.09x	8.80x	8.80x
NCF DSCR(1)(4)	8.92x	9.39x	9.09x	8.80x	8.42x
NOI Debt Yield(1)(4)	28.7%	30.2%	29.2%	28.3%	28.3%
NCF Debt Yield(4)	28.7%	30.2%	29.2%	28.3%	27.1%

(1)	The information above is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and the debt service coverage ratio and the debt yield for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x and 8.1%, respectively.
(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender UW.
(3)	Other Revenue and Other Department Expenses include retail and other operations.
(4)	Debt service coverage ratios and debt yields are based on the Bellagio Hotel and Casino Senior Loan, and exclude the Bellagio Hotel and Casino Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for real estate taxes are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Cash Trap Period (as defined below) is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

Insurance – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for insurance premiums are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Cash Trap Period is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property. In addition, such monthly

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$61,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the Bellagio Hotel and Casino Property is included in a blanket policy reasonably acceptable to the lender.

Recurring Replacements – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for replacements are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, the Bellagio Hotel and Casino Whole Loan documents provide for monthly deposits into a replacement reserve equal to (i) on each payment date during a Cash Trap Period, the Replacement Reserve Monthly Deposit (as defined below) and (ii) if a Cash Trap Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the positive difference between (A) the aggregate amount of Replacement Reserve Monthly Deposits that would have been funded during the calendar year to date and (B) the sum of the aggregate amount for the calendar year to date of funds expended on replacements, property improvement plan work (“PIP Work”) and brand mandated work and any amounts actually deposited into the replacement reserve, and (y) from and after January 1, 2024, for each four year period commencing on January 1, 2020, the positive difference between (A) (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and (ii) 0.5% of all other net revenue (other than non-recurring items), in each case during such four year period and (B) the sum of the aggregate amount expended on replacements, PIP Work and brand mandated work and any amounts actually deposited into the replacement reserve, in each case during such four year period. Notwithstanding the foregoing, the requirement for such reserves will be reduced dollar for dollar by any reserves for replacements, PIP Work or brand mandated work reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

“Replacement Reserve Monthly Deposit” means an amount equal to (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made and (ii) 0.5% of all other net revenue (other than non-recurring items) for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made.

A “Cash Trap Period” will commence (a) upon the occurrence of an event of default under the Bellagio Hotel and Casino Whole Loan documents, (b) upon the occurrence of a DSCR Trigger Event (as defined below) or (c) upon the occurrence of a Bellagio Tenant Bankruptcy Event (as defined below), and will terminate upon (x) with respect to clause (a), the cure of such event of default, (y) with respect to clause (b), the termination of such DSCR Trigger Event, or (z) with respect to clause (c), the occurrence of a Bellagio Tenant Bankruptcy Event Cure (as defined below).

A “Bellagio Tenant Bankruptcy Event” will occur if the Bellagio Tenant makes an assignment for the benefit of creditors or if a receiver, liquidator or trustee is appointed for the Bellagio Tenant or if the Bellagio Tenant is adjudicated a bankrupt or insolvent, or if any bankruptcy action is filed, provided that, if such bankruptcy action was involuntary and not consented to by the Bellagio Tenant, upon the same not being discharged, stayed or dismissed within 90 days.

A “Bellagio Tenant Bankruptcy Event Cure” means the occurrence of any of the following events: (i) the Bellagio Tenant, as debtor in possession, or a trustee for the Bellagio Tenant, has assumed the Bellagio Lease pursuant to the bankruptcy code, and an order authorizing the assumption of the Bellagio Lease has been granted by the applicable court and the Bellagio Tenant has satisfied its obligations under the bankruptcy code; or (ii) the Bellagio Tenant (or a qualifying replacement tenant) has entered into the Bellagio Lease (or a qualifying replacement lease) in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, provided that, if the initial Bellagio Lease is terminated and not otherwise replaced in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, a Bellagio Tenant Bankruptcy Event Cure will be deemed to have occurred if either (x) the debt service coverage ratio (based on the Adjusted EBITDA (as defined below) and the Bellagio Hotel and Casino Whole Loan debt service) (hereinafter, the “Whole Loan DSCR”) equals or exceeds 2.50x for two consecutive calendar quarters following the occurrence of the related Bellagio Tenant Bankruptcy Event or (y) the Bellagio Hotel and Casino Borrower makes voluntary prepayments in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, in which case such Bellagio Tenant Bankruptcy Event will terminate upon such prepayment.

A “DSCR Trigger Event” will occur if the Whole Loan DSCR is less than 2.50x at the end of two consecutive calendar quarters, and will end if, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan documents, (i) the Whole Loan DSCR is equal to or greater than 2.50x for two consecutive calendar quarters, or (ii) the Bellagio Hotel and Casino Borrower has prepaid the Bellagio Hotel and Casino Whole Loan in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, provided that, in the event that a prepayment under clause (ii) occurs, the DSCR Trigger Event will terminate upon such prepayment.

“Adjusted EBITDA” means EBITDA (as defined below) plus, without duplication, any Bellagio Lease rent reflected in Net Income (as defined below), and, without duplication, in each case as determined in accordance with the Bellagio Lease and generally accepted accounting principles (“GAAP”) consistently applied using the Existing Accounting Guidelines (as defined below).

“EBITDA” means for any test period and with respect to any Person (as defined below) or facility (as applicable), the sum of (a) Net Income of such Person or facility for that period, plus or minus the following (without duplication in each case) to the extent reflected in Net Income for that period, plus (b) any extraordinary loss, and, without duplication, any loss associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, minus (c) any extraordinary gain, and, without duplication, any gains associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, plus (d) interest charges of such Person or facility for that period, less (e) interest income of such Person or facility for that period, plus (f) the aggregate amount of expense for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not payable during that period), minus (g) the aggregate amount of benefit for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not receivable during that period), plus (h) depreciation, amortization, plus (i) all non-recurring and/or other non-cash expenses which will be limited to third party expenses in connection with an acquisition or disposition of an asset, plus (j) loss on sale or disposal of an asset, and write downs and impairments of an asset, minus (k) all non-recurring and/or other non-cash income in connection with an acquisition or disposition, and gain on sale of an asset, plus (l) expenses classified as “pre-opening and start-up expenses” on the applicable financial statements of that Person or facility for that fiscal period which will be limited to costs related directly to the facility’s primary intended use (hospitality, entertainment, gaming and/or pari mutual use, together with ancillary or complementary uses), minus (m) non-cash reversal of an accrual or reserve not recorded in the ordinary course, plus or minus (n) the impact of any foreign currency gains or losses and related swaps, plus (o) all long-term non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, stock appreciation or similar rights, stock options, restricted

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$61,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

stock, preferred stock, stock appreciation or other similar rights, in each case as determined in accordance with GAAP, consistently applied using the Existing Accounting Guidelines.

“Existing Accounting Guidelines” means the Bellagio Tenant’s accounting guidelines and policies in effect as of the Bellagio Lease commencement date and which are subject to change to the extent not material or to the extent needed to reflect changes in generally accepted accounting principles.

“Net Income” means, with respect to any fiscal period and with respect to any person, the net income (or net loss) of that person, determined in accordance with the Bellagio Lease and GAAP, consistently applied using the Existing Accounting Guidelines.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Lockbox and Cash Management. The Bellagio Hotel and Casino Whole Loan is structured with a hard lockbox solely for payments of rent made to the Bellagio Hotel and Casino Borrower by the Bellagio Tenant under the Bellagio Lease. However, if the Bellagio Hotel and Casino Property is no longer subject to the Bellagio Lease, then (i) if it is subject to a brand management agreement or casino management agreement, rents and cash receipts required to be remitted to the Bellagio Hotel and Casino Borrower pursuant to the brand management agreement and/or casino management agreement (which may be paid initially to the brand manager and/or casino manager or an account maintained by such manager, and from which such manager may have the right to deduct its fees, reserves and other funds), will be required to be remitted to the lockbox account within one business day of the date such amounts would have otherwise been transferred to the Bellagio Hotel and Casino Borrower, and (ii) if no brand management agreement is in effect, the Bellagio Hotel and Casino Borrower will be required to deposit rents from the Bellagio Hotel and Casino Property into the lockbox account within one business day of receipt.

The Bellagio Hotel and Casino Whole Loan is structured with springing cash management. If no Cash Trap Period exists, amounts on deposit in the lockbox account are required to be disbursed to the Bellagio Hotel and Casino Borrower’s operating account. During the continuance of a Cash Trap Period, funds in the lockbox account are required to be deposited into a lender controlled cash management account. During the continuance of a Cash Trap Period, funds in the cash management account are required to be applied (i) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the tax and insurance reserves (if any), as described above under “Escrows and Reserves”, (ii) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay hotel taxes and custodial funds (funds collected by the Bellagio Hotel and Casino Borrower on a third party’s behalf that must be paid or remitted to a third party), (iii) to pay debt service on the Bellagio Hotel and Casino Whole Loan, (iv) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during an event of default or DSCR Trigger Period, subject to certain exceptions for life, health and safety matters, or if a brand management agreement and/or casino management agreement is in effect, for items as to which the Bellagio Hotel and Casino Borrower does not have approval rights under such agreement(s)), (v) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the recurring replacements reserve, as described above under “Escrows and Reserves,” and (vi) to pay any remainder into an excess cash flow account, (x) to be held by the lender as additional security for the Bellagio Hotel and Casino Whole Loan during the continuance of the Cash Sweep Event Period (unless the Bellagio Hotel and Casino Borrower has delivered an Excess Cash Flow Guaranty (as described below), in which event such remainder will be remitted to the Bellagio Hotel and Casino Borrower), or (y) if no Cash Sweep Event Period is continuing, to be disbursed to an account designated by the Bellagio Hotel and Casino Borrower.

Notwithstanding the existence of an event of default under the Bellagio Hotel and Casino Whole Loan, unless a Priority Payment Cessation Event (as defined below) has occurred, the lender is required to apply amounts on deposit in the cash management account to pay taxes, insurance premiums, hotel taxes and custodial funds, and then to pay protective advances, and any amounts remaining after such payments may be applied to any obligations of the Bellagio Hotel and Casino Borrower under the loan documents as the lender may determine in its sole discretion. “Priority Payment Cessation Event” means (a) the initiation of (x) judicial or non-judicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the loan documents relating to all or a material portion of the Bellagio Hotel and Casino Property, and/or (b) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the loan documents.

For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, funds in the excess cash flow reserve are required to be disbursed, at the Bellagio Hotel and Casino Borrower’s request, to pay (i) debt service and/or debt service under any mezzanine loan entered into pursuant to the loan documents, (ii) amounts for voluntary prepayment of the (A) Bellagio Hotel and Casino Whole Loan or mandatory prepayment in connection with a casualty or condemnation or (B) amounts for voluntary prepayment of any mezzanine loan or mandatory prepayment thereof in connection with a casualty or condemnation (provided such prepayment is made pro rata between the Bellagio Hotel and Casino Whole Loan and any such mezzanine loan), (iii) amounts for prepayments to cure a DSCR Trigger Event, (iv) costs associated with the Bellagio Lease, (v) any fees and costs payable by the Bellagio Hotel and Casino Borrower, including to the lender, subject to and in compliance with the loan documents, including without limitation costs related to a letter of credit or renewal of the required environmental insurance policy, (vi) legal, audit, tax and accounting (including actual costs incurred by BREIT OP (directly or indirectly) and its service providers for back-office accounting and for costs associated with the Bellagio Hotel and Casino Property or Bellagio Hotel and Casino Borrower); provided that excess cash flow may not be used to enforce Bellagio Hotel and Casino Borrower’s rights under the loan documents or defend any enforcement by the lender of its rights under the loan documents, (vii) distributions to maintain the status of BREIT and other affiliated real estate investment trusts (“REITs”) as REITs and avoid imposition of any entity level tax on such REITs, provided such distributions may not exceed 10% of all deposits made into the excess cash flow reserve as of the date of determination, and (viii) other items reasonably approved by the lender. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, in addition to the items described above, funds in the excess cash flow reserve are required to be disbursed, at the request of the Bellagio Hotel and Casino Borrower, to pay (i) operating expenses (including management fees, franchise fees and other fees, charges or costs, payable to the manager under a casino management agreement or brand management agreement or the franchisor under a franchise agreement), (ii) costs of emergency repairs and/or life safety issues, (iii) capital expenditures, replacements, alterations, PIP Work or brand-mandated work, (iv) hotel taxes and custodial funds, (v) costs incurred in connection with the purchase of any furniture, fixtures and equipment, (vi) costs of restoration in excess of available net proceeds, (vii) costs associated with any ground lease or any other leases, and (viii) payment of shortfalls in required deposits to other reserve accounts.

For so long as no event of default is continuing, the Bellagio Hotel and Casino Borrower will be permitted to deliver a guaranty of the payment of excess cash flow in a form attached to the loan agreement from BREIT, BREIT OP or another affiliate of the Bellagio Hotel and Casino Borrower which is controlled by BREIT or BREIT OP and satisfies certain net worth requirements (an “Excess

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$61,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

Cash Flow Guaranty”) in lieu of depositing excess cash flow into the excess cash flow reserve, provided, that it is a condition to delivery of an Excess Cash Flow Guaranty that (i) if the aggregate obligations under the Excess Cash Flow Guaranty (plus any outstanding amount under any letter of credit delivered under the Bellagio Hotel and Casino Whole Loan if the applicant thereunder is BREIT OP or a subsidiary of BREIT OP that directly or indirectly owns 49% or more of the equity interests in the Bellagio Hotel and Casino Borrower) exceed 15.00%, a new non-consolidation opinion in respect of the Excess Cash Flow Guaranty reasonably satisfactory to the lender must be delivered and (ii) an enforceability opinion must be delivered. Pursuant to the Bellagio Hotel and Casino Whole Loan documents, upon the earliest to occur of (x) a monetary event of default, (y) a Priority Payment Cessation Event, and (z) the delivery of a deed in lieu of foreclosure, the Bellagio Hotel and Casino Borrower (or guarantor under the Excess Cash Flow Guaranty) is required to remit to the lender an amount equal to the amount of excess cash flow that was disbursed to the Bellagio Hotel and Casino Borrower in lieu of being deposited into the excess cash flow reserve, less the amount that the Bellagio Hotel and Casino Borrower would have been permitted to withdraw from the excess cash flow reserve, as described above, as of such date, which amount will at the lender’s option either be deposited into the excess cash flow reserve or applied as if it had been contained in the excess cash flow reserve.

Additional Secured Indebtedness (not including trade debts). In addition to the Bellagio Hotel and Casino Mortgage Loan, the Bellagio Hotel and Casino Property also secures the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $1,615,200,000, and the Bellagio Hotel and Casino Subordinate Companion Loans (which are comprised of the Bellagio Hotel and Casino Junior A Notes, which have an aggregate Cut-off Date principal balance of $650,500,000, and the Bellagio Hotel and Casino Junior B Notes, which have an aggregate Cut-off Date principal balance of $683,300,000). The Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans and the Bellagio Hotel and Casino Junior A Notes accrue interest at the same rate as the Bellagio Hotel and Casino Mortgage Loan. The Bellagio Hotel and Casino Junior B Notes accrue interest at the rate of 5.350000% per annum. The Bellagio Hotel and Casino Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans. The Bellagio Hotel and Casino Mortgage Loan and the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans are generally senior to the Bellagio Hotel and Casino Junior A Notes and the Bellagio Hotel and Casino Junior B Notes, and the Bellagio Hotel and Casino Junior A Notes are generally senior to the Bellagio Hotel and Casino Junior B Notes. The holders of the Bellagio Hotel and Casino Mortgage Loan, the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans, the Bellagio Hotel and Casino Junior A Notes and the Bellagio Hotel and Casino Junior B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Bellagio Hotel and Casino Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—Bellagio Hotel and Casino Pari Passu-A/B Whole Loan” in the Preliminary Prospectus.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cutoff Date LTV
Bellagio Hotel and Casino Subordinate Companion Loan	$1,333,800,000	(2)	120	0	120	4.06x	15.7%	70.7%

(1)	Based on the master lease annual rent of $245,000,000, Total Debt debt service coverage ratio is 2.19x and Total Debt debt yield is 8.1%.
(2)	The Bellagio Hotel and Casino Subordinate Companion Loan is comprised of the Bellagio Hotel and Casino Junior A Notes, which accrue interest at the rate of 3.170153% per annum, and the Bellagio Hotel and Casino Junior B Notes, which accrue interest at the rate of 5.350000% per annum.

Mezzanine Loan and Preferred Equity. The Bellagio Hotel and Casino Whole Loan documents provide for a one time right of a parent entity of the Bellagio Hotel and Casino Borrower to obtain a mezzanine loan secured by the direct or indirect equity interests in the Bellagio Hotel and Casino Borrower, provided that certain conditions are satisfied, including but not limited to (i) the principal amount of the mezzanine loan can in no event be greater than an amount equal to the amount which will yield (x) an aggregate loan-to-value ratio that does not exceed 72%, and (y) a Whole Loan DSCR that is not less than 4.24x and (ii) the mezzanine lender enters into an intercreditor agreement reasonably acceptable to the lender and the mezzanine lender. No rating agency confirmation is required for the mezzanine loan, and the mezzanine loan is not required to be co-terminous with the Bellagio Hotel and Casino Whole Loan. The mezzanine loan documents may permit voluntary prepayment of the mezzanine loan without corresponding prepayment of the Bellagio Hotel and Casino Whole Loan (except that prepayments of the mezzanine loan to cure a DSCR Trigger Event or prepayments from the excess cash flow reserve must be made concurrently with a pro rata prepayment of the Bellagio Hotel and Casino Whole Loan). In addition, the mezzanine loan documents may permit that, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan, the mezzanine borrower may prepay the mezzanine loan at a discount pursuant to negotiated transactions with only the mezzanine lender.

Release of Property. Not permitted.

Right of First Refusal. None.

Ground Lease. A portion of the Bellagio Hotel and Casino Property, consisting of approximately 0.84 acres located at the southeast corner of the Bellagio Hotel and Casino Property, which currently houses the Bellagio’s marquee sign and a portion of the walkway leading from the sidewalk on Las Vegas Boulevard to the main entrance to the hotel, is ground leased pursuant to a ground lease from MKB Company (the “MKB Ground Lease”). The initial term of the MKB Ground Lease expires on April 27, 2033. The Bellagio Hotel and Casino Borrower, as ground lessee, has two renewal options of 20 years each, so long as the Bellagio Hotel and Casino Borrower provides at least one year prior written notice to the ground lessor and is not in default under the MKB Ground Lease both as of the date it exercises its option or on the date of commencement of the option term. The initial annual ground rent was $225,000 beginning in April 1995 and has adjusted on an annual basis based on the Consumer Price Index since that time, plus an additional $75,000 increase in annual ground rent that occurred in April 2014. The current annual ground rent for the MKB Ground Lease is $503,702.77. The ground rent is subject to annual increase (including during the extension terms) based on a formula based on the Consumer Price Index. The MKB Ground Lease lacks certain customary lender protections. See the exceptions to representations and warranties set forth in the Preliminary Prospectus.

Letter of Credit. None.

Terrorism Insurance. The Bellagio Hotel and Casino Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Bellagio Hotel and Casino Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Bellagio Hotel and Casino Property, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, the Bellagio Hotel and Casino Borrower is permitted to rely on terrorism insurance provided by the Bellagio Tenant. The permitted deductible for terrorism insurance for the Bellagio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$61,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

Hotel and Casino Borrower under the Bellagio Hotel and Casino Whole Loan documents is $500,000 and for the Bellagio Tenant under the Bellagio Lease is $2,500,000. Notwithstanding the required amount of terrorism insurance above, if (A) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is not in effect (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the Bellagio Hotel and Casino Borrower (or Bellagio Tenant) will be required to carry terrorism insurance coverage, but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Bellagio Hotel and Casino Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Bellagio Hotel and Casino Borrower (or Bellagio Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, terrorism insurance for the Bellagio Hotel and Casino Property may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA is required to be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Bellagio Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer is required to be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the Bellagio Hotel and Casino Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers is required to be subject to the reasonable approval of the lender; and (v) such captive insurer is required to be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$54,000,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$54,000,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

55 HUDSON YARDS

TOTAL BUILDING RSF: 1,431,212

THIRD POINT
LEVELS 49-51: 89,043 RSF
STONEPEAK PARTNERS LP
LEVEL 48: 29,683 RSF
COOLEY
LEVELS 42-46: 146,227 RSF
SILVER LAKE
LEVELS 40-41: 58,089 RSF
MILBANK, TWEED, HADLEY & MCCLOY
LEVELS 30-39: 286,733 RSF
ENGINEER'S GATE
LEVEL 29: 28,034 RSF
HEALTHCOR MANAGEMENT
LEVEL P28: 17,760 RSF
AROSA CAPITAL MANAGEMENT
LEVEL P28: 10,680 RSF
COGNIZANT
LEVELS 26-27: 56,869 RSF
CONFIDENTIAL TENANT
LEVELS 24-25: 56,858 RSF
CENTIVA, NUT TREE, MITSUI OFFICE (UNDER CONTRACT)
LEVEL 22: 25,744 RSF
VISTA EQUITY PARTNERS
LEVEL 23: 28,429 RSF
BOIES SCHILLER & FLEXNER
LEVELS 18-21: 110,732 RSF
MARKETAXESS
LEVELS 15-17: 83,298 RSF
POINT 72
LEVELS 3-14: 332,283 RSF
MECHANICAL
MT. SINAI
LEVEL P1, P2: 18,679 RSF
MANAGEMENT OFFICE
LEVEL P2: 6,971 RSF
MAISON KAYSER
LEVEL P1: 2,663 RSF
33RD STREET
HUDSON BOULEVARD

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$54,000,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

55 Hudson Yards
550 West 34th Street
New York, NY 10001
Theater District
West Side
Chelsea
Hudson River
Hudson River Park
Lincoln Tunnel
Midtown-Port Imperial Ferry
Midtown-Lincoln Harbor Ferry
W. 39th Street Ferry Terminal
Pier 78
Interactive Fountain
Circle Line Ferries
Consulate General of the People's Rep. of China
One River Place
Silver Towers
Riverbank West
Upright Citizens Brigade Theatre
Travel Inn Hotel
Cachet Boutique Hotel
YOTEL New York
One MiMA Tower
Westside Theatre
Playwrights Horizons
Pod Times Square Hotel
Inter Continental Times Sq.
Port Authority Bus Terminal
DoubleTree NY Times Sq. West
Staybridge Suites
Hampton Inn Times Sq. South
Cassa Times Square
Verizon Corporate Office
NY Museum of Contemporary Art
Jacob Javits Convention Center
DiMenna Center for Classical Music
Casamia 36 Hotel
Courtyard Marriott
Hilton Garden Inn
Homewood Suites
TheatreLab
Bella Abzug Park
Hudson Mercantile
Hudson River Hotel
TRYP Times Sq. South
Even Hotel
3 Hudson Boulevard (Under Constr.)
The Spiral (Under Constr.)
Manhattan Center
The New Yorker
34TH ST/ HUDSON YARDS
50 Hudson Yards (Under Constr.)
New York & Company Corp. Office
35 Hudson Yards
30 Hudson Yards
James A. Farley General Post Office
Western Yard (Under Development)
HUDSON YARDS
Vessel
The Shops & Restaurants at Hudson Yards
NJ TRANSIT
AMTRAK
Port Authority-West 30th Street Midtown Heliport
15 Hudson Yards
The Shed
10 Hudson Yards
The High Line Elevated Park
1 Hudson Yards
Abington House
Morgan General Mail Facility
Terminal Warehouse Building
Starret-Lehigh Building
Hotel Americano
Target Corporate Office
Gagosian
Gladstone Gallery
HG Contemporary Gallery
CHELSEA GALLERIES
Chelsea Waterside Park
Chelsea Piers Sports & Entertainment Complex
Pier 62 Skatepark
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
12th Ave.
11th Ave.
10th Ave.
9th Ave.
Dyer Ave.
AMTRAK
9A
495
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
North Bergen
West New York
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
HUDSON COUNTY
Chelsea
MANHATTAN
Greenpoint
East River
Hoboken
Greenwich Village
Williamsburg
SoHo
Little Italy
NEW JERSEY
Tribeca
Lower East Side
Chinatown
JERSEY CITY
Financial District
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 2 – 55 Hudson Yards

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-sf/A-/A3			Location:	New York, NY 10001
Original Balance(1):	$54,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$54,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	8.7%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	2018/N/A
Borrower Sponsors:	Mitsui Fudosan America, Inc.; The			Size:	1,431,212 SF
	Related Companies, L.P.; OP			Cut-off Date Balance per SF(1):	$660
	Olympic Capital Corp (US), Inc.			Maturity Balance per SF(1):	$660
Guarantor(2):	One Hudson Yards Owner LLC			Property Manager:	Related Hudson Yards Manager LLC
Mortgage Rate:	2.9500%				(borrower-related)
Note Date:	11/21/2019
First Payment Date:	1/6/2020
Maturity Date:	12/6/2029
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	6 months
Prepayment Provisions(3):	LO (30); DEF/YM1 (83); O (7)			Underwriting and Financial Information(6)
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$103,900,331
Additional Debt Type(1)(4):	Pari Passu/Subordinate			UW NOI Debt Yield(1):	11.0%
Additional Debt Balance(1)(4):	$891,000,000/$300,000,000			UW NOI Debt Yield at Maturity(1):	11.0%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	3.54x
Reserves(5)				Most Recent NOI(7):	N/A
Type	Initial	Monthly	Cap	2nd Most Recent NOI(7):	N/A
RE Taxes:	$0	Springing	N/A	3rd Most Recent NOI(7):	N/A
Insurance:	$0	Springing	N/A	Most Recent Occupancy:	97.3% (11/19/2019)
Replacement Reserve:	$0	Springing	N/A	2nd Most Recent Occupancy(7):	N/A
Rollover Reserve:	$0	Springing	N/A	3rd Most Recent Occupancy(7):	N/A
Tenant Specific TI/LC Reserve:	$34,260,641	$0	N/A	Appraised Value (as of):	$2,400,000,000 (10/15/2019)
Free Rent Reserve:	$11,482,346	$0	N/A	Appraised Value per SF:	$1,677
Milbank Lease Landlord Delay Dispute Reserve:	$11,000,000	$0	N/A	Cut-off Date LTV Ratio(1):	39.4%
MarketAxess Lease Takeover Reserve:	$4,474,631	$0	N/A	Maturity Date LTV Ratio(1):	39.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$1,245,000,000	100.0%	Upfront Reserves:	$61,217,618	4.9%
			Closing Costs:	$46,767,347	3.8%
			Return of Equity(8):	$1,137,015,035	91.3%
Total Sources:	$1,245,000,000	100.0%	Total Uses:	$1,245,000,000	100.0%

(1)	The 55 Hudson Yards Mortgage Loan (as defined below) is part of the 55 Hudson Yards Whole Loan (as defined below) with an original aggregate principal balance of $1,245,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 55 Hudson Yards Senior Loan (as defined below). The Cut-off Date Balance per SF and Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the 55 Hudson Yards Whole Loan are $870, $870, 8.3%, 8.3%, 2.69x, 51.9% and 51.9%, respectively.
(2)	One Hudson Yards Owner LLC is the single purpose entity borrower. The 55 Hudson Yards Whole Loan is recourse to the single purpose entity borrower. There is no separate non-recourse carveout guarantor or environmental indemnitor for the 55 Hudson Yards Whole Loan.
(3)	Defeasance or prepayment of the 55 Hudson Yards Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 55 Hudson Yards Whole Loan to be securitized and (b) November 21, 2022. The assumed defeasance lockout period of 30 payments is based on the closing date of this transaction in June 2020.
(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the 55 Hudson Yards Whole Loan was underwritten, based on such prior information. See " Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.
(7)	Prior historical operating statements and occupancy are not applicable, as the 55 Hudson Yards Property (as defined below) was constructed in 2018 and tenants began taking occupancy in 2019.
(8)	Prior to the origination of the 55 Hudson Yards Whole Loan, the 55 Hudson Yards Property was unencumbered by debt. The borrower sponsor’s cost basis to date is approximately $1.31 billion.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$54,000,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

The Mortgage Loan. The second largest mortgage loan (the “55 Hudson Yards Mortgage Loan”) is part of a whole loan (the “55 Hudson Yards Whole Loan”) that is evidenced by 33 pari passu senior promissory notes in the aggregate original principal amount of $945,000,000 (collectively, the “55 Hudson Yards Senior Loan”) and three pari passu subordinate promissory notes in the aggregate original principal amount of $300,000,000 (collectively, the “55 Hudson Yards Subordinate Companion Loan”). The 55 Hudson Yards Whole Loan was co-originated on November 21, 2019 by Wells Fargo Bank, National Association (“WFB”); DBR Investments Co. Limited (“DBRI”); and Morgan Stanley Bank, N.A. (“MSBNA”). The 55 Hudson Yards Whole Loan is secured by a first priority fee mortgage encumbering an office building located in New York, New York (the “55 Hudson Yards Property”). The 55 Hudson Yards Mortgage Loan is evidenced by the non-controlling promissory Note A-1-C7, being contributed by WFB, in the aggregate original principal amount of $54,000,000. As shown in the “55 Hudson Yards Whole Loan Summary” table below, 21 promissory notes in the original aggregate principal amount of $810,500,000 were contributed to the Hudson Yards 2019-55HY securitization trust. The 55 Hudson Yards Whole Loan is being serviced pursuant to the trust and servicing agreement for the Hudson Yards 2019-55HY securitization trust. The 55 Hudson Yards Senior Loan pari passu notes other than those evidencing the 55 Hudson Yards Mortgage Loan are referred to herein as the “55 Hudson Yards Non-Serviced Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The 55 Hudson Yards Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

55 Hudson Yards Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
55 Hudson Yards Senior Loan
A-1-S1, A-2-S2, A-2-S3, A-3-S1, A-1-S2, A-1-S3, A-2-S1, A-3-S2, A-3-S3, A-1-C1, A-1-C2, A-1-C8, A-2-C1, A-2-C2, A-2-C8, A-3-C1, A-3-C2, A-3-C8	$510,500,000	$510,500,000	Hudson Yards 2019-55HY	Yes(1)
A-1-C3, A-1-C4	$56,700,000	$56,700,000	BANK 2020-BNK26	No
A-1-C5, A-3-C5	$100,000,000	$100,000,000	BANK 2019-BNK24	No
A-1-C6, A-3-C6	$100,000,000	$100,000,000	BANK 2020-BNK25	No
A-1-C7	$54,000,000	$54,000,000	BANK 2020-BNK27	No
A-2-C3, A-2-C5, A-2-C7	$52,450,000	$52,450,000	Benchmark 2020-IG1	No
A-2-C4, A-2-C6	$34,450,000	$34,450,000	Benchmark 2020-IG2	No
A-3-C3, A-3-C4, A-3-C7	$36,900,000	$36,900,000	MSC 2020-L4	No
Total (Senior Loan)	$945,000,000	$945,000,000
55 Hudson Yards Subordinate Companion Loan
B-1, B-2, B-3	$300,000,000	$300,000,000	Hudson Yards 2019-55HY	Yes(1)(2)
Total (Whole Loan)	$1,245,000,000	$1,245,000,000

(1)	No single promissory note comprising a part of the whole loan is the related control note; however, the Hudson Yards 2019-55HY securitization trust is the related controlling note holder, and a party designated under the related trust and servicing agreement is entitled to exercise the rights thereof.
(2)	The 55 Hudson Yards Subordinate Companion Loan is subordinate to the 55 Hudson Yards Senior Loan.

The Borrower and the Borrower Sponsors. The borrower is One Hudson Yards Owner LLC (the “55 Hudson Yards Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. The 55 Hudson Yards Whole Loan is recourse solely to the single purpose entity borrower. There is no separate non-recourse carveout guarantor or environmental indemnitor with respect to the 55 Hudson Yards Whole Loan.

The 55 Hudson Yards Borrower’s sole member is One Hudson Yards Holdings LLC, which is a joint venture between MFA 55 HY LLC (“Mitsui Member”) and 55 Hudson Yards Member LLC (“Hudson Yards Member”). Mitsui Member is indirectly owned by Mitsui Fudosan America, Inc. (“Mitsui”). The managing member and owner of Hudson Yards Member is Hudson Yards Gen-Par, LLC, a joint venture between Related Hudson Yards, LLC (“Related Member”) and Oxford Hudson Yards LLC (“Oxford Member”). Related Member is indirectly wholly-owned by The Related Companies L.P. (“Related”) and Oxford Member is wholly-owned by OP Olympic Capital Corp (US) Inc. (“Oxford”, and together with Mitsui and Related, the “Borrower Sponsor”).

Founded by Stephen M. Ross in 1972, Related is a privately owned, fully integrated and diversified real estate company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related owns and manages a portfolio of assets and has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Washington, D.C. and London. Oxford Properties Group, comprising Oxford and its affiliates, make up the real estate investment arm of OMERS, one of Canada’s largest pension plans. OMERS was established in 1962 as a pension plan for employees of municipal governments, schoolboards, libraries, police and fire services, Children's Aid Societies, and other local agencies throughout Ontario. The OMERS pension plan has approximately half a million active and retired members and 1,000 participating employers, and is funded by contributions and investment earnings. Oxford Properties Group, comprising Oxford and its affiliates, manages over $58 billion of office, retail, industrial, hotel and multifamily residential assets across the globe, including over 100 million SF in cities across four continents. Mitsui is the U.S. subsidiary of Japan’s largest real estate company, Mitsui Fudosan Co., Ltd. (“Mitsui Fudosan”). Mitsui is headquartered in New York, and is responsible for Mitsui Fudosan’s real estate investment and development activities in North America. Mitsui’s U.S. portfolio currently includes eight office buildings totaling 5.6 million SF; 4.7 million SF of office space under development; 1,300 residential apartments; 5,000 additional apartments under development; 360 condominiums and townhomes under development; and 753 hotel rooms. Mitsui has been active in the United States since the 1970s, and currently owns assets in the New York, Washington, D.C., Boston, Denver, Los Angeles, San Francisco, Seattle and Honolulu metropolitan areas.

The Property. The 55 Hudson Yards Property is a 1,431,212 SF, 51-story, Class A office building located within the Hudson Yards development of Manhattan in New York City. Constructed in 2018, the 55 Hudson Yards Property is situated on a 0.9-acre parcel of land with frontage along Eleventh Avenue and Hudson Boulevard between West 34th and West 35th Streets (adjacent to a No. 7 subway station entrance). The building was designed by Kohn Pedersen Fox and architect Kevin Roche, and features a unique façade consisting of matte metal and stepped articulation of the window frames that are defined by aluminum extrusions, castings, and built-up shapes. According to the appraisal, the 55 Hudson Yards Property is currently the shortest skyscraper within phase 1 of the Hudson Yards plan and is known for its distinct construction compared to the remainder of the development. The 55 Hudson Yards Property is LEED Gold certified and has incorporated technology for indoor air quality and a flexible workplace environment.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$54,000,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

According to the appraisal, the 55 Hudson Yards Property offers amenities such as a dispatch elevator system, fingerprint access within the office lobby, floor-to-ceiling glass windows, column-free space allowing tenants to maximize the floor plates, terrace overlooking the new Hudson Boulevard Park that wraps around the 10th floor (podium level), and private terraces throughout the office component that were constructed for tenants upon request.

The 55 Hudson Yards Property was 97.3% leased to 20 tenants as of November 19, 2019. Three tenants (Milbank, Cooley and Boies Schiller) comprising approximately 38.0% of net rentable area and 35.9% of underwritten base rent are ranked within the top 100 law firms by gross revenue in the United States, according to a third party legal publication.

Major Tenants.

Point72 (332,283 SF, 23.2% NRA, 21.9% underwritten base rent, April 30, 2034 expiration). Point72 Asset Management (“Point72”) is an American hedge fund founded by Steven A. Cohen. The firm has over 1,400 employees across 10 global offices. The 55 Hudson Yards Property serves as Point72’s New York headquarters, after consolidating from 11 floors in two buildings previously occupied at 510 and 330 Madison Avenue. Point72 currently occupies floors 3-14 at the 55 Hudson Yards Property but is not yet paying full rent on all of its space. All outstanding gap rent and free rent through March 2020, in the amount of $987,380, was reserved at the time of origination of the 55 Hudson Yards Whole Loan. The rent commencement dates are as follows: April 16, 2019 for floors 5-14; December 1, 2019 for floor 4; and May 1, 2020 for floor 3 (there is no assurance that Point72 will begin paying rent by the estimated dates noted herein). Effective as of the 10th anniversary of the initial rent commencement date (which was April 16, 2019), and upon at least 15 months’ prior notice, the tenant has a one-time option to terminate either (i) the entirety of its leased premises or (ii) any one or more contiguous floors starting at either the highest or lowest office floor of the largest contiguous block of office floors then-leased by the tenant, such termination subject to a fee of the unamortized portion of allowances, commissions and free rent with respect to the terminated premises (calculated on a straight line basis over the period commencing on the rent commencement date and ending on the expiration date of the lease and bearing a 6% interest rate per annum). Point72 has either (i) two renewal options of 5-years each or (ii) one 10-year renewal option, each with at least 15 months’ prior notice and at the fair market rental rate, following its April 2034 lease expiration. Point 72 has signed a sublease for the entire 3rd floor (31,246 SF) of its space to Elite World Group, LLC, with an expected sublease commencement date of February 2020, a 5-year term and an annual rate of $90.00 PSF. Point72 also subleases 11,844 SF of its space to Light Sky Macro LP, with a sublease expiration of August 2029 and a rate of $99.00 PSF.

Milbank, Tweed Hadley & McCloy (287,333 SF, 20.1% NRA, 17.9% underwritten base rent, March 31, 2034 expiration). Milbank, Tweed Hadley & McCloy (“Milbank”) is an international law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication, and is headquartered at the 55 Hudson Yards Property. The firm also has offices in Washington, D.C., Los Angeles, London, Frankfurt, Munich, Tokyo, Hong Kong, São Paulo, Seoul, Singapore and Beijing. The firm was founded in 1866 and as of 2018 had 728 attorneys. Milbank currently occupies space on floors 30-39 along with 600 SF of storage space at the 55 Hudson Yards Property. Milbank has the one-time right to contract by up to one floor upon the tenth anniversary of the rent commencement date (which was April 1, 2019) with notice no less than 15 months prior to the contraction date. Milbank has either (i) two renewal options of 5-years each or (ii) one 10-year renewal option, each with 18 months’ prior notice and at the fair market rental rate, following its March 2034 expiration.

Cooley (146,227 SF, 10.2% NRA, 11.2% underwritten base rent, September 30, 2039 expiration). Cooley LLP (“Cooley”) is a law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication and is headquartered in Palo Alto, California with 16 other offices in San Francisco, Los Angeles, New York, Boston, Washington, D.C., San Diego, Seattle, Colorado, Virginia, London, Beijing and Shanghai. The firm had 946 attorneys in 2018. The firm’s major practice areas include corporate, litigation, intellectual property and regulatory law. Cooley currently occupies space on floors 42-46 of the 55 Hudson Yards Property. Effective as of the 10th anniversary of the rent commencement date (which was September 1, 2019), with 18 months’ prior notice, tenant has the one-time right to surrender either (i) the highest or lowest floor of any contiguous block or (ii) if the tenant did not exercise its initial expansion option, all of the SF leased on the lowest floor of the leased premises (if tenant leases less than all of the SF on such lowest floor), subject to a fee equal to the sum of the unamortized portion of allowances, commissions and rent concessions applicable to such space. In addition, effective as of the 15th anniversary of the rent commencement date, with 24 months’ prior notice, Cooley has the one-time right to terminate its lease subject to a fee of the sum of (i) unamortized allowances, commissions, rent concessions (each including interest at the rate of 6% per annum, compounded monthly) and (ii) four months of fixed rent and recurring additional charges at the rate immediately preceding the termination date. Cooley has either (i) two renewal options of 5-years each or (ii) one 10-year renewal option, each with 18 months’ prior notice and at the fair market rental rate, following its September 2039 expiration. Cooley subleases 12,229 SF of its space to Cinctive Capital LLC, with a sublease expiration of June 2022 and an annual rate of $110 PSF.

Boies, Schiller & Flexner (110,732 SF, 7.7% NRA, 6.8% underwritten base rent, June 30, 2035 expiration). Founded by David Boies and Jonathan D. Schiller in 1997, Boies, Schiller & Flexner (“Boies Schiller”) is a law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication, specializing in litigation and headquartered at the 55 Hudson Yards Property. The firm has 10 offices with a total of 320 attorneys. Boies Schiller currently occupies space on floors 18-21 of the 55 Hudson Yards Property, but is not yet paying full rent on all of its space. All outstanding gap rent and free rent through June 2020, in the amount of $5,480,125, was reserved at the time of origination of the 55 Hudson Yards Whole Loan. Effective as of the 10th anniversary of the rent commencement date (which was July 1, 2020), with 18 months’ prior notice, the tenant has a one-time right to surrender either (i) the highest or lowest floor of any contiguous block or (ii) any partial floor, each subject to a fee of 150% of the applicable per square foot base rent and 150% of the recurring additional charges due with respect to the contracted space for the immediately preceding 12-month period. Boies Schiller has either (i) two renewal options of 5-years each or (ii) one 10-year renewal option, each with 24 months’ prior notice and at the fair market rental rate, following its June 2035 expiration. Boies Schiller subleases 18,224 SF of its space to Ashurst LLP, with a sublease expiration date of June 2026 and an annual rate of $94.00 PSF.

Third Point (89,043 SF, 6.2% NRA, 8.6% underwritten base rent, July 31, 2029 expiration). Third Point Management (“Third Point”) is a New York-based hedge fund founded by Daniel S. Loeb in 1995. The firm operates as an employee-owned and SEC-registered investment advisor. Third Point currently occupies spaces on floors 49-51 of the 55 Hudson Yards Property. Third Point has either (i) a renewal option of 5-years or (ii) a renewal option of 10-years, each with 15 months’ prior notice and at the fair market rental rate, following its July 2029 expiration.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$54,000,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

The following table presents certain information relating to the major tenants at the 55 Hudson Yards Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	Approx. % of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Point72(3)(4)	NR/NR/NR	332,283	23.2%	$29,364,626	21.9%	$88.37	4/30/2034	2x5 yr or 1x10 yr	Y(5)
Milbank	NR/NR/NR	287,333	20.1%	$24,040,889	17.9%	$83.67	3/31/2034	2x5 yr or 1x10 yr	Y(6)
Cooley(7)	NR/NR/NR	146,227	10.2%	$15,061,381	11.2%	$103.00	9/30/2039	2x5 yr or 1x10 yr	Y(8)
Boies Schiller(9)(10)	NR/NR/NR	110,732	7.7%	$9,135,390	6.8%	$82.50	6/30/2035	2x5 yr or 1x10 yr	Y(11)
Third Point	NR/NR/NR	89,043	6.2%	$11,575,590	8.6%	$130.00	7/31/2029	1x5 yr or 1x10 yr	N
Subtotal/Wtd. Avg.		965,618	67.5%	$89,177,876	66.4%	$92.35

Other Tenants		426,582	29.8%	$45,026,413	33.6%	$105.55
Vacant Space		39,012	2.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,431,212	100.0%	$134,204,289	100.0%	$96.40(12)

(1)	Information based on the underwritten rent roll.
(2)	The Annual UW Rent and Annual UW Rent PSF shown above include contractual rent steps through December 2020 totaling $57,080. The lender’s underwriting gives separate credit for straight-line rent averaging for the investment grade tenant Mount Sinai through the loan term and for Milbank, Cooley and Boies Schiller through the loan term. The total implied underwritten rental rate for Milbank, Cooley and Boies Schiller, inclusive of the straight line credit, is approximately $87.72, $106.62 and $85.59 PSF, respectively. See “Underwritten Net Cash Flow” below.
(3)	Point 72 has signed a sublease for the entire 3rd floor (31,246 SF) of its space with Elite World Group, LLC, with an expected sublease commencement date of February 2020, a 5-year term and an annual rate of $90.00 PSF. Point72 also subleases 11,844 SF of its space to Light Sky Macro LP, with a sublease expiration of August 2029 and an annual rate of $99.00 PSF. Underwriting reflects the prime lease rent.
(4)	Point72 has an executed lease and has taken full occupancy of its spaces but has not yet fully commenced paying rent on all of its space (see tenant description in “Major Tenants” above for further information).
(5)	Point72 has a one-time termination or contraction option that is further described in the “Major Tenants” section above.
(6)	Milbank has a one-time contraction option that is further described in the “Major Tenants” section above.
(7)	Cooley subleases 12,229 SF of its space to Cinctive Capital LLC, with a sublease expiration of June 30, 2022 and an annual rate of $110 PSF. Underwriting reflects the prime lease rent.
(8)	Cooley has a one-time termination or contraction option that is further described in the “Major Tenants” section above.
(9)	Boies Schiller subleases 18,224 SF of its space to Ashurst LLP, with a sublease expiration date of June 28, 2026 and an annual rate of $94.00 PSF. Underwriting reflects the prime lease rent.
(10)	Boies Schiller has an executed lease and has taken full occupancy of its spaces but has not yet fully commenced paying rent on all of its space (see tenant description in “Major Tenants” above for further information).
(11)	Boies Schiller has a one-time contraction option that is further described in the “Major Tenants” section above.
(12)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the 55 Hudson Yards Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	2	84,892	5.9%	5.9%	$114.02	$9,679,268	7.2%	7.2%
2025	2	18,765	1.3%	7.2%	$109.00	$2,045,385	1.5%	8.7%
2026	0	0	0.0%	7.2%	$0.00	$0	0.0%	8.7%
2027	0	0	0.0%	7.2%	$0.00	$0	0.0%	8.7%
2028	0	0	0.0%	7.2%	$0.00	$0	0.0%	8.7%
2029	6	149,603	10.5%	17.7%	$125.92	$18,838,620	14.0%	22.8%
2030	2	9,642	0.7%	18.4%	$123.92	$1,194,842	0.9%	23.7%
2031 & Beyond	19	1,129,298	78.9%	97.3%	$90.72	$102,446,174	76.3%	100.0%
Vacant	0	39,012	2.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	31	1,431,212	100.0%		$96.40(3)	$134,204,289	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The 55 Hudson Yards Whole Loan is current as of the June debt service payment and as of June 12, 2020 is not subject to any forbearance, modification or debt service relief request. As of June 5, 2020, the Borrower Sponsor has reported that the 55 Hudson Yards Property is open and operating, however, most, if not all, tenants’ employees are working remotely. 98.3% of tenants by rentable area paid their full June 2020 rent payment and 99.0% of underwritten base rent was collected in June 2020. Three tenants (1.7% NRA) did not make their full June rent payment. The Borrower Sponsor has agreed to defer 50% of May, June and July base rent, which will be paid back in full beginning in 2021, for Mount Sinai (1.3% NRA,1.3% underwritten base rent). Deferral and/or relief terms have not been agreed upon for the other two tenants (0.4% NRA, 0.4% underwritten base

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$54,000,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

rent). The 55 Hudson Yards Property remains 97.3% occupied as of April 30, 2020.

The Market. The 55 Hudson Yards Property is located at 550 West 34th Street, on the southeast corner of the intersection of 34th Street and 11th Avenue in New York, New York. The 55 Hudson Yards Property is situated within the Hudson Yards development, one of the largest private real estate development projects in the United States. Once fully developed, Hudson Yards is expected to include more than 18.0 million SF of commercial and residential space, along with more than 100 shops, a collection of restaurants, approximately 4,000 residences, affordable housing, The Shed (entertainment venue), 14 acres of open space, a 750-seat public school and an Equinox Hotel. The Hudson Yards neighborhood is traditionally bound by the Hell’s Kitchen neighborhood to the north, the Midtown, Times Square, Garment District and Penn Station neighborhoods to the east, and the West Chelsea neighborhood to the south. In September 2015, the Metropolitan Transportation Authority (MTA) completed an approximately $2.4 billion, 7,000-foot extension of the MTA’s No. 7 Flushing subway line (providing access to Queens), which was extended to include an additional subway stop at the corner of 34th Street and Eleventh Avenue (adjacent to the 50 Hudson Yards Property), from the previous last stop at 41st Street and Seventh Avenue (approximately 1.0 mile northeast of the 55 Hudson Yards Property). The 55 Hudson Yards Property is situated approximately 0.6 miles northwest of Penn Station.

The 55 Hudson Yards Property is situated approximately 0.3 miles northwest of the Shops & Restaurants at Hudson Yards, a seven-story, 676,229 SF retail center, with retailers such as Cartier, Coach, Zara, H&M, Watches of Switzerland and Fendi, as well as restaurant and food options including Hudson Yards Grill, Bouchon Bakery, Shake Shack and Jack’s Coffee. The Vessel, a 16-story structure comprising 154 interconnecting flights of stairs with approximately 2,500 individual steps and 80 landings, is located approximately 0.2 miles southwest of the 55 Hudson Yards Property.

According to the appraisal, the 55 Hudson Yards Property is situated within the Far West Side submarket of the New York Office Market. As of the third quarter of 2019, the Far West Side submarket reported a total inventory of approximately 9.1 million SF with a 1.4% vacancy rate (and a 12.2% availability rate) and average asking rents of $108.47 PSF, gross. The appraiser concluded to market rents ranging from $95.00 to $130.00 PSF, modified gross, for the various floors of office space at the 55 Hudson Yards Property (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 55 Hudson Yards Property:

Market Rent Summary
	Office Floor 2-9	Office Floor 10-16	Office Floor 17-23	Office Floor 24-30	Office Floor 31-37	Office Floor 38-44	Office Floor 45-51
Market Rent (PSF)	$95.00	$100.00	$110.00	$115.00	$120.00	$125.00	$130.00
Lease Term (Years)	15	15	15	15	15	15	15
Lease Type (Reimbursements)	MG	MG	MG	MG	MG	MG	MG
Rent Increase Projection	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years

The following table presents information relating to comparable office property sales for the 55 Hudson Yards Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
55 Hudson Yards Property New York, NY	N/A	2018/N/A	1,431,212(1)	97.3%(1)
711 Fifth Avenue New York, NY	Sep. 2019	1927/N/A	354,361	76%	$955,000,000	$2,695
330 Madison Avenue New York, NY	Jul. 2019	1963/N/A	855,000	95%	$900,000,000	$1,053
30 Hudson Yards(2) New York, NY	Apr. 2019	2019/N/A	1,463,234	100%	$2,155,000,000	$1,473
640 Fifth Avenue New York, NY	Apr. 2019	1948/2014	315,886	100%	$975,000,000	$3,087
237 Park Avenue New York, NY	Jan. 2019	1915/2015	1,260,160	98%	$1,200,000,000	$952
3 Columbus Circle New York, NY	Nov. 2018	1927/2011	753,405	100%	$1,035,000,000	$1,374
1515 Broadway New York, NY	Nov. 2017	1972/2010	1,897,131	99%	$1,950,000,000	$1,028
10 Hudson Yards(2) New York, NY	Aug. 2016	2015/N/A	1,861,084	100%	$2,150,000,000	$1,155

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.
(2)	Owned by affiliates of the 55 Hudson Yards Borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$54,000,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

The following table presents recent leasing data with respect to comparable office properties to the 55 Hudson Yards Property:

Comparable Lease Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
55 Hudson Yards Property New York, NY	2018/N/A	1,431,212(1)	N/A
30 Hudson Yards(2) New York, NY	2019/N/A	1,463,234	0.1 Miles	Confidential Tenant Warner Media	Oct. 2019 /16.3 Yrs Jun. 2019 / 15.0 Yrs	175,000 1,463,234	$156.38 $120.37	MG Net to MG adj.
460 West 34th Street New York, NY	1927/2021(3)	633,530	0.2 Miles	First Republic Bank	Sep. 2019 /16.0 Yrs	233,782	$85.00	MG
441 Ninth Avenue New York, NY	1962/2019	697,958	0.3 Miles	Brevert Peloton Interactive, LLC Lyft	Sep. 2019 /10.8 Yrs Nov. 2018 / 15.0 Yrs Nov. 2018 / 10.0 Yrs	16,178 312,000 100,000	$116.00 $106.66 $87.00	MG MG MG
50 Hudson Yards(2) New York, NY	2022(3)/N/A	2,900,000	0.1 Miles	Confidential	Sep. 2019 / 15.0 Yrs	1,250,000	$130.00	MG
1 Manhattan West New York, NY	2019/N/A	2,216,609	0.4 Miles	Accenture NHL McKool School Skadden, Arps, Slate, Meagher & Florn LLP	Jul. 2019 /16.1 Yrs Jun. 2019 / 22.0 Yrs Apr. 2019 / 16.0 Yrs Mar. 2019 / 21.0 Yrs	248,673 176,007 64,120 600,867	$119.00 $93.80 $108.00 $76.11	MG MG MG MG
66 Hudson Boulevard New York, NY	2022(3)/N/A	2,814,581	0.2 Miles	AllianceBernstein Pfizer Inc.	May 2019 /20.0 Yrs Apr. 2018 / 21.3 Yrs.	186,226 790,000	$105.00 $95.00	MG MG
10 Hudson Yards(2) New York, NY	2015/N/A	1,861,084	0.3 Miles	Huatai Securities	Apr. 2018 /3.6 Yrs	5,992	$120.00	MG
1 Vanderbilt Avenue New York, NY	2020(3)/N/A	1,730,989	1.6 Miles	The Carlyle Group	Jul. 2018 /15.8 Yrs	95,367	$166.00	MG

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.
(2)	Owned by affiliates of the 55 Hudson Yards Borrower.
(3)	Denotes expected completion or renovation dates (as applicable) per the appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$54,000,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 55 Hudson Yards Property:

Cash Flow Analysis(1)
	UW(2)	UW PSF
Base Rent	$134,147,209	$93.73
Contractual Rent Steps(3)	$57,080	$0.04
Rent Average Benefit(4)	$2,242,507	$1.57
Grossed Up Vacant Space	$5,108,740	$3.57
Total Recoveries	$12,516,263	$8.75
Other Income	$147,949	$0.10
Less Vacancy & Credit Loss(5)	($5,108,740)	($3.57)
Effective Gross Income	$149,111,008	$104.19

Real Estate Taxes (PILOT)(6)	$19,160,307	$13.39
Insurance	$807,380	$0.56
Other Operating Expenses	$25,242,990	$17.64
Total Expenses	$45,210,677	$31.59

Net Operating Income	$103,900,331	$72.60
Capital Expenditures	$286,242	$0.20
TI/LC	$3,578,030	$2.50
Net Cash Flow	$100,036,059	$69.90

Occupancy%(5)	97.3%
NOI DSCR(7)	3.68x
NCF DSCR(7)	3.54x
NOI Debt Yield(7)	11.0%
NCF Debt Yield(7)	10.6%

(1)	Prior historical operating statements are not applicable, as the 55 Hudson Yards Property was constructed in 2018 and tenants began taking occupancy in 2019.
(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender UW.
(3)	Represents contractual rent steps through December 2020.
(4)	Represents straight-line rent averaging for the investment grade tenant Mount Sinai through the loan term and for Milbank, Cooley and Boies Schiller through the loan term (see “Tenant Summary” above for further information).
(5)	The underwritten economic vacancy is 3.6%. The 55 Hudson Yards Property was 97.3% leased as of November 19, 2019.
(6)	Represents the average of the projected PILOT payments over the loan term (see “PILOT/IDA Leases” for further details on the PILOT agreement).
(7)	The debt service coverage ratios and debt yields are based on the 55 Hudson Yards Senior Loan, and exclude the 55 Hudson Yards Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes - Upon the occurrence and continuance of a Cash Trap Event Period (as defined below under “Lockbox and Cash Management”), the 55 Hudson Yards Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months.

Insurance - Upon the occurrence and continuance of a Cash Trap Event Period, the 55 Hudson Yards Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, notwithstanding any prior springing conditions, the reserve will not be required if the 55 Hudson Yards Borrower maintains a blanket insurance policy reasonably acceptable to the lender.

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 55 Hudson Yards Whole Loan documents require ongoing monthly replacement reserves of $23,854.

Rollover Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 55 Hudson Yards Whole Loan documents require ongoing monthly general rollover reserves of $119,268.

Tenant Specific TI/LC Reserve – The 55 Hudson Yards Whole Loan documents require an upfront deposit of $34,260,641 for approved leasing expenses outstanding at the time of origination of the 55 Hudson Yards Whole Loan.

Free Rent Reserve – The 55 Hudson Yards Whole Loan documents require an upfront reserve of $11,482,346 for the free rent and gap rent outstanding for seven tenants at the time of origination of the 55 Hudson Yards Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$54,000,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

Milbank Lease Landlord Delay Dispute Reserve – The 55 Hudson Yards Whole Loan documents require an upfront reserve of $11,000,000 relating to the potential settlement of a dispute between the 55 Hudson Yards Borrower and Milbank relating to a delay in the delivery of such tenant’s leased premises. The 55 Hudson Yards Borrower and Millbank have entered into a settlement agreement and the funds have been released to the 55 Hudson Yards Borrower.

MarketAxess Lease Takeover Reserve – The 55 Hudson Yards Whole Loan documents require an upfront reserve of $4,474,631 relating to the rental expenses to be incurred by MarketAxess Holdings Inc., a tenant at the 55 Hudson Yards Property, under a prior sublease at an unrelated property which the 55 Hudson Yards Borrower agreed to pay as an inducement to such tenant’s new lease at the 55 Hudson Yards Property.

Lockbox and Cash Management. The 55 Hudson Yards Whole Loan documents require that the 55 Hudson Yards Borrower establish and maintain a lender-controlled lockbox account, which is already in-place, and direct all tenants to pay rent directly into such lockbox account. The 55 Hudson Yards Whole Loan documents also require that all rents received by the 55 Hudson Yards Borrower be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account will be disbursed to the 55 Hudson Yards Borrower’s operating account. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 55 Hudson Yards Whole Loan documents. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 55 Hudson Yards Whole Loan; provided, however, so long as no event of default exists under the 55 Hudson Yards Whole Loan, if amounts on deposit in the Rollover Reserve are not sufficient to pay approved leasing expenses, then upon request of the 55 Hudson Yards Borrower, funds in the excess cash flow subaccount are required to be disbursed for approved leasing expenses.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net cash flow debt yield (“NCF DY”) for the 55 Hudson Yards Whole Loan falling below 6.0% at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

•	with regard to clause (i) above, the cure of such event of default; or
•	with regard to clause (ii) above:
(a)	the NCF DY for the 55 Hudson Yards Whole Loan being greater than or equal to 6.0% for two consecutive calendar quarters; or
(b)	the 55 Hudson Yards Borrower delivering to the lender as additional collateral and security for the payment of the debt, immediately available funds or one or more letters of credits (not to exceed, in the aggregate, 10.0% of the outstanding principal balance of the 55 Hudson Yards Whole Loan) having an aggregate notional amount, that, if applied as a prepayment of the outstanding principal balance of the 55 Hudson Yards Whole Loan, would cause the NCF DY to equal or exceed 6.0%.

Additional Secured Indebtedness (not including trade debts). The 55 Hudson Yards Property also secures the 55 Hudson Yards Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $891,000,000 and the 55 Hudson Yards Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $300,000,000. The 55 Hudson Yards Non-Serviced Pari Passu Companion Loans and the 55 Hudson Yards Subordinate Companion Loan are coterminous with the 55 Hudson Yards Mortgage Loan. The 55 Hudson Yards Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the 55 Hudson Yards Mortgage Loan, and the 55 Hudson Yards Subordinate Companion Loan accrues interest at an interest rate of 2.9500%. The 55 Hudson Yards Mortgage Loan and the 55 Hudson Yards Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the 55 Hudson Yards Subordinate Companion Loan. The holders of the 55 Hudson Yards Mortgage Loan, the 55 Hudson Yards Non-Serviced Pari Passu Companion Loans and the 55 Hudson Yards Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 55 Hudson Yards Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The 55 Hudson Yards Pari Passu-A/B Whole Loan”.

Subordinate Note Summary
B-Note Original Principal Balance		B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
55 Hudson Yards Subordinate Companion Loan	$300,000,000	2.9500%	120	0	120	2.69x	8.3%	51.9%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

PILOT/IDA Leases. The 55 Hudson Yards Borrower leases the 55 Hudson Yards Property to the New York City Industrial Development Agency (the “Agency”) (such lease, the “Company Lease”), and the Agency subleases the 55 Hudson Yards Property back to the 55 Hudson Yards Borrower (the “Agency Lease”) (the Company Lease and Agency Lease, collectively, the “IDA Leases”). The benefits of this lease structure to the 55 Hudson Yards Borrower are a mortgage recording tax exemption and real property tax abatements. As such, the 55 Hudson Yards Borrower pays installment payments in lieu of real estate taxes as the rent under the Agency Lease (the “PILOT Payments”). In order for the PILOT Payments to achieve the same priority as would real estate tax payments (i.e., ahead of any mortgage or other lien), the 55 Hudson Yards Borrower (with the Agency as holder of the leasehold under the Company Lease) provided mortgages in favor of the Hudson Yards Infrastructure Corporation, a not-for-profit local development corporation (“HYIC”), to secure the PILOT Payments (collectively, the “PILOT Mortgage”). The HYIC has issued revenue bonds for which the PILOT Payments are

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$54,000,000
550 West 34th Street	55 Hudson Yards	Cut-off Date LTV:	39.4%
New York, NY 10001		UW NCF DSCR:	3.54x
		UW NOI Debt Yield:	11.0%

used to repay the bondholders. The term of the IDA Leases runs to June 30, 2044 (such period, the “Initial Term”), with annual automatic one-year extensions thereafter, unless within 60 days preceding the expiration of the current term the Agency provides written notice of termination to the 55 Hudson Yards Borrower (such date, the “Expiration Date”); provided that, after the Initial Term, the IDA Leases will automatically terminate within 60 days after the repayment in full or defeasance of all revenue bonds issued by HYIC for which an assignment of the PILOT Amount payable under the Agency Lease is used to repay the bondholders.

The 55 Hudson Yards Property is subject to tax abatements in the following amounts through 2038:

•	29.7% tax abatement through 2023;

•	2024 through 2034: taxes are due in amount equal to 103% of the preceding year’s PILOT payment;

•	2035: taxes due in amount equal to the greater of (a) 76.3% of unabated taxes and (b) 103% of the preceding year’s PILOT payment;

•	2036: taxes due in amount equal to the greater of (a) 82.2% of unabated taxes and (b) 103% of the preceding year’s PILOT payment;

•	2037: taxes due in amount equal to the greater of (a) 88.1% of unabated taxes and (b) 103% of the preceding year’s PILOT payment; and

•	2038: taxes due in amount equal to the greater of (a) 94.1% of unabated taxes and (b) 103% of the preceding year’s PILOT payment.

For additional information with respect to the IDA Leases and PILOT Payments, see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Terrorism Insurance. The 55 Hudson Yards Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 55 Hudson Yards Borrower, in an amount equal to the full replacement cost of the 55 Hudson Yards Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 55 Hudson Yards Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage)).

The 55 Hudson Yards Whole Loan documents provide that required terrorism insurance may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA is in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer are reinsured with a cut-through endorsement by an insurance company rated S&P “A”/ Moody’s “A2” or better; (iv) all reinsurance agreements between the captive insurer and other reinsurance providers are reasonably acceptable to the lender; (v) such captive insurer is licensed in the State of New York or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements; and (vi) the related policy will not contain a provision that terrorism coverage will expire or be excluded or limited in the event TRIPRA expires or is no longer in effect, so long as an insurance policy that does not contain such a provision is commercially available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$50,000,000
525 Market Street	525 Market	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$50,000,000
525 Market Street	525 Market	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

38	Amazon.com Services, Inc.	Suite 3800	28,582 SF Exp. 2/2030
37	Amazon.com Services, Inc.	Suite 3700	28,572 SF Exp. 2/2030
36	Amazon.com Services, Inc.	Suite 3600	28,640 SF Exp. 2/2030
35	Amazon.com Services, Inc.	Suite 3500	28,640 SF Exp. 2/2030
34	Willis Insurance Services of California, Inc.	Suite 3400	28,500 SF Exp. 6/2025
33	Amazon.com Services, Inc.	Suite 3300	28,734 SF Exp. 4/2029
32	Sephora USA, Inc.	Suite 3200	28,730 SF Exp. 10/2021
31	Cloudera, Inc.	Suite 3100	28,715 SF Exp. 5/2025
30	Cloudera, Inc.	Suite 3000	28,557 SF Exp. 5/2025
29	Zurich American Insurance Company	Suite 2900	28,041 SF Exp. 11/2022
28	Medivation LLC	Suite 2800	16,181 SF Exp. 8/2026
28	Zurich American Insurance Company	Suites 2820/2850/2860	11,882 SF Exp. 11/2022
27	Amazon.com Services, Inc.	Suite 2700	12,478 SF Exp. 1/2028
27	Edelman Public Relations	Suite 2710	16,501 SF Exp. 7/2027
26	Amazon.com Services, Inc.	Suite 2600	28,687 SF Exp. 1/2028
25	Amazon.com Services, Inc.	Suite 2500	28,687 SF Exp. 1/2028
24	Amazon.com Services, Inc.	Suite 2400	28,709 SF Exp. 1/2031
23	Amazon.com Services, Inc.	Suite 2300	28,703 SF Exp. 1/2031
22	Amazon.com Services, Inc.	Suite 2200	28,703 SF Exp. 1/2031
21	Amazon.com Services, Inc.	Suite 2100	28,680 SF Exp. 1/2028
20	Amazon.com Services, Inc.	Suite 2000	28,696 SF Exp. 1/2028
19	Amazon.com Services, Inc.	Suite 1900	28,680 SF Exp. 1/2028
18	Allianz Global Corporate & Specialty SE	Suite 1800	8,247 SF Exp. 3/2024
18	Disney Streaming Services LLC	Suites 1810-1850	20,388 SF Exp. 6/2024
17	Wilson Elser	Suite 1700	27,718 SF Exp. 1/2022
16	Wells Fargo Bank, N.A.	Suite 1600	28,109 SF Exp. 5/2026
15	Sephora USA, Inc.	Suite 1500	28,350 SF Exp. 10/2021
14	Edelman Public Relations	Suite 1420	12,769 SF Exp. 7/2027
14	Disney Streaming Services LLC	Suite 1450	8,310 SF Exp. 6/2024
14	TMP Worldwide	Suite 1460	6,933 SF Exp. 6/2024
12	Wells Fargo Bank, N.A.	Suite 1200	28,268 SF Exp. 6/2025
11	Sephora USA, Inc.	Suite 1100	28,346 SF Exp. 10/2021
10	Wells Fargo Bank, N.A.	Suite 1000	28,265 SF Exp. 6/2025
9	Wells Fargo Bank, N.A.	Suite 900	28,265 SF Exp. 6/2025
8	Wells Fargo Bank, N.A.	Suite 800	28,237 SF Exp. 6/2025
7	Sephora USA, Inc.	Suites 700/750	25,404 SF Exp. 10/2021
7	Management Office	Suite 730	2,921 SF
6	Sift Science, Inc.	Suite 600	28,270 SF Exp. 9/2027
5	Vacant	Suite 500	28,270 SF
4	Sephora USA, Inc.	Suite 400	28,227 SF Exp. 10/2023
3	Sephora USA, Inc.	Suite 300	28,240 SF Exp. 10/2023
2	Amazon.com Services, Inc.	Suites 200/210	23,370 SF Exp. 1/2028
1	Dragoneats LLC	Suite 100	1,179 SF Exp. 12/2024
1	TD Ameritrade, Inc.	Suite 120	3,933 SF Exp. 12/2024
1	ProperFood, LLC	Suites 130/170	932 SF Exp. 4/2027
1	Joe & The Juice	Suite 150	3,014 SF Exp. 12/2026
1	Chipotle Mexican Grill, Inc.	Suite 160	4,122 SF Exp. 3/2022
1	Wells Fargo Bank, N.A.	Suite 165	1,785 SF Exp. 6/2023

VACANT | BUILDING | 2021 – 2022 | 2023 – 2024 | 2025 – 2026 | 2027+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$50,000,000
525 Market Street	525 Market	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

525 Market
525 Market Street
San Francisco, CA 94105
SAN FRANCISCO
Telegraph Hill
Chinatown
Financial District
Union Square
SoMa
South Beach
San Francisco Bay
Union St
Green St
Vallejo St
Broadway
Pacific Ave
Jackson St
Washington St
Clay St
Sacramento St
California St
CABLE CAR LINE
Pine St
Bush St
Sutter St
Post St
Geary St
O'Farrell St
Ellis St
Eddy St
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Clementina St
Tehama St
Jessie St
Montgomery St
Sansome St
Battery St
Front St
Davis St
Drumm St
Kearny St
Grant Ave
Stockton St
Powell St
Embarcadero
Main St
Beale St
Fremont St
1st St
2nd St
3rd St
4th St
5th St
Spear St
Steuart St
Federal St
Delancey St
MUNI METRO
BART
CENTRAL SUBWAY (Under Construction)
EMBARCADERO & GREEN
EMBARCADERO & BROADWAY
EMBARCADERO & WASHINGTON
EMBARCADERO
MONTGOMERY
POWELL
DON CHEE WAY & STEUART
UNION SQUARE
YERBA BUENA/ MOSCONE
ABC Broadcast Center
NORTHEAST WATERFRONT HISTORIC DISTRICT
KPIX TV
Sydney G. Walton Square
Maritime Plaza
Ferry Park
Embarcadero Plaza
Justin Herman Plaza
Ferry Building
Ferry Building Marketplace
Transamerica Pyramid
Transamerica Redwood Park
Portsmouth Square
EMBARCADERO CENTER
One Embarcadero
Two Embarcadero
Three Embarcadero
Four Embarcadero
Omni San Francisco
The Fairmont San Francisco
InterContinental Mark Hopkins
Ritz Carlton
St. Mary's Square
Bank of America Bldg.
California Center
100 Pine Center
101 California
388 Market Street
One Front Street
Southern Pacific Bldg.
One Market Plaza
Federal Reserve Bank of SF
Pacific Gas and Electric
333 Market Street
100 Spear
Rincon Center
200 Spear Street
Gap HQ
One Bush Plaza
455 Market Street
Hallidie Building
100 Montgomery
Crocker Galleria
Grand Hyatt SF
Sir Francis Drake
Union Square
Macy's
50 Fremont Center
Millennium Tower
Park Tower at Transbay (Under Constr.)
Google SF
Salesforce Tower
Bit Torrent
Temporary Transbay Terminal
MIRA (Under Constr.)
Twilio
The Infinity Towers
Golden Gate University
100 First St.
TRANSBAY TRANSIT CENTER
JPMorgan Chase Bldg.
WeWork
Foundry Square I
Foundry Square II
Foundry Square III
Foundry Square IV
Academy of Art University
Four Seasons Hotel SF
SF Marriott Marquis
Contemporary Jewish Museum
Museum of the African Diaspora
The Mexican Museum
LinkedIn
Yerba Buena Center for the Arts
SF Museum of Modern Art
W San Francisco
Yerba Buena Gardens
201 Third Street
Riverbed Technology
UBM Tech
Terra Gallery and Event Ctr.
One Rincon Hill
Bay Bridge
Hallidie Plaza
Westfield San Francisco Centre
Metreon
Moscone North
Moscone South
Moscone West
MOSCONE CONVENTION CENTER
Children's Creativity Museum
YERBA BUENA SQUARE
SF Mint
Univ. of the Pacific School of Dentistry
Yahoo
Inter Continental SF
Comcast SportsNet
80
MARIN COUNTY
San Rafael
San Pablo Bay
Martinez
Pittsburg
Pinole
Richmond
Concord
Pleasant Hill
CONTRA COSTA COUNTY
Mill Valley
Corte Madera
El Cerrito
Walnut Creek
Orinda
Tiburon
Berkeley
Lafayette
Alamo
Sausalito
Emeryville
Moraga
Piedmont
Danville
SAN FRANCISCO
OAKLAND
Alameda
San Ramon
S.F. COUNTY
Castro Valley
Dublin
Daly City
Brisbane
San Francisco Bay
San Leandro
South San Francisco
Pleasanton
ALAMEDA COUNTY
Pacifica
San Bruno
Hayward
Pacific Ocean
Burlingame
Union City
Sunol
San Mateo
Foster City
Fremont
Moss Beach
Redwood City
Newark
Belmont
SAN MATEO COUNTY
San Carlos
Menlo Park
Half Moon Bay
Palo Alto
Mtn. View
Milpitas
Woodside
Santa Clara
SAN JOSE
SANTA CLARA COUNTY
Portola Valley
Sunnyvale

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 3 – 525 Market

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	A-sf/A/Baa1			Location:	San Francisco, CA 94105
Original Balance(1):	$50,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	8.1%			Title Vesting:	Fee/Leasehold/Subleasehold
Loan Purpose:	Recapitalization			Year Built/Renovated:	1973/2018
Borrower Sponsors:	New York State Teachers’ Retirement System; RREEF America REIT II, Inc.			Size:	1,034,170 SF
Guarantor(2):	N/A			Cut-off Date Balance per SF(1):	$454
Mortgage Rate:	2.9495%			Maturity Balance per SF(1):	$454
Note Date:	1/29/2020			Property Manager:	Cushman & Wakefield of
First Payment Date:	3/6/2020				California, Inc.
Maturity Date:	2/6/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(6)
Seasoning:	4 months			UW NOI(7):	$61,508,183
Prepayment Provisions(3):	LO (24); YM1(4); DEF/YM1(85); O(7)			UW NOI Debt Yield(1):	13.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.1%
Additional Debt Type(1)(4):	Pari Passu/Subordinate			UW NCF DSCR(1):	4.29x
Additional Debt Balance(1)(4):	$420,000,000 / $212,000,000			Most Recent NOI(7):	$41,847,411 (11/30/2019 TTM)
Future Debt Permitted (Type)(4):	Yes (Future Mezzanine)			2nd Most Recent NOI(7):	$43,212,060 (12/31/2018)
Reserves(5)				3rd Most Recent NOI(7):	$26,389,323 (12/31/2017)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.3% (12/4/2019)
RE Taxes:	$0	Springing	N/A	2nd Most Recent Occupancy:	99.8% (12/31/2018)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	94.1% (12/31/2017)
Recurring Replacements:	$0	Springing	$413,616	Appraised Value (as of):	$1,271,000,000 (11/12/2019)
General TI/LC:	$0	Springing	$2,068,082	Appraised Value per SF:	$1,229
Outstanding TI/LC:	$24,171,469	$0	N/A	Cut-off Date LTV Ratio(1):	37.0%
Free Rent Reserve:	$17,219,959	$0	N/A	Maturity Date LTV Ratio(1):	37.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$682,000,000	100.0%	Loan Payoff Amount:	$244,490,847	35.8%
			Return of Equity:	$392,180,258	57.5%
			Upfront Reserves:	$41,391,428	6.1%
			Closing Costs:	$3,937,467	0.6%
Total Sources:	$682,000,000	100.0%	Total Uses:	$682,000,000	100.0%

(1)	The 525 Market Mortgage Loan (as defined below) is part of the 525 Market Whole Loan (as defined below) with an original aggregate principal balance of $682,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 525 Market Senior Loan (as defined below). The UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the 525 Market Whole Loan are 9.0%, 9.0%, 2.96x, 53.7% and 53.7%, respectively.
(2)	There is no separate non-recourse carveout guarantor or environmental indemnitor for the 525 Market Whole Loan.
(3)	Defeasance of the 525 Market Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 525 Market Whole Loan to be securitized and (b) January 29, 2023. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in June 2020. Prepayment of the 525 Market Whole Loan is permitted at any time after February 6, 2022, and, if prior to August 6, 2029, upon payment of a prepayment fee equal to the greater of yield maintenance or 1% of the unpaid principal balance.
(4)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt and permitted future debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the 525 Market Whole Loan was underwritten, based on such prior information. See " Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.
(7)	See “Operating History and Underwritten Net Cash Flow” below for further discussion of the increase between historical NOI and the increase from Most Recent NOI and UW NOI.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$50,000,000
525 Market Street	525 Market	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

The Mortgage Loan. The third largest mortgage loan (the “525 Market Mortgage Loan”) is part of a whole loan (the “525 Market Whole Loan”) that is evidenced by 10 pari passu senior promissory notes in the aggregate original principal amount of $470,000,000 (collectively, the “525 Market Senior Loan”) and 3 pari passu subordinate promissory notes in the aggregate original principal amount of $212,000,000 (collectively, the “525 Market Subordinate Companion Loan”). The 525 Market Whole Loan was co-originated on January 29, 2020 by Barclays Capital Real Estate Inc. (“Barclays”), Goldman Sachs Bank USA (“GS”) and Wells Fargo Bank, National Association. The 525 Market Whole Loan is secured by a first priority fee, leasehold and subleasehold mortgage encumbering a 38-story office tower located in San Francisco, California (the “525 Market Property”). The 525 Market Mortgage Loan is evidenced by the non-controlling promissory Note A-6 in the original principal amount of $50,000,000. The 525 Market Whole Loan will be serviced pursuant to the trust and servicing agreement for the MKT 2020-525M securitization trust. The 525 Market Senior Loan pari passu notes other than those evidencing the 525 Market Mortgage Loan are referred to herein as the “525 Market Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The 525 Market Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

525 Market Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
525 Market Senior Loan
A-1, A-2	$100,000,000	$100,000,000	Barclays	No
A-3, A-5, A-7, A-8, A-9, A-10	$270,000,000	$270,000,000	MKT 2020-525M	No
A-4-A	$40,000,000	$40,000,000	Benchmark 2020-IG2	No
A-4-B	$10,000,000	$10,000,000	GSMS 2020-GC47	No
A-6	$50,000,000	$50,000,000	BANK 2020-BNK27	No
Total (Senior Loan)	$470,000,000	$470,000,000
525 Market Subordinate Companion Loan
B-1, B-2, B-3	$212,000,000	$212,000,000	MKT 2020-525M	Yes
Total (Whole Loan)	$682,000,000	$682,000,000

The Borrower and the Borrower Sponsors. The borrower is Knickerbocker Properties, Inc. XXXIII (the “525 Market Borrower”), a Delaware corporation and single purpose entity with two independent directors. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 525 Market Whole Loan. The borrower sponsors are the New York State Teachers’ Retirement System (“NYSTRS”), a public pension system and RREEF America REIT II, Inc. (“RREEF”), a Maryland corporation. NYSTRS is advised by J.P. Morgan Asset Management (“JPMAM”). The 525 Market Property comprises a fee interest, a leasehold interest and a subleasehold interest. The fee, leasehold and subleasehold interests are collateral for the 525 Market Whole Loan. The 525 Market Borrower owns the fee, leasehold and subleasehold interests in the property and is prohibited from transferring or merging any interests, and cannot terminate, amend or modify the ground lease documents.

NYSTRS provides retirement, disability, and death benefits to eligible New York State public school teachers and administrators as the second-largest public retirement system in New York and one of the 10 largest public pension funds in the country. NYSTRS serves over 264,000 active members and over 169,000 retirees and beneficiaries. As of June 30, 2018, the fund had approximately $118.1 billion of assets under management including approximately $11.8 billion in real estate equities. NYSTRS has owned the 525 Market Property since 1998. JPMAM primarily invests third-party capital through a series of open-ended commingled funds and separate accounts. As of June 30, 2019, JPMAM had more than $66 billion in direct real estate under management including approximately 50,862 multifamily units, 63 million SF of office space, 61 million SF of industrial space, and 37 million SF of retail space located in major markets across the United States. RREEF is an indirect subsidiary of DWS Group GmbH & Co. KGaA, the asset management division of Deutsche Bank A.G. and offers investors access to core, value-added, and opportunistic real estate and real estate debt. RREEF has been acquiring and managing real estate investments in the United States on the behalf of institutional investors since 1975.

The Property. The 525 Market Property is a 1,034,170 SF, 38-story Class A, LEED Platinum certified office building located in San Francisco, California. Constructed in 1973, most recently renovated in 2018 and situated on a 1.0-acre site, the 525 Market Property was 97.3% leased to 18 technology, financial services, insurance and personal care tenants as of December 4, 2019 (with approximately 80.1% of the net rentable area and 79.9% of underwritten base rent attributed to investment grade tenants and tenants that are subsidiaries of investment grade entities). Occupancy at the 525 Market Property has averaged approximately 91.9% since 2012. Over the last 6 years, the 525 Market Property has undergone renovations totaling over $102 million that included tenant improvements, lobby and plaza renovations, building and systems repairs, and restroom and corridor renovations. The 525 Market Property is the third largest office building in San Francisco by net rentable area and has averages floors plates of approximately 27,500 SF. The 525 Market Property features floor-to-ceiling windows and a glass bridge over the two-story lobby along Market Street. Amenities at the 525 Market Property include 90 valet parking spaces, a second floor sun terrace, garden plaza area with five-foot acrylic water fountain, electric vehicle charging stations and bicycle parking and storage.

Major Tenants.

Amazon.com Services, Inc. (A+/A3/AA- by Fitch/Moody’s/S&P; 408,561 SF; 39.5% of NRA; 45.1% of underwritten base rent). Amazon.com Services, Inc. (“Amazon Services”) is the entity on the lease agreement and is a subsidiary of Amazon.com, Inc., an American multinational technology company that focuses on e-commerce, cloud computing, digital streaming and artificial intelligence. The company organizes its operations into three segments: North America, International, and Amazon Web Services. Amazon.com, Inc. is the largest internet company in the world by both market capitalization and revenue and is the second largest private employer in the United States. As of December 31, 2019, the company leased 16,642,000 square feet of office space and owned 3,901,000 square feet of office space in North America.

Amazon.com, Inc. guarantees the lease with Amazon Services up to a maximum cumulative liability cap of $69.0 million.

Amazon Services currently occupies all of floors 2, 19-21, 25, 26, 33, and part of floor 27 for a total of 208,012 SF at the 525 Market Property and has signed leases totaling 200,549 SF on floors 22-24 (expected to commence in February 2021) and 35-38 (commenced on March 1, 2020). All applicable free rent and gap rent related to the Amazon Services space was reserved for in connection with the origination of the 525 Market Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$50,000,000
525 Market Street	525 Market	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

•	Amazon Services’ lease for floors 2, 19-21, 25, 26 and 27 (totaling approximately 43.9% of total Amazon Services net rentable area; the “Amazon Phase I Space”) commenced in January 2018 (with the exception of a 3,487 SF portion of floor 2 commencing in December 2019 (“2nd Floor Expansion”)) and expires January 31, 2028. Outstanding free rent related to the 2nd Floor Expansion totaling $85,083 was reserved for at the time of origination of the 525 Market Whole Loan. The Amazon Phase I Space lease has a termination option effective as of January 31, 2025, with 12 months’ prior notice and payment of a termination fee equal to $56.57 PSF.
•	Amazon Services’ lease for floor 33 (totaling approximately 7.0% of total Amazon Services net rentable area; the “Amazon Phase II Space”) commenced in April 2019 and expires April 30, 2029. The Amazon Phase II Space lease has a termination option effective as of February 28, 2027, with 12 months’ prior notice and payment of a termination fee equal to $64.77 PSF.
•	Amazon Services’ lease for floor 35-38 (totaling approximately 28.0% of total Amazon Services net rentable area; the “Amazon Phase III Space”) commenced in March 2020 and expires February 28, 2030. Amazon Services has taken possession of the Amazon Phase III Space and is working on build-out. Amazon Services is expected to begin paying rent in September 2020. Gap rent and free rent related to the Amazon Phase III Space totaling approximately $5.3 million was reserved for at the time of origination of the 525 Market Whole Loan. The Amazon Phase III Space lease has a termination option effective as of February 28, 2027, with 12 months’ prior notice and payment of a termination fee equal to $64.77 PSF.
•	Amazon Services’ lease for floor 22-24 (totaling approximately 21.1% of total Amazon Services net rentable area; the “Amazon Phase IV Space”) is expected to commence in February 2021 and expire January 31, 2031. The 525 Market Borrower has delivered this space to Amazon Services. Amazon Services is expected to begin paying rent in February 2021. Gap rent related to the Amazon Phase IV Space totaling approximately $7.8 million reserved for at the time of origination of the 525 Market Whole Loan. The Amazon Phase IV Space lease has a termination option effective as of January 31, 2029, with 12 months’ prior notice and payment of a termination fee equal to $73.79 PSF.

Amazon Services has an on-going right of first offer to purchase the 525 Market Property at fair market value if the 525 Market Borrower selects to sell the 525 Property to specific tenant competitors (see “Right of First Offer” below for additional information). Amazon Services has three, 5-year renewal options for each of its spaces at 95% of fair market value, each with 12-15 months’ notice. For each space, Amazon Services may exercise the renewal option for a lesser portion of the given premises, so long as the suites renewed are contiguous and full floors.

Sephora USA, Inc. (“Sephora”) (NR/A1/A+ by Fitch/Moody’s/S&P; 167,297 SF; 16.2% of NRA; 12.2% of underwritten base rent). Sephora has been a tenant since 2004 and utilizes the 525 Market Street Property as its North America headquarters. Sephora has a lease expiration of October 31, 2021 for 110,830 SF and a lease expiration of October 31, 2023 for its remaining 56,467 SF. Sephora is a Paris based French multinational chain of personal care and beauty stores with over 2,600 locations in 34 countries including over 460 stores across the Americas. In 1997, the company was acquired by LVMH Moët Hennessy Louis Vuitton (“LVMH”) (rated A+/A1 by S&P and Moody’s respectively), which controls a number of luxury brands including Louis Vuitton, Christian Dior, Fendi, Bvlgari, Loro Piana, Emilio Pucci and Marc Jacobs, among others across a retail network of over 4,590 stores worldwide. The entity on the lease is Sephora USA, Inc., and LVMH does not guarantee the lease. Since 2004, Sephora has expanded multiple times and now occupies a total of 167,165 SF of office space at the 525 Market Street Property including the entirety of the 3rd, 4th, 11th, 15th, and 32nd floors as well as approximately 90% of the 7th floor. Sephora has a one-time right of first offer to lease any space on the 8th and 14th floors at fair market value and one 5-year renewal option at fair market value for its space on the 3rd and 4th floors. This option also applies to any right of first offer space on the 8th and 14th floors.

Wells Fargo Bank, N.A. (“Wells Fargo”; A+/A2/A- by Fitch/Moody’s/S&P; 142,929 SF; 13.8% of NRA; 12.2% of underwritten base rent). Wells Fargo is a subsidiary of Wells Fargo & Company and has been a tenant at the 525 Market Street Property since 1997. Wells Fargo has a lease expiration of June 30, 2025 for 113,035 square feet of its space and May 28, 2026 for the remaining 28,109 square feet of its office space at the 525 Market Street Property. Wells Fargo also leases 1,785 square feet of special purpose space on the ground floor, which expires on June 29, 2023. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,800 locations, more than 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 37 countries and territories to support customers who conduct business in the global economy. Wells Fargo originally signed a lease to occupy the 10th floor of the 525 Market Street Property (28,265 SF) in 1997 and has expanded several times, now occupying the 8th, 9th, 10th, 12th, and 16th floors as well as special purpose space on the ground floor. All of Wells Fargo’s office leases have three 5-year options to renew at 95% of fair market value with 12 months’ notice.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$50,000,000
525 Market Street	525 Market	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

The following table presents certain information relating to the major tenants at the 525 Market Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Amazon Services(4)	A+/A3/AA-	408,561	39.5%	$32,251,871	45.1%	$78.94	Various(5)	3x5 yr	Y(6)
Sephora USA, Inc.	NR/A1/A+	167,297	16.2%	$8,745,757	12.2%	$52.28	Various(7)	1x5 yr(8)	N
Wells Fargo Bank, N.A.(9)	A+/A2/A-	142,929	13.8%	$8,713,533	12.2%	$60.96	Various(10)	3x5 yr	N
Cloudera, Inc.(11)	NR/NR/NR	57,272	5.5%	$4,739,258	6.6%	$82.75	5/31/2025	1x5 yr	N
Zurich American Insurance Company(12)	NR/A3/A	39,923	3.9%	$2,335,702	3.3%	$58.51	11/30/2022	1x5 yr	N
Subtotal/Wtd. Avg.		815,982	78.9%	$56,786,122	79.5%	$69.59

Other Tenants		189,918	18.4%	$14,679,350	20.5%	$77.29
Vacant Space		28,270	2.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,034,170	100.0%	$71,465,473	100.0%	$71.05(13)

(1)	Information based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	The Annual UW Rent and Annual UW Rent PSF shown above include contractual rent steps through December 2020 totaling $2,203,356. See “Operating History and Underwritten Net Cash Flow” for the lender’s separate credit for straight-line rent averaging for investment grade tenants.
(4)	Amazon Service’s lease has not fully commenced and has not yet commenced paying rent on its entire space. All outstanding gap rent and free rent was reserved for at the time of origination of the 525 Market Whole Loan. See “Major Tenants” for additional information.
(5)	See “Major Tenants” for information regarding Amazon Services’ expiration dates.
(6)	See “Major Tenants” for information regarding Amazon Services’ termination options.
(7)	Sephora USA, Inc.’s lease for its 110,830 SF space expires on October 31, 2021 and its lease for its 56,467 SF space expires on October 31, 2023.
(8)	Sephora USA, Inc. has one, 5-year renewal option for only its 28,240 SF 3rd floor space and its 28,227 SF 4th floor space, each at fair market value and with 15 months’ prior notice.
(9)	Wells Fargo Bank, N.A. has approximately $2.0 million in free rent outstanding at the time of origination of the 525 Market Whole Loan (due from February to May 2020), all of which was reserved for in connection with the funding of the 525 Market Whole Loan.
(10)	Wells Fargo Bank, N.A.’s lease for its 113,035 SF expires on June 30, 2025; its lease for its 28,109 SF expires on May 28, 2026; and its lease for 1,785 SF expires on June 29, 2023.
(11)	Cloudera, Inc. subleases (i) 11,724 SF of its space to The Athletic Media Company through June 2020 at a rental rate of $90.18 and (ii) 16,912 SF of its space to Lightstep, Inc. through May 2020 at a rental rate equal to the prime rent. Underwritten base rent is based on the contractual rent under the prime lease
(12)	Zurich American Insurance Company subleases 11,829 SF of its space to Suffolk Construction Company, Inc. through October 2022 at a current rental rate of $61.19 (which increases to $63.03 for the period of March 2021 to February 2022 and to $64.92 for the period of March 2022 to October 2022). Underwritten base rent is based on the contractual rent under the prime lease.
(13)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the 525 Market Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(3)	1	2,921	0.3%	0.3%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.3%	$0.00	$0	0.0%	0.0%
2021	5	110,830	10.7%	11.0%	$49.96	$5,537,005	7.7%	7.7%
2022	6	71,763	6.9%	17.9%	$64.54	$4,631,655	6.5%	14.2%
2023	3	58,252	5.6%	23.6%	$55.64	$3,240,882	4.5%	18.8%
2024	6	48,990	4.7%	28.3%	$79.15	$3,877,717	5.4%	24.2%
2025	7	198,807	19.2%	47.5%	$71.87	$14,288,174	20.0%	44.2%
2026	3	47,304	4.6%	52.1%	$55.40	$2,620,546	3.7%	47.8%
2027	5	58,472	5.7%	57.8%	$85.81	$5,017,622	7.0%	54.9%
2028	8	179,278	17.3%	75.1%	$73.20	$13,123,150	18.4%	73.2%
2029	1	28,734	2.8%	77.9%	$81.37	$2,338,086	3.3%	76.5%
2030	4	114,434	11.1%	88.9%	$79.00	$9,040,286	12.6%	89.2%
2031 & Beyond	3	86,115	8.3%	97.3%	$90.00	$7,750,350	10.8%	100.0%
Vacant	0	28,270	2.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	52	1,034,170	100.0%		$71.05(4)	$71,465,473	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Represents management office.
(4)	Total Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$50,000,000
525 Market Street	525 Market	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

COVID-19 Update. The 525 Market Whole Loan is current as of the June debt service payment and as of June 12, 2020 is not subject to any forbearance, modification or debt service relief request. As of June 3, 2020, the borrower sponsor reported that the 525 Market Property was open; however, all retail tenants except for Chipotle were closed and many office tenants’ employees were working remotely. In the aggregate, retail tenants account for only 1.4% of NRA and 1.3% of underwritten base rent at the 525 Market Property. Tenants representing approximately 99.5% of tenants by NRA made their full rent payment for June 2020, and approximately 99.5% of underwritten base rent was paid for June 2020. Three retail tenants (DragonEats, ProperFood, and Joe & The Juice) representing approximately 0.5% of underwritten base rent requested and were granted rent relief. Chipotle previously requested rent deferral but made its rent payment for June 2020. Additionally, California Parking (the parking operator at the 525 Market Property) was granted rent relief. California Parking’s lease payment was not included in underwritten base rent but was included in other income and represents approximately 0.4% of effective gross income.

The Market. The 525 Market Property is located within the South Financial District of San Francisco, California, on the corner of Market Street and 1st Street, approximately one block northeast of the Montgomery St. Bay Area Rapid Transit (BART) Station, which is serviced by the Yellow (Antioch, CA), Blue (Dublin/Pleasanton, CA), Green (Daly City, CA) and Red (Richmond, CA) lines and connects to the San Francisco Municipal Transportation Authority network of buses, light rail and cable cars. The 525 Market Property is situated approximately 12.9 miles north of the San Francisco International Airport and 17.8 miles northwest of the Oakland International Airport. Approximately four blocks southwest of the 525 Market Property is Westfield San Francisco Centre, an approximately 1.3 million SF Unibail-Rodamco-Westfield-owned super regional mall anchored by Nordstrom and Bloomingdale’s, featuring various boutique shops, dining and entertainment options including a Lego Store and a nine-screen Century San Francisco Centre Theatre.

According to a third party market research provider, the estimated 2019 population within a one-, three- and five-mile radius of the 525 Market Property was approximately 114,010, 420,570 and 682,826, respectively; and the estimated 2019 average household income within the same radii was approximately $120,884, $138,164 and $141,302, respectively.

According to the appraisal, as of the third quarter of 2019, the South Financial Market submarket contained approximately 17.5 million SF of office space with an overall vacancy rate of 6.1% and average asking rent of $78.38 per SF. The appraiser concluded to market rents for the office space at the 525 Market Property ranging from $90.00 to $96.00 per SF (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 525 Market Property:

Market Rent Summary
	Storage Space	Retail Space	2nd Floor Space	Floors 3-12 Space	Floors 14-26 Space	Floor 27-38 Space
Market Rent (PSF)	$30.00	$75.00	$92.00	$90.00	$94.00	$96.00
Lease Term (Years)	7	7	7	7	7	7
Concessions	0 months	2 months	2 months	2 months	2 months	2 months
Lease Type (Reimbursements)	None	Net	Full-Service	Full-Service	Full-Service	Full-Service
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

The following table presents information relating to comparable office property sales for the 525 Market Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Adjusted Sale Price(1)	Sale Price PSF	Appraiser’s Adjusted Sale Price PSF(1)
KPMG Building 55 2nd Street San Francisco, CA	Aug. 2019	2002/N/A	379,328	96%	$402,000,000	$516,265,408	$1,060	$1,361
Park Tower at Transbay 250 Howard Street San Francisco, CA	Aug. 2019	2019/N/A	764,659	100%	$1,090,000,000	$1,049,876,807	$1,425	$1,373
Levi’s Plaza 1105, 1155, 1160, 1255, 1265, 1300 Battery Street and 1355, 1425-1485 Sansome Street San Francisco, CA	Jul. 2019	1981/N/A	931,160	99%	$826,000,000	$1,369,736,360	$887	$1,471
Market Center 555-575 Market St San Francisco, CA	Oct. 2019	1965/1995	752,738	94%	$722,000,000	$1,004,152,492	$959	$1,334
301 Howards St. San Francisco, CA	Aug. 2018	1987/2018	318,774	98%	$292,500,000	$386,035,314	$918	$1,211

Source: Appraisal.

(1)	Adjusted sale price for location, size, age/condition, features/amenities and economic characteristics (as applicable).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$50,000,000
525 Market Street	525 Market	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

The following table presents recent leasing data with respect to comparable office properties to the 525 Market Property:

Comparable Lease Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy(1)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
One Maritime Plaza San Francisco, CA	1967/1990	555,954	100.0%	0.7 Miles	Qatalyst Partners	Apr 2021 / 3.7 Yrs	21,851	$102.00	Full Service
4 Embarcadero Center San Francisco, CA	1979/N/A	934,764	93.7%	1.1 Miles	Genstar Capital	Nov 2019 / 8.2 Yrs	30,027	$92.00	Full Service
Steuart Street Tower 1 Market St San Francisco, CA	1976/N/A	509,000	89.4%	1.1 Miles	CAI International	Oct 2019 / 3.8 Yrs	17,860	$102.00	Full Service
KPMG Building 55 2nd St San Francisco, CA	2002/N/A	379,328	92.7%	0.8 Miles	Rippling	Sep 2019 / 6.5 Yrs	30,000	$92.00	Full Service
45 Fremont Street San Francisco, CA	1978/2019	596,059	87.7%	0.6 Miles	Slack	Sep 2019 / 12.0 Yrs	208,459	$90.00	Full Service
Bank of America Building 555 California St San Francisco, CA	1969/1971	1,477,000	99.3%	0.4 Miles	Authentic8 Inc	Apr 2019 / 5.8 Yrs	2,702	$100.00	Full Service
44 Montgomery Street San Francisco, CA	1966/2015	688,902	86.4%	0.8 Miles	Adivo Associates	Feb 2019 / 7.3 Yrs	3,697	$92.00	Full Service

Source: Appraisal

(1)	Information obtained from a third party market research provider.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$50,000,000
525 Market Street	525 Market	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 525 Market Property:

Cash Flow Analysis
	2016	2017(1)	2018(1)(2)	11/30/2019 TTM(2)	UW(2)(3)	UW PSF
Gross Potential Base Rent	$38,802,935	$38,291,497	$54,907,472	$55,081,961	$69,262,116	$66.97
Contractual Rent Steps	$0	$0	$0	$0	$2,203,356(4)	$2.13
Rent Average Benefit	$0	$0	$0	$0	$5,607,271(5)	$5.42
Grossed Up Vacant Space	$0	$0	$0	$0	$2,544,300	$2.46
Total Recoveries	$822,010	$1,239,603	$1,954,175	$1,403,444	$3,503,322	$3.39
Parking Income	$289,500	$293,064	$290,336	$296,000	$306,000	$0.30
Other Income(6)	$948,524	$462,778	$686,277	$271,643	$490,000	$0.47
Less Vacancy & Credit Loss	$0	$0	$0	$0	($4,195,818)(7)	($4.06)
Effective Gross Income	$40,862,970	$40,286,941	$57,838,260	$57,053,048	$79,720,547	$77.09

Real Estate Taxes	$3,105,852	$3,162,545	$3,206,475	$3,339,395	$3,527,306	$3.41
Insurance	$1,109,813	$1,130,924	$1,200,155	$1,330,435	$1,708,809	$1.65
Other Operating Expenses	$9,459,872	$9,604,148	$10,219,571	$10,535,807	$12,976,250	$12.55
Total Expenses	$13,675,536	$13,897,618	$14,626,201	$15,205,637	$18,212,365	$17.61

Net Operating Income	$27,187,433	$26,389,323	$43,212,060	$41,847,411	$61,508,183	$59.48
Capital Expenditures	$0	$0	$0	$0	$186,151	$0.18
TI/LC	$0	$0	$0	$0	$1,034,170	$1.00
Net Cash Flow	$27,187,433	$26,389,323	$43,212,060	$41,847,411	$60,287,862	$58.30

Occupancy %(7)	81.3%	94.1%	99.8%	97.3%	95.0%
NOI DSCR(8)	1.93x	1.88x	3.07x	2.98x	4.38x
NCF DSCR(8)	1.93x	1.88x	3.07x	2.98x	4.29x
NOI Debt Yield(8)	5.8%	5.6%	9.2%	8.9%	13.1%
NCF Debt Yield(8)	5.8%	5.6%	9.2%	8.9%	12.8%

(1)	The increase in Effective Gross Income and Net Operating Income from 2017 to 2018 was driven in part by (i) 13 new leases totaling approximately $20.0 million of base rent signed from April 2017 to December 2018 and (ii) three renewal leases totaling approximately $2.2 million of base rent signed from April 2017 to June 2018.
(2)	The increase in NOI from 11/30/2019 TTM to UW is primarily attributable to the expansion of Amazon.com Services, Inc. on floors 22-24 and floors 35-38, which accounts for approximately 19.4% of the net rentable area and approximately 23.5% of underwritten base rent.
(3)	For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.
(4)	Represents contractual rent steps through December 31, 2020.
(5)	Represents straight-line rent averaging over the lesser of the remaining lease terms or contraction/termination options for investment grade tenants Amazon, Wells Fargo, Allianz Global Corporate & Specialty SE and Zurich American Insurance Company.
(6)	Other Income includes non-rental income, storage rent, administrative & overhead fees, interest income and emergency generator income.
(7)	The underwritten economic vacancy is 5.0%. The 525 Market Property was 97.3% occupied as of December 4, 2019.

(8) The debt service coverage ratios and debt yields are based on the 525 Market Senior Loan.

Escrows and Reserves.

Real Estate Taxes – During a Cash Trap Event Period (see “Lockbox and Cash Management” section), the 525 Market Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months.

Insurance – During a Cash Trap Event Period, the 525 Market Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, that, notwithstanding any prior springing conditions, the reserve will not be required if the 525 Market Borrower maintains a blanket insurance policy reasonably acceptable to the lender.

Replacement Reserve – During a Cash Trap Event Period, the 525 Market Whole Loan documents require ongoing monthly replacement reserves of $17,234, subject to a cap of $413,616.

General TI/LC Reserve – During a Cash Trap Event Period, the 525 Market Whole Loan documents require ongoing monthly rollover reserves of $86,170 subject to a cap of $2,068,082.

Outstanding TI/LC Reserve – The 525 Market Whole Loan documents require an upfront deposit of $24,171,469 for outstanding tenant improvements related to the Amazon, Sift, Inc., Edelman Public Relations, and Dragoneats LLC leases and outstanding leasing commissions related to the Dragoneats LLC lease.

Free Rent Reserve – The 525 Market Whole Loan documents require an upfront deposit of $17,219,959 for outstanding free rent, abated rent and gap rent pertaining to four tenants at the 525 Market Property (including $13,108,933 for Amazon Services, $1,921,062 for Wells Fargo Bank, N.A., for $1,590,188 for Sift, Inc. and $599,777 for Edelman Public Relations) at the time of origination of the 525 Market Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$50,000,000
525 Market Street	525 Market	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

Lockbox and Cash Management. The 525 Market Whole Loan documents require that the 525 Market Borrower establish and maintain a lender-controlled lockbox account, which is already in place, and that the borrower direct all tenants to pay rent directly into such lockbox account. The loan documents also require that the 525 Market Borrower or property manager deposit any rent received within two business days. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account will be disbursed to the 525 Market Borrower. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 525 Market Whole Loan documents. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 525 Market Whole Loan, provided, however, solely in the event of an Amazon Rollover Period (as defined below), funds will be deposited into a separate excess cash flow subaccount which may be used to fund leasing costs with respect to non-renewed or terminated Amazon Services space, or if reasonably approved by the lender, re-tenanting any other vacant space at the 525 Market Property (the “Amazon Services Excess Cash Flow Subaccount”). Funds in the Amazon Services Excess Cash Flow Subaccount are subject to a cap of $60.00 per rentable square foot of such non-renewed or terminated Amazon Services space, as applicable.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the 525 Market Whole Loan documents or a mezzanine loan default (see “Mezzanine Loan and Preferred Equity” below);
(ii)	the net operating income debt yield (“NOI DY”) based on the 525 Market Whole Loan being less than 5.5% for two consecutive calendar quarters (“Low Debt Yield Period”) (other than a Low Debt Yield Period solely caused by an Amazon Rollover Period); or
(iii)	an Amazon Rollover Period (subject to a cap of $60.00 per rentable square foot of applicable space).

A Cash Trap Event Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default;
•	with regard to clause (ii), the NOI DY being greater than 5.5% for two consecutive calendar quarters; or
•	with regard to clause (iii), an Amazon Rollover Period Cure (as defined below).

An “Amazon Rollover Period” will commence upon the earlier of the following:

(i)	(x) the NOI DY (excluding all underwritten gross revenues attributable to the applicable non-renewed space) being less than 5.5% and (y) Amazon Services failing to provide notice of its intent to renew or extend its lease (or entering into a lease amendment (or new lease) which has the same effect) for any of the following applicable premises at least 10 months prior to:
•	January 31, 2028 for floors 2, 19-21 and 25-27;
•	April 30, 2029 for floor 33;
•	February 28, 2030 for floors 35-38; or
•	January 31, 2031 for floors 22-24; or
(ii)	(x) the NOI DY (excluding all underwritten gross revenues attributable to the applicable terminated space) being less than 5.5% and (y) Amazon Services having exercised any of its existing options to terminate its lease, as described in “Major Tenant” above.

An “Amazon Rollover Period Cure” will occur upon the following:

•	with regard to clause (i) of the definition of Amazon Rollover Period:
o	(a) at any time following such 10-month advance deadline, Amazon Services having either provided notice to renew or extend its lease for the applicable non-renewed space or Amazon Services having executed a lease amendment (or new lease), which has the effect of extending or renewing such lease for such applicable space;
o	(b) at any time following such 10-month deadline, the NOI DY (excluding all underwritten gross revenues attributable to the applicable non-renewed space) being equal to or greater than 5.5%;
o	(c) the 525 Market Borrower having entered into a new lease for such non-renewed space for which all funds for TI/LC have been reserved by the lender; or
o	(d) the 525 Market Borrower having delivered to the lender a letter of credit acceptable to the lender in an amount equal to $60.00 PSF of the applicable non-renewed space.
•	with regard to clause (ii) of the definition of Amazon Rollover Period:
o	(a) at any time following the exercise of such termination option, the NOI DY (excluding all underwritten gross revenues attributable to the applicable terminated space) being equal to or greater than 5.5%;
o	(b) the 525 Market Borrower having entered into a new lease for such terminated space for which all funds for TI/LC have been reserved by the lender; or
o	(c) the 525 Market Borrower having delivered to the lender a letter of credit acceptable to the lender in an amount equal to $60.00 PSF of the applicable terminated space.

Additional Secured Indebtedness (not including trade debts). The 525 Market Property also secures the 525 Market Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $420,000,000 and the 525 Market Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $212,000,000. The 525 Market Non-Serviced Pari Passu Companion Loans and the 525 Market Subordinate Companion Loan are coterminous with the 525 Market Mortgage Loan. The 525 Market Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the 525 Market Mortgage Loan, and the 525 Market Subordinate Companion Loan accrues interest at an interest rate of 2.9495%. The 525 Market Mortgage Loan and the 525 Market Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the 525 Market Subordinate Companion Loan. The holders of the 525 Market Mortgage Loan, the 525 Market Non-Serviced Pari Passu Companion Loans and the 525 Market Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 525 Market Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The 525 Market Pari Passu-A/B Whole Loan” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #3	Cut-off Date Balance:	$50,000,000
525 Market Street	525 Market	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

Subordinate Note Summary
B-Note Original Principal Balance		B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
525 Market Subordinate Companion Loan	$212,000,000	2.9495%	120	0	120	2.96x	9.0%	53.7%

Mezzanine Loan and Preferred Equity. The holders of 100% of the equity interest in the 525 Market Borrower will have a one-time right to obtain a single mezzanine loan, subordinate to the 525 Market Whole Loan and secured by a pledge of 100% of the ownership interests in the 525 Market Borrower so long as, among other conditions pursuant to the 525 Market Whole Loan documents: (a) no event of default has occurred or be continuing, (b) the lender and mezzanine lender have entered into a customary intercreditor agreement reasonably acceptable to the lender, (c) such mezzanine loan term is at least coterminous with the 525 Market Whole Loan, (d) as of the date the mezzanine loan is advanced, the aggregate NOI debt yield is not less than 8.48%, (e) as of the date the mezzanine loan is advanced, the aggregate loan-to-value ratio does not exceed 53.7%, (f) as of the date the mezzanine loan is advanced, the aggregate net operating income debt service coverage ratio is not less than 2.84x, and (g) rating agency confirmation is obtained. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Release of Property. Not permitted.

Right of First Offer. Amazon has a right of first offer to purchase 525 Market Property at fair market value if the 525 Market Borrower elects to sell the 525 Market Property to a Competitor (as defined below), with 20 days’ notice (“ROFO”). The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed-in-lieu thereof.

A “Competitor” means any successor or affiliate of the following companies: Apple, Hewlett Packard, Google, Microsoft, Sony or Facebook. Not more than once annually, Amazon will have the right to update the list of Competitors, provided, however, the specific list of Competitors will not at any time consist of more than six company names.

Ground Lease. The 525 Market Street Property is comprised of a fee interest, a leasehold interest and a subleasehold interest. The fee, leasehold and subleasehold interests are collateral for the 525 Market Street Whole Loan. The 525 Market Street Borrower owns the fee, leasehold and subleasehold interests in the 525 Market Street Property. The 525 Market Street Borrower is prohibited from transferring or merging any interests, and cannot terminate, amend or modify the ground lease documents.

Letter of Credit. None.

Terrorism Insurance. The 525 Market Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 525 Market Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 525 Market Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 525 Market Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$45,000,000
200 West 57th Street	200 West 57th Street	Cut-off Date LTV:	62.2%
New York, NY 10019		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	7.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$45,000,000
200 West 57th Street	200 West 57th Street	Cut-off Date LTV:	62.2%
New York, NY 10019		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	7.5%

200 West 57th Street
200 West 57th Street
New York, NY 10019
MANHATTAN
Upper West Side
Upper East Side
West Side
East Side
Hell's Kitchen
Midtown
Theater District
CENTRAL PARK
Sheep Meadow
The Mall
The Mall and Literary Walk
East Green
Tavern On The Green
65th St Traverse
The Dairy
Central Park Zoo
Heckscher Playground
Wollman Rink
The Pond
West Drive
East Drive
Center Drive
Central Park South
COLUMBUS CIRCLE
59TH ST/ COLUMBUS CIRCLE
Time Warner Center/ Shops at Columbus Ctr.
222 Central Park South
Museum of Arts & Design
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
Park Lane Hotel
Grand Army Plaza
5TH AVE/ 59TH ST
One57
9 West 57th
Louis Vuitton
57TH ST
Carnegie Hall
Viceroy Central Park
The Moderne Hotel
Park Central Hotel NY
Wellington Hotel
Hilton Garden Inn Central Park South
The London NYC
Warwick New York
The Peninsula
Ed Sullivan Theater
7TH AVE/ 53RD ST
New York Hilton Midtown
Museum of Modern Art
5TH AVE/ 53RD ST
Broadway Theater
Sheraton NY Times Sq.
Baccarat
666 Fifth Avenue
Hampton Inn Manhattan-Times Sq North
UBS
AXA Center
75 Rockefeller Plaza
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Gershwin Theatre
50TH ST
Ambassador Theatre
Barclays
Exxon Building
ROCKEFELLER CENTER
Eugene O'Neill Theater
Carolines on Broadway
Crowne Plaza Times Sq.
McGraw-Hill Building
GE Building
1 Rockefeller Plaza
Longacre Theatre
49TH ST
ROCKEFELLER CTR.
Morgan Stanley Global HQ
News Corp. Building
DoubleTree Hilton NY-Times Sq.
Kimpton Muse Hotel
Richard Rogers Theatre
NY Marriott Marquis
Lyceum Theatre
Hyatt Centric Times Square
TIMES SQUARE
Imperial Theatre
Jacobs Theatre
Viacom Intl.
Millennium
Belasco Theatre
Majestic Theatre
Paramount Building
Casablanca Hotel
Julliard School
Walter Reade Theater
66TH ST/ BROADWAY
American Folk Art Mus.
Avery Fisher Hall
Metropolitan Opera House
Damrosch Park
David H. Koch Theater
Quinn Library
Fordham Univ. School of Law
NYIT Auditorium on Broadway
Leon Lowenstein Center
Church of St. Paul the Apostle
Mt. Sinai Hospital West
CBS News
Hotel The Watson
Alvin Ailey American Dance Theater
Temple Emanu-El
Lubin House-Syracuse Univ.
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
9th Ave.
10th Ave.
W. 69th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
E. 69th St.
E. 68th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
Upper West Side
Upper East Side
Central Park
QUEENS
Astoria
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
East River
Greenpoint
Williamsburg
HUDSON COUNTY
Hoboken
Hudson River
Greenwich Village
SoHo
Little Italy
Lower East Side
NEW JERSEY
Tribeca
Chinatown
Financial District
JERSEY CITY
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 4 – 200 West 57th Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	New York, NY 10019
Original Balance(1):	$45,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$45,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	7.3%			Title Vesting:	Fee
Loan Purpose(2):	Recapitalization			Year Built/Renovated:	1917/2007-2008
Borrower Sponsor:	Feil Organization			Size:	171,395 SF
Guarantor:	Jeffrey J. Feil			Cut-off Date Balance per SF(1):	$671
Mortgage Rate:	3.5200%			Maturity Date Balance per SF(1):	$671
Note Date:	12/30/2019			Property Manager:	Jeffrey Management Corp.
First Payment Date:	2/1/2020				(borrower-related)
Maturity Date:	1/1/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(5)
IO Period:	120 months			UW NOI:	$8,653,037
Seasoning:	5 months			UW NOI Debt Yield(1):	7.5%
Prepayment Provisions:	LO (29); DEF (86); O (5)			UW NOI Debt Yield at Maturity(1):	7.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.93x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI:	$7,480,084 (9/30/2019 TTM)
Additional Debt Balance(1)(3):	$70,000,000			2nd Most Recent NOI:	$7,816,277 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$7,858,797 (12/31/2017)
Reserves(4)				Most Recent Occupancy(6):	95.1% (11/27/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.2% (12/31/2018)
RE Tax:	$143,187	$143,187	N/A	3rd Most Recent Occupancy:	91.7% (12/31/2017)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$185,000,000 (12/4/2019)
Recurring Replacements:	$0	$3,866	$92,775	Appraised Value per SF:	$1,079
Rollover:	$0	$21,424	$514,185	Cut-off Date LTV Ratio(1):	62.2%
Other:	$2,069,759	$0	N/A	Maturity Date LTV Ratio(1):	62.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$115,000,000	76.5%	Loan Payoff(2):	$110,592,014	73.6%
Borrower Equity:	$35,319,679	23.5%	Purchase Price(2):	$35,229,400	23.4%
			Reserves:	$2,212,946	1.5%
			Closing Costs:	$2,285,319	1.5%
Total Sources:	$150,319,679	100.0%	Total Uses:	$150,319,679	100.0%

(1)	The 200 West 57th Street Mortgage Loan (as defined below) is a part of the 200 West 57th Street Whole Loan (as defined below) with an original aggregate principal balance of $115,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 200 West 57th Street Whole Loan.
(2)	Loan proceeds, together with borrower equity, were used to repay a prior loan and to buy out the 49.9% joint venture interest held by RP L.L.C. for $35,229,400.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the 200 West 57th Street Whole Loan was underwritten, based on such prior information. See " Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.
(6)	Most Recent Occupancy includes three tenants (4,609 SF) that as of the origination date were in occupancy but expected to vacate the 200 West 57th Street Property (as defined below) in 2020. Rent from these tenants was not underwritten. Without such tenants, occupancy is 92.4%. According to the May 2020 rent roll, one suite (2,262 SF) has vacated the 200 West 57th Street Property, one suite (938 SF) is operating month to month at the 200 West 57th Street Property and the final suite (1,409 SF) is still occupying space at the 200 West 57th Street Property but is expected to vacate in 2020.

The Mortgage Loan. The fourth largest mortgage loan (the “200 West 57th Street Mortgage Loan”) is part of a whole loan (the “200 West 57th Street Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $115,000,000, both of which are secured by a first priority fee mortgage encumbering an office property located in New York, New York (the “200 West 57th Street Property”). The non-controlling Note A-2, in the original principal amount of $45,000,000, represents the 200 West 57th Street Mortgage Loan and will be included in the BANK 2020-BNK27 securitization trust. The controlling Note A-1, in the original principal amount of $70,000,000 (the “200 West 57th Street Non-Serviced Pari Passu Companion Loan”), was contributed to the BANK 2020-BNK26 securitization trust. The 200 West 57th Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK26 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$45,000,000
200 West 57th Street	200 West 57th Street	Cut-off Date LTV:	62.2%
New York, NY 10019		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	7.5%

200 West 57th Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BANK 2020-BNK26	Yes
A-2	$45,000,000	$45,000,000	BANK 2020-BNK27	No
Total (Whole Loan)	$115,000,000	$115,000,000

The Borrower and the Borrower Sponsor. The borrower is RP/FEIL 57 LLC (the “200 West 57th Street Borrower”), a Delaware limited liability company structured with two independent directors. The Feil Organization (“Feil”) is the borrower sponsor, and the non-recourse carveout guarantor is Jeffrey J. Feil. Feil is a family-owned, New York City based real estate investment, development and management firm. Feil owns, develops and manages over 24 million SF of retail, commercial and industrial properties, over 5,000 residential rental units, as well as hundreds of net leased properties and thousands of acres of undeveloped land across the country. Jeffrey J. Feil is president and CEO of Feil and has worked for the company since 1978.

The Property. The 200 West 57th Street Property is a Class B, 16-story office property totaling 171,395 SF, including 7,338 SF of retail space, located in New York City. The 200 West 57th Street Property was built in 1917 and renovated in 2007 and 2008. In addition, the 200 West 57th Street Property façade is landmarked along West 57th Street and Seventh Avenue. Since purchasing the 200 West 57th Street Property in 2007, ownership has invested over $10 million in capital expenditures, including a full façade restoration, expansion of the 15th floor and the addition of the 16th floor in 2008. The 200 West 57th Street Property was 95.1% leased as of November 27, 2019 to 65 tenants. The 200 West 57th Street Property has historically been well-occupied, with occupancy of at least 91.7% over the last 10 years and an average of 94.6%. The 200 West 57th Street Property is leased to a granular rent roll of 65 tenants, primarily consisting of healthcare/medical office tenants. Aside from The St. Luke’s Roosevelt Hospital, which is the largest tenant and accounts for 20.3% of total rent, no other tenant accounts for more than 6.2% of underwritten rent or 5.8% of total SF. The St. Luke’s Roosevelt Hospital has been a tenant at the 200 West 57th Street Property since 2010, has a lease expiration of January 31, 2026 as to 21,549 SF, October 31, 2023 as to 8,743 SF and February 28, 2022 as to 5,258 SF, and has two, five-year renewal options remaining. The 200 West 57th Street Property also contains a retail component (4.3% of SF; 14.0% of underwritten gross potential rent). There are four retail tenants, the largest of which is a restaurant tenant, Cieli Partners L.P. d/b/a Trattoria Dell' Arte (4,000 SF). In addition, the owner of the Brooklyn Diner located adjacent to the 200 West 57th Street Property recently leased retail space at the 200 West 57th Street Property (Ebbets Field Venture LLC) for a 15-year term.

The following table presents certain information relating to the major tenants at the 200 West 57th Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Office Tenants
The St. Luke’s Roosevelt Hospital(2)	NR/NR/NR	35,550	20.7%	$2,664,954	20.3%	$74.96	Various	2x5 yr	N
Extended Fertility LLC(3)	NR/NR/NR	10,019	5.8%	$811,248	6.2%	$80.97	Various	None	N
Orthology Inc.(4)	NR/NR/NR	7,030	4.1%	$489,991	3.7%	$69.70	Various	None	N
Reproductive Medicine Assoc.	NR/NR/NR	5,242	3.1%	$376,795	2.9%	$71.88	8/31/2025	None	N
Major Office Subtotal/Wtd. Avg.		57,841	33.7%	$4,342,988	33.2%	$75.08

Major Retail Tenants
Cieli Partners L.P.	NR/NR/NR	4,000	2.3%	$795,969	6.1%	$198.99	8/31/2028	None	N
Ebbets Field Venture LLC.	NR/NR/NR	1,514	0.9%	$401,210	3.1%	$265.00	11/30/2034	1x5 yr	N
57th Bakery LLC	NR/NR/NR	1,121	0.7%	$549,873	4.2%	$490.52	12/31/2028	None	N
FedEx Office & Print Services	NR/NR/NR	703	0.4%	$220,100	1.7%	$313.09	11/30/2020	None	N
Major Retail Subtotal/Wtd. Avg.		7,338	4.3%	$1,967,152	15.0%	$268.08

Other Tenants		93,230	54.4%	$6,789,946	51.8%	$72.83
Vacant Space		12,986	7.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		171,395	100.0%	$13,100,086	100.0%	$82.70(5)

(1)	Information is based on the underwritten rent roll as of November 27, 2019.
(2)	The St. Luke’s Roosevelt Hospital has 21,549 SF expiring on January 31, 2026, 8,743 expiring on October 31, 2023 and 5,258 SF expiring on February 28, 2022. The tenant is entitled to a monthly rent credit of $1,305.45 through February 2022 for Suite 1001B and to free rent in December 2020, February and December 2023, and February 2024 for Suite 1600A.
(3)	Extended Fertility LLC has 7,074 SF expiring on January 31, 2029 and 2,945 SF expiring on August 31, 2029. The tenant is entitled to free rent in July 2020 and July 2021.
(4)	Orthology Inc. has 5,286 SF expiring on December 31, 2029 and 1,744 SF expiring on February 28, 2030.
(5)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$45,000,000
200 West 57th Street	200 West 57th Street	Cut-off Date LTV:	62.2%
New York, NY 10019		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	7.5%

The following table presents certain information relating to the lease rollover schedule at the 200 West 57th Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	10	13,293	7.8%	7.8%	$81.42	$1,082,323	8.3%	8.3%
2021	7	10,229	6.0%	13.7%	$74.41	$761,190	5.8%	14.1%
2022	3	7,956	4.6%	18.4%	$90.64	$721,111	5.5%	19.6%
2023	7	18,053	10.5%	28.9%	$72.37	$1,306,554	10.0%	29.6%
2024	7	11,049	6.4%	35.3%	$72.80	$804,406	6.1%	35.7%
2025	8	18,423	10.7%	46.1%	$72.76	$1,340,502	10.2%	45.9%
2026	6	28,804	16.8%	62.9%	$76.39	$2,200,470	16.8%	62.7%
2027	1	1,318	0.8%	63.7%	$76.49	$100,814	0.8%	63.5%
2028	4	8,459	4.9%	68.6%	$189.52	$1,603,135	12.2%	75.7%
2029	7	25,876	15.1%	83.7%	$73.83	$1,910,358	14.6%	90.3%
2030	5	7,603	4.4%	88.1%	$56.40	$428,835	3.3%	93.6%
2031 & Beyond	4	7,346	4.3%	92.4%	$114.40	$840,389	6.4%	100.0%
Vacant Space	0	12,986	7.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	69	171,395	100.0%		$82.70(3)	$13,100,086	100.0%

(1)	Information is based on the underwritten rent roll as of November 27, 2019.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The 200 West 57th Street Whole Loan is current as of the June debt service payment and as of June 12, 2020 is not subject to any forbearance, modification or debt service relief request. As of June 3, 2020, the borrower sponsor has reported that the 200 West 57th Street Property is open and operating; however, many of the tenants are non-essential and due to New York state guidelines are closed, with 48.3% of tenants by NRA and 49.1% of tenants by underwritten base rent having paid their full May 2020 rent payments. As of June 3, 2020, 34 tenants (65.1% of NRA and 74.0% of underwritten base rent) at the 200 West 57th Street Property have requested rent relief. Nine tenants (19.9% of NRA and 18.9% of underwritten base rent) have been granted deferrals of rent by the 200 West 57th Street Borrower. The deferrals granted range from 1 to 3 months with repayment over fixed periods.

The Market. The 200 West 57th Street Property is located in New York, New York along the southwest corner of Seventh Avenue and West 57th Street. The 200 West 57th Street Property has frontage along both such commercial corridors and is in close proximity to Central Park. The 200 West 57th Street Property is located immediately west of Carnegie Hall along Seventh Avenue, immediately south of the new Nordstrom flagship department store along West 57th Street, and near multiple subway stations, as well as Columbus Circle and the Fifth Avenue retail corridor. The 200 West 57th Street Property is located in the Midtown West office submarket of the Midtown office market. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Midtown West office submarket was approximately 10.3%, with average asking rents of $76.95 PSF and inventory of approximately 31.0 million SF. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Midtown office market was approximately 11.1%, with average asking rents of $80.93 PSF and inventory of approximately 243.3 million SF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 200 West 57th Street Property:

Market Rent Summary
	Office 2nd-14th Floor Space	Office 15th -16th Floor Space	Retail (57th Street)	Retail (Corner)	Retail (7th Avenue)	Retail (Mezz)
Market Rent (PSF)	$73.00	$92.00	$350.00	$475.00	$275.00	$50.00
Lease Term (Years)	10 or 15	10 or 15	10	10	10	10
Lease Type (Reimbursements)	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	2.75% per annum	2.75% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$45,000,000
200 West 57th Street	200 West 57th Street	Cut-off Date LTV:	62.2%
New York, NY 10019		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	7.5%

The following table presents recent leasing data with respect to comparable office properties with respect to the 200 West 57th Street Property:

Comparable Office Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
521 West 57th Street New York, NY	1916	360,000	Laboratory Corporation of America	14,036	7/1/2019	$52.85	Gross
145 East 57th Street New York, NY	1921	48,000	The Browning School	4,758	6/1/2019	$65.00	Gross
645 Madison Avenue New York, NY	1971	135,000	The Rothman Institute	21,461	3/1/2019	$82.00	Gross
4 Columbus Circle New York, NY	1989	123,000	New Hope Fertility	74,080	2/1/2019	$65.00	Gross
130 East 59th Street New York, NY	1954	206,678	RRE Ventures	8,626	6/1/2018	$62.00	Gross
30 East 60th Street New York, NY	1922	101,024	Dr. Elena Maria Buruiana, MD	2,379	3/1/2018	$69.00	Gross

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the 200 West 57th Street Property:

Cash Flow Analysis
	2016	2017	2018	9/30/2019 TTM	UW(1)	UW PSF
Gross Potential Rent(2)	$10,654,328	$11,412,312	$11,534,673	$11,292,460	$14,023,003	$81.82
Total Recoveries	$1,785,928	$1,846,001	$2,011,963	$2,011,195	$2,072,069	$12.09
Other Income	$175,084	$31,217	$28,646	$27,266	$14,400	$0.08
Less Vacancy & Credit Loss	$0	$0	$0	$0	($961,478)	($5.61)
Effective Gross Income	$12,615,340	$13,289,530	$13,575,282	$13,330,921	$15,147,994	$88.38

Real Estate Taxes	$2,934,691	$3,072,244	$3,206,728	$3,314,252	$3,561,349	$20.78
Insurance	$115,338	$97,583	$93,632	$100,650	$95,345	$0.56
Other Expenses	$2,309,968	$2,260,906	$2,458,645	$2,435,935	$2,838,263	$16.56
Total Expenses	$5,359,997	$5,430,733	$5,759,005	$5,850,837	$6,494,957	$37.89

Net Operating Income(2)	$7,255,343	$7,858,797	$7,816,277	$7,480,084	$8,653,037	$50.49
Capital Expenditures	$0	$0	$0	$0	$46,388	$0.27
TI/LC	$0	$0	$0	$0	$671,802	$3.92
Net Cash Flow	$7,255,343	$7,858,797	$7,816,277	$7,480,084	$7,934,848	$46.30

Occupancy %	92.9%	91.7%	94.2%	95.1%(3)	92.4%
NOI DSCR(4)	1.77x	1.91x	1.90x	1.82x	2.11x
NCF DSCR(4)	1.77x	1.91x	1.90x	1.82x	1.93x
NOI Debt Yield(4)	6.3%	6.8%	6.8%	6.5%	7.5%
NCF Debt Yield(4)	6.3%	6.8%	6.8%	6.5%	6.9%

(1)	For the avoidance of doubt, no COVID-specific adjustments have been made to the lender UW.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated November 27, 2019. The increase in Gross Potential Rent and Net Operating Income from 9/30/2019 TTM to UW is due to (i) rent steps through January 1, 2021 totaling $273,320 and (ii) new leasing at the end of 2019 and beginning of 2020 ($925,622 of UW Gross Potential Rent).
(3)	9/30/2019 TTM Occupancy % is as of November 27, 2019 and includes three tenants (4,609 SF) that as of the origination date were in occupancy but expected to vacate the 200 West 57th Street Property in 2020. Rent from these tenants was not underwritten. Without such tenants, occupancy is 92.4%. According to the May 2020 rent roll, one suite (2,262 SF) has vacated the 200 West 57th Street Property, one suite (938 SF) is operating month to month at the 200 West 57th Street Property and the final suite (1,409 SF) is still occupying space at the 200 West 57th Street Property but is expected to vacate in 2020.
(4)	Debt service coverage ratios and debt yields are based on the 200 West 57th Street Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The 200 West 57th Street Borrower deposited at loan origination approximately $143,187 into a reserve for real estate taxes. The 200 West 57th Street Whole Loan documents provide for monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (currently $143,187), provided that such deposits are not required if such deposits would cause the amount then on deposit in such reserve to exceed the amount needed to pay taxes for the next 24 months.

Insurance – The 200 West 57th Street Whole Loan documents provide for monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required (A) so long as (i) no event of default has occurred and is continuing, and (ii) the liability and casualty insurance

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$45,000,000
200 West 57th Street	200 West 57th Street	Cut-off Date LTV:	62.2%
New York, NY 10019		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	7.5%

coverage is included in a blanket policy approved by the lender in its reasonable discretion, or (B) if such deposits would cause the amount then on deposit in such reserve to exceed the amount needed to pay the insurance premiums for the next 24 months.

Recurring Replacements– The 200 West 57th Street Whole Loan documents provide for monthly deposits of approximately $3,866 into a reserve for approved capital expenditures; provided that such deposits are not required if they would cause the amount then on deposit in such reserve to exceed approximately $92,775.

Rollover Reserve – The 200 West 57th Street Whole Loan documents provide for monthly deposits of approximately $21,424 into a reserve for future tenant improvements and leasing commissions; provided that such deposits are not required if they would cause the amount then on deposit in such reserve to exceed approximately $514,185.

TI/LC Reserve – The 200 West 57th Street Whole Loan documents provide for an upfront reserve of approximately $1,373,534 for outstanding tenant improvement and leasing commission costs under the leases for 13 tenants.

Rent Concession Reserve – The 200 West 57th Street Whole Loan documents provide for an upfront reserve of approximately $696,225 for 17 tenants, including among others, the St. Luke’s Roosevelt Hospital, Extended Fertility LLC and Orthology Inc., for outstanding rent credits, concessions and/or abatements.

Lockbox and Cash Management. The 200 West 57th Street Whole Loan is structured with a hard lockbox and springing cash management. The 200 West 57th Street Borrower is required to direct each tenant of the 200 West 57th Street Property to deposit rent directly into a lender-controlled lockbox account, and to deposit any funds received by the 200 West 57th Street Borrower and property manager, notwithstanding such direction, into the lockbox account within one business day of receipt. Upon the first occurrence of a Trigger Period (as defined below), the lender is required to establish a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as the Trigger Period is continuing. During the continuance of a Trigger Period, provided no event of default under the 200 West 57th Street Whole Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves”, (ii) to pay the monthly interest payment for the next calendar month, (iii) to pay monthly operating expenses for the calendar month in which such monthly payment date occurs as set forth in the annual budget (which during a Trigger Period is required to be reasonably approved by the lender), (iv) to make the monthly deposit into the recurring replacements reserve and the rollover funds reserve as described under “Escrows and Reserves”, and (v) to deposit any remainder into an excess cash flow subaccount to be held as additional security for the 200 West 57th Street Whole Loan during the continuance of such Trigger Period. If no Trigger Period is continuing, all funds in the excess cash flow subaccount are required to be disbursed to the 200 West 57th Street Borrower.

“Trigger Period” means a period:

(i)	commencing upon an event of default under the 200 West 57th Street Whole Loan, and ending upon the cure, if applicable, of such event of default, or
(ii)	commencing upon the debt yield on the 200 West 57th Street Whole Loan falling below 5.7% for two consecutive calendar quarters, and ending on the date the debt yield on the 200 West 57th Street Whole Loan equals or exceeds 6.0% for two consecutive calendar quarters.

Notwithstanding the foregoing, a Trigger Period will not commence in connection with clause (ii) of the definition of Trigger Period if, within ten business days following the 200 West 57th Street Borrower’s receipt of written notice of the failure to satisfy a debt yield of 5.7% for two consecutive calendar quarters, the 200 West 57th Street Borrower deposits with the lender a letter of credit in an amount equal to the amount which, if applied as a partial prepayment of the 200 West 57th Street Whole Loan, would cause the debt yield to be greater than or equal to 5.7%.

Additional Secured Indebtedness (not including trade debts). The 200 West 57th Street Property also secures the 200 West 57th Street Non-Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $70,000,000. The 200 West 57th Street Non-Serviced Pari Passu Companion Loan accrues interest at the same rate as the 200 West 57th Street Mortgage Loan. The 200 West 57th Street Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the 200 West 57th Street Non-Serviced Pari Passu Companion Loan. The holders of the 200 West 57th Street Mortgage Loan and the 200 West 57th Street Non-Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 200 West 57th Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. The 200 West 57th Street Borrower has the right to deliver a letter of credit to end a Trigger Period as described above under “Lockbox and Cash Management.”

Terrorism Insurance. The 200 West 57th Street Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 200 West 57th Street Property, together with business income insurance covering not less than the 18-month period commencing at the time of loss and an extended period of indemnity endorsement of up to 12 months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against acts that are “certified” as defined by TRIPRA (or such other program). If TRIPRA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #4	Cut-off Date Balance:	$45,000,000
200 West 57th Street	200 West 57th Street	Cut-off Date LTV:	62.2%
New York, NY 10019		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	7.5%

or a similar or subsequent statute is not in effect, then the 200 West 57th Street Borrower will not be required to spend on terrorism insurance more than 1.5 times the amount of the insurance premiums that are payable at such time in respect of the property and business income insurance required under the loan documents (without giving effect to the cost of the terrorism components of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Single Tenant	Loan #5	Cut-off Date Balance:	$44,000,000
100 Metro Boulevard	Ralph Lauren HQ New Jersey	Cut-off Date LTV:	59.4%
Nutley, NJ 07110		UW NCF DSCR:	3.00x
		UW NOI Debt Yield:	9.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Single Tenant	Loan #5	Cut-off Date Balance:	$44,000,000
100 Metro Boulevard	Ralph Lauren HQ New Jersey	Cut-off Date LTV:	59.4%
Nutley, NJ 07110		UW NCF DSCR:	3.00x
		UW NOI Debt Yield:	9.6%

Ralph Lauren HQ New Jersey
100 Metro Boulevard
Nutley, NJ 07110
Totowa
Woodland Park
Garret Mountain Park
St. Josephs Regional Medical Ctr.
Paterson
Crooks Ave.
Garden State Pkwy
Park West Meadows
West Falls Plaza
Plaza 46
Wedgewood Plaza
Rifle Camp Park
Valley Rd.
Albion Place
Botany Village
E. Main St.
MONTCLAIR BOONTON LINE
Clifton Plaza
Clifton Ave.
MONTCLAIR STATE UNIV
Yogi Berra Museum
Montclair State Univ.
Great Notch
Ridge Rd.
Sprague Field
MONTCLAIR HEIGHTS
CLIFTON
Paulison Ave.
MAIN LINE
Colfax Ave.
Clifton
General Hospital Ctr. at Passaic
Richfield Shopping Center
PASSAIC COUNTY
Boverini Stadium
PASSAIC
Passaic
Main Ave.
Wallington Square Plaza
Hasbrouck Heights
Wallington
Wood-Ridge
Paterson Ave.
Upper Montclair CC
Montclair
Allwood Rd.
Styertowne Shopping Center
Allwood
UPPER MONTCLAIR
Highland Ave.
Grove St.
Brookdale Park
W. Passaic Ave.
The Promenade Shops at Clifton
River Front Center
DELAWANNA
Passaic River
BERGEN COUNTY
Hackensack St.
WOOD-RIDGE
NJ TRANSIT
Seton Hall Univ. College of Nursing
Clifton Commons
Montross Ave.
RUTHERFORD
Carlstadt
Central Ave.
WATCHUNG AVE
Bloomfield
Bloomfield Ave.
Franklin Ave.
Nutley
Rutherford
East Rutherford
Meadowlands Racetrack
MEADOWLANDS SPORTS COMPLEX
MetLife Stadium
Claremont Ave.
Glen Ridge CC
Pkwy.
LYNDHURST
WALNUT ST
Centre St.
Mountainside Hospital
ESSEX COUNTY
Avondale
KINGSLAND
Lyndhurst
NY City 11 miles
BAY ST-MONTCLAIR
Glenmont Square
Kingsland Ave.
Lewandowski Commons
Bergen Comm. College at The Meadowlands
Greylock Pkwy.
GLEN RIDGE
Garden State
Bloomfield College
Bloomfield Shopping Center
Belleville
Hendricks Field GC
Ridgewood Ave.
BLOOMFIELD
Washington Ave.
Ridge Rd.
Belleville Ave.
Clara Maass Medical Ctr.
North Arlington
Hudson Regional Hospital
Dodd St.
WATSESSING
Franklin Square Plaza
GROVE STREET
East Orange
Summer Ave.
Broadway
Newark Light Rail
Arlington
New Jersey Turnpike
Secaucus
Hackensack River
Brick Church Plaza
Park Ave.
BRICK CHURCH
Silver Lake
Kearny Ave.
Schuyler Ave.
Kearny
Pepsi Bottling Group
Kearny Plaza
EAST ORANGE
NEWARK
HUDSON COUNTY
N.J. Turnpike
SECAUCUS JUNCTION
Rockaway
Wayne
North Haledon
Alpine
YONKERS
PATERSON
Montville
Parsippany
Clifton
Passaic
Montclair
Fort Lee
Hanover
West Orange
Morristown
Florham Park
Livingston
East Orange
MANHATTAN
NEW JERSEY
Madison
Millburn
Irvington
NEWARK
QUEENS
Chatham
Maplewood
JERSEY CITY
NEW YORK CITY
Summit
Union
Hoboken
Bayonne
Westfield
Elizabeth
BROOKLYN
Scotch Plains
Linden
Plainfield
Rahway
STATEN ISLAND
Edison
Woodbridge
Carteret
Piscataway
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 5 – Ralph Lauren HQ New Jersey

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s)	NR/NR/NR			Location:	Nutley, NJ 07110
Original Balance(1):	$44,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$44,000,000			Detailed Property Type:	Single Tenant
% of Initial Pool Balance:	7.1%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1996/2019
Borrower Sponsor:	Laulima Capital Investors, LLC			Size:	255,018 SF
Guarantor(2):	N/A			Cut-off Date Balance per SF(1):	$224
Mortgage Rate:	3.1300%			Maturity Date Balance per SF(1):	$224
Note Date:	2/7/2020			Property Manager:	Prism Property Services, LLC
First Payment Date:	4/1/2020
Maturity Date:	3/1/2030
Original Term to Maturity:	120 months			Underwriting and Financial Information(6)
Original Amortization Term:	0 months			UW NOI:	$5,475,505
IO Period:	120 months			UW NOI Debt Yield(1):	9.6%
Seasoning:	3 months			UW NOI Debt Yield at Maturity(1):	9.6%
Prepayment Provisions(3):	LO (27); DEF (89); O (4)			UW NCF DSCR(1):	3.00x
Lockbox/Cash Mgmt Status:	Hard/In Place			Most Recent NOI(7):	N/A
Additional Debt Type(1)(4):	Pari Passu			2nd Most Recent NOI(7):	N/A
Additional Debt Balance(1)(4):	$13,000,000			3rd Most Recent NOI(7):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	100.0% (6/1/2020)
Reserves(5)				2nd Most Recent Occupancy(7):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(7):	N/A
RE Tax:	$293,602	$97,867	N/A	Appraised Value (as of):	$96,000,000 (11/1/2019)
Insurance:	$0	$6,222	N/A	Appraised Value per SF:	$376
Recurring Replacements:	$0	$4,251	$51,016	Cut-off Date LTV Ratio(1):	59.4%
Other:	$9,180,393	$0	N/A	Maturity Date LTV Ratio(1):	59.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$57,000,000	56.8%	Purchase Price:	$88,370,000	88.0%
Borrower Equity:	$43,377,074	43.2%	Reserves:	$9,473,995	9.4%
			Closing Costs:	$2,533,079	2.5%
Total Sources:	$100,377,074	100.0%	Total Uses:	$100,377,074	100.0%

(1)	The Ralph Lauren HQ New Jersey Mortgage Loan (as defined below) is a part of the Ralph Lauren HQ New Jersey Whole Loan (as defined below) with an original aggregate principal balance of $57,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Ralph Lauren HQ New Jersey Whole Loan.
(2)	There is no separate non-recourse carveout guarantor or environmental indemnitor for the Ralph Lauren HQ New Jersey Whole Loan.
(3)	Defeasance of the Ralph Lauren HQ New Jersey Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Ralph Lauren HQ New Jersey Whole Loan to be securitized and (b) the date that is 42 months after the first payment date. The assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in June 2020.
(4)	See "The Mortgage Loan" and "Additional Secured Indebtedness (not including trade debts)" below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the Ralph Lauren HQ New Jersey Whole Loan -was underwritten, based on such prior information. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.
(7)	No historical operating and historical occupancy information was available because the single tenant, Ralph Lauren (as defined below), recently relocated to the property under a new lease commencing as of January 1, 2020.

The Mortgage Loan. The fifth largest mortgage loan (the “Ralph Lauren HQ New Jersey Mortgage Loan”) is part of a whole loan (the “Ralph Lauren HQ New Jersey Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $57,000,000 and secured by a first priority fee mortgage encumbering a 255,018 SF office property located in Nutley, New Jersey (the “Ralph Lauren HQ New Jersey Property”). The Ralph Lauren HQ New Jersey Mortgage Loan is evidenced by the controlling promissory note A-1 in the original principal amount of $44,000,000. The non-controlling promissory note A-2 (the “Ralph Lauren HQ New Jersey Serviced Pari Passu Companion Loan”) is currently held by MSBNA and is expected to be contributed to one or more future securitization transactions. The Ralph Lauren HQ New Jersey Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK27 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Ralph Lauren HQ New Jersey Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$44,000,000	$44,000,000	BANK 2020-BNK27	Yes
A-2	$13,000,000	$13,000,000	MSBNA	No
Total (Whole Loan)	$57,000,000	$57,000,000

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Single Tenant	Loan #5	Cut-off Date Balance:	$44,000,000
100 Metro Boulevard	Ralph Lauren HQ New Jersey	Cut-off Date LTV:	59.4%
Nutley, NJ 07110		UW NCF DSCR:	3.00x
		UW NOI Debt Yield:	9.6%

The Borrower and the Borrower Sponsor. The borrower is LCI 100 Metro Urban Renewal, LLC (the “Ralph Lauren HQ New Jersey Borrower”), a Delaware limited liability company structured with two independent directors. There is no separate non-recourse carveout guarantor or environmental indemnitor with respect to the Ralph Lauren HQ New Jersey Whole Loan. The borrower sponsor is Laulima Capital Investors, LLC. Laulima Capital Investors, LLC was founded by Theodore Rachlin, who is also the sole owner and manager of Laulima Families, LLC and Laulima Tax Advisory Group, LLC. Theodore Rachlin has over 23 years’ experience in asset management and tax planning and currently serves as trustee and personal financial manager for twelve families residing in the United States.

The Property. The Ralph Lauren HQ New Jersey Property is a Class A, 7-story office property totaling 255,018 SF located in Nutley, New Jersey. The Ralph Lauren HQ New Jersey Property was built in 1996 and renovated in 2019. The Ralph Lauren HQ New Jersey Property is 100% leased to Ralph Lauren Corporation (“Ralph Lauren”) pursuant to a 16-year lease that commenced January 1, 2020 and expires December 31, 2035. The Ralph Lauren HQ New Jersey Property includes corporate management offices, administrative offices, showroom space, mock-store space, design rooms and a conference center. The total site area for the office improvements is 1.381 acres. Parking at the Ralph Lauren HQ New Jersey Property is provided within a newly constructed, 7-story 2,501 space parking deck that is located on a separate tax lot that is not part of the collateral for the Ralph Lauren HQ New Jersey Whole Loan. There are 1,020 parking spaces within the parking deck that are allocated to the Ralph Lauren HQ New Jersey Property and accessible via a parking declaration that runs in perpetuity. Pursuant to the Ralph Lauren lease, the landlord is responsible for the completion of the following landlord obligations: (i) courtyard and landscaping work ($1,292,519); (ii) electric charging station work, which consists of the installation of 10 charging stations for electric vehicles ($72,000); and (iii) garage work ($227,000). Funds to complete this work along with a 20% contingency, were deposited by the seller of the Ralph Lauren HQ New Jersey Property into an escrow held outside of the Ralph Lauren HQ New Jersey Whole Loan, with an escrow balance at closing of $1,894,138. This reserve is being held by a third party escrow agent (Commonwealth Land Title Insurance Company) pursuant to an escrow agreement. According to the Ralph Lauren HQ New Jersey Borrower, the garage work has been completed and the other post-closing obligations are still underway. Ralph Lauren has a right to a rental abatement if the landscaping work is not completed by June 21, 2020, in an amount equal to 25% of the daily rent due for each day of delay for the first 60 days, and thereafter, 100% of the daily rent due for each day of delay.

Ralph Lauren is currently in a free rent period through December 31, 2020, totaling $6,129,368 of free rent, which has been reserved for. In addition, Ralph Lauren has the right to apply a $2,500,000 “Liquidated Payment” that was due to it under its lease as an offset against its rent; such application is expected to occur following the free rent period, and such Liquidated Payment has also been reserved for. See “Escrows and Reserves” below. Ralph Lauren has the right to use the auditorium in an adjacent property known as the 200 Metro property pursuant to a license agreement. Neither the auditorium, nor the 200 Metro property or the license agreement are included as collateral for the Ralph Lauren HQ New Jersey Whole Loan. The landlord under the Ralph Lauren lease was required to provide Ralph Lauren with an approximately $16.3 million tenant improvements allowance, which was paid by the seller of the Ralph Lauren HQ New Jersey Property at or prior to closing of the sale of the Ralph Lauren HQ New Jersey Property. In addition, Ralph Lauren has been granted a $33 million “GROW NJ” financial incentive to move its New Jersey hub to the Ralph Lauren HQ New Jersey Property, although Ralph Lauren will remain headquartered in New York City. Ralph Lauren has a one-time extension right for a 6-month term if it is not in default, the landlord is not negotiating a lease for all or a part of the premises and the landlord has not executed a lease for all or a part of the premises. Ralph Lauren has two 10-year extension options with respect to all or a portion of the Ralph Lauren HQ New Jersey Property. If extending the lease for less than the entire premises, Ralph Lauren may extend the lease as to the entire premises less the 7th floor or less both the 6th and 7th floors.

The Ralph Lauren HQ New Jersey Property benefits from a 30-year payment in lieu of taxes (“PILOT”) program, which commenced concurrently with the commencement of the Ralph Lauren lease. Pursuant to such program, the Ralph Lauren HQ New Jersey Borrower is required to pay, in lieu of taxes on the improvements, an annual service charge equal to (i) for years 1 through 15, the greater of the “Minimum Annual PILOT Payment”, ($927,241 in year 1, with 2% annual increases thereafter) or 11.92% of annual gross revenue, (ii) for years 16 through 21, the greater of the Minimum Annual PILOT Payment, 11.92% of annual gross revenue or 20% of the amount of taxes otherwise due on the land and improvements, and (iii) thereafter, in accordance with clause, (ii) except that the 20% in the formula increases to 40% for years 22 through 27, 60% for years 28 through 29, and 80% for year 30. In addition, the Ralph Lauren HQ New Jersey Borrower is required to pay land tax based on no increase in the assessment; however, the Ralph Lauren HQ New Jersey Borrower is entitled to a credit of such land tax paid in the last four preceding quarterly installments against the annual service charge. In addition, there is a 2.0% administrative fee on the annual service charge. According to the appraisal, total PILOT and land tax payments for 2020 are estimated at $1,033,538, are estimated to decrease to $950,039 in 2021 (when the land tax credit commences) and are estimated to increase each year thereafter, and to equal $1,135,863 in 2030 (the year of the loan maturity) and to equal $2,009,632 in 2049 (year 30).

The following table presents certain information relating to the sole tenant at the Ralph Lauren HQ New Jersey Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Ralph Lauren	NR/A3/A-	255,018	100.0%	$8,200,135	100.0%	$32.16(2)	12/31/2035	(3)	N(3)

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total		255,018	100.0%	$8,200,135	100.0%	$32.16

(1)	Information is based on the underwritten rent roll as of June 1, 2020.
(2)	Ralph Lauren has a free rent period through December 31, 2020, totaling $6,129,368 of free rent, which has been reserved for. In addition, Ralph Lauren has the right to apply a $2,500,000 “Liquidated Payment” that was due to it under its lease as an offset against its rent; such application is expected to occur following the free rent period, and such Liquidated Payment has also been reserved for. See “Escrows and Reserves” below.
(3)	Ralph Lauren has a one-time extension right for a 6-month term if it is not in default, the landlord is not negotiating a lease for all or a part of the premises and the landlord has not executed a lease for all or a part of the premises. Ralph Lauren has two 10-year extension options with respect to all or a portion of the Ralph Lauren HQ New Jersey Property. If extending for less than the entire premises, Ralph Lauren may extend the lease as to the entire premises less the 7th floor or less both the 6th and 7th floors. There are no unilateral termination options. However, if building services are interrupted for 180 days as a result of the landlord’s negligence or willful misconduct and the tenant is deprived of its use of the premises, the tenant may terminate the lease. If for any reason building services are interrupted for 365 days, the tenant may terminate the lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Single Tenant	Loan #5	Cut-off Date Balance:	$44,000,000
100 Metro Boulevard	Ralph Lauren HQ New Jersey	Cut-off Date LTV:	59.4%
Nutley, NJ 07110		UW NCF DSCR:	3.00x
		UW NOI Debt Yield:	9.6%

The following table presents certain information relating to the lease rollover schedule at the Ralph Lauren HQ New Jersey Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2029	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2030	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2031 & Beyond	1	255,018	100.0%	100.0%	$32.16	$8,200,135	100.0%	100.0%
Vacant Space	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	255,018	100.0%		$32.16	$8,200,135	100.0%

(1)	Information is based on the underwritten rent roll as of June 1, 2020.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.

COVID-19 Update. The Ralph Lauren HQ New Jersey Whole Loan is current as of the June debt service payment and as of June 12, 2020 is not subject to any forbearance, modification or debt service relief request. As of June 2, 2020, the Ralph Lauren HQ New Jersey Property is open and maintains a security team for employees who need access; however, all Ralph Lauren employees are working remotely pursuant to an order from the government of New Jersey, which is still in effect. Since Ralph Lauren is currently in a free rent period, it has not yet commenced paying rent. As of June 2, 2020, the tenant has not requested rent relief.

The Market. The Ralph Lauren HQ New Jersey Property is located in Nutley, New Jersey, within the Northern New Jersey retail market and the Garden State/Essex submarket. National retailers in the immediate area include AMC Theaters, Verizon Wireless, Five Below, Bed Bath & Beyond, Costco, Vitamin Shoppe, Michaels, Pier One, AC Moore, Modells, Carters, Joseph A. Banks, T Mobile, Trader Joes, Ulta, Sleepy’s, Kay Jewelers, Barnes & Noble, Target and Staples. Primary access to the Ralph Lauren HQ New Jersey Property is provided by U.S. Highway Route 3, the New Jersey Turnpike (I-95) and the Garden State Parkway. According to the appraisal, as of the third quarter of 2019, the Northern New Jersey office market had approximately 105.5 million SF of office space inventory, overall vacancy in the market was approximately 21.5% and asking rent was $25.05 PSF. According to the appraisal, as of the third quarter of 2019, the Garden State/Essex submarket had approximately 4.2 million SF of office space inventory, overall vacancy in the submarket was approximately 12.6% and asking rent was $25.59 PSF. According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius of the Ralph Lauren HQ New Jersey Property was 17,684, 256,037 and 638,269, respectively. The 2018 estimated average household income within a one-, three- and five-mile radius of the Ralph Lauren HQ New Jersey Property was $141,873, $111,477 and $100,882, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Ralph Lauren HQ New Jersey Property:

Market Rent Summary
Office
Market Rent (PSF)	$30.00
Lease Term (Months)	10
Lease Type (Reimbursements)	Gross + TE
Rent Increase Projection	$0.50 PSF per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Single Tenant	Loan #5	Cut-off Date Balance:	$44,000,000
100 Metro Boulevard	Ralph Lauren HQ New Jersey	Cut-off Date LTV:	59.4%
Nutley, NJ 07110		UW NCF DSCR:	3.00x
		UW NOI Debt Yield:	9.6%

The following table presents recent leasing data with respect to comparable office properties to the Ralph Lauren HQ New Jersey Property:

Comparable Office Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
700 Bridgewater Bridgewater, NJ	2019	138,000	IsMed, Inc.	138,000	Sept. 2019	$25.00	Gross + TE
Gatehall II Parsippany, NJ	1985	404,511	The Ricoh Company Ltd.	55,893	July 2019	$23.50	Gross + TE
Kemble Plaza II Morristown, NJ	1986	486,736	Lonza America	75,672	Jan. 2018	$24.50	Gross + TE
Somerset Corporate Center Bridgewater, NJ	1998	644,289	Telcordia	115,158	April 2017	$28.50	Gross + TE
Princeton Overlook I Princeton, NJ	1990	149,600	Princeton University	67,000	July 2018	$30.50	Gross + TE
Country Club Plaza Paramus, NJ	1988	231,000	Octapharma	63,761	July 2018	$30.00	Gross + TE

Source: Appraisal.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Ralph Lauren HQ New Jersey Property:

Cash Flow Analysis(1)
	UW(2)	UW PSF
Gross Potential Rent(3)	$8,200,135	$32.16
Total Recoveries	$1,081,540	$4.24
Less Vacancy & Credit Loss	($278,450)	($1.09)
Effective Gross Income	$9,003,225	$35.30

Real Estate Taxes(4)	$1,033,538	$4.05
Insurance	$64,068	$0.25
Other Expenses	$2,430,114	$9.53
Total Expenses	$3,527,720	$13.83

Net Operating Income	$5,475,505	$21.47
Capital Expenditures	$51,016	$0.20
Net Cash Flow	$5,424,489	$21.27

Occupancy %	97.0%(5)
NOI DSCR(6)	3.03x
NCF DSCR(6)	3.00x
NOI Debt Yield(6)	9.6%
NCF Debt Yield(6)	9.5%

(1)	No historical operating information was available because the single tenant, Ralph Lauren, recently relocated to the Ralph Lauren HQ New Jersey Property under a new lease commencing as of January 1, 2020.
(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender UW.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated June 1, 2020 and has been underwritten using the straight line average rent during the lease term. The straight line rent adjustment is approximately $422,086.
(4)	Represents the projected year 1 tax liability under the PILOT program, as set forth in the appraisal.
(5)	UW Occupancy % represents economic occupancy. Physical occupancy was 100.0% as of June 1, 2020.
(6)	Debt service coverage ratios and debt yields are based on the Ralph Lauren HQ New Jersey Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Ralph Lauren HQ New Jersey Whole Loan documents provide for an upfront reserve of approximately $293,602 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes (currently $97,867) that the lender estimates will be payable during the next twelve months; provided that such monthly deposits are not required so long as the Reserve Waiver Conditions (as defined below) are satisfied with respect to the real estate taxes in the lender’s reasonable discretion.

“Reserve Waiver Conditions” means each of the following: (i) no Trigger Period (as defined below) has occurred and is continuing, (ii) the Specified Tenant Lease (as defined below) is in full force and effect with no defaults, (iii) the Specified Tenant Lease requires the Specified Tenant (as defined below) to make the payments and perform the obligations relating to the obligations and liabilities for which the applicable reserve funds were established (and, with respect to insurance, the Specified Tenant Lease requires the Specified Tenant to maintain insurance with respect to the Ralph Lauren HQ New Jersey Property providing coverage equaling or exceeding the types and coverages required pursuant to the loan documents), and the Specified Tenant continues to make the payments and perform the obligations required pursuant to the Specified Tenant Lease, and the Ralph Lauren HQ New Jersey Borrower

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Single Tenant	Loan #5	Cut-off Date Balance:	$44,000,000
100 Metro Boulevard	Ralph Lauren HQ New Jersey	Cut-off Date LTV:	59.4%
Nutley, NJ 07110		UW NCF DSCR:	3.00x
		UW NOI Debt Yield:	9.6%

and/or the Specified Tenant delivers evidence of the same to the lender, (iv) the Specified Tenant is not bankrupt and has not declared in writing that it is, and has not been adjudicated to be, insolvent or unable to pay its debts as they come due, and (v) the Specified Tenant has not expressed its intention in writing to terminate, cancel or default under the Specified Tenant Lease.

“Specified Tenant Lease” means that certain Lease Agreement, dated as of June 1, 2018, by and between PB Nutclif Master, LLC, as predecessor in interest to the Ralph Lauren HQ New Jersey Borrower (the “Ralph Lauren HQ New Jersey Property Seller”), as landlord, and Specified Tenant, as tenant.

“Specified Tenant” means Ralph Lauren Corporation, and any guarantor(s), successor and/or assignee of the tenant’s interest under the Specified Tenant Lease.

Insurance – The Ralph Lauren HQ New Jersey Whole Loan documents provide for monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums (currently $6,222) that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (a) the Reserve Waiver Conditions are satisfied with respect to the insurance premiums in the lender’s reasonable discretion, or (b) the following conditions are satisfied in the lender’s reasonable discretion: (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for the Ralph Lauren HQ New Jersey Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the Ralph Lauren HQ New Jersey Borrower provides the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

Recurring Replacements – The Ralph Lauren HQ New Jersey Whole Loan documents provide for monthly deposits of approximately $4,251 into a reserve for approved capital expenditures, provided that the Ralph Lauren HQ New Jersey Borrower will not be required to make such deposits on any monthly payment date on which the balance of such reserve is equal to or greater than $51,016.

Free Rent Reserve – The Ralph Lauren HQ New Jersey Whole Loan documents provide for an upfront reserve of $6,129,368 for future rent credits or abatements under the Specified Tenant Lease.

Post-Closing Work Reserve – The Ralph Lauren HQ New Jersey Whole Loan documents provide for an upfront reserve of $500,000 for certain outstanding landlord work.

Liquidated Payment Reserve – The Ralph Lauren HQ New Jersey Whole Loan documents provide for an upfront reserve of $2,500,000 representing the “Liquidated Payment,” an amount that the landlord has agreed to pay to the tenant as consideration for tenant’s execution and delivery of the First Amendment to Lease Agreement Following the date on which Ralph Lauren is paying full unabated rent under its lease (other than with respect to such Liquidated Payment), and certain other conditions are satisfied, funds from the Liquidated Payment Reserve are required to be disbursed into the cash management account on each monthly payment date in an amount equal to the lesser of $648,171 and the remaining amount in such reserve.

Environmental Insurance Reserve – The Ralph Lauren HQ New Jersey Whole Loan documents provide for an upfront reserve of approximately $51,025 representing the amount needed to extend the term of the existing environmental insurance policy for a period of 36 months beyond the currently required term end of March 9, 2030.

Lockbox and Cash Management. The Ralph Lauren HQ New Jersey Whole Loan is structured with a hard lockbox and in-place cash management. All rents and other revenue from the Ralph Lauren HQ New Jersey Property are required to be deposited, or caused to be deposited, directly into the lockbox account or, if received by the Ralph Lauren HQ New Jersey Borrower or the property manager, deposited within three business days of receipt. Provided no event of default is continuing, all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account and disbursed according to the Ralph Lauren HQ New Jersey Whole Loan documents: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves,” (ii) to pay debt service on the Ralph Lauren HQ New Jersey Whole Loan, (iii) to make the monthly deposit into the recurring replacements reserve as described above under “Escrows and Reserves,” (iv) if a Trigger Period (as defined below) has occurred and is continuing, to pay the approved operating expenses pursuant to the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to apply any remainder (a) if a Trigger Period is continuing (I) to the extent the Excess Cash Flow Cap Conditions (as defined below) are satisfied, to be disbursed to the Ralph Lauren HQ New Jersey Borrower, and (II) if the Excess Cash Flow Cap Conditions are not satisfied, to be deposited into an excess cash flow subaccount to be held as additional security for the Ralph Lauren HQ New Jersey Whole Loan during the continuance of such Trigger Period, and (b) if no Trigger Period is continuing, to be disbursed to the Ralph Lauren HQ New Jersey Borrower. Notwithstanding the foregoing, provided no event of default is continuing, the lender is required to disburse funds in the excess cash flow subaccount to the Ralph Lauren HQ New Jersey Borrower to pay the amounts described in clause (iv) above if there are insufficient funds in the cash management account to do so.

“Trigger Period” means a period:

(i)	commencing upon an event of default under the Ralph Lauren HQ New Jersey Whole Loan documents and ending upon the cure, if applicable, of such event of default, or
(ii)	commencing upon the occurrence of a Specified Tenant Trigger Period, and ending upon the Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant Trigger Period” means a period:

•	commencing upon the first to occur of (i) Specified Tenant being in default (beyond any applicable notice and cure and/or grace period) under the Specified Tenant Lease, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant Space (as defined below), failing to be open to the public for business during customary hours and/or “going dark” in the Specified Tenant Space or applicable portion thereof (a “Specified Tenant Dark Event”), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant Space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant Lease, (v) any bankruptcy or similar insolvency of Specified Tenant, and (vi) Specified Tenant’s rating falling below a long-term unsecured debt rating of at least “BBB-” from S&P or Fitch and/or “Baa3” from Moody’s (the “Investment Grade Trigger Rating”) (such event, a “Specified Tenant Downgrade Event”), and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Single Tenant	Loan #5	Cut-off Date Balance:	$44,000,000
100 Metro Boulevard	Ralph Lauren HQ New Jersey	Cut-off Date LTV:	59.4%
Nutley, NJ 07110		UW NCF DSCR:	3.00x
		UW NOI Debt Yield:	9.6%

•	ending upon the first to occur of lender’s receipt of evidence reasonably acceptable to the lender of (i) the satisfaction of the Specified Tenant Cure Conditions or (ii) the Ralph Lauren HQ New Jersey Borrower leasing the entire Specified Tenant Space, and the applicable tenant under such lease being in actual, physical occupancy of, and open for business in, the space demised under its lease and paying the full amount of rent due under its lease.

“Specified Tenant Space” means that portion of the Ralph Lauren HQ New Jersey Property demised as of the origination date to the initial Specified Tenant pursuant to the initial Specified Tenant Lease. References to “applicable portions” of the Specified Tenant Space are deemed to refer to the portion of the Specified Tenant Space demised pursuant to the applicable Specified Tenant Lease(s) entered into after the origination date.

“Specified Tenant Cure Conditions” means each of the following, as applicable, (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof), open for business during customary hours and not “dark” in the Specified Tenant Space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, nonappealable order of a court of competent jurisdiction, (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease, and (vi) in the event the Specified Tenant Trigger Period is due to a Specified Tenant Downgrade Event, the Specified Tenant maintains (and has maintained for at least two consecutive calendar quarters) a long-term unsecured debt rating of at least the Investment Grade Trigger Rating from S&P, Moody’s and Fitch.

“Excess Cash Flow Cap Conditions” means (a) no event of default is continuing, (b) the amount of funds on deposit in the excess cash flow subaccount is equal to or greater than the Excess Cash Flow Cap Amount (as defined below), and (c) either (i) both of the following conditions are satisfied: (A) the only Trigger Period that has occurred and is continuing is due to a Specified Tenant Downgrade Event and (B) Specified Tenant maintains (and has maintained for at least two consecutive calendar quarters) a long-term unsecured debt rating of at least “CCC+” from S&P, “CCC” from Fitch and “Caa1” from Moody’s, or (ii) each of the following conditions is satisfied: (A) the only Trigger Period that has occurred and is continuing is due to a Specified Tenant Dark Event, (B) Specified Tenant maintains (and has maintained for at least two consecutive calendar quarters) a long-term unsecured debt rating of at least the Investment Grade Trigger Rating from S&P, Moody’s and Fitch, (C) the Specified Tenant is in actual, physical possession of, open for business during customary hours in, and not “dark” in, in each case, at least 70% of the Ralph Lauren HQ New Jersey Property, (D) the applicable Specified Tenant Dark Event is solely the result of a renovation of the Ralph Lauren HQ New Jersey Property pursuant to and in accordance with the applicable Specified Tenant Lease and the loan documents, (E) the applicable Specified Tenant Dark Event continues for a period of less than nine months, and (F) neither Specified Tenant nor Ralph Lauren HQ New Jersey Borrower is in default pursuant to the Specified Tenant Lease (beyond any applicable notice and cure and/or grace period).

“Excess Cash Flow Cap Amount” means an amount, determined by the lender in its sole but good faith discretion, equal to the amount of excess cash flow that would be deposited into the Excess Cash Flow Subaccount over a period of 36 consecutive months following the date of determination, assuming that (x) the Specified Tenant Lease were in full force and effect for the entirety of such period, (y) the Specified Tenant were paying full, unabated rent pursuant to the Specified Tenant Lease during the entirety of such period, and (z) a Trigger Period were in effect for the entirety of such period.

Additional Secured Indebtedness (not including trade debts). The Ralph Lauren HQ New Jersey Property also secures the Ralph Lauren HQ New Jersey Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $13,000,000. The Ralph Lauren HQ New Jersey Serviced Pari Passu Companion Loan accrues interest at the same rate as the Ralph Lauren HQ New Jersey Mortgage Loan. The Ralph Lauren HQ New Jersey Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Ralph Lauren HQ New Jersey Serviced Pari Passu Companion Loan. The holders of the Ralph Lauren HQ New Jersey Mortgage Loan and the Ralph Lauren HQ New Jersey Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Ralph Lauren HQ New Jersey Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer / Right of First Refusal. The Specified Tenant, Ralph Lauren Corporation, has a right of first offer to purchase the Ralph Lauren HQ New Jersey Property. Ralph Lauren’s right of first offer does not apply to a transfer of the Mortgaged Property in a transaction involving (a) other properties owned by the landlord or an affiliate of the landlord (however, the tenant will retain its right of first offer if the transaction involves only the Mortgaged Property and an adjacent property known as 200 Metro), (b) a foreclosure or deed-in-lieu of foreclosure, and (c) a transfer to an affiliate of the landlord. However, such right would apply to subsequent transfers.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Ralph Lauren HQ New Jersey Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Ralph Lauren HQ New Jersey Property together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to twelve months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) as full compliance with the loan documents but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$43,000,000
711 Fifth Avenue	711 Fifth Avenue	Cut-off Date LTV:	54.5%
New York, NY 10022		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	9.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$43,000,000
711 Fifth Avenue	711 Fifth Avenue	Cut-off Date LTV:	54.5%
New York, NY 10022		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	9.4%

Floor	Space 1	Space 2	Space 3	Space 4	Space 5
18	Vacant 9,848 SF				
17	Vacant 15,757 SF				
16	Vacant 10,075 SF	Vacant 7,697 SF			
15	Sandler Capital 17,200 SF Exp. 6/2027				
14	SunTrust Banks 18,025 SF Exp. 4/2024				
12	SunTrust Banks 22,832 SF Exp. 4/2024				
11	Loro Piana USA 22,832 SF Exp. 8/2025				
10	Allen & Company 22,832 SF Exp. 9/2033				
9	Allen & Company 22,832 SF Exp. 9/2033				
8	Allen & Company 22,832 SF Exp. 9/2033				
7	Vacant 22,832 SF				
6	SunTrust Banks 16,798 SF Exp. 4/2024	Catalyst Investors 6,034 SF Exp. 11/2023			
5	Vacant 10,961 SF	Vacant 2,011 SF	Management Office 2,330 SF	Allen & Company 1,646 SF Exp. 9/2033	SunTrust Banks 5,880 SF Exp. 4/2024
4	Loro Piana USA 1,556 SF Exp. 8/2025	SunTrust Banks 8,624 SF Exp. 4/2024	SunTrust Banks 12,357 SF Exp. 4/2024		
3	Ralph Lauren Retail Inc. 15,559 SF Exp. 6/2029	Ralph Lauren Retail Inc. 470 SF Exp. 6/2029			
2	Ralph Lauren Retail Inc. 6,925 SF Exp. 6/2029	The Swatch Group 88 SF Exp. 12/2029	The Swatch Group 6,197 SF Exp. 12/2029	Porter Locker Room 563 SF	Building Security 1,042 SF
Mezz	Building				
1	Ralph Lauren Retail Inc. 8,248 SF Exp. 6/2029	The Swatch Group 3,961 SF Exp. 12/2029	The Swatch Group 2,525 SF Exp. 12/2029		
B	Ralph Lauren Retail Inc. 7,436 SF Exp. 6/2029	Vacant 886 SF	Allen & Company 830 SF Exp. 9/2033	The Swatch Group 1,503 SF Exp. 12/2029	

VACANT | BUILDING | 2023 – 2024 | 2025 – 2026 | 2027+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$43,000,000
711 Fifth Avenue	711 Fifth Avenue	Cut-off Date LTV:	54.5%
New York, NY 10022		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	9.4%

711 Fifth Avenue
711 Fifth Avenue
New York, NY 10022
MANHATTAN
Upper East Side
Midtown
East Side
Sutton Place
Murray Hill
CENTRAL PARK
The Lake
Boat House
Conservatory Pond
Bethesda Fountain
Strawberry Fields
Rumsey Playfield
The Mall
Sheep Meadow
East Green
The Dairy
Central Park Zoo
Wollman Rink
Heckscher Playground
The Pond
Central Park South
TIMES SQUARE
Bryant Park
East River
QUEENSBORO BRIDGE
QUEENS MIDTOWN TUNNEL
UNITED NATIONS HEADQUARTERS
FDR Drive
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
6th Ave.
7th Ave.
Broadway
METRO NORTH
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
W. 58th St.
W. 57th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
Whitney Museum of American Art
Frick Collection
Asia Society
Hunter College
68TH ST/ HUNTER COLLEGE
Park Ave. Armory
Temple Emanu-El
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
63RD ST/ LEXINGTON
Mt. Vernon Hotel Museum and Garden
5TH AVE/ 59TH ST
59TH ST/ LEXINGTON
Bloomingdale's
Bloomberg
Plaza Hotel
Grand Army Plaza
GM Building
Fuller Building
9 West 57th
Bergdorf Goodman, Louis Vuitton
The War Museum
57TH ST
Carnegie Hall
The Peninsula New York
Lever House
399 Park
Citigroup Center
Lipstick Building
7TH AVE/ 53RD ST
Museum of Modern Art
5TH AVE/ 53RD ST
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
53RD ST
875 Third
345 Park
51ST ST/ LEXINGTON
AXA Center
75 Rockefeller Plaza
Time-Life Building
Gershwin Theatre
50TH ST/ BROADWAY
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
ITT-American Building
Palmolive Building
Paramount Plaza
Exxon Building
GE Building
ROCKEFELLER CENTER
Saks Fifth Avenue
1 Rockefeller Plaza
Tower 49
US Plywood Building
Morgan Stanley Building
49TH STREET
News Corp. Building
ROCKEFELLER CTR.
JPMorgan Chase Tower
Japan Society
245 Park Avenue
485 Lexington Avenue
747 Third Avenue
Imperial Theatre
Viacom Intl.
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Grand Central Terminal (Metro North)
Winstar Building
Bank of America Tower
Conde Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Chrysler Building
42ND ST/ TIMES SQ.
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Daily News
BRYANT PARK
5TH AVE
New York Public Library
42ND ST/ TIMES SQ.
New York Times Building
Republic Bank Tower
495
Upper West Side
Upper East Side
Astoria
Central Park
West New York
North Bergen
QUEENS
Long Island City
Weehawken
West Side
East Side
Midtown
Union City
Greenpoint
HUDSON COUNTY
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
East River
SoHo
Little Italy
NEW JERSEY
Tribeca
Lower East Side
Chinatown
JERSEY CITY
Financial District
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Governors Island
Park Slope
Prospect Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 6 – 711 Fifth Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s)	NR/NR/NR			Location:	New York, NY 10022
Original Balance(1):	$43,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$43,000,000			Detailed Property Type:	Office/Retail
% of Initial Pool Balance:	7.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1927/2013-2019
Borrower Sponsors:	Bayerische Versorgungskammer; Deutsche Finance America LLC; DF Deutsche Finance Holding AG; Hessen Lawyers Pension Fund			Size:	340,024 SF
Guarantor(2):	711 Fifth Ave Principal Owner LLC			Cut-off Date Balance per SF(1):	$1,603
Mortgage Rate:	3.1600%			Maturity Date Balance per SF(1):	$1,603
Note Date:	3/6/2020			Property Manager:	SHVO Property Management,
First Payment Date:	4/6/2020				LLC (borrower-related); Jones
Maturity Date:	3/6/2030				Lang LaSalle Americas, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(7)
IO Period:	120 months			UW NOI:	$51,304,783
Seasoning:	3 months			UW NOI Debt Yield(1):	9.4%
Prepayment Provisions(3):	LO (27); DEF (86); O (7)			UW NOI Debt Yield at Maturity(1):	9.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.90x
Additional Debt Type(1)(4):	Pari Passu			Most Recent NOI:	$48,596,349 (12/31/2019)
Additional Debt Balance(1)(4):	$502,000,000			2nd Most Recent NOI:	$44,088,566 (12/31/2018)
Future Debt Permitted (Type)(5):	Yes (Mezzanine)			3rd Most Recent NOI:	$45,365,518 (12/31/2017)
Reserves(6)				Most Recent Occupancy:	76.5% (1/31/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	67.4% (12/31/2018)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	73.7% (12/31/2017)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(8):	$1,000,000,000 (1/23/2020)
Recurring Replacements:	$0	Springing	$170,012	Appraised Value per SF:	$2,941
TI/LC:	$0	Springing	$1,020,027	Cut-off Date LTV Ratio(1):	54.5%
Unfunded Obligations:	$1,048,024	$0	N/A	Maturity Date LTV Ratio(1):	54.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$545,000,000	90.0%	Loan Payoff(9):	$598,153,683	98.8%
Borrower Equity:	$60,294,721	10.0%	Closing Costs:	$4,093,014	0.7%
			Reserves(10):	$3,048,024	0.5%
Total Sources:	$605,294,721	100.0%	Total Uses:	$605,294,721	100.0%

(1)	711 Fifth Avenue Mortgage Loan (as defined below) is part of the 711 Fifth Avenue Whole Loan (as defined below), which is comprised of 21 pari passu promissory notes in the aggregate original principal amount of $545,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 711 Fifth Avenue Whole Loan.
(2)	711 Fifth Ave Principal Owner LLC is the single purpose entity borrower. There is no separate non-recourse carveout guarantor or environmental indemnitor for the 711 Fifth Avenue Whole Loan.
(3)	Defeasance of the 711 Fifth Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the 711 Fifth Avenue Whole Loan to be securitized and (b) March 6, 2023. The assumed prepayment lockout period of 27 payments is based on the closing date of this transaction in June 2020.
(4)	See “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(5)	See “Mezzanine Loan and Preferred Equity” below for further discussion of the permitted future mezzanine debt.
(6)	See “Escrows and Reserves” below for further discussion of reserve information.
(7)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the 711 Fifth Avenue Whole Loan was underwritten, based on such prior information. See " Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.
(8)	The Appraised Value represents the “As-Is” Value, which includes the appraiser’s extraordinary assumption that the 711 Fifth Avenue Whole Loan sponsors have invested approximately $13.5 million in renovation costs for upgrades to the office lobby entrance, building mechanical systems, elevator cabs and general base building work for the vacant office space within the 711 Fifth Avenue Property.
(9)	The 711 Fifth Avenue Property was purchased by the 711 Fifth Avenue Whole Loan borrower sponsors in September 2019 for approximately $955 million.
(10)	Reserves include a $2,000,000 reserve that was taken at loan origination pending the issuance of the 711 Fifth Avenue Property’s temporary certificate of occupancy. The 711 Fifth Avenue Borrower obtained a new temporary certificate of occupancy in April 2020, and the $2,000,000 has been disbursed to the 711 Fifth Avenue Borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$43,000,000
711 Fifth Avenue	711 Fifth Avenue	Cut-off Date LTV:	54.5%
New York, NY 10022		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	9.4%

The Mortgage Loan. The sixth largest mortgage loan (the “711 Fifth Avenue Mortgage Loan”) is part of a whole loan (the “711 Fifth Avenue Whole Loan”) co-originated by Bank of America, National Association and Goldman Sachs Bank USA and evidenced by 21 pari passu promissory notes in the aggregate original principal amount of $545,000,000. The 711 Fifth Avenue Whole Loan is secured by a first priority fee mortgage encumbering a 340,024 SF mixed use building located in New York, New York (the “711 Fifth Avenue Property”). The 711 Fifth Avenue Mortgage Loan is evidenced by the non-controlling Note A-2-2 with an original principal amount of $43,000,000. The remaining promissory notes comprising the 711 Fifth Avenue Whole Loan (the “711 Fifth Avenue Non-Serviced Pari Passu Companion Loans”) are summarized in the below table and either have been or are expected to be contributed to future securitization transactions. The 711 Fifth Avenue Whole Loan is being serviced pursuant to the pooling and servicing agreement for the GSMS 2020-GC47 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

711 Fifth Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	GSMS 2020-GC47	Yes
A-1-2	$50,000,000	$50,000,000	GSBI	No
A-1-3	$50,000,000	$50,000,000	GSBI	No
A-1-4	$50,000,000	$50,000,000	GSBI	No
A-1-5	$50,000,000	$50,000,000	GSBI	No
A-1-6	$20,000,000	$20,000,000	GSBI	No
A-1-7	$20,000,000	$20,000,000	GSBI	No
A-1-8	$20,000,000	$20,000,000	GSBI	No
A-1-9	$20,000,000	$20,000,000	GSBI	No
A-1-10	$12,500,000	$12,500,000	GSMS 2020-GC47	No
A-1-11	$10,000,000	$10,000,000	GSBI	No
A-1-12	$10,000,000	$10,000,000	GSBI	No
A-1-13	$5,000,000	$5,000,000	GSBI	No
A-1-14	$5,000,000	$5,000,000	GSBI	Yes
A-1-15	$5,000,000	$5,000,000	GSBI	No
A-1-16	$2,500,000	$2,500,000	GSBI	No
A-1-17	$1,500,000	$1,500,000	GSBI	No
A-2-1	$63,500,000	$63,500,000	Bank of America, N.A.	No
A-2-2	$43,000,000	$43,000,000	BANK 2020-BNK27	No
A-2-3	$30,000,000	$30,000,000	Bank of America, N.A.	No
A-2-4	$27,000,000	$27,000,000	Bank of America, N.A.	No
Total (Whole Loan)	$545,000,000	$545,000,000

The Borrower and the Borrower Sponsors. The borrower is 711 Fifth Ave Principal Owner LLC, a Delaware limited liability company that is structured to be bankruptcy-remote with at least two independent directors (the “711 Fifth Avenue Borrower”). There is no nonrecourse carve-out guarantor or separate environmental indemnitor with respect to the 711 Fifth Avenue Whole Loan.

As of the 711 Fifth Avenue Whole Loan origination date, the borrower sponsors are one or more of (a) Bayerische Versorgungskammer (“BVK”), (b) Deutsche Finance America LLC and/or DF Deutsche Finance Holding AG (together, “DFA”) and/or (c) Hessen Lawyers Pension Fund. These entities collectively have acquired five other assets located in major cities. BVK, a public-law pension group in Germany, managed 12 independent professional and municipal pension funds with a total of 2.3 million policyholders and pension recipients, €4.8 billion in annual contributions and reimbursement income, and approximately €3.4 billion in annual pension payments as of December 31, 2018. BVK managed a total investment volume of €77 billion by book value as of December 31, 2018. DFA, the American private equity arm of Deutsche Finance Group, was established in 2018 and has acquired 11 properties with a total capitalization of over $3.1 billion as of April 21, 2020. Hessen Lawyers Pension Fund is the pension fund for the German state of Hessen, with approximately €4.12 billion assets under management as of February 29, 2020.

The Property. The 711 Fifth Avenue Property is an 18-story, 340,024 SF mixed use building with an office component (levels 4 – 18; 286,226 SF) and a retail component (levels B – 3; 53,798 SF) located in Midtown Manhattan on the corner of Fifth Avenue and East 55th Street. The 711 Fifth Avenue Property was originally constructed in 1927 and has undergone approximately $26.6 million of various capital improvements from 2013 through mid-2019. Major capital improvements include a 6th floor corridor upgrade, 14th floor roof replacement, main roof replacement, 4th and 9th floor renovations, and elevator modernization. Based on the underwritten rent roll dated January 31, 2020, the 711 Fifth Avenue Property is currently 76.5% leased to a diverse tenant roster including banking (SunTrust Banks), fashion (Ralph Lauren Retail Inc. (“Ralph Lauren”) and The Swatch Group (U.S.) Inc. (“The Swatch Group”)), and luxury goods (Loro Piana USA), as well as finance (Allen & Company).

Office (84.4% of NRA; 21.5% of underwritten base rent)

The Class A office space at the 711 Fifth Avenue Property is currently 72.3% occupied by five tenants that collectively contribute 21.5% of underwritten base rent. The three largest office tenants are SunTrust Banks, Allen & Company and Loro Piana USA.

SunTrust Banks (84,516 SF, 24.9% of NRA, 8.9% of underwritten rent). SunTrust Banks’ (A+ / A3 by Fitch/Moody’s) primary businesses include deposits, lending, credit cards, and trust and investment services. Through its various subsidiaries, the bank provides corporate and investment banking, capital market services, mortgage banking, and wealth management. SunTrust Banks has been a tenant at the 711 Fifth Avenue Property since 2004 and has expanded several times. The lease requires annual rent of $5,923,390, expires April 30, 2024 and includes one five-year renewal option.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$43,000,000
711 Fifth Avenue	711 Fifth Avenue	Cut-off Date LTV:	54.5%
New York, NY 10022		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	9.4%

Allen & Company (70,972 SF, 20.9% of NRA, 7.4% of underwritten rent). The 711 Fifth Avenue Property serves as Allen & Company LLC’s headquarters. Allen & Company LLC is a privately held boutique investment bank, which specializes in real estate, technology, media and entertainment. Allen & Company has been a tenant at the 711 Fifth Avenue Property since 1985 and has expanded several times. The lease requires annual rent of $4,948,540, expires September 30, 2033 and includes one five-year renewal option.

Loro Piana USA (24,388 SF, 7.2% of NRA, 2.6% of underwritten rent). Loro Piana USA is an Italian fabrics and clothing company specializing in high-end, luxury cashmere and wool products. Loro Piana has been a tenant the 711 Fifth Avenue Property since 2005. The lease requires annual rent of $1,740,900, expires August 31, 2025 and includes one five-year renewal option. Loro Piana USA is entitled to the return of an unused tenant improvement allowance in the amount of $541,071 as of the loan origination date, which has been fully reserved by the lender.

Retail (15.6% of NRA; 78.5% of underwritten base rent)

The 52,912 SF of multi-level retail space at the 711 Fifth Avenue Property is currently leased by Ralph Lauren and The Swatch Group that collectively contribute 78.5% of underwritten base rent. The 711 Fifth Avenue Whole Loan is structured with a cash flow sweep if either Ralph Lauren or The Swatch Group terminates its lease, vacates or provides notice of its intent to vacate, fails to renew its lease at least 36 months prior to its lease expiration date, if Ralph Lauren Corporation fails to maintain its investment grade rating, or if The Swatch Group goes dark. See Lockbox and Cash Management below.

Ralph Lauren (38,638 SF, 11.4% of NRA, 41.1% of underwritten rent). The 711 Fifth Avenue Property served as Ralph Lauren’s former flagship; however, since April 2017 the majority of its space has been dark and is available for sublease. Ralph Lauren continues to operate the Polo Bar restaurant (7,436 SF of the total Ralph Lauren 38,638 SF) at this location and continues to be obligated to pay rent for its entire leased space. The lease requires annual rent of $27,500,000 plus a rent increase to $30,000,000 in April 2024, expires June 30, 2029 and includes two five-year renewal options. The lease is guaranteed by Ralph Lauren Corporation (A3 / A- by Moody’s/S&P).

The Swatch Group (U.S.) Inc. (14,274 SF, 4.2% of NRA, 37.3% of underwritten rent). The Swatch Group engages in the design, manufacture, and sale of finished watches, jewelry as well as watch movements and components. It operates through two segments including, Watches and Jewelry, and Electronic Systems. The Watches and Jewelry segment designs, produces, and markets watches and jewelry. The Electronic Systems segment develops, manufactures, and sells electronic components and sports timing activities. The Swatch Group has occupied space in the 711 Fifth Avenue Property since 2011, and brands that are currently represented at the 711 Fifth Avenue Property include Omega and Jaquet Droz. The lease requires annual rent of $23,343,746, and expires December 31, 2029 and includes one five-year renewal option.

The following table presents certain information relating to the major tenants at the 711 Fifth Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Office Tenants
SunTrust Banks	A3/NR/A+	84,516	24.9%	$5,923,390	8.9%	$70.09	4/30/2024	1x5 yr	N
Allen & Company	NR/NR/NR	70,972	20.9%	$4,948,540	7.4%	$69.73	9/30/2033	1x5 yr	N
Loro Piana USA(3)	NR/NR/NR	24,388	7.2%	$1,740,900	2.6%	$71.38	8/31/2025	1x5 yr	N
Major Office Subtotal/Wtd. Avg.		179,876	52.9%	$12,612,830	18.9%	$70.12

Retail Tenants
Ralph Lauren (4)	A3/A-/NR	38,638	11.4%	$27,523,994	41.1%	$712.36	6/30/2029	2x5 yr	N
The Swatch Group	NR/NR/NR	14,274	4.2%	$24,976,738	37.3%	$1,749.81	12/31/2029	1x5 yr	N
Retail Subtotal/Wtd. Avg.		52,912	15.6%	$52,500,732	78.5%	$992.23

Other Office Tenants(5)		27,169	8.0%	$1,783,202	2.7%	$65.63
Vacant Space		80,067	23.5%	$0	0.0%	$0.00
Total/Wtd. Avg.		340,024	100.0%	$66,896,764	100.0%	$257.34(6)

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.
(3)	Loro Piana USA is entitled to the return of an unused tenant improvement allowance in the amount of $541,071 as of the loan origination date, which has been fully reserved by the lender.
(4)	Currently, the Ralph Lauren spaces totaling 31,202 SF are dark and available for sublease. The tenant continues to be obligated to pay rent on its entire leased space (38,638 SF) and continues to operate the Polo Bar space of 7,436 SF at the 711 Fifth Avenue Property.
(5)	Includes non-revenue spaces of 2,330 SF attributable to the property management office, 1,042 SF, attributable to the building security office and 563 SF attributable to the porter locker room.
(6)	Wtd. Avg. Annual UW Rent PSF excludes Vacant Space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$43,000,000
711 Fifth Avenue	711 Fifth Avenue	Cut-off Date LTV:	54.5%
New York, NY 10022		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the lease rollover schedule at the 711 Fifth Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	1	6,034	1.8%	1.8%	$67.00	$404,278	0.6%	0.6%
2024	6	84,516	24.9%	26.6%	$70.09	$5,923,390	8.9%	9.5%
2025	2	24,388	7.2%	33.8%	$71.38	$1,740,900	2.6%	12.1%
2026	0	0	0.0%	33.8%	$0.00	$0	0.0%	12.1%
2027	1	17,200	5.1%	38.9%	$80.17	$1,378,924	2.1%	14.1%
2028	0	0	0.0%	38.9%	$0.00	$0	0.0%	14.1%
2029	12	52,912	15.6%	54.4%	$992.23	$52,500,732	78.5%	92.6%
2030	0	0	0.0%	54.4%	$0.00	$0	0.0%	92.6%
2031 & Beyond(3)	8	74,907	22.0%	76.5%	$66.06	$4,948,540	7.4%	100.0%
Vacant	0	80,067	23.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	30	340,024	100.0%		$257.34(4)	$66,896,764	100.0%

(1)	Information based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that were not taken into account in the Lease Rollover Schedule.
(3)	Includes non-revenue spaces of 2,330 SF attributable to the property management office, 1,042 SF attributable to the building security office and 563 SF attributable to the porter locker room.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes Vacant Space.

COVID-19 Update. The 711 Fifth Avenue Whole Loan is current as of the June debt service payment and as of June 12, 2020 is not subject to any forbearance, modification or debt service relief request. As of June 12, 2020, the 711 Fifth Avenue Property is open, however, all retail tenants are closed and most, if not all, office tenants’ employees are working remotely. The lender approved a lease amendment for The Swatch Group, which provided for a 50% base rent reduction for the months of April, May and June 2020, which deferred rent is required to be repaid half by December 31, 2020 and the other half by March 31, 2021. The Swatch Group has paid rent due through June 2020 in accordance with the lease amendment. The borrower sponsors are in discussions with Ralph Lauren regarding rent relief with respect to the Polo Bar space (7,436 SF of the total Ralph Lauren 38,638 SF and 1.4% of the total Ralph Lauren underwritten base rent), which is temporarily closed.

The Market. The 711 Fifth Avenue Property is located along the northeast corner of West 55th Street within the Plaza District office submarket of Midtown and the Upper Fifth Avenue retail submarket. The Plaza District office submarket is bounded by 65th Street to the north, the East River to the east, 47th Street to the south, and Avenue of the Americas to the west. The Plaza District is proximate to Central Park and has access to the country’s premier shopping along Fifth and Madison Avenues. The Plaza District office submarket is home to numerous national and multinational corporations and is dominated by financial (with hedge funds clustered along Madison Avenue) and legal tenants, with some media and fashion firms. According to the appraisal, as of the fourth quarter of 2019, the Plaza District office submarket has an inventory of 26.7 million SF with a vacancy rate of 8.7% and an average asking rent of $114.07 PSF. The Upper Fifth Avenue retail submarket is located between 42nd and 57th Streets, and this portion of Fifth Avenue is the most expensive area for retail space rents in Manhattan. The Upper Fifth Avenue retail submarket draws international travelers and occupants of nearby luxury hotels and condos. According to the appraisal, as of the fourth quarter of 2019, the Upper Fifth Avenue retail submarket has an average asking rent of $1,775.00 PSF with an availability rate of 24.3%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$43,000,000
711 Fifth Avenue	711 Fifth Avenue	Cut-off Date LTV:	54.5%
New York, NY 10022		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	9.4%

The following table presents recent leasing data with respect to comparable office properties to the 711 Fifth Avenue Property:

Comparable Office Lease Summary
Property Name/Location	Year Built	Stories	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF
711 Fifth Avenue Property New York, NY	1927	18	SunTrust Banks	Mar. 2016 /8.2 Yrs(1)	22,832(1)	$75.50(1)
623 Fifth Avenue New York, NY	1989	36	NWI Management	Nov. 2019 /3.3 Yrs	8,400	$80.00
510 Madison Avenue New York, NY	2009/2012	30	Castlelake, L.P.	Nov. 2019 /7.3 Yrs	6,903	$124.00
745 Fifth Avenue New York, NY	1929/1989	35	Fremont Macanta	Jun. 2019 /6.8 Yrs	7,067	$103.00
640 Fifth Avenue New York, NY	1940/2003	31	Hamlin Capital Management	Mar. 2019 /10.0 Yrs	23,616	$75.17
640 Fifth Avenue New York, NY	1940/2003	31	Avolon Aerospace	Jan. 2019 /10.0 Yrs	10,295	$92.99
645 Madison Avenue New York, NY	1971/2005	22	Rothman Orthopaedic Institute	Jan. 2019 /10.9 Yrs	21,461	$88.00
725 Fifth Avenue New York, NY	1983	58	S.S. Steiner, Inc.	Jan. 2019 /7.5 Yrs	6,875	$82.00
510 Madison Avenue New York, NY	2009/2012	30	Christian Dior, Inc. and Christian Dior Perfumes,LLC	Jan. 2019 /5.0 Yrs	70,055	$74.50
712 Fifth Avenue New York, NY	1990	52	Wargo & Co.	Oct. 2018 / 7.7 Yrs	2,074	$105.00
725 Fifth Avenue New York, NY	1983	58	Marc Fisher	Jul. 2018 /10.0 Yrs	9,924	$89.00
640 Fifth Avenue New York, NY	1940/2003	31	Klein Group	Jul. 2018 /10.0 Yrs	9,458	$92.00
535 Madison Avenue New York, NY	1982	37	Walker & Dunlop, LLC	Jul. 2018 /3.0 Yrs	5,450	$80.00
535 Madison Avenue New York, NY	1982	37	Melvin Capital	May 2018 /10.6 Yrs	14,765	$104.00

Source: Appraisal.

(1)	Based on underwritten rent roll as of January 31, 2020 for Suite 1200 for SunTrust Banks.

The following table presents recent leasing data with respect to comparable retail properties to the 711 Fifth Avenue Property:

Comparable Retail Lease Summary
Property Name/Location	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF
711 Fifth Avenue Property New York, NY	The Swatch Group	May 2011 /18.7 Yrs(1)	14,274(1)	$1,749.81(1)
767 Fifth Avenue New York, NY	Christian Dior	April. 2019 /4.0 Yrs	11,847	$666.84
730 Fifth Avenue New York, NY	Mikimoto	Feb. 2019 /10.0 Yrs	4,505	$1,109.88
760 Madison Avenue New York, NY	Giorgio Armani	Jan. 2019 /15.0 Yrs	19,780	$1,066.23
706 Madison Avenue New York, NY	Hermès	Jan. 2019 /10.0 Yrs	47,000	$329.79
609 Fifth Avenue New York, NY	Puma	Feb. 2018 /16.0 Yrs	23,917	$372.12
650 Fifth Avenue New York, NY	Nike	Mar. 2017 /15.5 Yrs	69,214	$479.53
640 Fifth Avenue New York, NY	Dyson	Mar. 2017 /10.0 Yrs	3,097	$2,660.64
640 Fifth Avenue New York, NY	Victoria's Secret	Apr. 2016 / 16.0 Yrs	63,779	$516.90
645 Fifth Avenue New York, NY	Longchamp	Feb. 2016 /10.0 Yrs	2,000	$2,850.00
767 Fifth Avenue New York, NY	Under Armour	Feb. 2016 /15.0 Yrs	53,500	$560.75
685 Fifth Avenue New York, NY	Stuart Weitzman	Feb. 2016 /15.0 Yrs	3,481	$1,436.37
685 Fifth Avenue New York, NY	Coach	Jan. 2016 /15.0 Yrs	24,541	$814.96

Source: Appraisal.

(1)	Based on underwritten rent roll as of January 31, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$43,000,000
711 Fifth Avenue	711 Fifth Avenue	Cut-off Date LTV:	54.5%
New York, NY 10022		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 711 Fifth Avenue Property:

Cash Flow Analysis
	2016	2017	2018	2019	UW(1)	UW PSF
Gross Potential Rent(2)	$52,535,847	$62,203,861	$62,674,468	$69,173,907	$81,502,159	$239.70
Other Income	$307,215	$519,693	$364,227	$389,683	$371,484	$1.09
Vacancy(3)	$0	$0	$0	$0	($7,680,090)	($22.59)
Effective Gross Income	$52,843,062	$62,723,555	$63,038,695	$69,563,590	$74,193,553	$218.20

Taxes	$9,112,655	$10,681,050	$12,447,809	$14,418,934	$15,276,427	$44.93
Insurance	$146,947	$471,957	$661,832	$663,547	$738,333	$2.17
Other Operating Expenses	$5,695,054	$6,205,030	$5,840,488	$5,884,759	$6,874,009	$20.22
Total Operating Expenses	$14,954,656	$17,358,037	$18,950,129	$20,967,241	$22,888,769	$67.32

Net Operating Income	$37,888,406	$45,365,518	$44,088,566	$48,596,349	$51,304,783	$150.89
TI/LC	$0	$0	$0	$0	$544,350	$1.60
Capital Expenditures	$0	$0	$0	$0	$85,006	$0.25
Net Cash Flow	$37,888,406	$45,365,518	$44,088,566	$48,596,349	$50,675,427	$149.03

Occupancy%	79.9%	73.7%	67.4%	66.9%	76.5%
NOI DSCR (4)	2.17x	2.60x	2.52x	2.78x	2.94x
NCF DSCR(4)	2.17x	2.60x	2.52x	2.78x	2.90x
NOI Debt Yield(4)	7.0%	8.3%	8.1%	8.9%	9.4%
NCF Debt Yield(4)	7.0%	8.3%	8.1%	8.9%	9.3%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender UW.
(2)	UW Gross Potential Rent includes contractual rent steps of $1,962,475 underwritten for various tenants through January 31, 2021. For investment grade tenants, the present value of the incremental rent steps over the lease term is applied using a discount rate of 7.0%.
(3)	UW Vacancy & Credit Loss Represents an underwritten economic vacancy of 9.4%.
(4)	Debt service coverage ratios and debt yields are based on the 711 Fifth Avenue Whole Loan.

Escrows and Reserves.

Real Estate Taxes and Insurance – During a Trigger Period (as defined below), the 711 Fifth Avenue Borrower is required to deposit monthly (i) 1/12 of the annual estimated real estate taxes and (ii) 1/12 of the annual estimated insurance premiums (unless the 711 Fifth Avenue Property is covered by a blanket policy).

Replacement Reserves – During a Trigger Period, the 711 Fifth Avenue Borrower is required to deposit monthly $7,084, capped at $170,012.

TI/LC Reserves – During a Trigger Period, the 711 Fifth Avenue Borrower is required to deposit monthly $42,503, capped at $1,020,027.

Additionally, during a Tenant Rollover Sweep (as defined below) until cured, all excess cash (and any other amounts sufficient to result in a reserve amount for such month of at least $2,500,000) is required to be reserved in a Tenant Rollover Reserve, provided to avoid such sweep, 711 Fifth Avenue Borrower may deposit with the lender the greater of (x) $7,500,000 and (y) all excess cash flow estimated by the lender that would have been deposited in such reserve account for the three-month period following the deposit of such funds (the “Tenant Rollover Sweep Equity Amount”).

Additionally, during a Downgraded Tenant Sweep (as defined below) until cured (if no deposits are required to be deposited into the Tenant Rollover Reserve), all excess cash is required to be reserved in a Tenant Downgrade Reserve.

Unfunded Obligations Reserve – The 711 Fifth Avenue Borrower deposited at loan origination $1,048,024. As of the loan origination date, $541,071 was owed to Loro Piana USA for the return of an unused tenant improvement allowance and $506,953 was owed to Sandler Capital Management for free rent through December 2020.

A “Trigger Period” will

(i)	commence upon an event of default under 711 Fifth Avenue Whole Loan or, if a mezzanine loan is then outstanding under such mezzanine loan, and end when the event of default has been cured; or
(ii)	commence when the debt yield is less than 7.0% for any fiscal quarter, and end when the debt yield is at least 7.0% for two consecutive fiscal quarters, provided at any time after the lockout expiration date, the 711 Fifth Avenue Borrower may (x) make voluntary prepayments (with yield maintenance) or effectuate a partial defeasance, in amounts necessary to achieve the required debt yield or (y) deposit cash or a letter of credit in a reserve in an amount that when subtracted from the principal indebtedness for purposes of calculating debt yield would result in a debt yield that equals or exceeds 7.0% (provided that the aggregate notional amount of all outstanding letters of credit delivered may at no time exceed 10% of the principal indebtedness); or
(iii)	commence upon a Downgraded Tenant Sweep until a Downgraded Tenant Sweep Cure; or

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$43,000,000
711 Fifth Avenue	711 Fifth Avenue	Cut-off Date LTV:	54.5%
New York, NY 10022		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	9.4%

(iv)	commence upon a Tenant Rollover Sweep until a Tenant Rollover Sweep Cure (as defined below).

A “Major Tenant” means any of (i) Ralph Lauren, (ii) The Swatch Group, (iii) any tenant whose lease(s) (including leases with an affiliated tenant and assuming the exercise of all expansion rights) represents more than 30% of the rentable square footage or at least 20% of the total rental income or whose lease includes any purchase option, or (iv) any tenant whose lease is with a 711 Fifth Avenue Borrower affiliate or entered into during an event of default.

A “Downgraded Tenant Sweep” will commence when any Major Tenant (or with regard to Ralph Lauren, its highest rated parent entity) that was rated investment grade as of the loan origination date is downgraded below investment grade (as determined by S&P or Moody’s).

A “Downgraded Tenant Sweep Cure” means, as applicable: (a) the downgraded tenant is once more rated investment grade (as determined by S&P or Moody’s), (b) the 711 Fifth Avenue Borrower enters into one or more qualifying leases for substantially all of the leased space of any such downgraded tenant, or (c) with respect to any such downgraded tenant, an amount sufficient to pay unabated rent for 18 consecutive months then due under the applicable downgraded tenant’s lease has been deposited in the Downgraded Tenant Reserve.

A “Tenant Rollover Sweep” will commence when any Major Tenant (i) terminates its lease, (ii) goes “dark” (except for Ralph Lauren (so long as Ralph Lauren has an investment grade rating)), or unless such applicable lease is and continues to be guaranteed by an entity rated investment grade (as determined by S&P or Moody’s), (iii) vacates or provides indication of their intent to vacate all or any portion of their leased space or (iv) fails to provide written notice of its intent to renew such lease on the date that is 36 months prior to its then current lease expiration date.

A “Tenant Rollover Sweep Cure” means, as applicable (a) a Major Tenant renews its lease or enters into a new lease on substantially the same terms and conditions, is no longer “dark” or moves back into its space or revokes any prior notice of intent to vacate or (b) such space is re-let in accordance with the terms of the 711 Fifth Avenue Whole Loan documents.

Lockbox and Cash Management. The 711 Fifth Avenue Whole Loan is structured with a hard lockbox and springing cash management. Revenues from the 711 Fifth Avenue Property are required to be deposited directly into the lockbox account. During the occurrence and continuance of a Trigger Period, funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account and disbursed according to the 711 Fifth Avenue Whole Loan documents with excess cash held as additional security for the 711 Fifth Avenue Whole Loan, except that if there (a) exists no event of default, (b) the only Trigger Period then in existence is as a result of a Tenant Rollover Sweep, and (c) the applicable Tenant Rollover Sweep Equity Amount was deposited with the lender, then the excess cash flow is required to be released to the 711 Fifth Avenue Borrower.

Additional Secured Indebtedness (not including trade debts). 711 Fifth Avenue Property also secures 711 Fifth Avenue Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $502,000,000. The 711 Fifth Avenue Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the 711 Fifth Avenue Mortgage Loan. The 711 Fifth Avenue Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the 711 Fifth Avenue Non-Serviced Pari Passu Companion Loans. The holders of the 711 Fifth Avenue Mortgage Loan and the 711 Fifth Avenue Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the 711 Fifth Avenue Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The direct or indirect equity owners of the 711 Fifth Avenue Borrower are permitted to incur future mezzanine debt (secured by a pledge of direct or indirect equity interests in the 711 Fifth Avenue Borrower), provided that among other conditions: (i) the principal amount of the mezzanine loan may not exceed the lesser of (A) $35,000,000 and (B) an amount when combined with the 711 Fifth Avenue Whole Loan results in (a) the loan-to-value ratio is no greater than 54.5%, (b) the debt service coverage ratio is at least 2.80x, and (c) the debt yield is at least 8.98%; (ii) the mezzanine loan is co-terminus with, or has a loan maturity later than the 711 Fifth Avenue Whole Loan, and has either a fixed rate or a hedged floating rate, (iii) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (iv) rating agency confirmation is delivered.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The 711 Fifth Avenue Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the 711 Fifth Avenue Property and business interruption insurance for 18 months with a 12-month extended period of indemnity; provided that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the 711 Fifth Avenue Borrower will not be obligated to pay insurance premiums for terrorism coverage in excess of two times the insurance premiums that would then be payable under policies obtained at then current market rates for all risk and business interruption insurance (excluding the terrorism and earthquake components of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$40,000,000
1633 Broadway	1633 Broadway	Cut-off Date LTV:	41.7%
New York, NY 10019		UW NCF DSCR:	3.84x
		UW NOI Debt Yield:	11.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$40,000,000
1633 Broadway	1633 Broadway	Cut-off Date LTV:	41.7%
New York, NY 10019		UW NCF DSCR:	3.84x
		UW NOI Debt Yield:	11.9%

Floor	Tenant
48	New Mountain Capital, LLC
47	New Mountain Capital, LLC
46	Allianz Asset Management of America L.P.
45	Allianz Asset Management of America L.P.
44	Allianz Asset Management of America L.P.
43	Allianz Asset Management of America L.P.
42	Allianz Asset Management of America L.P.
41	Allianz Asset Management of America L.P.
40	Charter Communications Holding
39	Charter Communications Holding
38	MongoDB, Inc
37	MongoDB, Inc
36	Travel Leaders Group, LLC
35	Travel Leaders Group, LLC
34	Mechanical
33	Morgan Stanley & Co
32	Sullivan & Worcester LLP
31	Vedder Price PC
30	Morgan Stanley & Co
29	Morgan Stanley & Co
28	Industrial and Commercial Bank of China
27	Morgan Stanley & Co
26	Morgan Stanley & Co
25	Gannett Co., Inc.
24	Assured Guaranty Municipal
23	Assured Guaranty Municipal
22	Kasowitz Benson Torres
21	Kasowitz Benson Torres
20	Kasowitz Benson Torres
19	Kasowitz Benson Torres
18	Paramount Group, Inc. Industrial and Commercial Bank of China
17	Showtime Networks Inc.
16	Showtime Networks Inc.
15	Showtime Networks Inc.
14	Showtime Networks Inc.
13	Showtime Networks Inc.
12	Mechanical
11	WMG Acquisition Corp
10	WMG Acquisition Corp
9	WMG Acquisition Corp
8	WMG Acquisition Corp
7	WMG Acquisition Corp
6	Extreme Reach Inc
5	Extreme Reach Inc
4	WMG Acquisition Corp
3	Bleacher Report
2	Bleacher Report
Ground	Princi Bakery TD Bank Azalea Restaurant Equinox Gateway News Property Management Office
Concourse Theater	U T Associates Thespian Theatre Inc.
Storage	
Parking	

Vacant

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$40,000,000
1633 Broadway	1633 Broadway	Cut-off Date LTV:	41.7%
New York, NY 10019		UW NCF DSCR:	3.84x
		UW NOI Debt Yield:	11.9%

1633 Broadway
1633 Broadway
New York, NY 10019
MANHATTAN
Upper West Side
West Side
Hell's Kitchen
Midtown
Theater District
CENTRAL PARK
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Metropolitan Opera House
Avery Fisher Hall
Damrosch Park
David H. Koch Theater
Quinn Library
Fordham Univ. School of Law
NYIT Auditorium on Broadway
Leon Lowenstein Center
John Jay College of Criminal Justice
Church of St. Paul the Apostle
Mt. Sinai Hospital West
Gerald W. Lynch Theater
Time Warner Center/ Shops at Columbus Ctr.
COLUMBUS CIRCLE
Museum of Arts & Design
222 Central Park South
JW Marriott Essex House
One57
The Ritz-Carlton New York
Park Lane Hotel
Plaza Hotel
Grand Army Plaza
9 West 57th
CBS Broadcast Center
CBS News
Hotel The Watson
Alvin Ailey American Dance Theater
Hearst Tower
Carnegie Hall
Viceroy Central Park
Wellington Hotel
The Moderne Hotel
Park Central Hotel NY
Hilton Garden Inn Central Park South
The London NYC
Warwick New York
The Peninsula
Ed Sullivan Theater
New York Hilton Midtown
Museum of Modern Art
Ensemble Studio Theatre
Broadway Theater
Sheraton NY Times Sq.
Baccarat
666 Fifth Avenue
Irish Cultural Center
Hampton Inn Manhattan-Times Sq North
UBS
AXA Center
75 Rockefeller Plaza
Gershwin Theatre
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
Nomura Securities
Ambassador Theatre
Barclays
Exxon Building
ROCKEFELLER CENTER
Holiday Inn Express Midtown West
Comfort Inn Midtown West
Carolines on Broadway
Eugene O'Neill Theater
Crowne Plaza Times Sq.
McGraw-Hill Building
GE Building
1 Rockefeller Plaza
Union Hall
Longacre Theatre
Morgan Stanley Global HQ
News Corp. Building
Cranky Cabaret
DoubleTree Hilton NY-Times Sq.
Riu Plaza
Kimpton Muse Hotel
Richard Rogers Theatre
Imperial Theatre
NY Marriott Marquis
Lyceum Theatre
Hyatt Centric Times Square
Al Hirschfeld Theatre
Jacobs Theatre
TIMES SQUARE
Row NYC
Majestic Theatre
Viacom Intl.
Millennium
Belasco Theatre
Paramount Building
Casablanca Hotel
Condé Nast Bldg. (4 Times Sq.)
Bank of America Tower
SUNY College of Optometry
The Westin Times Square
Port Authority Bus Terminal
Hilton Times Sq.
New Amsterdam Theatre
The Knickerbocker
Salesforce Tower
Bryant Park
New York Public Library
New York Times Building
452 5th Ave
GO Studios
Bricken Arcade Bldg.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
Broadway
Central Park West
Central Park South
Amsterdam Ave.
Columbus Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
West Drive
East Drive
Center Drive
59TH ST/ COLUMBUS CIRCLE
5TH AVE/ 59TH ST
57TH ST
7TH AVE/ 53RD ST
50TH ST
49TH ST
ROCKEFELLER CTR.
TIMES SQ. SHUTTLE
42ND ST/ PORT AUTHORITY
42ND ST/ TIMES SQ.
42ND ST/ BRYANT PARK
5TH AVE
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
Astoria
QUEENS
Long Island City
Midtown
East Side
Union City
Chelsea
Greenpoint
Williamsburg
East River
Hudson River
HUDSON COUNTY
Hoboken
Greenwich Village
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
NEW JERSEY
Financial District
Downtown Brooklyn
JERSEY CITY
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope
Prospect Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 7 – 1633 Broadway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-sf/A/Baa1			Location:	New York, NY 10019
Original Balance(1):	$40,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$40,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	6.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1972/2013
Borrower Sponsor:	Paramount Group Operating Partnership LP			Size:	2,561,512 SF
Guarantor(2):	N/A			Cut-off Date Balance per SF(1):	$391
Mortgage Rate:	2.9900%			Maturity Balance per SF(1):	$391
Note Date:	11/25/2019			Property Manager:	Paramount Group Property-
First Payment Date:	1/6/2020				Asset Management LLC
Maturity Date:	12/6/2029				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(7)
Seasoning:	6 months			UW NOI:	$119,150,163
Prepayment Provisions(3):	LO (30); DEF (83); O (7)			UW NOI Debt Yield(1):	11.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.9%
Additional Debt Type(1)(4):	Pari Passu/Subordinate			UW NCF DSCR(1):	3.84x
Additional Debt Balance(1)(4):	$961,000,000/$249,000,000			Most Recent NOI:	$110,809,315 (9/30/2019 TTM)
Future Debt Permitted (Type)(5):	Yes (Mezzanine /Subordinate)			2nd Most Recent NOI:	$109,098,450 (12/31/2018)
Reserves(6)				3rd Most Recent NOI:	$94,190,007 (12/31/2017)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.4% (10/31/2019)
RE Taxes:	$0	Springing	N/A	2nd Most Recent Occupancy:	95.4% (12/31/2018)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	95.4% (12/31/2017)
Replacement Reserve:	$0	Springing	$1,024,605	Appraised Value (as of):	$2,400,000,000 (10/24/2019)
Rollover Reserve:	$0	Springing	$5,123,024	Appraised Value per SF:	$937
Unfunded Obligations Reserve:	$36,389,727	$0	N/A	Cut-off Date LTV Ratio(1):	41.7%
				Maturity Date LTV Ratio(1):	41.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$1,250,000,000	100.0%	Loan Payoff:	$1,052,884,467	84.2%
			Closing Costs:	$20,840,154	1.7%
			Reserves:	$36,389,727	2.9%
			Return of Equity:	$139,885,652	11.2%
Total Sources:	$1,250,000,000	100.0%	Total Uses:	$1,250,000,000	100.0%

(1)	The 1633 Broadway Mortgage Loan (as defined below) is part of the 1633 Broadway Whole Loan (as defined below) with an original aggregate principal balance of $1,250,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 1633 Broadway Senior Loan (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the 1633 Broadway Whole Loan are $488, $488, 9.5%, 9.5%, 3.08x, 52.1% and 52.1%, respectively.
(2)	There is no separate non-recourse carveout guarantor or environmental indemnitor for the 1633 Broadway Whole Loan.
(3)	Defeasance or prepayment of the 1633 Broadway Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 1633 Broadway Whole Loan to be securitized and (b) November 25, 2022. The assumed defeasance lockout period of 30 payments is based on the closing date of this transaction in June 2020.
(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(5)	See “Mezzanine Loan and Preferred Equity” for further discussion of permitted future debt.
(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(7)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the 1633 Broadway Whole Loan was underwritten, based on such prior information. See " Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

The Mortgage Loan. The seventh largest mortgage loan (the “1633 Broadway Mortgage Loan”) is part of a whole loan (the “1633 Broadway Whole Loan”) that is evidenced by 36 pari passu senior promissory notes in the aggregate original principal amount of $1,001,000,000 (collectively, the “1633 Broadway Senior Loan”) and four subordinate pari passu promissory notes in the aggregate original principal amount of $249,000,000 (collectively, the“1633 Broadway Subordinate Companion Loan”). The 1633 Broadway Whole Loan was co-originated on November 25, 2019 by Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association. The 1633 Broadway Whole Loan is secured by a first priority fee mortgage encumbering a 48-story office tower located in New York, New York (the “1633 Broadway Property”). The 1633 Broadway Mortgage Loan is evidenced by the non-controlling promissory note A-4-C-3 in the original principal amount of $40,000,000. As shown in the “1633 Broadway Whole Loan Summary” table below, four senior promissory notes in the original aggregate principal amount of $1,000,000 and the four subordinate promissory notes in the original aggregate principal amount of $249,000,000 were contributed to the BWAY 2019-1633 securitization trust. The 1633 Broadway Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the BWAY 2019-1633 securitization trust. The 1633 Broadway Senior Loan pari passu notes other than those evidencing the1633 Broadway Mortgage Loan are referred to herein as the “1633 Broadway Non-Serviced Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The 1633

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$40,000,000
1633 Broadway	1633 Broadway	Cut-off Date LTV:	41.7%
New York, NY 10019		UW NCF DSCR:	3.84x
		UW NOI Debt Yield:	11.9%

Broadway Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

1633 Broadway Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
1633 Broadway Senior Loan
A-1-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-2-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-3-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-4-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-1-C-1	$50,000,000	$50,000,000	CGCMT 2020-GC46	No(1)
A-1-C-2	$45,000,000	$45,000,000	GSMS 2020-GC45	No
A-1-C-3	$45,000,000	$45,000,000	GSMS 2020 – GC47	No
A-1-C-4	$40,000,000	$40,000,000	Goldman Sachs Bank USA	No
A-1-C-5	$32,500,000	$32,500,000	CGCMT 2020-GC46	No
A-1-C-6	$20,000,000	$20,000,000	GSMS 2020-GC47	No
A-1-C-7	$17,500,000	$17,500,000	Goldman Sachs Bank USA	No
A-2-C-1-A	$27,500,000	$27,500,000	CGCMT 2020-GC46	No
A-2-C-1-B	$22,500,000	$22,500,000	Benchmark 2020-B16	No
A-2-C-2-A	$30,000,000	$30,000,000	Benchmark 2020-IG2	No
A-2-C-2-B	$20,000000	$20,000,000	DBR Investments Co. Limited	No
A-2-C-3-A	$25,000,000	$25,000,000	DBR Investments Co. Limited	No
A-2-C-3-B	$15,000,000	$15,000,000	Benchmark 2020-IG1	No
A-2-C-4	$40,000,000	$40,000,000	DBR Investments Co. Limited	No
A-2-C-5	$15,000,000	$15,000,000	GSMS 2020-GC45	No
A-2-C-6	$35,000,000	$35,000,000	DBR Investments Co. Limited	No
A-2-C-7	$20,000,000	$20,000,000	DBR Investments Co. Limited	No
A-3-C-1-A	$27,850,000	$27,850,000	JPMorgan Chase Bank, National Association	No
A-3-C-1-B	$22,500,000	$22,500,000	Benchmark 2020-B16	No
A-3-C-2	$49,650,000	$49,650,000	Benchmark 2020-IG1	No
A-3-C-3	$40,000,000	$40,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-4	$40,000,000	$40,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-5	$30,000,000	$30,000,000	BMARK 2020-B17	No
A-3-C-6	$20,000,000	$20,000,000	BMARK 2020-B17	No
A-3-C-7	$20,000,000	$20,000,000	JPMorgan Chase Bank, National Association	No
A-4-C-1	$50,000,000	$50,000,000	BANK 2020-BNK25	No
A-4-C-2	$50,000,000	$50,000,000	BANK 2020-BNK25	No
A-4-C-3	$40,000,000	$40,000,000	BANK 2020-BNK27	No
A-4-C-4	$40,000,000	$40,000,000	WFCM 2020-C55	No
A-4-C-5	$30,000,000	$30,000,000	WFCM 2020-C55	No
A-4-C-6	$20,000,000	$20,000,000	BANK 2020-BNK26	No
A-4-C-7	$20,000,000	$20,000,000	BANK 2020-BNK26	No
Total (Senior Loan)	$1,001,000,000	$1,001,000,000
1633 Broadway Subordinate Companion Loan
B-1	$62,250,000	$62,250,000	BWAY 2019-1633	Yes(1)(2)
B-2	$62,250,000	$62,250,000	BWAY 2019-1633	Yes(1)(2)
B-3	$62,250,000	$62,250,000	BWAY 2019-1633	Yes(1)(2)
B-4	$62,250,000	$62,250,000	BWAY 2019-1633	Yes(1)(2)
Total (Subordinate Companion Loan)	$249,000,000	$249,000,000
Total (Whole Loan)	$1,250,000,000	$1,250,000,000

(1)	The initial controlling notes are Note B-1, Note B-2, Note B-3 and Note B-4. During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction, Note A-1-C-1 will be the controlling note.
(2)	The 1633 Broadway Subordinate Companion Loan is subordinate to the 1633 Broadway Senior Loan.

The Borrowers and the Borrower Sponsor. The borrowers, as tenants-in-common, are PGREF I 1633 Broadway Land, L.P., 1633 Broadway Owner I, LP, and 1633 Broadway Owner II, LP, each a Delaware limited partnership with two independent directors (together, the “1633 Broadway Borrower”). There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Whole Loan.

The borrower sponsor is Paramount Group Operating Partnership LP, which indirectly owns and controls the borrowers. Paramount Group, Inc. (NYSE: PGRE), an approximately 91% general partner of the borrower sponsor, is a real estate investment trust that currently owns and/or manages a 13.4 million SF portfolio of 18 Class A office and retail buildings in New York, Washington, D.C., and San Francisco. Paramount Group, Inc. has a New York portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$40,000,000
1633 Broadway	1633 Broadway	Cut-off Date LTV:	41.7%
New York, NY 10019		UW NCF DSCR:	3.84x
		UW NOI Debt Yield:	11.9%

that includes: 1633 Broadway, 1301 Avenue of the Americas, 1325 Avenue of the Americas, 31 West 52nd Street, 900 Third Avenue, 712 Fifth Avenue, 60 Wall Street, 745 Fifth Avenue, 718 Fifth Avenue, and 0 Bond Street.

At the time of origination of the 1633 Broadway Whole Loan, PGREF I 1633 Broadway Land, L.P. owned the 1633 Broadway Property entirely in fee and also ground leased the 1633 Broadway Property to PGREF I 1633 Broadway Tower, L.P. (i.e., both landlord and tenant interests in the ground lease were pledged as collateral, in addition to the fee interest in the 1633 Broadway Property); however, effective May 27, 2020, such ground lease was eliminated (such that collateral for the 1633 Broadway Whole Loan consists entirely of the fee interest in the 1633 Broadway Property) and PGREF I 1633 Broadway Land, L.P. transferred undivided tenant in common interests in the 1633 Broadway Property to each of the additional tenant-in-common borrowers.

The Property. The 1633 Broadway Property is an approximately 2.6 million SF, 48-story office tower that is situated with a full block of Broadway frontage between 50th and 51st Streets in Midtown Manhattan. The 1633 Broadway Property has views of the Hudson River, Central Park, and Midtown above the 36th floor. In addition to the office space, the 1633 Broadway Property includes retail space (anchored by Equinox), a three-level, below-grade parking garage, two theaters comprising a total of 145,192 SF (the Gershwin Theatre and Circle in the Square) and 18,384 SF of storage space.

The 1633 Broadway Property is located on a 90,400 SF parcel comprising the entire western block front of Broadway between West 50th and West 51st Streets within the Westside office submarket of Midtown. The 1633 Broadway Property was constructed in 1972 and was most recently renovated in 2013. Since 2010, the borrower sponsor has invested a total of approximately $41.6 million in lobby renovations, plaza redevelopment, and retail renovations. In addition, the borrower sponsor has invested approximately $230 million in tenant improvements and leasing commissions since 2010. The borrower sponsor provided a 10-year renovation budget which totals approximately $55.98 million; the renovation budget is anticipated to be utilized for items including a roof replacement, structural upgrades, fire alarm system upgrades, Gershwin Theatre upgrades, completion of the terrace on the 47th and 48th floors, and development of the retail space. Such renovations are not required by the 1633 Broadway Whole Loan documents, and have not been reserved for. The lender can provide no assurances that such renovation will proceed as expected or at all.

The 1633 Broadway Property comprises 2,561,512 SF and was 98.4% leased as of October 31, 2019. The office component of the 1633 Broadway Property is currently 100.0% leased to 17 tenants and represents approximately 93.4% of underwritten base rent. The retail space within the 1633 Broadway Property totals approximately 80,000 SF of NRA and is anchored by Equinox (25,458 SF) with a lease expiration date in February 2040.

The 1633 Broadway Property features two theatres that comprise 5.7% of the total net rentable area and account for 1.2% of the underwritten rental revenue. The larger of the two theatres is UT Associates (“Gershwin Theatre”), which is notable for having hosted Wicked since 2003. The Gershwin Theatre’s lease contains three, five-year renewal options that could potentially extend the term through May 2042. The 1633 Broadway Property contains an additional theatre known as the Circle in the Square, which encompasses 34,570 SF and currently hosts the show OKLAHOMA! The 1633 Broadway Property also houses the Circle in the Square Theatre School, the only accredited training conservatory associated with a Broadway theatre, which offers two, two-year training programs, in acting and musical theatre. The Circle in the Square Theatre School currently pays a total contract rent of $864,250, or $25.00 PSF, through September 2021.

The parking component within the 1633 Broadway Property consists of a 250-space parking garage across three levels below grade and comprises 64,158 SF of net rentable area. The space is currently leased to ABM Parking Services, Inc., a parking garage operator, which has a lease expiration date in July 2026. The operator is responsible for annual contract rent of approximately $2.39 million, or $10,167 per space, which will increase by at least 1.50% per annum throughout the remainder of the lease.

Major Tenants.

Allianz Asset Mgmt of America (“Allianz”; AA-/Aa3/AA by Fitch/Moody’s/S&P; 320,911 SF; 12.5% of net rentable area; 15.7% of underwritten base rent; 1/31/2031 lease expiration) – Allianz occupies six suites with leases expiring in January 2031. Allianz is an asset manager with over 800 investment professionals in 25 offices worldwide and manages assets for individuals, families and institutions. The 1633 Broadway Property serves as the United States headquarters for Allianz’s parent company.

Morgan Stanley & Co. (“Morgan Stanley”; A/A3/BBB+ by Fitch/Moody’s/S&P; 260,829 SF; 10.2% of net rentable area; 11.1% of underwritten base rent; 3/31/2032 lease expiration) – Morgan Stanley occupies five suites with leases expiring in March 2032. Morgan Stanley, a financial holding company, provides various financial products and services to corporations, governments, financial institutions and individuals in the Americas, Europe, the Middle East, Africa and Asia. The company operates through three segments: Institutional Securities, Wealth Management and Investment Management.

WMG Acquisition Corp. (“Warner Music Group”; 293,888 SF; 11.5% of net rentable area; 10.4% of underwritten base rent; 7/31/2029 lease expiration and month-to-month storage space) – Warner Music Group is an American multinational entertainment and record label conglomerate. It is one of the “Big Three” recording companies and the third largest in the global music industry, next to Universal Music Group and Sony Music Entertainment. Warner Music Group is headquartered at the 1633 Broadway Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$40,000,000
1633 Broadway	1633 Broadway	Cut-off Date LTV:	41.7%
New York, NY 10019		UW NCF DSCR:	3.84x
		UW NOI Debt Yield:	11.9%

The following table presents certain information relating to the major tenants at the 1633 Broadway Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Allianz(4)	AA-/Aa3/AA	320,911	12.5%	$26,527,064	15.7%	$82.66	1/31/2031	1x5 or 1x10 yr(5)	N
Morgan Stanley	A/A3/BBB+	260,829	10.2%	$18,677,050	11.1%	$71.61	3/31/2032	2x5 yr or 1x10 yr	Y(6)
Warner Music Group(7)	NR/NR/NR	293,888	11.5%	$17,520,179	10.4%	$59.62	Various(8)	1x5 yr or 1x10 yr	N
Showtime Networks Inc	BBB/Baa2/BBB	261,196	10.2%	$14,438,861	8.6%	$55.28	1/31/2026	1x5 yr or 1x10 yr	N
Kasowitz Benson Torres(9)	NR/NR/NR	203,394	7.9%	$13,830,452	8.2%	$68.00	3/31/2037	2x5 yr	Y(10)
New Mountain Capital, LLC(11)	NR/NR/NR	108,374	4.2%	$9,320,164	5.5%	$86.00	10/15/2035	1x5 yr	N
Charter Communications Holding	NR/Ba2/BB+	106,176	4.1%	$8,918,784	5.3%	$84.00	12/15/2025	None	N
MongoDB, Inc.	NR/NR/NR	106,230	4.1%	$8,073,480	4.8%	$76.00	12/31/2029	1x5 yr	N
Travel Leaders Group, LLC	NR/NR/B+	107,205	4.2%	$7,994,846	4.7%	$74.58	12/31/2033	1x5 yr	N
Assured Guaranty Municipal	NR/NR/A	103,838	4.1%	$7,256,550	4.3%	$69.88	Various(12)	1x5 yr	N
Subtotal/Wtd. Avg.		1,872,041	73.1%	$132,557,430	78.5%	$70.81

Other Tenants		649,710	25.4%	$36,213,171	21.5%	$55.74
Vacant Space		39,761	1.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		2,561,512	100.0%	$168,770,601	100.0%	$66.93(13)

(1)	Information based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through November 2020 totaling $1,272,795. The lender’s underwriting gives separate credit for the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants) totaling $7,558,579 (see “Operating History and Underwritten Net Cash Flow” below). The Annual UW Rent PSF and Annual UW Rent shown in the table above do not include credit given for such investment grade tenants beyond November 2020.
(4)	Allianz Asset Mgmt of America subleases 20,600 SF of suite 4600 (totaling 54,118 SF) to Triumph Hospitality at a base rent of $46.80 PSF through December 30, 2030. Triumph Hospitality further subleases 3,000 SF of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 PSF through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease.
(5)	Subject to a maximum of 15 years in the aggregate.
(6)	Morgan Stanley has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee.
(7)	Warner Music Group subleases 3,185 SF of suite 0400 (totaling 36,854 SF) to Cooper Investment Partners LLC at a base rent of $58.37 PSF on a month-to-month basis. Underwritten base rent is based on the contractual rent under the prime lease.
(8)	293,487 SF expires on July 31, 2029 and 401 SF of storage space is leased on a month-to-month basis.
(9)	Kasowitz Benson Torres subleases a collective 32,487 SF of Suite 2200 (totaling 50,718 SF) to three tenants. Delcath Systems, Inc. subleases 6,877 SF and pays rent of $68.50 PSF through February 28, 2021; Avalonbay Communities subleases 12,145 SF through October 31, 2026 and pays rent of $74.00 PSF; Cresa New York subleases 13,195 SF and pays rent of $65.00 PSF through April 30, 2021. Underwritten base rent is based on the contractual rent under the prime lease.
(10)	Kasowitz Benson Torres has the right to terminate one full floor of the premises located on the uppermost or lowermost floors, effective as of March 31, 2024, upon notice by March 31, 2023.
(11)	New Mountain Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. We cannot assure you that they will take occupancy or begin paying rent as expected or at all.
(12)	103,492 SF expires on February 28, 2032 and 346 SF of storage space is leased on a month-to-month basis.
(13)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$40,000,000
1633 Broadway	1633 Broadway	Cut-off Date LTV:	41.7%
New York, NY 10019		UW NCF DSCR:	3.84x
		UW NOI Debt Yield:	11.9%

The following table presents certain information relating to the lease rollover schedule at the 1633 Broadway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	13	9,482	0.4%	0.4%	$67.30	$638,145	0.4%	0.4%
2020	2	960	0.0%	0.4%	$30.00	$28,800	0.0%	0.4%
2021	3	86,460	3.4%	3.8%	$55.01	$4,756,000	2.8%	3.2%
2022	4	116,337	4.5%	8.3%	$24.18	$2,813,374	1.7%	4.9%
2023	7	38,550	1.5%	9.8%	$33.72	$1,299,854	0.8%	5.7%
2024	1	51,276	2.0%	11.8%	$91.00	$4,666,116	2.8%	8.4%
2025	4	106,176	4.1%	16.0%	$84.00	$8,918,784	5.3%	13.7%
2026	11	383,584	15.0%	31.0%	$53.18	$20,397,741	12.1%	25.8%
2027	3	55,247	2.2%	33.1%	$82.98	$4,584,436	2.7%	28.5%
2028	4	90,001	3.5%	36.6%	$67.15	$6,043,229	3.6%	32.1%
2029	10	399,717	15.6%	52.2%	$63.99	$25,579,624	15.2%	47.2%
2030	0	0	0.0%	52.2%	$0.00	$0	0.0%	47.2%
2031 & Beyond	28	1,183,961	46.2%	98.4%	$75.21	$89,044,498	52.8%	100.0%
Vacant	0	39,761	1.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	90	2,561,512	100.0%		$66.93(3)	$168,770,601	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The 1633 Broadway Whole Loan is current as of the June debt service payment and as of June 12, 2020 is not subject to any forbearance, modification or debt service relief request. As of June 11, 2020, the 1633 Broadway Property is open, however, all retail tenants and the two theaters are closed and most office tenants’ employees are working remotely. Tenants representing approximately 82.9% of the NRA made their full rent payment for June 2020, and approximately 91.1% of underwritten base rent was paid for June 2020. Included in the June rent payment are three tenants representing 16.1% of UW base rent that have an outstanding rent balance for the month of June of 0.5% or less. One tenant, representing approximately 7.8% of underwritten base rent, signed an amendment to pay 50% reduced rent from April through the end of 2020. The difference between the underwritten contractual rent per the original lease and the reduced rent pursuant to signed amendment is required to be repaid over a 36-month period beginning on January 1, 2021 at an imputed interest rate of 3.75% (from April 1, 2020) on the amount of rent deferred. Another tenant, representing 4.5% of underwritten base rent, has agreed to a three-month rent deferral from April through June 2020. A third tenant representing 0.5% of underwritten base rent has requested rent relief.

The Market. The 1633 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan, a high traffic commercial corridor that produces 15% of New York City’s economic output, per the appraisal. The neighborhood is bounded by 41st Street to the south and 52nd Street to the north between Avenue of the Americas and Eighth Avenue. The 1633 Broadway Property is located within one block of the 50th Street/Broadway, 50th Street and 49th Street subway stations, which serve the 1, 2, C, E, N, R and W lines.

According to the appraisal, the 1633 Broadway Property is located within the Westside office submarket of Midtown within the Manhattan market. Historically, the submarket has benefitted from the office space located around the boundaries of Central Park along major corridors such as West 57th Street, Broadway and Seventh Avenue, which consist primarily of Class A office product that take advantage of protected Central Park views. The area’s proximity to these locations has assisted with the historically low vacancy and availability rates exhibited by this submarket since 2010. As of the third quarter of 2019, the Westside office submarket had an existing inventory of approximately 25.7 million SF, a vacancy rate of 5.4% and an average asking rent of $66.21 PSF. As of the third quarter of 2019, the Manhattan office market had an existing inventory of approximately 456.1 million SF, a vacancy rate of 5.9% and an average asking rent of $79.25 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1633 Broadway Property:

Market Rent Summary
	Office Floors 2 to 9	Office Floors 10 to 18	Office Floors 19 to 26	Office Floors 27 to 35	Office Floors 36 to 43	Office Floors 44 to 48
Market Rent (PSF)	$65.00	$68.00	$72.00	$76.00	$85.00	$90.00
Lease Term (Years)	15	15	15	15	15	15
Lease Type (Reimbursements)	MG	MG	MG	MG	MG	MG
Rent Increase Projection	10% increase every 5 years	10% increase every 5 years	10% increase every 5 years	$10% increase every 5 years	10% increase every 5 years	10% increase every 5 years

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$40,000,000
1633 Broadway	1633 Broadway	Cut-off Date LTV:	41.7%
New York, NY 10019		UW NCF DSCR:	3.84x
		UW NOI Debt Yield:	11.9%

The following table presents information relating to comparable office property sales for the 1633 Broadway Property:

Comparable Property Sale Summary
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
150 East 42nd Street	New York, NY	1,698,603	Oct-19	$1,300,000,000	$765.33
330 Madison Avenue	New York, NY	855,000	Jul-19	$900,000,000	$1,052.63
30 Hudson Yards	New York, NY	1,463,234	Apr-19	$2,155,000,000	$1,472.77
237 Park Avenue	New York, NY	1,260,160	Jan-19	$1,200,000,000	$952.26
425 Lexington Avenue	New York, NY	728,171	Nov-18	$701,000,000	$962.69
666 Fifth Avenue	New York, NY	1,437,546	Aug-18	$1,286,082,681	$894.64
1515 Broadway	New York, NY	1,897,131	Nov-17	$1,950,000,000	$1,027.87
825 Eighth Avenue	New York, NY	2,080,000	Oct-17	$1,700,000,000	$817.31
245 Park Avenue	New York, NY	1,779,515	May-17	$2,210,000,000	$1,241.91

Source: Appraisal.

The following table presents certain recent leasing data with respect to comparable office properties to the 1633 Broadway Property:

Comparable Lease Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occ. %	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (Yrs.)	Annual Base Rent PSF	Lease Type
1155 Avenue of the Americas New York, NY	1984/2016	752,996	1.0 mile	74.8%	BKD, LLC	20,899	Sep-19	13.5	$77.00	MG
1 Rockefeller Plaza New York, NY	1936/NAV	603,397	0.5 miles	99.1%(1)	Veteran Advisers, Inc.	2,552	Sep-19	7.7	$83.50	MG
1675 Broadway New York, NY	1990/NAV	878,321	0.4 miles	96.9%	Davis & Gilbert LLP	85,852	Aug-19	16.0	$72.00	MG
142 West 57th Street New York, NY	1986/NAV	255,586	0.7 miles	88.2%(1)	Wedbush Securities Inc.	15,626	Aug-19	10.8	$65.00	MG
1251 Avenue of the Americas New York, NY	1971/NAV	2,364,000	0.2 miles	94.4%	IHI Americas, Inc.	9,438	Jul-19	10.3	$70.50	MG
1345 Avenue of the Americas New York, NY	1969/1988	1,998,994	0.5 miles	94.8%	Global Infrastructure Partners	84,856	Jun-19	17.0	$89.50	MG
810 Seventh Avenue New York, NY	1970/NAV	765,000	0.5 miles	93.3%	Colonial Consulting LLC	17,320	May-19	12.5	$71.00	MG
1271 Avenue of the Americas New York, NY	1957/2019	2,100,000	0.2 miles	98.0%	Greenhill & Company AIG – American International Group, Inc.	77,622 320,237	May-19 Apr-19	15.3 16.5	$91.00 $97.13	MG MG
1700 Broadway New York, NY	1968/2003	625,000	0.6 miles	81.5%(1)	Excel Sports Management, LLC M. Arthur Gensler, Jr. & Associates, Inc.	17,078 13,237	Apr-19 Jan-19	7.6 9.9	$79.00 $71.00	MG MG
1325 Avenue of the Americas New York, NY	1989/NAV	808,998	0.5 miles	88.3%	Dominus Capital, L.P.	9,361	Mar-19	10.5	$75.00	MG
1290 Avenue of the Americas New York, NY	1963/1996	2,113,000	0.3 miles	100.0%	Linklaters, LLP	90,508	Mar-19	16.1	$84.00	MG
1177 Avenue of the Americas New York, NY	1992/2013	1,000,000	0.9 miles	90.2%	Mill Point Capital	11,644	Jan-19	10.5	$87.00	MG
114 West 47th Street New York, NY	1989/NAV	658,000	0.8 miles	96.3%(1)	IFM Investments	18,000	Oct-18	15.0	$68.00	MG

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from a third party market research provider.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$40,000,000
1633 Broadway	1633 Broadway	Cut-off Date LTV:	41.7%
New York, NY 10019		UW NCF DSCR:	3.84x
		UW NOI Debt Yield:	11.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 1633 Broadway Property:

Cash Flow Analysis
	2016	2017	2018	9/30/2019 TTM	UW(1)	UW PSF
Base Rent	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$167,497,806	$65.39
Contractual Rent Steps(2)	$0	$0	$0	$0	$1,272,795	$0.50
Rent Average Benefit(3)	$0	$0	$0	$0	$7,558,579	$2.95
Grossed Up Vacant Space	$0	$0	$0	$0	$2,879,875	$1.12
Total Recoveries	$9,150,315	$11,228,307	$13,952,510	$16,874,074	$15,267,588	$5.96
Other Income(4)	$5,692,549	$5,017,065	$4,645,691	$4,240,034	$4,279,853	$1.67
Less Vacancy & Credit Loss	($309,756)	$0	$0	$0	($8,170,549)(5)	($3.19)
Effective Gross Income	$155,689,790	$159,464,803	$179,219,236	$182,760,348	$190,585,947	$74.40

Real Estate Taxes	$35,413,254	$38,391,946	$41,366,170	$43,693,114	$45,478,153	$17.75
Insurance	$1,061,417	$908,564	$1,009,544	$1,082,131	$1,069,190	$0.42
Other Operating Expenses	$25,393,733	$25,974,286	$27,745,072	$27,175,788	$24,888,441	$9.72
Total Expenses	$61,868,404	$65,274,796	$70,120,786	$71,951,033	$71,435,784	$27.89

Net Operating Income	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$119,150,163	$46.52
Capital Expenditures	$0	$0	$0	$0	$461,072	$0.18
TI/LC	$0	$0	$0	$0	$2,011,364	$0.79
Net Cash Flow	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$116,677,727	$45.55

Occupancy%	86.3%	95.4%	95.4%	98.4%(5)	95.4%(5)
NOI DSCR(6)	3.09x	3.10x	3.60x	3.65x	3.93x
NCF DSCR(6)	3.09x	3.10x	3.60x	3.65x	3.84x
NOI Debt Yield(6)	9.4%	9.4%	10.9%	11.1%	11.9%
NCF Debt Yield(6)	9.4%	9.4%	10.9%	11.1%	11.7%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.
(2)	Includes contractual rent steps through November 30, 2020.
(3)	Reflects the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants).
(4)	Other Income consists of overage rent, storage income, parking income, lease termination income, tenant work order income and other miscellaneous income.
(5)	The underwritten economic vacancy is 4.6%. The 1633 Broadway Property was 98.4% occupied as of October 31, 2019.
(6)	The debt service coverage ratios and debt yields are based on the 1633 Broadway Senior Loan and excludes the 1633 Broadway Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – During a Cash Trap Event Period (see “Lockbox and Cash Management” section), the 1633 Broadway Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months.

Insurance – During a Cash Trap Event Period, the 1633 Broadway Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the required coverage during the next 12 months; provided, however, that, notwithstanding any prior springing conditions, the reserve will not be required if the 1633 Broadway Borrower maintains a blanket insurance policy reasonably acceptable to the lender and no event of default is continuing.

Replacement Reserve – During a Cash Trap Event Period, the 1633 Broadway Whole Loan documents require ongoing monthly replacement reserves of $42,692 subject to a cap of $1,024,605.

TI/LC Reserve – During a Cash Trap Event Period, the 1633 Broadway Whole Loan documents require ongoing monthly rollover reserves of $213,459 subject to a cap of $5,123,024.

Unfunded Obligations Reserve – The 1633 Broadway Whole Loan documents require an upfront deposit of $36,389,727, along with a $4,000,000 guaranty made by Paramount Group Operating Partnership LP, for outstanding tenant improvements, leasing commissions and free rent pertaining to 11 tenants at the 1633 Broadway Property at the time of origination of the 1633 Broadway Whole Loan.

Lockbox and Cash Management. The 1633 Broadway Whole Loan documents require that the 1633 Broadway Borrower establish and maintain a lender-controlled lockbox account, which is already in place, and that the borrower direct all tenants to pay rent directly into such lockbox account and the 1633 Broadway Borrower or property manager deposit any rent received within one business day. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account will be disbursed to the 1633 Broadway Borrower. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 1633 Broadway Whole Loan documents. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$40,000,000
1633 Broadway	1633 Broadway	Cut-off Date LTV:	41.7%
New York, NY 10019		UW NCF DSCR:	3.84x
		UW NOI Debt Yield:	11.9%

subaccount to be held by the lender as additional security for the 1633 Broadway Whole Loan and, provided no event of default exists, disbursed for budgeted operating expenses, reserves or to the lender and/or the 1633 Broadway Borrower in accordance with the 1633 Broadway Whole Loan documents.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the net operating income debt yield (“NOI DY”) for the 1633 Broadway Whole Loan falling below 5.75% at the end of two consecutive calendar quarters; or

(iii)	the failure to deliver financial reports to the lender as and when required pursuant to the 1633 Broadway Whole Loan documents.

A Cash Trap Event Period will end upon the occurrence of the following:

•	with regard to clause (i) above, the cure of such event of default;
•	with regard to clause (ii) above:
o	(a) the NOI DY for the 1633 Broadway Whole Loan being greater than or equal to 5.75% for two consecutive calendar quarters;
o	(b) provided no event of default is continuing, the 1633 Broadway Borrower delivering to the lender as additional collateral and security a combination of one or more of the following reasonably acceptable to the lender: (x) sponsor guarantees (not to exceed an aggregate notional amount of $4,000,000), (y) letters of credit (not to exceed a notional amount, when aggregated with any sponsor guarantees, equal to 10% of the outstanding principal balance of the 1633 Broadway Whole Loan) and/or (z) cash collateral, which, if applied to the principal balance, would cause the NOI DY to equal or exceed 5.75%; or
•	with regard to clause (iii), such financial reports having been received by the lender and indicating that no Cash Trap Event Period is ongoing.

Additional Secured Indebtedness (not including trade debts). The 1633 Broadway Property also secures the 1633 Broadway Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $961,000,000 and the 1633 Broadway Subordinate Companion Loans, which have an aggregate Cut-off Date principal balance of $249,000,000. The 1633 Broadway Non-Serviced Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans are coterminous with the 1633 Broadway Mortgage Loan. The 1633 Broadway Non-Serviced Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans accrue interest at the same rate as the 1633 Broadway Mortgage Loan, 2.9900%. The 1633 Broadway Mortgage Loan and the 1633 Broadway Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the 1633 Broadway Subordinate Companion Loans. The holders of the 1633 Broadway Mortgage Loan, the 1633 Broadway Non-Serviced Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the 1633 Broadway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The 1633 Broadway Pari Passu-A/B Whole Loan” in the Preliminary Prospectus.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
1633 Broadway Subordinate Companion Loan	$249,000,000	2.9900%	120	0	120	3.08x	9.5%	52.1%

Mezzanine Loan and Preferred Equity. The direct or indirect equity owners of the 1633 Broadway Borrower are permitted to incur equityholder debt from an institutional lender secured by a pledge of their direct or indirect equity interests in the 1633 Broadway Borrower or to issue debt-like preferred equity so long as, among other conditions pursuant to the 1633 Broadway Whole Loan documents: (a) the lender and such institutional lender have entered into a customary subordination and intercreditor agreement reasonably acceptable to the lender, (b) such loan is coterminous with the 1633 Broadway Whole Loan or is freely pre-payable without premium or penalty from and after the maturity date of the 1633 Broadway Whole Loan, (c) immediately after giving effect to the closing of such loan, the net operating income debt yield (as calculated in the 1633 Broadway Whole Loan documents) is not less than 9.35%, (d) immediately after giving effect to the closing of such loan, the loan-to-value ratio (as calculated in the 1633 Broadway Whole Loan documents) does not exceed 52.08%, (e) immediately after giving effect to the closing of such loan, the net operating income debt service coverage ratio (as calculated in the 1633 Broadway Whole Loan documents) is not less than 3.08x, (f) such loan is current-pay only, with no “pay-in-kind” or similar accrual feature, (g) if the permitted equityholder debt bears a floating rate of interest, the borrower acquires and maintains an interest rate cap or swap agreement from a counterparty acceptable to the lender in its reasonable discretion with a notional amount that is not less than the outstanding principal balance of the permitted equityholder debt and with a reasonable strike price; (h) rating agency confirmation is obtained; and (i) the permitted equityholder debt is not closed prior to the date that is at least one year after the closing date of the 1633 Broadway Whole Loan. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Release of Property. Not permitted.

Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The 1633 Broadway Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 1633 Broadway Borrower, in an amount equal to the full replacement cost of the 1633 Broadway Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 1633 Broadway Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #8	Cut-off Date Balance:	$30,000,000
560 Mission Street	560 Mission Street	Cut-off Date LTV:	35.6%
San Francisco, CA 94105		U/W NCF DSCR:	5.23x
		U/W NOI Debt Yield:	14.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #8	Cut-off Date Balance:	$30,000,000
560 Mission Street	560 Mission Street	Cut-off Date LTV:	35.6%
San Francisco, CA 94105		U/W NCF DSCR:	5.23x
		U/W NOI Debt Yield:	14.2%

Floor	Tenant(s)		
31	Seyfarth Shaw 19,801 SF Exp. 9/2027		
30	Seyfarth Shaw 19,795 SF Exp. 9/2027		
29	Seyfarth Shaw 10,099 SF Exp. 9/2027	CITCO 9,696 SF Exp. 9/2024	
28	Munger Tolles & Olson 19,795 SF Exp. 9/2027		
27	Munger Tolles & Olson 22,074 SF Exp. 9/2027		
26	JP Morgan 22,003 SF Exp. 9/2025		
25	JP Morgan 22,002 SF Exp. 9/2025		
24	JP Morgan 22,002 SF Exp. 9/2025		
23	JP Morgan 22,002 SF Exp. 9/2025		
22	JP Morgan 20,972 SF Exp. 9/2025		
21	Alston & Bird 10,684 SF Exp. 9/2021	Alston & Bird 5,139 SF Exp. 5/2024	Five9, Inc 5,900 SF Exp. 10/2024
20	JP Morgan 21,650 SF Exp. 9/2025		
19	JP Morgan 21,650 SF Exp. 9/2025		
18	Vacant 7,173 SF	EY 14,525 SF Exp. 12/2028	
17	EY 21,650 SF Exp. 12/2028		
16	EY 21,650 SF Exp. 12/2028		
15	EY 21,650 SF Exp. 12/2028		
14	EY 21,650 SF Exp. 12/2028		
13	Delta Dental 21,698 SF Exp. 4/2025		
12	Delta Dental 21,698 SF Exp. 4/2025		
11	TIAA-CREF 21,511 SF Exp. 9/2027		
10	TIAA-CREF 21,524 SF Exp. 9/2027		
9	TIAA-CREF 21,661 SF Exp. 9/2027		
8	EY 21,635 SF Exp. 12/2028		
7	ARUP 24,916 SF Exp. 9/2026		
6	ARUP 24,916 SF Exp. 9/2026		
5	JP Morgan 24,836 SF Exp. 9/2025		
4	JP Morgan 24,836 SF Exp. 9/2025		
3	JP Morgan 24,836 SF Exp. 9/2025		
2	JP Morgan 17,544 SF Exp. 9/2025	Vacant 3,845 SF	
1	CWP Management Services 2,353 SF Exp. 9/2022	Mixt Greens 2,067 SF Exp. 1/2022	Split Bread 2,560 SF Exp. 3/2025

	Leased SF	Vacant
Storage Space	2,151	0

VACANT | 2021 – 2022 | 2023 – 2024 | 2025 – 2026 | 2027+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #8	Cut-off Date Balance:	$30,000,000
560 Mission Street	560 Mission Street	Cut-off Date LTV:	35.6%
San Francisco, CA 94105		U/W NCF DSCR:	5.23x
		U/W NOI Debt Yield:	14.2%

560 Mission Street
560 Mission Street
San Francisco, CA 94105
San Francisco Bay
Chinatown
Financial District
Union Square
SoMa
SAN FRANCISCO
South Beach
Mission Bay
McCovey Cove
Jackson St
Washington St
Clay St
Sacramento St
California St
Pine St
Bush St
Sutter St
Post St
Geary St
O'Farrell St
Market St
Mission St
Minna St
Natoma St
Howard St
Tehama St
Clementina St
Folsom St
Harrison St
Bryant St
Brannan St
Townsend St
King St
Columbus Ave
Battery St
Drumm St
Sansome St
Front St
Montgomery St
Kearny St
Grant Ave
Stockton St
Powell St
Mason St
2nd St
3rd St
4th St
5th St
6th St
1st St
Fremont St
Beale St
Main St
Spear St
Embarcadero
Delancey St
Rich St
Bluxome St
CABLE CAR LINE
CENTRAL SUBWAY (Under Constr.)
BART
MUNI METRO
CALTRAIN
SF-Oakland Bay Bridge
80
280
Portsmouth Square
Transamerica Pyramid
Maritime Plaza
EMBARCADERO CENTER
One Embarcadero
Two Embarcadero
Three Embarcadero
Four Embarcadero
Justin Herman Plaza
Ferry Building
Ferry Building Marketplace
EMBARCADERO & WASHINGTON
The Fairmont SF
Omni San Francisco
InterContinental Mark Hopkins
Ritz Carlton
Bank of America Bldg.
California Center
101 California
One Market Plaza
EMBARCADERO
Federal Reserve Bank of SF
DON CHEE/ STEUART ST
Pacific Gas and Electric
100 Spear
333 Market Street
455 Market Street
525 Market
50 Fremont Center
Salesforce Tower
Millennium Tower
Park Tower at Transbay (Under Constr.)
Gap HQ
DocuSign
EMBARCADERO & FOLSOM
Google SF
EMBARCADERO & HARRISON
Twilio
Fitbit
Bit Torrent
The Infinity Towers
The Wharton School, Univ. of PA
Fusionstorm
Sir Francis Drake
Grand Hyatt SF
Crocker Galleria
Golden Gate University
MONTGOMERY
Okta
WeWork
TRANSBAY TRANSIT CENTER
Union Square
Macy's
Academy of Art University
Four Seasons Hotel SF
Museum of the African Diaspora
The Mexican Museum
LinkedIn
UNION SQUARE
Hallidie Plaza
POWELL
Westfield San Francisco Centre
Yerba Buena Center for the Arts
Yerba Buena Gardens
SF Museum of Modern Art
Yerba Buena Ctr. for the Arts Theatre
Metreon
Moscone Ctr. North
MOSCONE CONVENTION CENTER
Moscone Ctr. South
YERBA BUENA SQUARE
Children's Creativity Museum
Riverbed Technology
UBM Tech
Terra Gallery and Event Ctr.
One Rincon Hill
SF Mint
Univ. of the Pacific School of Dentistry
Moscone Ctr. West
Yahoo
Inter Continental SF
YERBA BUENA/ MOSCONE
Comcast SportsNet
EMBARCADERO & BRANNAN
Lamplighter Music Theatre
South Park
GitHub
Dropbox
KING & 2ND
Oracle Park
4TH & BRANNAN
CALTRAIN DEPOT
4TH & KING
Pier 48
Pier 50
MISSION ROCK
Univ. of California - San Francisco Mission Bay Campus
San Francisco Intl. Airport 11 miles
San Rafael
Richmond
Pinole
Martinez
Pittsburg
Concord
Pleasant Hill
Walnut Creek
El Cerrito
Orinda
Berkeley
Lafayette
Moraga
Alamo
Sausalito
Emeryville
Tiburon
Corte Madera
Mill Valley
MARIN COUNTY
CONTRA COSTA COUNTY
SAN FRANCISCO
OAKLAND
Alameda
Danville
San Ramon
Castro Valley
Dublin
San Leandro
Pleasanton
Daly City
Brisbane
South San Francisco
San Francisco Bay
Hayward
Union City
Pacifica
San Bruno
Burlingame
San Mateo
Foster City
Fremont
Pacific Ocean
Moss Beach
Belmont
Redwood City
Newark
Half Moon Bay
San Carlos
Menlo Park
Palo Alto
Mtn. View
Milpitas
Santa Clara
SAN JOSE
Woodside
Portola Valley
Sunnyvale
SAN MATEO COUNTY
ALAMEDA COUNTY
SANTA CLARA COUNTY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 8 – 560 Mission Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	AA-sf/AA-/A1			Location:	San Francisco, CA 94105
Original Balance(1):	$30,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.9%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	2002/N/A
Borrower Sponsor:	National Office Partners LLC			Size:	668,149 SF
Guarantor(2):	NOP 560 Mission, LLC			Cut-off Date Balance per SF(1):	$449
Mortgage Rate:	2.5890%			Maturity Date Balance per SF(1):	$449
Note Date:	12/5/2019			Property Manager:	Commonwealth Partners
First Payment Date:	1/6/2020				Management Services, L.P.
Maturity Date:	12/6/2029				(borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information(6)
Original Amortization Term:	0 months			UW NOI:	$42,674,098
IO Period:	120 months			UW NOI Debt Yield(1):	14.2%
Seasoning:	6 months			UW NOI Debt Yield at Maturity(1):	14.2%
Prepayment Provisions:	LO (30) ;DEF/YM1 (83); O (7)			UW NCF DSCR(1):	5.23x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$38,313,473 (9/30/2019 TTM)
Additional Debt Type(1)(3):	Pari Passu			2nd Most Recent NOI:	$37,869,525 (12/31/2018)
Additional Debt Balance(1)(3):	$270,000,000			3rd Most Recent NOI:	$30,771,436 (12/31/2017)
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			Most Recent Occupancy:	98.4% (10/31/2019)
Reserves(5)				2nd Most Recent Occupancy:	97.3% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	97.8% (12/31/2017)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$842,000,000 (10/31/2019)
Insurance:	$0	Springing	N/A	Appraised Value per SF:	$1,260
Replacement Reserve:	$0	Springing	$267,260	Cut-off Date LTV Ratio(1):	35.6%
TI/LC Reserve:	$2,152,612	Springing	$2,004,447	Maturity Date LTV Ratio(1):	35.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$300,000,000	100.0%	Return of Equity(7):	$295,451,251	98.5%
			Closing Costs:	$2,396,137	0.8%
			Reserves:	$2,152,612	0.7%
Total Sources:	$300,000,000	100.0%	Total Uses:	$300,000,000	100.0%

(1)	The 560 Mission Street Mortgage Loan (as defined below) is part of the 560 Mission Street Whole Loan (as defined below), which is comprised of eight pari passu promissory notes in the aggregate original principal amount of $300,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 560 Mission Street Whole Loan.
(2)	NOP 560 Mission, LLC is the single purpose entity borrower. There is no separate non-recourse carveout guarantor or environmental indemnitor for the 560 Mission Street Whole Loan.
(3)	See “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(4)	See “Mezzanine Loan and Preferred Equity” below for further discussion of the permitted future mezzanine loan.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the 560 Mission Whole Loan was underwritten, based on such prior information. See " Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.
(7)	The 560 Mission Street Property (as defined below) was previously unencumbered. The borrower sponsor constructed the 560 Mission Street Property in 2002.

The Mortgage Loan. The eighth largest mortgage loan (the “560 Mission Street Mortgage Loan”) is part of a whole loan (the “560 Mission Street Whole Loan”) co-originated by Bank of America, National Association and DBR Investments Co. Limited and evidenced by eight pari passu promissory notes in the aggregate original principal amount of $300,000,000. The 560 Mission Street Whole Loan is secured by a first priority fee mortgage encumbering a 668,149 SF office building located in San Francisco, California (the “560 Mission Street Property”). The 560 Mission Street Mortgage Loan is evidenced by the non-controlling Note A-2-A-2 with an original principal amount of $30,000,000. The remaining promissory notes comprising the 560 Mission Street Whole Loan (the “560 Mission Street Non-Serviced Pari Passu Companion Loans”) are summarized in the below table and either have been or are expected to be contributed to a securitization transaction. The 560 Mission Street Whole Loan is being serviced pursuant to the pooling and servicing agreement for the Benchmark 2020-B16 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #8	Cut-off Date Balance:	$30,000,000
560 Mission Street	560 Mission Street	Cut-off Date LTV:	35.6%
San Francisco, CA 94105		U/W NCF DSCR:	5.23x
		U/W NOI Debt Yield:	14.2%

560 Mission Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$60,000,000	$60,000,000	GSMS 2020-GC45	No
A-1-2-A	$30,000,000	$30,000,000	Benchmark 2020-B16	Yes
A-1-2-B	$20,000,000	$20,000,000	Benchmark 2020-IG1	No
A-1-3	$25,000,000	$25,000,000	Benchmark 2020-IG1	No
A-1-4	$15,000,000	$15,000,000	Benchmark 2020-B16	No
A-2-A-1	$70,000,000	$70,000,000	BANK 2020-BNK26	No
A-2-A-2	$30,000,000	$30,000,000	BANK 2020-BNK27	No
A-2-B	$50,000,000	$50,000,000	BANK 2020-BNK25	No
Total (Whole Loan)	$300,000,000	$300,000,000

The Borrower and the Borrower Sponsor. The borrower is NOP 560 Mission Street, LLC, (the “560 Mission Street Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors.

The borrower is owned by a joint venture between California Public Employees’ Retirement System (“CalPERS”) and CommonWealth Partners, LLC. CalPERS is the nation’s largest public pension fund. The CalPERS retirement system serves more than 1.9 million members and the CalPERS health program administers benefits for 1.4 million members and their families. CommonWealth Partners, LLC is a privately held, vertically integrated real estate investment, development and management firm based in Los Angeles, with offices across the United States. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 560 Mission Street Whole Loan.

The Property. The 560 Mission Street Property is a 31-story, Class A, LEED Platinum office building totaling 668,149 SF located in San Francisco, California. The 560 Mission Street Property is 98.4% leased, as of October 31, 2019, to 13 tenants from industries including technology, financial services, consulting services, insurance and law. No tenant comprises more than 36.9% of NRA or 36.6% of underwritten base rent.

The 560 Mission Street Property has floor-to-ceiling glass windows and column-free space throughout the building, allowing for 360-degree access to light and air. The glass and metal curtain wall design, enhanced by the building’s setbacks and cornice, was inspired by the composition of the Hallidie Building, which is San Francisco’s first curtain wall building. The 560 Mission Street Property has held the LEED Platinum designation since 2010. The 560 Mission Street Property includes a two-level, below-grade parking garage that has 117 parking spaces including seven handicapped parking spaces.

The borrower sponsor built the 560 Mission Street Property in 2002 and has invested approximately $2.5 million in capital improvements since 2014. Since 2018, 90,621 SF of new and renewal leases have been signed, including new leases with Delta Dental (43,396 SF) and expansion leases with TIAA-CREF (21,661 SF) and EY (14,525 SF). The borrower sponsor has made investments in both the common areas and back-of-house infrastructure including a new lobby, plaza furniture, an elevator lobby upgrade, a garage enhancement with bike area, and restroom and shower room upgrades. The bike area is able to house 70 bicycles on a first-come, first-served basis.

Major Tenants.

JP Morgan (246,384 SF, 36.9% of NRA; 36.6% of underwritten base rent). JPMorgan Chase Bank, N.A. (“JP Morgan”) is the consumer and commercial banking subsidiary of JPMorgan Chase & Co., an American multinational investment bank and financial services holding company headquartered in New York City. JP Morgan’s lease expires on September 30, 2025 and JP Morgan has two 5-year options to renew at least 50% of its leased space with 17 - 20 months’ notice. The first option is at 95% of base rent and the second option is at market rent. JP Morgan has an option to terminate one full floor effective until September 30, 2021 with 12 months’ notice and a payment between $137,136 and $210,495 (depending on the floor terminated, along with any other costs stated in the lease) plus the unamortized leasing costs at 8% interest.

EY (122,760 SF, 18.4% of NRA; 16.9% of underwritten base rent). Ernst & Young (“EY”) is a multinational professional services firm headquartered in London, England, United Kingdom. EY is one of the largest professional services firms in the world. Along with Deloitte, KPMG and PricewaterhouseCoopers, EY is considered one of the Big Four accounting firms. EY’s lease expires on December 31, 2028 and EY has two 5-year options to renew its entire premises at market rent with 12 - 15 months’ notice. The tenant also has an option to expand and occupy 50%-100% of any additional full floor with notice by October 1, 2021 and a delivery date between April 1, 2022 and October 1, 2024.

TIAA-CREF (64,696 SF, 9.7% of NRA; 9.8% of underwritten base rent). The Teachers Insurance and Annuity Association of America-College Retirement Equities Fund (“TIAA-CREF”) is a Fortune 100 financial services organization that provides financial services in the academic, research, medical, cultural and governmental fields. TIAA-CREF’s lease expires on September 30, 2027 and TIAA-CREF has a 5-year option to renew at least two contiguous floors at market rent with 15 - 18 months’ notice and a one-time option to terminate any or all of the premises, effective on March 31, 2023 with 12 months’ notice and upon payment of the unamortized leasing costs at 8% interest.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #8	Cut-off Date Balance:	$30,000,000
560 Mission Street	560 Mission Street	Cut-off Date LTV:	35.6%
San Francisco, CA 94105		U/W NCF DSCR:	5.23x
		U/W NOI Debt Yield:	14.2%

The following table presents certain information relating to the tenants at the 560 Mission Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
JP Morgan	AA-/A2/A-	246,384	36.9%	$18,489,301	36.6%	$75.04	9/30/2025	2x5 yr	Y(3)
EY	NR/NR/NR	122,760	18.4%	$8,553,330	16.9%	$69.68	12/31/2028	2x5 yr	N
TIAA-CREF	AA+/Aa2/AA+	64,696	9.7%	$4,942,127	9.8%	$76.39	9/30/2027	1x5 yr	Y(4)
Seyfarth Shaw	NR/NR/NR	49,695	7.4%	$4,639,525	9.2%	$93.36	9/30/2027	1x5 yr	Y(5)
Munger Tolles & Olson	NR/NR/NR	41,869	6.3%	$3,820,128	7.6%	$91.24	9/30/2027	None	N
Subtotal/Wtd. Avg.		525,404	78.6%	$40,444,411	80.1%	$76.98

Other Tenants		131,727	19.7%	$10,032,182	19.9%	$76.16
Vacant		11,018	1.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		668,149	100.0%	$50,476,593	100.0%	$76.81(6)

(1)	Information based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	JP Morgan has the right at any time through September 30, 2021 to terminate its lease with respect to one full floor of its leased premises upon 12 months’ prior notice and payment of a termination fee.
(4)	TIAA-CREF has the one-time right to terminate its lease or any portion thereof effective as of March 31, 2023 upon written notice on or before March 31, 2022 and payment of a termination fee.
(5)	Seyfarth Shaw has the one-time right to terminate its lease with respect to the 29th floor effective as of September 30, 2022 upon written notice on or before September 30, 2021 and payment of a termination fee.
(6)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the 560 Mission Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	2	10,784	1.6%	1.6%	$83.22	$897,426	1.8%	1.8%
2022	2	4,420	0.7%	2.3%	$59.19	$261,610	0.5%	2.3%
2023	0	0	0.0%	2.3%	$0.00	$0	0.0%	2.3%
2024	3	20,735	3.1%	5.4%	$89.55	$1,856,856	3.7%	6.0%
2025	15	292,340	43.8%	49.1%	$74.95	$21,910,710	43.4%	49.4%
2026	2	49,832	7.5%	56.6%	$72.14	$3,594,880	7.1%	56.5%
2027	8	156,260	23.4%	80.0%	$85.77	$13,401,780	26.6%	83.1%
2028	6	122,760	18.4%	98.4%	$69.68	$8,553,330	16.9%	100.0%
2029	0	0	0.0%	98.4%	$0.00	$0	0.0%	100.0%
2030	0	0	0.0%	98.4%	$0.00	$0	0.0%	100.0%
2031 & Beyond	0	0	0.0%	98.4%	$0.00	$0	0.0%	100.0%
Vacant	0	11,018	1.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	38	668,149	100.0%		$76.81(3)	$50,476,593	100.0%

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in this Lease Rollover Schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The 560 Mission Street Whole Loan is current as of the June debt service payment and as of June 12, 2020 is not subject to any forbearance, modification or debt service relief request. As of June 1, 2020, the borrower sponsor has reported that the 560 Mission Street Property is open and operating; however, many of the tenants are non-essential and due to California state guidelines are closed. 99.3% of tenants by NRA and 99.4% of tenants by underwritten base rent have paid their full June 2020 rent payments. Two retail tenants (0.7% NRA) have requested rent deferral until the state mandated closure has ended.

The Market. The 560 Mission Street Property is located in San Francisco, in the South Financial District submarket. The South Financial District submarket is the historic center of business activity in San Francisco. The submarket represents half of San Francisco’s central business district, with the other half represented by the North Financial District. The Financial District contains well-known buildings, including the Transamerica Pyramid, 555 California Street (formerly Bank of America Center), 101 California Street and Embarcadero Center. These skyscrapers are heavily tenanted by financial institutions, and house many Fortune 500 firms, including Wells Fargo, Citigroup, Amazon’s Twitch division, and PricewaterhouseCoopers. According to a third party market research report, the South Financial District office submarket has a total inventory of 30,506,228 SF as of October 1, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #8	Cut-off Date Balance:	$30,000,000
560 Mission Street	560 Mission Street	Cut-off Date LTV:	35.6%
San Francisco, CA 94105		U/W NCF DSCR:	5.23x
		U/W NOI Debt Yield:	14.2%

The following table presents recent leasing data at comparable office properties with respect to the 560 Mission Street Property:

Comparable Lease Summary
Property Location	Year Built/ Renovated	Distance from Subject	Property Size (SF)	Tenant	Lease Date / Term	Initial Rent PSF	Lease Type
560 Mission Street Property 560 Mission Street San Francisco, CA	2002/N/A	N/A	668,149(1)	Various	Various / Various	$76.81(1)	Modified
Blue Shield California Building 50 Beale Street San Francisco, CA	1969/2012	0.3 miles	639,450	Glassdoor	June 2019 / 10.3 yrs	$87.96	Modified
140 New Montgomery Street San Francisco, CA	1925/2013	0.2 miles	285,100	Benchmark Capital Partners	June 2019 / 10.0 yrs	$114.96	Modified
303 Second Street San Francisco, CA	1988/N/A	0.4 miles	700,945	Sony (PlayStation)	June 2019 / 10.3 yrs	$90.00	Modified
101 California Street San Francisco, CA	1982/2002	0.5 miles	1,203,065	The Blackstone Group	June 2019 / 10.0 yrs	$114.96	Modified
201 Mission Street San Francisco, CA	1981/N/A	0.3 miles	483,289	Silicon Legal Strategy	July 2019 / 5.1 yrs	$81.96	Modified
Pine Street Center 100 Pine Street San Francisco, CA	1972/N/A	0.4 miles	365,808	Bank of the Orient	October 2019 / 6.2 yrs	$84.00	Modified

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 560 Mission Street Property:

Market Rent Summary
	Low Office	Mid Office	High Office	Top Floors
Market Rent (PSF)	$88	$92	$96	$105
Lease Term (Yrs.)	7	7	7	7
Rental Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #8	Cut-off Date Balance:	$30,000,000
560 Mission Street	560 Mission Street	Cut-off Date LTV:	35.6%
San Francisco, CA 94105		U/W NCF DSCR:	5.23x
		U/W NOI Debt Yield:	14.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the 560 Mission Street Property:

Cash Flow Analysis
	2016	2017	2018(1)	9/30/2019 TTM	UW(2)	UW PSF
Base Rent(3)	$36,190,949	$31,345,165	$47,586,908	$48,362,119	$54,686,071	$81.85
Other Income(4)	$2,886,498	$2,749,759	$1,944,237	$2,008,255	$2,008,255	$3.01
Recoveries	$11,308,135	$8,261,973	$40,660	$422,347	$229,001	$0.34
Vacancy	$0	$0	$0	$0	$(2,185,140)	$(3.27)
Effective Gross Income	$50,385,582	$42,356,897	$49,571,805	$50,792,721	$54,738,187	$81.93

Real Estate Taxes	$2,901,633	$3,060,589	$2,988,259	$2,930,953	$3,085,825	$4.62
Insurance	$648,379	$607,821	$669,313	$858,742	$1,042,282	$1.56
Other Operating Expenses	$8,990,804	$7,917,051	$8,044,708	$8,689,554	$7,935,981	$11.88
Total Expenses	$12,540,816	$11,585,462	$11,702,280	$12,479,248	$12,064,089	$18.06

Net Operating Income	$37,844,766	$30,771,436	$37,869,525	$38,313,473	$42,674,098	$63.87
Capital Expenditures	$0	$0	$0	$0	$133,630	$0.20
TI/LC	$0	$0	$0	$0	$1,336,298	$2.00
Net Cash Flow	$37,844,766	$30,771,436	$37,869,525	$38,313,473	$41,204,170	$61.67

Occupancy %	100.0%	97.8%	97.3%	98.4%(5)	96.0%
NOI DSCR(6)	4.81x	3.91x	4.81x	4.87x	5.42x
NCF DSCR(6)	4.81x	3.91x	4.81x	4.87x	5.23x
NOI Debt Yield(6)	12.6%	10.3%	12.6%	12.8%	14.2%
NCF Debt Yield(6)	12.6%	10.3%	12.6%	12.8%	13.7%

(1)	The increase in 2018 Base Rent is due to 90,621 SF of new and renewed direct leases signed.
(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender UW.
(3)	UW Base Rent includes (i) vacant space at market rent ($946,514), (ii) contractual rent steps through November 2020 ($2,163,939) and (iii) straight-line rent averaging for TIAA-CREF, JP Morgan, Seyfarth Shaw and Munger Tolles & Olson ($1,099,025).
(4)	UW Other Income consists of parking income ($1,491,645), net tenant service revenue ($191,861) and miscellaneous income ($324,748).
(5)	Occupancy as of the October 31, 2019 borrower rent roll.
(6)	Debt service coverage ratios and debt yields are based on the 560 Mission Street Whole Loan.

Escrows and Reserves.

Real Estate Taxes and Insurance – During a Trigger Period (as defined below), the 560 Mission Street Borrower is required to deposit monthly (i) 1/12 of the annual estimated real estate taxes and (ii) 1/12 of the annual estimated insurance premiums (unless the 560 Mission Street Property is covered by a blanket policy).

Replacement Reserves – During a Trigger Period, the 560 Mission Street Borrower is required to deposit monthly $11,136, capped unless a Cash Trap Period (as defined below) exists at $267,260 (approximately 24 times the monthly required deposit); provided that the 560 Mission Street Borrower is permitted to deposit cash or a letter of credit in an amount equal to the funds then required in lieu of a monthly deposit.

TI/LC Reserves – The 560 Mission Street Borrower deposited at loan origination $2,152,612 as TI/LC reserves. During a Trigger Period, the 560 Mission Street Borrower is required to deposit monthly $83,519, capped unless a Cash Trap Period exists at $2,004,447 (approximately 24 times the monthly required deposit); provided that the 560 Mission Street Borrower is permitted to deposit cash or a letter of credit in an amount equal to the funds then required in lieu of a monthly deposit.

A “Trigger Period” will

(i)	commence upon an event of default under the 560 Mission Street Whole Loan or, if a mezzanine loan is then outstanding under such mezzanine loan, and end when the event of default has been cured; or
(ii)	commence when the debt yield is less than 7.0% for two consecutive calendar quarters, and end when the debt yield is at least 7.0% for two consecutive calendar quarters, provided at any time after the lockout expiration date, the 560 Mission Street Borrower is permitted to prepay with yield maintenance the 560 Mission Street Whole Loan (or deliver cash or a letter of credit) in an amount which would increase the debt yield to at least 7.0% to avoid a Trigger Period under this clause (ii).

A “Cash Trap Period” will commence when the debt yield is less than 6.50% for two consecutive calendar quarters, and end when the debt yield is at least 6.50% for two consecutive calendar quarters, provided at any time after the lockout expiration date, the 560 Mission Street Borrower is permitted to prepay with yield maintenance the 560 Mission Street Whole Loan (or deliver cash or a letter of credit) in an amount which would increase the debt yield to at least 6.50% to avoid a Cash Trap Period.

Lockbox and Cash Management. The 560 Mission Street Whole Loan is structured with a hard lockbox and springing cash management. Revenues from the 560 Mission Street Property are required to be deposited directly into the lockbox account or, if received by the 560 Mission Street Borrower or the property manager, deposited within two business days of receipt. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account and disbursed according to the 560 Mission Street Whole Loan documents. Also

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #8	Cut-off Date Balance:	$30,000,000
560 Mission Street	560 Mission Street	Cut-off Date LTV:	35.6%
San Francisco, CA 94105		U/W NCF DSCR:	5.23x
		U/W NOI Debt Yield:	14.2%

during the continuance of a Cash Trap Period, all excess cash is required to be held by the lender as additional collateral for the 560 Mission Street Whole Loan.

Additional Secured Indebtedness (not including trade debts). The 560 Mission Street Property also secures the 560 Mission Street Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $270,000,000. The 560 Mission Street Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the 560 Mission Street Mortgage Loan. The 560 Mission Street Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the 560 Mission Street Non-Serviced Pari Passu Companion Loans. The holders of the 560 Mission Street Mortgage Loan and the 560 Mission Street Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the 560 Mission Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The direct or indirect equity owners of the 560 Mission Street Borrower are permitted to incur future mezzanine debt (secured by a pledge of direct or indirect equity interests in the 560 Mission Street Borrower), provided that among other conditions: (i) the principal amount of the mezzanine loan may not exceed $180,000,000; (ii) for the combined 560 Mission Street Whole loan and the mezzanine loan, (a) the loan-to-value ratio is no greater than 60.0%, (b) the debt service coverage ratio is at least 2.00x, and (c) the debt yield is at least 8.0%; (iii) the mezzanine loan is co-terminous with, or has a loan maturity later than the 560 Mission Whole Loan, and has either a fixed rate or a hedged floating rate (with a counterparty acceptable to the lender and with a strike price that results in an aggregate debt service coverage ratio of not less than 2.0x); (iv) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (v) rating agency confirmation is delivered.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The 560 Mission Street Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and a 12-month extended period of indemnity; provided that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the 560 Mission Street Borrower will not be obligated to pay insurance premiums for terrorism coverage in excess of two times the insurance premiums that would then be payable under policies obtained at then current market rates for all risk and business interruption insurance (excluding the terrorism component of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #9	Cut-off Date Balance:	$23,175,000
3300 West Sahara Avenue	3300 West Sahara	Cut-off Date LTV:	67.6%
Las Vegas, NV 89102		U/W NCF DSCR:	2.86x
		U/W NOI Debt Yield:	11.7%

3300

NEVADA STATE
BUSINESS CENTER

Nevada Real Estate Division
350

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #9	Cut-off Date Balance:	$23,175,000
3300 West Sahara Avenue	3300 West Sahara	Cut-off Date LTV:	67.6%
Las Vegas, NV 89102		U/W NCF DSCR:	2.86x
		U/W NOI Debt Yield:	11.7%

3300 West Sahara
3300 West Sahara Avenue
Las Vegas, NV 89102
LAS VEGAS
Downtown
Las Vegas Strip
Spring Valley
CLARK COUNTY
W. Washington Ave
W. Bonanza Rd
Lorenzi Park
Springs Preserve
Origen Museum
Meadows Mall
Alta Decatur Shopping Village
Charleston Heights Shopping Ctr.
Alta Dr
W. Charleston Blvd
E. Charleston Blvd
Westland Fair
W. Oakey Blvd
Kindred Hospital Las Vegas
Sahara Pavilion North
Sahara Pavilion South
Valley Oaks Plaza
Sahara West Center
Paseo Plaza
W. Sahara Ave
E. Sahara Ave
Palace Station
Masco Office Park
KKVV Radio
W. Desert Inn Rd
E. Desert Inn Rd
Spring Mountain Rd
W. Twain Ave
W. Flamingo Rd
E. Flamingo Rd
Plaza Vegas Business Park
Rio Convention Center
Rio
Jones Blvd
Decatur Blvd
Valley View Blvd
Arville St
Rancho Dr
Las Vegas Frwy
Sammy Davis Jr. Dr
S. Las Vegas Blvd
Paradise Rd
Univ. Center Dr
Maryland Pkwy
Wayne Newton Blvd
Koval Ln
Valley Medical Center Hospital
University Medical Ctr.
University of Nevada School of Medicine
Clark County Govt. Center
Las Vegas Premium Outlets
Fremont St. Experience
Golden Nugget
S. Main St
N. Main St
E. Clark Ave
Stratosphere Tower
E. St. Louis Ave
SLS Las Vegas
E. Karen Ave
Desert Moon Productions
Circus Circus
Drew Las Vegas
LV Convention Center District Project
Las Vegas Country Club
Westgate Las Vegas
Las Vegas Convention Center
Sunrise Hospital
Fashion Show Mall
Wynn Las Vegas
Wynn Las Vegas Golf Club
Grand Canal Shoppes
The Venetian
Sands Expo & Convention Center
SeaQuest Las Vegas
The Forum Shops at Caesars
Caesars Palace
Paris Las Vegas
Bellagio
Planet Hollywood
LAS VEGAS MONORAIL
Hard Rock Hotel & Casino
Maryland Crossing
E. Harmon Ave
City Center
T-Mobile Arena
MGM Grand
New York New York
E. Tropicana Ave
Tropicana
Excalibur
E. Reno Ave
Luxor
Mandalay Bay
South Convention Center
Grand Canyon Helicopters
University of Nevada - Las Vegas
Thomas & Mack Center
Cox Pavilion
McCarran International Airport
Allegiant Stadium (Opens Mid-2020)
15
95
93
515
159
589
592
NORTH LAS VEGAS
LAS VEGAS
SPRING MTS.
Summerlin
Downtown
Sunrise Manor
Winchester
MUDDY MTS.
LV Strip
CLARK COUNTY
Enterprise
HENDERSON
Nellis Air Force Base

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 9 – 3300 West Sahara

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Las Vegas, NV 89102
Original Balance:	$23,175,000			General Property Type:	Office
Cut-off Date Balance:	$23,175,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	3.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1986/1994
Borrower Sponsor:	Omninet Capital, LLC			Size:	225,811 SF
Guarantors:	Neil Kadisha; Benjamin Nazarian			Cut-off Date Balance per SF:	$103
Mortgage Rate:	3.6000%			Maturity Date Balance per SF:	$103
Note Date:	3/13/2020			Property Manager:	Omninet Property Management,
First Payment Date:	5/1/2020				Inc. (borrower-related)
Maturity Date:	4/1/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information(2)
Prepayment Provisions:	LO (26); DEF (89); O (5)			UW NOI:	$2,704,244
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	11.7%
Additional Debt Type:	No			UW NOI Debt Yield at Maturity:	11.7%
Additional Debt Balance:	N/A			UW NCF DSCR:	2.86x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$1,752,739 (1/31/2020 TTM)
Reserves(1)				2nd Most Recent NOI:	$1,753,405 (12/31/2019)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$1,625,235 (12/31/2018)
RE Taxes:	$0	$11,253	N/A	Most Recent Occupancy:	81.2% (12/31/2019)
Insurance:	$10,634	$5,317	N/A	2nd Most Recent Occupancy:	62.2% (12/31/2018)
Recurring Replacements:	$0	$4,704	N/A	3rd Most Recent Occupancy:	55.2% (12/31/2017)
TI/LC:	$2,250,000	Springing	$1,000,000	Appraised Value (as of):	$34,300,000 (1/22/2020)
Existing Tenant Improvements:	$1,585,000	$0	N/A	Appraised Value per SF:	$152
Existing Leasing Commissions:	$345,000	$0	N/A	Cut-off Date LTV Ratio:	67.6%
Free Rent:	$302,735	$0	N/A	Maturity Date LTV Ratio:	67.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,175,000	100.0%	Loan Payoff:	$11,354,276	49.0%
			Return of Equity:	$7,156,108	30.9%
			Reserves:	$4,493,369	19.4%
			Closing Costs:	$171,248	0.7%
Total Sources:	$23,175,000	100.0%	Total Uses:	$23,175,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the 3300 West Sahara Mortgage Loan (as defined below) was underwritten, based on such prior information. See " Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

The Mortgage Loan. The ninth largest mortgage loan (the “3300 West Sahara Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,175,000 and secured by a first priority fee mortgage encumbering a 225,811 SF office complex located in Las Vegas, Nevada (the “3300 West Sahara Property”).

The Borrower and the Borrower Sponsor. The borrower is Omninet 3300 Sahara, LLC (the “3300 West Sahara Borrower”), a single-purpose Delaware limited liability company with one independent director. Omninet Capital, LLC (“Omninet”) is the borrower sponsor and its CEO and Managing Partner, Neil Kadisha and Benjamin Nazarian, respectively, are the non-recourse carveout guarantors for the 3300 West Sahara Mortgage Loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus. Omninet is a diversified real estate investment and operating firm that develops, operates and manages residential and commercial real estate. Omninet’s current portfolio consists of over 13,000 residential units and over 7 million SF of commercial space, of which approximately 33% is leased to government tenants, across the country.

The Property. The 3300 West Sahara Property consists of five low-rise office buildings containing a total of 225,811 SF, together with a three-story parking garage, located in Las Vegas, Nevada. The 3300 West Sahara Property was constructed in 1986 on a 9.42 acre site. The office buildings offer a mix of open office area, private offices, breakrooms and conference rooms. There are 781 parking spaces between the three-story parking garage and available surface parking (approximately 3.5 spaces/1,000SF). The borrower sponsor acquired the 3300 West Sahara Property in 2014 for $8,925,000 when the property’s occupancy was 24.1%. Since the acquisition, in addition to the upfront reserves collected in connection with the 3300 West Sahara Mortgage Loan, the borrower sponsor has invested $4.4 million in general tenant improvements and $4.9 million in capital improvements, bringing occupancy to 81.2%. The 3300 West Sahara Property is currently leased to nine tenants, three of which are different departments of the State of Nevada (collectively

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #9	Cut-off Date Balance:	$23,175,000
3300 West Sahara Avenue	3300 West Sahara	Cut-off Date LTV:	67.6%
Las Vegas, NV 89102		U/W NCF DSCR:	2.86x
		U/W NOI Debt Yield:	11.7%

63.7% of NRA and 81.5% of underwritten rent) that use the 3300 West Sahara Property for their respective headquarter operations. The remaining tenants are national and local companies including Wells Fargo Bank, N.A, Windham Professionals, Inc. and Allied Advertising LP.

Property Summary
Building Address	# Stories	Total SF	Approx. % of Total SF	Occupancy%	Major Tenant / Size (SF)
3300 West Sahara	5	102,554	45.4%	77.8%	State of NV Dept. Bus. & Industry / 64,653
3320 West Sahara	3	68,011	30.1%	79.7%	State of NV Dept. of Adm. Health & Human / 39,625
3340 West Sahara	1	4,642	2.1%	100.0%	Allied Advertising LP / 4,642
3360 West Sahara	2	43,212	19.1%	94.4%	State of NV Dept. Bus. & Industry Division of Industrial Relations / 39,548
3380 West Sahara	1	7,392	3.3%	52.6%	Moneytree, Inc / 3,888
Total/Wtd. Avg.		225,811	100.0%	81.2%

Major Tenants.

State of NV Dept. Bus. & Industry (64,653 SF, 28.6% of NRA, 36.2% of underwritten rent). The State of Nevada Department of Business & Industry (“DB&I") is a cabinet level agency in Nevada state government with the objective to encourage and promote the development and growth of business and to ensure the legal operation of business in order to protect consumers by maintaining a fair and competitive regulatory environment. DB&I operates its headquarters at the 3300 West Sahara Property and has been a tenant since April 2017. The lease extends through April 2022, with a five year renewal option. The tenant recently declined its April 2020 termination option and has no termination options other than for lack of appropriations. The 3300 West Sahara Mortgage Loan is structured with a cash flow sweep should DB&I vacate or terminate its lease, fail to renew its lease, default in payment, or should the tenant become subject to bankruptcy or be downgraded. See “Lockbox and Cash Management.”

State of NV Dept. of Adm. Health & Human Services (39,625 SF, 17.5% of NRA, 23.1% of underwritten rent). Comprised of six divisions, the State of NV Dept. of Adm. Health & Human Services (“DHHS”), is one of the largest departments in state government. DHHS promotes the health and well-being of its residents through the delivery or facilitation of a multitude of essential services to ensure families are strengthened, public health is protected, and individuals achieve their highest level of self-sufficiency. The tenant has recently executed a new ten-year lease that extends through February 2030, with a ten year renewal option and no termination options other than for lack of appropriations. The lease requires current rent of $22.92 PSF with biannual increases between 2.0% and 2.1% and in connection with the new lease, the DHHS is entitled to $48.71 PSF for tenant improvements and leasing commisions and four months of free rent (months 4, 16, 17 and 18), which outstanding amounts have been fully reserved by the lender.

State of NV Dept. Bus. & Industry Division of Industrial Relations (39,548 SF, 17.5% of NRA, 22.2% of underwritten rent). The Division of Industrial Relations (“DIR”) is part of the Nevada Department of Business and Industry. DIR encompasses six sections: Legal, Mechanical Compliance, Mine Safety and Training, Occupational Safety and Health Administration, Safety Consultation and Training, and Workers’ Compensation. The tenant has been at the 3300 West Sahara Property since June 2018. The lease extends through May 2023, with a five year renewal option. DIR has a one-time termination option effective April 30, 2022, with six months’ prior notice, only for the purpose of relocating to a building owned by the State of Nevada and is newly constructed or under construction as of April 2022. DIR Relations has no other termination options other than for non-appropriations.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #9	Cut-off Date Balance:	$23,175,000
3300 West Sahara Avenue	3300 West Sahara	Cut-off Date LTV:	67.6%
Las Vegas, NV 89102		U/W NCF DSCR:	2.86x
		U/W NOI Debt Yield:	11.7%

The following table presents certain information relating to the major tenants at the 3300 West Sahara Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P /Fitch)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
State of NV Dept. Bus. & Industry	Aa1/AA+/AA+	64,653	28.6%	$1,480,554	36.2%	$22.90	4/30/2022	1x5 yr	N
State of NV Dept. of Adm. Health & Human Services(3)	Aa1/AA+/AA+	39,625	17.5%	$946,879	23.1%	$23.90	2/28/2030	1x10yr	N
State of NV Dept. Bus. & Industry Division of Industrial Relations	Aa1/AA+/AA+	39,548	17.5%	$906,440	22.2%	$22.92	5/31/2023	1x5 yr	Y(4)
Windham Professionals, Inc.	NR/NR/NR	14,560	6.4%	$315,078	7.7%	$21.64	4/30/2024	1x5 yr	Y(5)
Wells Fargo Bank, N.A.	A2/A-/A+	11,081	4.9%	$239,003	5.8%	$21.57	11/30/2021	2x5 yr	Y(6)
Subtotal/Wtd. Avg.		169,467	75.0%	$3,887,954	95.0%	$22.94

Other Tenants(7)		13,876	6.1%	$203,696	5.0%	$14.68
Vacant Space		42,468	18.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		225,811	100.0%	$4,091,650	100.0%	$22.32(8)

(1)	Information based on the underwritten rent roll.
(2)	Tenant Ratings are for the State of Nevada or parent company whether or not the State or parent guarantees the lease.
(3)	State of NV Dept. of Adm. Health & Human Services UW Rent represents the average rent over the loan term.
(4)	State of NV Dept. Bus. & Industry Division of Industrial Relations has a one-time right to terminate the lease at the end of April 2022, upon 6 months’ prior written notice, only for the purpose of relocating to a building owned by the State of Nevada and is either newly constructed or under construction as of April 2022.
(5)	Windham Professionals, Inc. has a right to terminate its lease at the end of June 2022, upon 12 months’ written notice and payment of a termination fee equal to unamortized leasing costs and a legal fee. Windham Professionals, Inc. most recently renewed its lease in January 2019.
(6)	Wells Fargo Bank, N.A. has an ongoing termination right with respect to its ATM at any time during the lease upon 6 months written notice
(7)	Includes non-revenue spaces of 2,377 SF attributable to the property management office, 348 SF attributable to the engineer storage and 289 SF attributable to the engineer office.
(8)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the 3300 West Sahara Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	4	18,055	8.0%	8.0%	$20.13	$363,384	8.9%	8.9%
2022	1	64,653	28.6%	36.6%	$22.90	$1,480,554	36.2%	45.1%
2023	2	43,436	19.2%	55.9%	$22.69	$985,755	24.1%	69.2%
2024	1	14,560	6.4%	62.3%	$21.64	$315,078	7.7%	76.9%
2025	0	0	0.0%	62.3%	$0.00	$0	0.0%	76.9%
2026	0	0	0.0%	62.3%	$0.00	$0	0.0%	76.9%
2027	0	0	0.0%	62.3%	$0.00	$0	0.0%	76.9%
2028	0	0	0.0%	62.3%	$0.00	$0	0.0%	76.9%
2029	0	0	0.0%	62.3%	$0.00	$0	0.0%	76.9%
2030	2	39,625	17.5%	79.9%	$23.90	$946,879	23.1%	100.0%
2031 & Beyond(3)	3	3,014	1.3%	81.2%	$0.00	$0	0.0%	100.0%
Vacant	0	42,468	18.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	13	225,811	100.0%		$22.32(4)	$4,091,650	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in this Lease Rollover Schedule.
(3)	Includes non-revenue spaces of 2,377 SF attributable to the property management office, 348 SF attributable to the engineer storage and 289 SF attributable to the engineer office.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #9	Cut-off Date Balance:	$23,175,000
3300 West Sahara Avenue	3300 West Sahara	Cut-off Date LTV:	67.6%
Las Vegas, NV 89102		U/W NCF DSCR:	2.86x
		U/W NOI Debt Yield:	11.7%

COVID-19 Update. The 3300 West Sahara Mortgage Loan is current as of the June debt service payment and as of June 12, 2020 is not subject to any forbearance, modification or debt service relief request. As of June 8, 2020, the borrower sponsor has reported that the 3300 West Sahara Property is open and operating, as most tenants are considered essential, with 99.4% of tenants by NRA and 99.8% of tenants by underwritten base rent having paid their full June 2020 rent payments. One retail space (0.6% NRA and 0.2% underwritten rent) has deferred rent for April, May and June. The deferred rent is required to be paid back in three equal instalments starting in September 2020.

The Market. The 3300 West Sahara Property is located approximately 3 miles northwest of the Las Vegas Strip and approximately 5 miles southwest of Downtown Las Vegas. Primary access to the area is provided by Interstate 15, a major north/south arterial through Las Vegas, at West Sahara. Access is also provided by US Highway 95 at Valley View Boulevard.

The Las Vegas central business district is the economic and cultural center of the region. The Las Vegas Convention and Visitors Authority reported more than 40 million visitors for each of the past five years, an all-time record. $16.2 billion in tourism-related construction projects are scheduled to be completed in Las Vegas over the next five years. While the leisure and hospitality sector remain Las Vegas’ primary economic driver, construction employment is quickly rising, driven by hospital and tourist developments, infrastructure and rising housing starts.

The 3300 West Sahara Property is located in the West submarket of the Las Vegas, Nevada market. As of year-end 2019, the West submarket had approximately 52.6 million SF of inventory with an 8.8% vacancy rate and $17.57 PSF average asking rent. The appraiser described the submarket as being a mid-tier submarket compared to the other submarkets in Las Vegas with a lower average rental rate and a lower average vacancy rate.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the 3300 West Sahara Property was 20,155, 164,469 and 481,549, respectively. The 2019 average household income within the same radii was $59,604, $58,692 and $57,569, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 3300 West Sahara Property:

Market Rent Summary
Office
Market Rent (PSF)	$23.00
Lease Term (Yrs.)	5
Rent Increase Projection	3.0% per annum

The following table presents recent leasing data with respect to comparable office properties to the 3300 West Sahara Property:

Comparable Office Lease Summary
Property/Location	Year Built/Reno.	SF	Tenant Name		Lease Date	Lease Term (Mos.)	Rent PSF	Lease Type
				Size (SF)
3300 West Sahara Las Vegas, NV	1986/1994	225,811(1)	State of NV Dept. Bus. & Industry(1)	64,653(1)	April-17(1)	60(1)	$22.90(1)	Modified Gross
Charleston Tower Las Vegas, NV	1973 / 2013	88,726	Women's Resource	10,077	Aug-18	60	$21.00	Full Service
101 Convention Las Vegas, NV	1977	303,609	Mobilesoft	1,750	Jul-19	64	$20.60	Full Service
Bonneville Square Las Vegas, NV	1983 / 2001	92,402	Bullion of Nevada	6,568	May-19	68	$31.80	Full Service
Acuity Financial Las Vegas, NV	2002	58,259	Cornerstone Merchant	1,855	Oct-18	62	$24.48	Full Service
Rainbow Corporate Las Vegas, NV	2000 / 2019	149,891	AJ Gallagher	36,843	Mar-19	66	$20.40	Full Service
Beltway Corporate Las Vegas, NV	2000	59,943	Bureau of Alcohol	14,776	Nov-19	120	$26.98	Full Service
US Bank Center Las Vegas, NV	1987	157,624	Listing	4,584	Jan-20	24	$24.00	Full Service
Sahara Corporate Las Vegas, NV	1998	24,868	Listing	10,000	Jan-20	Neg.	$24.00	Full Service

Source: Appraisal.

(1)	Based on underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #9	Cut-off Date Balance:	$23,175,000
3300 West Sahara Avenue	3300 West Sahara	Cut-off Date LTV:	67.6%
Las Vegas, NV 89102		U/W NCF DSCR:	2.86x
		U/W NOI Debt Yield:	11.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 3300 West Sahara Property:

Cash Flow Analysis
	2017	2018	2019	1/31/2020 TTM	UW(1)	UW PSF
Gross Potential Rent(2)	$2,042,256	$2,798,515	$3,107,833	$3,108,840	$5,067,779	$22.44
Expense Reimbursement	$30,118	$14,694	$16,874	$17,052	$7,939	$0.04
Concessions	($24,496)	($15,976)	($104,248)	($90,672)	$0	$0.00
Vacancy	$0	$0	$0	$0	($976,764)	($4.33)
Effective Gross Income	$2,047,878	$2,797,233	$3,020,459	$3,035,220	$4,098,954	$18.15

Taxes	$117,393	$121,397	$126,867	$127,362	$132,136	$0.59
Insurance	$37,956	$43,507	$48,567	$48,974	$51,439	$0.23
Other Operating Expenses	$752,954	$1,007,094	$1,091,620	$1,106,145	$1,211,135	$5.36
Total Operating Expenses	$908,303	$1,171,998	$1,267,054	$1,282,481	$1,394,710	$6.18

Net Operating Income(2)	$1,139,575	$1,625,235	$1,753,405	$1,752,739	$2,704,244	$11.98
TI/LC	$0	$0	$0	$0	$226,723	$1.00
Capital Expenditures	$0	$0	$0	$0	$56,453	$0.25
Net Cash Flow	$1,139,575	$1,625,235	$1,753,405	$1,752,739	$2,421,068	$10.72

Occupancy%	55.2%	62.2%	63.6%(3)	81.2%(3)	80.8%(3)
NOI DSCR	1.35x	1.92x	2.07x	2.07x	3.20x
NCF DSCR	1.35x	1.92x	2.07x	2.07x	2.86x
NOI Debt Yield	4.9%	7.0%	7.6%	7.6%	11.7%
NCF Debt Yield	4.9%	7.0%	7.6%	7.6%	10.4%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender UW.
(2)	The increase in Gross Potential Rent and Net Operating Income from 1/31/2020 TTM to UW is due to (i) the straight line rent of a newly signed lease for State of NV Dept. of Adm. Health & Human Services ($946,879) and (ii) contractual rent steps through March 2021.
(3)	12/31/2019 occupancy represents physical occupancy. 1/31/2020 TTM Occupancy is as of the underwritten rent roll dated December 31, 2019, which includes a newly signed lease for State of NV Dept. of Adm. Health & Human Services. UW Occupancy is based on 19.2% economic vacancy.

Escrows and Reserves.

Real Estate Taxes and Insurance - The 3300 West Sahara Borrower deposited at loan origination $10,634 for insurance premiums and is required to reserve monthly 1/12 of the estimated annual property taxes (currently $11,253) and 1/12 of the estimated annual insurance premiums (currently $5,317), unless the 3300 West Sahara Property is covered by a blanket policy acceptable to the lender.

Replacement Reserve - The 3300 West Sahara Borrower is required to reserve monthly $4,704 for capital repairs, replacements and improvements.

Tenant Improvements and Leasing Commissions Reserve - The 3300 West Sahara Borrower deposited at loan origination $2,250,000 for general leasing expenses and is required to reserve monthly $18,894 if the balance in the reserve falls below the cap of $1,000,000.

Existing Tenant Improvements Reserve - The 3300 West Sahara Borrower deposited at loan origination $1,585,000 for remaining tenant improvements specifically relating to State of NV Dept. of Adm. Health & Human Services.

Existing Leasing Commissions Reserve - The 3300 West Sahara Borrower deposited at loan origination $345,000 for remaining leasing commissions specifically relating to State of NV Dept. of Adm. Health & Human Services.

Free Rent Reserve - The 3300 West Sahara Borrower deposited $302,735 at loan origination in consideration of four months of free rent periods (August, 2020, August, 2021, September, 2021, and October, 2021) for State of NV Dept. of Adm. Health & Human Services.

Lockbox and Cash Management. The 3300 West Sahara Mortgage Loan documents require a hard lockbox with springing cash management upon the occurrence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 3300 West Sahara Mortgage Loan documents. Also during a Cash Sweep Period, all excess cash flow is required to be held as additional security for the 3300 West Sahara Mortgage Loan; provided that excess cash collections will be capped (i) with respect to a Cash Sweep Period triggered solely by a State of NV Dept. Bus. & Industry Trigger Event, at an amount equal to $30 multiplied by the square footage that DB&I has vacated and which has not been re-leased to a replacement tenant who has taken occupancy of such vacated space, (ii) with respect to a Cash Sweep Period triggered solely by a DSCR Event, at an amount equal to $3,450,000 (subject to pro ration in the event a portion of the premises vacated by DB&I has been re-leased), and (iii) with respect to a Cash Sweep Period triggered by both a State of NV Dept. Bus. & Industry Trigger Event and a DSCR Event, at an amount equal to the sum of the caps set forth in clauses (i) and (ii).

A “Cash Sweep Period” means a period (i) commencing upon the occurrence of an event of default and expiring upon the cure of such event of default, (ii) commencing when the amortizing debt service coverage ratio is less than 1.20x on a trailing six month basis, tested quarterly (“DSCR Event”), and expiring when the amortizing debt service coverage ratio is at least 1.20x on a trailing six month basis, for two consecutive calendar quarters, or (iii) during which a State of NV Dept. Bus. & Industry Trigger Event exists.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #9	Cut-off Date Balance:	$23,175,000
3300 West Sahara Avenue	3300 West Sahara	Cut-off Date LTV:	67.6%
Las Vegas, NV 89102		U/W NCF DSCR:	2.86x
		U/W NOI Debt Yield:	11.7%

A “State of NV Dept. Bus. & Industry Trigger Event” means a period

(i)	commencing upon the earlier of (a) DB&I failing to renew and/or extend its lease on or before the date required in its lease or (b) the date that is six months prior to the lease expiration, and expiring when a replacement tenant re-tenants and takes occupancy of the premises;
(ii)	commencing upon DB&I or its lease guarantor defaulting in payment of rent beyond any applicable notice and cure periods, and expiring when the default is cured;
(iii)	commencing upon DB&I or its lease guarantor subjecting itself to any bankruptcy proceeding, and expiring when the lease has been assumed and affirmed by the court with lease obligations remaining unaltered or when the subject bankruptcy proceeding is discharged, stayed or dismissed;
(iv)	commencing upon DB&I vacating or terminating its lease or giving notice to vacate or terminate its lease, and expiring when a replacement tenant re-tenants and takes occupancy of the premises; or
(v)	commencing upon DB&I or the lease guarantor’s long-term unsecured credit rating falling below BBB- by S&P, or the equivalent by any rating agency rating the securitization, and expiring when such credit rating is equal to or greater than BBB- by S&P, or the equivalent by any rating agency rating the securitization.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The 3300 West Sahara Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the 3300 West Sahara Property and business interruption insurance for twelve months with a six month extended period of indemnity; provided that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the 3300 West Sahara Borrower will not be obligated to pay insurance premiums for terrorism coverage in excess of two times the premium for a separate special form or all risks policy or equivalent policy insuring only the 3300 West Sahara Property on a stand-alone basis at the time that any terrorism coverage is excluded from any policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #10	Cut-off Date Balance:	$17,000,000
500 Lee Street East & 517	Laidley Tower	Cut-off Date LTV:	64.4%
Washington Street East		UW NCF DSCR:	3.55x
Charleston, WV 25301		UW NOI Debt Yield:	14.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #10	Cut-off Date Balance:	$17,000,000
500 Lee Street East & 517	Laidley Tower	Cut-off Date LTV:	64.4%
Washington Street East		UW NCF DSCR:	3.55x
Charleston, WV 25301		UW NOI Debt Yield:	14.4%

Floor	Tenants
18	Jackson Kelly PLLC 12,317 SF Exp. 6/2030
17	Jackson Kelly PLLC 12,317 SF Exp. 6/2030
16	Jackson Kelly PLLC 12,317 SF Exp. 6/2030
15	Jackson Kelly PLLC 12,317 SF Exp. 6/2030
14	Huntington National Bank 12,317 SF Exp. 9/2029
13	Vacant 12,317 SF
12	Wells Fargo Advisors 12,443 SF Exp. 11/2021
11	Merrill Lynch, Pierce, Fenner & Smith Inc. 8,866 SF Exp. 3/2021; Artesian Laboratories, Inc. 1,305 SF Exp. 3/2022; Larry Swann Government Relations 555 SF Exp. 1/2020; Management Office 1,394 SF
10	Jackson Kelly PLLC 12,317 SF Exp. 6/2030
9	Cipriani & Werner P.C. 9,172 SF Exp. 11/2022; Vacant 3,272 SF
8	Appalachian Power Co. 12,317 SF Exp. 12/2025
7	GAI Consultants Inc. 7,846 SF Exp. 2/2027; Appalachian Power Co. 4,026 SF Exp. 12/2025
6	Infor (US), Inc. 12,317 SF Exp. 9/2024
5	Sedgwick Claims Management Services, Inc. 12,317 SF Exp. 6/2023
4	Triana Energy, LLC 9,047 SF Exp. 4/2023; CDM Smith, Inc. 3,087 SF Exp. 11/2020
3	Morgan Stanley Smith Barney Financing, LLC 11,744 SF Exp. 6/2024
2	Morgan Stanley Smith Barney Financing, LLC 5,093 SF Exp. 6/2024; Management Office 5,151 SF
1	Building 1,489 SF; Huntington National Bank 2,324 SF Exp. 9/2029; Salon Icon 302 SF MTM; RBC Capital Markets, LLC 3,962 SF Exp. 8/2024

VACANT | BUILDING | MTM | 2020 – 2021 | 2022 – 2023 | 2024+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #10	Cut-off Date Balance:	$17,000,000
500 Lee Street East & 517	Laidley Tower	Cut-off Date LTV:	64.4%
Washington Street East		UW NCF DSCR:	3.55x
Charleston, WV 25301		UW NOI Debt Yield:	14.4%

Laidley Tower
500 Lee Street East & 517 Washington Street East
Charleston, WV 25301
CHARLESTON
DOWNTOWN CHARLESTON
West Side
Hillsdale
Edgewood Country Club
Cato Park
Yeager Airport
Kanawha River
Elk River
AMTRAK
CHARLESTON AMTRAK
CAMC Women and Children's Hospital
Saint Francis Hospital
Charleston Coliseum & Convention Ctr.
Charleston Town Center
Kanawha County Courthouse
City Hall
Haddad Riverfront Park
Cox-Morton House
Cox-Parks House
Fort Lee
Smith-Giltinan House
MacFarland-Hubbard House
CAMC General Hospital
Plaza East Shopping Center
Appalachian Power Park
SPRINGHILL CEMETERY
Laidley Field
Bigley Ave. Little League Fields
West Side Wonder Mural
Veterans Memorial
West Virginia State Museum
State Capital
WV Governor's Mansion
Zero Milestone
Univ. of Charleston Triana Field
Riggleman Hall
University of Charleston
Kanawha City
CAMC Memorial Hospital
Walt Powell Park
KANAWHA COUNTY
George Washington High School
Beech Ave
Edgewood Dr
Washington St
Central Ave
Florida St
Park Ave
Delaware Ave
Roane St
Virginia St
Kanawha Blvd
Crescent Rd
Garrison Ave
Pennsylvania Ave
Bigley Ave
Spring St
Lee St
Court St
Leon Sullivan Way
Hansford St
Greenbrier St
Ruffner Ave
Bridge St
Oakwood Rd
MacCorkle Ave
PENNSYLVANIA
OHIO
WEST VIRGINIA
VIRGINIA
MD
KY
APPALACHIAN MTS.
PITTSBURGH
COLUMBUS
Ashland
Akron
Boardman
Massillon
Canton
Mount Vernon
State College
Altoona
Steubenville
Bethel Park
Johnstown
Washington
Cambridge
Uniontown
Chambersburg
Lancaster
Morgantown
Hagerstown
Marietta
Aurora
Athens
Parkersburg
Clarksburg
Winchester
Jackson
Buckhannon
Gallipolis
Front Royal
Huntington
Charleston
Harrisonburg
Oak Hill
Staunton
Charlottesville
Logan
White Sulphur Springs
Waynesboro
Beckley
Covington
Buena Vista
Pikeville
Lynchburg
Bluefield
Blacksburg
Roanoke

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 10 – Laidley Tower

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Charleston, WV 25301
Original Balance:	$17,000,000			General Property Type:	Office
Cut-off Date Balance:	$17,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1984/2019
Borrower Sponsors:	Jahan Moslehi; Andy Chien			Size:	212,768 SF
Guarantor:	Bridge33 Real Estate Partners LP			Cut-off Date Balance per SF:	$80
Mortgage Rate:	3.4860%			Maturity Date Balance per SF:	$80
Note Date:	11/22/2019			Property Manager:	B33 Services LLC
First Payment Date:	1/11/2020
Maturity Date:	12/11/2029
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information (2)
Seasoning:	6 months			UW NOI(3):	$2,449,724
Prepayment Provisions:	LO (30); DEF (83); O (7)			UW NOI Debt Yield:	14.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	14.4%
Additional Debt Type:	N/A			UW NCF DSCR:	3.55x
Additional Debt Balance:	N/A			Most Recent NOI3):	$1,613,436 (11/30/2019 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	$1,550,637(Annualized 5 12/31/2018)
Reserves(1)				3rd Most Recent NOI(3):	$1,071,979 (12/31/2017)
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	89.6% (6/1/2020)
RE Taxes:	$110,996	$22,199	N/A	2nd Most Recent Occupancy:	85.3% (11/1/2019)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	73.0% (12/31/2018)
Replacement Reserves:	$0	$3,546	N/A	Appraised Value (as of):	$26,400,000 (10/23/2019)
Existing TI/LC Obligations:	$226,483	$0	N/A	Appraised Value per SF:	$124
Leasing Reserves:	$0	Springing	$702,135	Cut-off Date LTV Ratio:	64.4%
Jackson Kelly Future TI Obligation:	$0	$29,167	N/A	Maturity Date LTV Ratio:	64.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$17,000,000	100.0%	Loan Payoff:	$10,941,723	64.4%
			Upfront Reserve:	$337,479	2.0%
			Closing Costs:	$111,649	0.7%
			Return of Equity:	$5,609,149	33.0%
Total Sources:	$17,000,000	100.0%	Total Uses:	$17,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Laidley Tower Mortgage Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(3)	See “Operating History and Underwritten Net Cash Flow” section for details on the increases from 3rd Most Recent NOI to 2nd Most Recent NOI and from Most Recent NOI to UW NOI.
(4)	The Most Recent Occupancy is based on the rent roll dated 6/1/2020. The UW NOI is based on the rent roll dated 3/2/2020, which also represents an occupancy of 89.6%.

The Mortgage Loan. The tenth largest mortgage loan (the “Laidley Tower Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $17,000,000 and secured by a first priority fee mortgage encumbering a 212,768 SF Class A office building (the “Laidley Tower Property”) located in Charleston, West Virginia.

The Borrower and the Borrower Sponsor. The borrower is B33 Laidley Tower LLC (the “Laidley Tower Borrower”), a Delaware limited liability company and single purpose entity with no independent directors. The borrower sponsors are Jahan Moslehi and Andy Chien and the non-recourse carve-out guarantor is Bridge33 Real Estate Partners LP (the “Guarantor”), a limited partnership that is 98.87% owned by passive limited partners, 0.75% by Jahan Moslehi and 0.38% by Andy Chien. The Laidley Tower Borrower and Guarantor are ultimately controlled by Bridge33 Capital LLC (“Bridge33 Capital”), a commercial real estate firm founded in 2012 with corporate offices in Seattle, Las Vegas and New York. Bridge33 Capital has acquired more than $300 million worth of real estate in a portfolio of approximately 3.5 million SF. The company focuses on value-add commercial properties across the United States, with a current portfolio of 29 properties in 17 states.

The Property. The Laidley Tower Property is a 212,768 SF, 18-story, Class A office building located in Charleston, West Virginia. The Laidley Tower Property is situated on an approximately 2.58-acre site and includes a 449 space parking garage, 69 surface spaces (2.43 spaces per 1,000 SF) and a 3,915 SF drive-thru structure, which is not currently in use.

Constructed in 1984 and renovated in 2007 and most recently in 2018-2019, the Laidley Tower Property was 89.6% occupied as of June 1, 2020 to 17 tenants across various industries, including financial services, legal, technology and energy. The rent roll is diversified with no tenant, other than the law

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #10	Cut-off Date Balance:	$17,000,000
500 Lee Street East & 517	Laidley Tower	Cut-off Date LTV:	64.4%
Washington Street East		UW NCF DSCR:	3.55x
Charleston, WV 25301		UW NOI Debt Yield:	14.4%

firm Jackson Kelly, making up more than 8% of NRA. Additionally, national and investment grade tenants make up approximately 69% of NRA and 77.1% of the underwritten base rent.

The Laidley Tower Property was sold via a foreclosure in October 2016 for $11,775,000. The Laidley Tower Borrower subsequently purchased the asset in July 2018 via a distressed sale auction for $13,492,500. In 2018, the occupancy of the building was 73%. Since the acquisition, the Laidley Tower Borrower has spent approximately $348,893 on capital improvements, including cooling tower steel replacements, garage repairs, parking equipment, storm drain and plumbing repairs, and common area improvements. In addition, the Laidley Tower Borrower has spent approximately $1.6 million on leasing costs. The Laidley Tower Borrower is in the process of finishing a lobby renovation, which was nearing completion as of the first week of May 2020. Between February 2016 and July 2018, the prior owner of the Laidley Tower Property completed approximately $2.54 million in capital improvements, including an elevator modification, LED lighting, new variable air volume boxes, HVAC updates, security upgrades and parking garage and lot access upgrades.

Major Tenants.

Jackson Kelly PLLC (61,585 SF, 28.9% of NRA, 27.6% of underwritten gross potential rent). Jackson Kelly PLLC (“Jackson Kelly”) occupies five floors and has been a tenant at the Laidley Tower Property since 1984. They recently extended their lease for an additional eleven years through June 2030. The building serves as the firm’s headquarters and houses the CEO and eight equity partners. Founded in 1822, Jackson Kelly has eleven offices in six states and Washington DC and employs approximately 300 people. Jackson Kelly has one, five-year renewal option with 12-months’ notice at 95% of market rent. Additionally, Jackson Kelly has a one-time right to surrender one floor (approximately 12,317 SF) upon written notice between January 2025 and June 2025, with the surrender taking effect within 180 days following the notice.

Morgan Stanley Smith Barney Financing, LLC (A3/BBB+/ M/S&P: 16,837 SF, 7.9% of NRA, 7.8% of underwritten gross potential rent). Morgan Stanley Smith Barney Financing, LLC (“Morgan Stanley”) has been a tenant at the Laidley Tower Property since 1985 and recently extended their lease for five years through June 2024. Morgan Stanley occupies space on the 2nd and 3rd floors and has two, five-year renewal options.

Appalachian Power Co. (Baa1/A-/ M/S&P: 16,343 SF, 7.7% of NRA, 8.2% of underwritten gross potential rent). Appalachian Power Co. (“Appalachian Power”) has been a tenant at the Laidley Tower Property since 2015 and has a lease expiration of December 2025, with two, five year renewal options. Appalachian Power serves approximately 1 million customers in West Virginia and Tennessee and is headquartered in Charleston. Appalachian Power is part of American Electric Power, which delivers power to more than 5 million customers in eleven states. The tenant has a one-time right to terminate the lease effective December 31, 2022 with 12 months’ notice and payment of $196,408 plus the unamortized amount of leasing commissions and tenant improvement allowances.

The following table presents certain information relating to the major tenants at the Laidley Tower Property:

Tenant Summary(1)
Tenant Name	Credit Rating Moody’s/S&P(2)	Tenant SF	Approx.% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Jackson Kelly PLLC	NR/NR	61,585	28.9%	$1,218,921	30.8%	$19.79	6/30/2030	1x5 yr	Y(3)
Morgan Stanley Smith Barney Financing, LLC	A3/BBB+	16,837	7.9%	$345,159	8.7%	$20.50	6/30/2024	2x5 yr	N
Appalachian Power Co.	Baa1/A-	16,343	7.7%	$360,544	9.1%	$22.06	12/31/2025	2x5 yr	Y(4)
Huntington National Bank	A3/A-	14,641	6.9%	$316,622	8.0%	$21.63	9/30/2029	4x5 yr	Y(5)
Wells Fargo Advisors	A2/A-	12,443	5.8%	$274,695	6.9%	$22.08	11/30/2021	2x5 yr	N
Subtotal/Wtd. Avg.		121,849	57.3%	$2,515,941	63.5%	$20.65

Other Tenants		68,785	32.3%	$1,447,849	36.5%	$21.05
Vacant Space(6)		22,134	10.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		212,768	100.0%	$3,963,790	100.0%	20.79(7)

(1)	Information is based on the underwritten rent roll as of March 2, 2020.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Jackson Kelly has the one-time right to surrender one full floor (approximately 12,317 SF) upon providing written notice between January 2025 and June 2025. The surrender date will be no later than 180 days after the notice is received.
(4)	Tenant has a one-time right to terminate the lease effective December 31, 2022, with 12 months’ notice and payment of $196,408 plus the unamortized amount of leasing commissions and tenant improvement allowance.
(5)	Tenant has a one-time right to terminate the lease upon providing notice to the landlord on or before January 1, 2027, with an effective termination date of September 30, 2027, and paying a termination fee equal to half of the remaining lease obligations as well as the remaining unamortized tenant improvement allowance and brokerage fees.
(6)	Vacant space includes the management office, which makes up 5,151 SF and the engineer’s office representing 1,394 SF.
(7)	Wtd. Avg. Annual UW Rent PSF excludes Vacant Space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #10	Cut-off Date Balance:	$17,000,000
500 Lee Street East & 517	Laidley Tower	Cut-off Date LTV:	64.4%
Washington Street East		UW NCF DSCR:	3.55x
Charleston, WV 25301		UW NOI Debt Yield:	14.4%

The following table presents certain information relating to the lease rollover schedule at the Laidley Tower Property:

	Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	302	0.1%	0.1%	$19.87	$6,000	0.2%	0.2%
2020	2	3,642	1.7%	1.9%	$22.04	$80,277	2.0%	2.2%
2021	3	21,318	10.0%	11.9%	$21.92	$467,330	11.8%	14.0%
2022	2	10,477	4.9%	16.8%	$21.87	$229,083	5.8%	19.7%
2023	2	21,364	10.0%	26.8%	$19.47	$416,006	10.5%	30.2%
2024	3	33,116	15.6%	42.4%	$21.21	$702,279	17.7%	48.0%
2025	1	16,343	7.7%	50.1%	$22.06	$360,544	9.1%	57.1%
2026	0	0	0.0%	50.1%	$0.00	$0	0.0%	57.1%
2027	1	7,846	3.7%	53.8%	$21.25	$166,728	4.2%	61.3%
2028	0	0	0.0%	53.8%	$0.00	$0	0.0%	61.3%
2029	1	14,641	6.9%	60.7%	$21.63	$316,622	8.0%	69.2%
2030	1	61,585	28.9%	89.6%	$19.79	$1,218,921	30.8%	100.0%
2031 & Beyond	0	0	0.0%	89.6%	$0.00	$0.00	0.0%	100.0%
Vacant(3)	0	22,134	10.4%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	17	212,768	100.0%		$20.79(4)	$3,963,790	100.0%

(1)	Information is based on the underwritten rent roll as of March 2, 2020.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Vacant space includes the management office, which makes up 5,151 SF and the engineer’s office representing 1,394 SF.
(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes Vacant Space.

COVID-19 Update. The Laidley Tower Mortgage Loan is current as of the June debt service payment and is not subject to any forbearance, modification or debt service relief requests. As of June 10, 2020 the borrower sponsor has reported that the Laidley Tower Property is open and operating, with 90.8% of occupied tenants by NRA and 91.0% of tenants by underwritten base rent having paid their full June 2020 rent payments. One tenant, representing 4.3% of rentable area and 3.8% of underwritten base rent, has requested rent relief. Two tenants have requested relief on their parking payments. Total net parking income for the Laidley Tower Property makes up 6.0% of the underwritten effective gross income. The Laidley Tower Property remains 89.6% occupied as of June 1, 2020. One tenant making up 302 SF (0.1% NRA) has indicated they will vacate.

The Market. The Laidley Tower Property is located in the downtown central business district of Charleston, West Virginia. The Laidley Tower Property is situated within 0.2 miles of the Federal Building, Charleston City Hall, Kanawha County Public Library, the Kanawha County Court House, and the Charleston Coliseum & Convention Center. According to the appraisal, the Laidley Tower Property is located in the Downtown Charleston submarket within the greater Charleston WV office market. As of the third quarter of 2019, the Charleston West Virginia office market reported approximately 14.7 million SF of office inventory with a 5.4% vacancy rate and average asking rent of $15.78 PSF, gross. For the same period, the Downtown Charleston submarket reported an inventory of approximately 5.7 million SF, with an 8.1% vacancy rate and average asking rent of $16.06 PSF, gross. The appraiser concluded to a market rent for the Laidley Tower Property of $20.50 PSF.

According to the appraisal, the 2019 estimated population within a one-, three- and five-mile radius of Laidley Tower Property was 6,985, 45,016 and 65,347, respectively. The 2019 estimated average household income within a one-, three- and five-mile radius of the Laidley Tower Property was $50,548, $69,936 and $70,937, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #10	Cut-off Date Balance:	$17,000,000
500 Lee Street East & 517	Laidley Tower	Cut-off Date LTV:	64.4%
Washington Street East		UW NCF DSCR:	3.55x
Charleston, WV 25301		UW NOI Debt Yield:	14.4%

The following table presents recent leasing data at comparable office properties with respect to the Laidley Tower Property:

	Comparable Office Lease Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
BB&T Charleston, WV	1975	253,950	92%	0.1 Miles	Thomas Combs	Jun 2012/5.0 Yrs	8,755	$19.50	Full Service
Huntington Bank Charleston, WV	1970	132,000	66%	0.3 miles	Huntington National Bank	Jul 2014 /5.0 Yrs	13,302	$18.00	Full Service
					Audobon Engineering	Dec 2011 / 5.0 Yrs	6,557	$15.00	Full Service
Woodrums Building Charleston, WV	1916	109,818	85%	0.2 miles	Hawkins & Parnell	Feb 2013 /N/A	8,953	$18.50	Full Service
					White Planning Group	Dec 2006 / 5.0 Yrs	1,200	$16.00	Full Service
Chase Tower Charleston Charleston, WV	1968	271,000	93%	0.3 miles	Hissam Forman Donavan Ritchie PLLC	Jul 2018 /2.0 Yrs	4,596	$18.00	Full Service
					Confidential	Apr 2011 /5.0 Yrs	3,000	$21.50	Full Service
					Northeast Natural Energy	Oct 2009 /5.3 Yrs	7,714	$20.00	Full Service

Source: Appraisal

The following table presents certain information relating to the appraiser’s market rent conclusion for the Laidley Tower Property:

Market Rent Summary
Office
Market Rent (PSF)	$20.50
Lease Term (Years)	5
Concessions	0 months
Lease Type (Reimbursements)	Base Year Stop
Rent Increase Projection	2.5% per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #10	Cut-off Date Balance:	$17,000,000
500 Lee Street East & 517	Laidley Tower	Cut-off Date LTV:	64.4%
Washington Street East		UW NCF DSCR:	3.55x
Charleston, WV 25301		UW NOI Debt Yield:	14.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Laidley Tower Property:

Cash Flow Analysis
	2017(1)	T5 annualized 12/31/2018(1)(2)	11/30/2019 TTM(3)	UW(3)(4)	UW PSF
Gross Potential Base Rent(5)	$2,955,817	$3,108,802	$3,130,312	$4,417,536	$20.76
Total Recoveries	$149,928	$93,771	$78,506	$0	$0.00
Parking Income(6)	$73,319	$54,602	$167,353	$251,845	$1.18
Other Income	$2,053	$0	$0	$0	$0.00
Less Vacancy & Credit Loss(7)	$0	$0	$0	($453,747)	($2.13)
Effective Gross Income	$3,181,116	$3,257,175	$3,376,171	$4,215,634	$19.81

Real Estate Taxes	$366,593	$218,881	$256,916	$256,916	$1.21
Insurance	$153,077	$47,606	$33,860	$26,154	$0.12
Other Operating Expenses	$1,589,467	$1,440,051	$1,471,959	$1,482,841	$6.97
Total Expenses	$2,109,137	$1,706,538	$1,762,735	$1,765,911	$8.30

Net Operating Income	$1,071,979	$1,550,637	$1,613,436	$2,449,724	$11.51
Capital Expenditures	$0	$0	$0	$36,220	$0.17
TI/LC	$0	$0	$0	$279,429	$1.31
Net Cash Flow	$1,071,979	$1,550,637	$1,613,436	$2,134,074	$10.03

Occupancy %	60.7%	73.0%	85.3%	89.6%
NOI DSCR	1.78x	2.58x	2.69x	4.08x
NCF DSCR	1.78x	2.58x	2.69x	3.55x
NOI Debt Yield	6.3%	9.1%	9.5%	14.4%
NCF Debt Yield	6.3%	9.1%	9.5%	12.6%

(1)	The increase in Net Operating Income from 2017 to T5 annualized 2018 was driven in part by (i) 2 new leases totaling approximately $405,690 of base rent signed from January 2018 to July 2018 and (ii) a decrease in operating expenses by approximately $402,599.
(2)	The Laidley Tower Borrower purchased the asset in July 2018. The T5 annualized results reflect the five months of ownership in 2018, annualized.
(3)	The increase in Net Operating Income from 11/30/2019 TTM to UW is primarily attributable to (i) two new leases being signed in March 2020 totaling 4.3% of NRA, (ii) four tenants (including the two newly signed leases) totaling 19.5% of UW rent began paying rent between September 2019 and March 2020 and (iii) rent steps over the next 12 months for 12 tenants, totaling $118,800 were included in the Gross Potential Base Rent.
(4)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.
(5)	UW Gross Potential Base Rent is based on the rent roll dated 3/2/2020.
(6)	The Laidley Tower Borrower changed parking management in April 2019. The UW Parking Income represents the annualized net parking income from April 2019 to January 2020.
(7)	Vacancy is underwritten to the actual economic vacancy.

Escrows and Reserves.

Real Estate Taxes - The Laidley Tower Borrower is required to deposit an upfront real estate tax reserve of $110,996 and ongoing monthly escrows in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $22,199).

Insurance - The Laidley Tower Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months. Notwithstanding the foregoing, the Laidley Tower Mortgage Loan documents do not require ongoing monthly escrows for insurance so long as (i) no event of default has occurred and is continuing, (ii) the Laidley Tower Borrower provides the lender with evidence that the Laidley Tower Property is insured pursuant to a blanket policy and such policy is in full force and effect, and (iii) the Laidley Tower Borrower provides the lender with evidence of timely payment of insurance premiums and renewals.

Replacement Reserves – The Laidley Tower Borrower is required to deposit ongoing monthly replacement reserves of $3,546 ($0.20 PSF).

Existing TI/LC Obligations: The Laidley Tower Borrower is required to deposit an upfront leasing reserve of $226,483, representing tenant improvements and leasing commissions that are payable by the Laidley Tower Borrower under existing leases at the property.

Leasing Reserves –During the continuation of a Leasing Reserve Trigger Period (as defined herein), the Laidley Tower Borrower is required to deposit $29,256 per month into the leasing reserve account (subject to a cap of $702,135). A “Leasing Reserve Trigger Period” will commence upon the net cash flow debt yield falling below 10.0% at the end of any calendar quarter. A Leasing Reserve Trigger Period will end upon the net cash flow debt yield being 10.0% or greater for two consecutive calendar quarters.

Jackson Kelly Future TI Obligations - Beginning on the monthly payment date occurring in January 2024 and continuing through, and including, the monthly payment date occurring in December 2024, the Laidley Tower Borrower is required to deposit $29,167 per month to address future tenant improvement obligations of up to $350,000, due to tenant between January 2025 and July 2025, under the tenant’s lease.

Lockbox and Cash Management. The Laidley Tower Mortgage Loan documents require that, within 30 days of written notice from the lender that a Cash Trap Event Period has occurred, the Laidley Tower Borrower enter into a deposit account control agreement, reasonably satisfactory to the lender that provides that an account to which the Laidley Tower Borrower has no access, will be maintained for the benefit of the lender. Within the 30-day period after notice of a Cash Trap Event, the Laidley Tower Borrower is also required to direct all tenants to deposit rent directly into the lockbox account and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #10	Cut-off Date Balance:	$17,000,000
500 Lee Street East & 517	Laidley Tower	Cut-off Date LTV:	64.4%
Washington Street East		UW NCF DSCR:	3.55x
Charleston, WV 25301		UW NOI Debt Yield:	14.4%

enter into a cash management agreement reasonably acceptable to the lender. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each monthly payment date into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the Laidley Tower Mortgage Loan documents. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the Laidley Tower Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the net cash flow debt service coverage ratio, assuming a 30-year amortization period, being less than 1.15x, test quarterly for two consecutive calendar quarters; or

(iii)	the commencement of a Jackson Kelly Trigger Event Period, defined below.

A Cash Trap Event Period will end upon the occurrence of the following:

•	with regard to clause (i) above, the cure of such event of default;
•	with regard to clause (ii) above, the net cash flow debt service coverage ratio is at least 1.15x for two consecutive calendar quarters; or
•	with regard to clause (iii) above, the termination of a Jackson Kelly Trigger Event Period.

A “Jackson Kelly Trigger Event Period” will commence upon the occurrence of any of the following:

(i)	Jackson Kelly vacates 25% or more of its premises;

(ii)	July 1, 2028, unless a Jackson Kelly renewal event has taken place prior to such date;

(iii)	Jackson Kelly defaults under its lease and the default continues beyond applicable cure periods;

(iv)	the Jackson Kelly lease is terminated, surrendered or canceled; or

(v)	Jackson Kelly files for bankruptcy or otherwise becomes involved, as a debtor, in a bankruptcy proceeding,

provided, however, that a Jackson Kelly Trigger Event Period will not commence so long as the Jackson Kelly Sweep Waiver Conditions (as defined below), are satisfied.

A Jackson Kelly Trigger Event Period will end upon the occurrence of the following:

•	with regard to clause (i) above, either Jackson Kelly taking occupancy of at least 75% of its space and resuming normal business operations for a period of two consecutive calendar quarters or the occurrence of a Re-Tenanting Event (as defined below);

•	with regard to clause (ii) above, either a Jackson Kelly renewal or a Re-Tenanting Event;

•	with regard to clause (iii) above, either the default being cured for a period of at least two consecutive calendar quarters or the occurrence of a Re-Tenanting Event;

•	with regard to clause (iv) above, a Re-Tenanting Event; or

•	with regard to clause (v) above, either the bankruptcy or insolvency proceeding terminates in a manner reasonably satisfactory to the lender and the lease is affirmed on terms that are reasonably acceptable to the lender, or the occurrence of a Re-Tenanting Event

“Jackson Kelly Sweep Waiver Conditions” means the Laidley Tower Borrower, within five business days after receipt of notice from the lender, notifying the lender of its intent to avoid the commencement of a Jackson Kelly Trigger Event Period, and the Laidley Tower Borrower making a monthly deposit equal to all excess cash flow that would have been deposited with the lender had cash management been instituted following the occurrence of a Jackson Kelly Trigger Event. Such deposits will be held by the lender in an account as additional collateral for the Laidley Tower Mortgage Loan until such time as no Jackson Kelly Trigger Event Period or Cash Trap Event Period is continuing.

A “Re-Tenanting Event” means the Jackson Kelly premises being leased to one or more replacement tenants on terms reasonably satisfactory to the lender, all tenant improvement costs and leasing commissions being paid, or reserved with the lender, and each tenant taking occupancy and paying full, unabated rent, or if the tenant’s lease has not commenced, the lender reviewing and approving the tenant’s credit and financials in the lender’s reasonable discretion.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Laidley Tower Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Laidley Tower Borrower, in an amount equal to the full replacement cost of the Laidley Tower Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of 12-month’s rent and a 6-month extended period of indemnity.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 11 – Rosewood Self Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various, TX
Original Balance:	$16,939,000			General Property Type:	Self Storage
Cut-off Date Balance:	$16,939,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	Various
Borrower Sponsors:	Broderick Perdue; Greg Bates			Size:	238,602 SF
Guarantor:	RPC Reliance, LLC			Cut-off Date Balance per SF:	$71
Mortgage Rate:	3.1000%			Maturity Date Balance per SF:	$71
Note Date:	2/26/2020			Property Manager:	Various(3)
First Payment Date:	4/11/2020
Maturity Date:	3/11/2030
Original Term to Maturity:	120 months			Underwriting and Financial Information(4)
Original Amortization Term:	0 months			UW NOI:	$1,744,832
IO Period:	120 months			UW NOI Debt Yield:	10.3%
Seasoning:	3 months			UW NOI Debt Yield at Maturity:	10.3%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NCF DSCR:	3.22x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$1,634,973 (1/31/2020 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,727,322 (12/31/2018)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,756,928 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	90.9% (5/25/2020)
Reserves				2nd Most Recent Occupancy(5):	86.2% (12/31/2019)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	86.7% (12/31/2018)
RE Tax:	$53,426	$26,714	N/A	Appraised Value (as of)(6):	$26,050,000 (1/20/2020)
Insurance:	$0	Springing(1)	N/A	Appraised Value per SF (6):	$109
Replacement Reserve:	$0	$2,634	$94,812(2)	Cut-off Date LTV Ratio(6):	65.0%
Deferred Maintenance:	$34,894	$0	N/A	Maturity Date LTV Ratio (6):	65.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,939,000	64.0%	Purchase Price:	$26,060,000	98.5%
Borrower Equity:	$9,522,759	36.0%	Closing Costs:	$313,439	1.2%
			Reserves:	$88,320	0.3%
Total Sources:	$26,461,759	100.0%	Total Uses:	$26,461,759	100.0%

(1)	Springing upon any of the following: (i) an event of default; (ii) blanket policy unacceptable to lender; or (iii) borrower does not provide lender with evidence of renewal and payment at least 10 business days prior to policy expiration.
(2)	Springing monthly deposit beyond the cap upon (i) an event of default or (ii) the property is not being maintained as determined by the lender.
(3)	The Rosewood Self Storage Portfolio Properties (as defined below) are each managed by either Extra Space Management, Inc. and CubeSmart Asset Management, LLC.
(4)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the Rosewood Self Storage Portfolio Mortgage Loan (as defined below) was underwritten, based on such prior information. See " Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.
(5)	Represents the average occupancy rate over the course of each year.
(6)	The aggregate individual property level appraised values equal $25,600,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.2% and 66.2%, respectively; however, the appraiser concluded to a portfolio value of $26,050,000 based on the assumption that the individual properties would be sold as part of a multi-property portfolio.

The Mortgage Loan. The eleventh largest mortgage loan (the “Rosewood Self Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in four self storage properties in Texas (the “Rosewood Self Storage Portfolio Properties”).

The Borrower and the Borrower Sponsors. The borrower is RPC DFW Portfolio, LLC, a Delaware limited liability company and single purpose entity with no independent directors. The non-recourse carve-out guarantor of the Rosewood Self Storage Portfolio Mortgage Loan is RPC Reliance, LLC, and the borrower sponsors are Broderick Perdue and Greg Bates. According to the loan documents, RPC Reliance, LLC must maintain a minimum net worth of $7.0 million throughout the loan term.

Broderick Perdue and Greg Bates serve as the President and Chief Financial Officer, respectively, of Rosewood Property Company (“RPC”). Based in Dallas, Texas, RPC has been involved in the development, investment, and operation of real estate for over 30 years. RPC’s self storage portfolio includes 50 properties totaling approximately 3.7 million SF across the United States.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #11	Cut-off Date Balance:	$16,939,000
Various	Rosewood Self Storage Portfolio	Cut-off Date LTV:	65.0%
Various, TX		U/W NCF DSCR:	3.22x
		U/W NOI Debt Yield:	10.3%

The Portfolio. The Rosewood Self Storage Portfolio Properties comprise four self storage properties totaling 238,602 SF of NRA, including 1,936 traditional self storage units and 19 rentable parking storage spaces (approximately 0.7% of the underwritten effective gross income) located in the Dallas-Fort Worth metropolitan statistical area of Texas. The Northwest Highway Overview Property and the Walnut Hill Property are operated under the Extra Space brand and the Forest Lane Overview Property and the Cooper Overview Property are operated under the CubeSmart brand. Approximately 31.9% of the traditional self storage units are climate controlled, with the percentage of climate controlled units at the individual properties ranging from 23.1% to 45.8%. Built between 1972 and 1997, each of the Rosewood Self Storage Portfolio Properties is situated on a site ranging in size from 2.8 acres to 4.7 acres. As of May 25, 2020 the Rosewood Self Storage Portfolio Properties were 90.9% occupied, with individual property occupancy rates ranging from 87.1% to 93.6%. Since 2014, the Rosewood Self Storage Portfolio Properties have averaged 90.7% occupancy, never dropping below 87.2% in the aggregate.

The following table presents certain information relating to the Rosewood Self Storage Portfolio Properties:

Property Summary
Property Name	Allocated Cut-off Date Balance	% of ALA	Appraised Value(1)	Allocated LTV	UW NCF	% UW NCF
Northwest Highway Overview	$6,024,283	35.6%	$8,800,000	68.5%	$610,162	35.6%
Forest Lane Overview	$5,519,374	32.6%	$8,400,000	65.7%	$555,967	32.5%
Walnut Hill	$3,364,429	19.9%	$5,400,000	62.3%	$342,094	20.0%
Cooper Overview	$2,030,915	12.0%	$3,000,000	67.7%	$204,589	11.9%
Total/Wtd. Avg.	$16,939,000	100.0%	$26,050,000(1)	65.0%(1)	$1,712,812	100.0%

(1)	The aggregate individual property appraised values equal $25,600,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.2% and 66.2%, respectively; however, the appraiser concluded to a portfolio value of $26,050,000 based on the assumption that the individual properties would be sold as part of a multi-property portfolio.

The Properties.

Northwest Highway Overview Property. The Northwest Highway Overview Property is a 657-unit (all conventional self storage units), 89,600 SF self storage facility located in Dallas, Texas, situated on a 3.4-acre site. The Northwest Highway Overview Property, which is operated under the Extra Space brand, comprises 21 one-story buildings constructed in 1972 and renovated in 1997. Amenities include surveillance cameras, individual alarms, individual locks, keypad entry, on-site management and climate controlled units (29.8% of units). As of May 25, 2020, the Northwest Highway Overview Property was 91.0% occupied and has averaged 91.3% occupancy since 2014.

Forest Lane Overview Property. The Forest Lane Overview Property is a 573-unit (including 19 parking units), 57,852 SF self storage facility located in Dallas, Texas situated on a 4.7-acre site. The Forest Lane Overview Property, which is operated under the CubeSmart brand, comprises 18 one-story buildings that were constructed in 1997. Amenities include surveillance cameras, individual alarms, individual locks, keypad entry, on-site management and climate controlled units (45.8% of conventional units). As of May 25, 2020, the Forest Lane Overview Property was 93.6% occupied and has averaged 90.2% occupancy since 2014.

Walnut Hill Property. The Walnut Hill Property is a 373-unit (all conventional self storage units), 44,860 SF self storage facility located in Dallas, Texas situated on a 2.8-acre site. The Walnut Hill Property, which is operated under the Extra Space brand, comprises 19 one-story buildings that were constructed in 1995. Amenities include surveillance cameras, individual alarms, individual locks, keypad entry, on-site management and climate controlled units (23.1% of units). As of May 25, 2020, the Walnut Hill Property was 90.9% occupied and has averaged 91.0% occupancy since 2014.

Cooper Overview Property. The Cooper Overview Property is a 352-unit (all conventional self storage units), 46,290 SF self storage facility located in Arlington, Texas situated on a 2.8-acre site. The Cooper Overview Property which is operated under the CubeSmart brand, comprises 16 one-story buildings that were constructed in 1997. Amenities include surveillance cameras, individual alarms, individual locks, keypad entry, on-site management and climate controlled units (23.3% of units). As of May 25, 2020, the Cooper Overview Property was 84.9% occupied and has averaged 90.0% occupancy since 2014.

The following table presents information with respect to the unit mix of the Rosewood Self Storage Portfolio Properties:

Property Name	Year Built/ Renovated	Net Rentable Area (SF)	% GLA	Self Storage Units	% Climate Controlled	Parking Units	Current Occupancy (5/25/2020)
Northwest Highway Overview	1972/1997	89,600	37.6%	657	29.8%	0	91.0%
Forest Lane Overview	1997/N/A	57,852	24.2%	554(1)	45.8%	19	93.6%
Walnut Hill	1995/N/A	44,860	18.8%	373	23.1%	0	87.1%
Cooper Overview	1997/N/A	46,290	19.4%	352	23.3%	0	90.9%
Total/Wtd. Avg.		238,602	100.0%	1,936	31.9%	19	90.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #11	Cut-off Date Balance:	$16,939,000
Various	Rosewood Self Storage Portfolio	Cut-off Date LTV:	65.0%
Various, TX		U/W NCF DSCR:	3.22x
		U/W NOI Debt Yield:	10.3%

COVID 19 Update. The Rosewood Self Storage Portfolio Mortgage Loan is current as of the June debt service payment and is not subject to any forbearance, modification or debt service relief request. As of June 9, 2020, the Rosewood Self Storage Portfolio Properties are open and operating. As of May 18, 2020 (for the Northwest Highway Overview Property and Walnut Hill Property) and May 31, 2020 (for the Forest Lane Overview Property and the Cooper Overview Property), accounts receivable totaled $26,252 (11.1% of total underwritten base rent per month) with 87.5% of total units having paid their full rent payments.

The Market. The Rosewood Self Storage Portfolio Properties are located within 42.4 miles of each other in the Dallas-Fort Worth, TX MSA.

The Northwest Highway Overview Property is located 4.4 miles north of the Dallas Love Field Airport and 10.3 miles northwest of the Dallas central business district (“CBD”). According to the appraisal, the 3-mile trade area comprises 10,499 units (1,300,177 SF) and reported an 11.0% vacancy rate. The appraiser concluded to average market rents of $113 per unit per month for 10x10 non-climate controlled units (compared to average in-place rent of $102) and $148 per unit per month for 10x10 climate controlled units (compared to average in-place rent of $130). According to the appraisal, there are no planned self-storage facilities within the 3-mile radius.

The Forest Lane Overview Property is located 3.8 miles east of the intersection of I-635 and I-35E and 13.1 miles northwest of the Dallas CBD. According to the appraisal, the 3-mile trade area comprises 7,559 units (846,821 SF) and reported an 18% vacancy rate. The appraiser concluded to average market rents of $140 per unit per month for 10x10 non-climate controlled units (compared to average in-place rent of $136) and $155 per unit per month for 10x10 climate controlled units (compared to average in-place rent of $163). According to the appraisal, there is one new self storage property (totaling 60,000 SF) scheduled to be completed in 2020.

The Walnut Hill Property is located 0.6 miles south of I-635 and 11.0 miles northeast of the Dallas CBD. According to the appraisal, the 3-mile trade area comprises 13,424 units (1,584,130 SF) and reported a 13.0% vacancy rate. The appraiser concluded to average market rents of $125 per unit per month for 10x10 non-climate controlled units (compared to average in-place rent of $126) and $160 per unit per month for 10x10 climate controlled units (compared to average in-place rent of $168). According to the appraisal, there are no planned self-storage facilities within the 3-mile radius.

The Cooper Overview Property is located 16.6 miles east of the Fort Worth CBD and 24.2 miles west of the Dallas CBD. According to the appraisal, the 3-mile trade area comprises 9,840 units (1,208,009 SF) and reported a 15.0% vacancy rate. The appraiser concluded to average market rents of $95 per unit per month for 10x10 non-climate controlled units (compared to average in-place rent of $86) and $143 per unit per month for 10x10 climate controlled units (compared to average in-place rent of $138). According to the appraisal, there are no planned self-storage facilities within the 3-mile radius.

The following table presents certain local demographic data related to the Rosewood Self Storage Portfolio Properties:

Property Name	2019 Population (within 1-mi. / 3-mi. / 5-mi. Radius)	2019 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius)
Northwest Highway Overview	23,343 / 84,097 / 261,031	$42,855 / $99,772 / $132,058
Forest Lane Overview	16,227 / 108,596 / 266,134	$83,191 / $102,626 / $111,168
Walnut Hill	15,132 / 131,513 / 418,832	$89,240 / $81,616 / $82,993
Cooper Overview	15,315 / 128,101 / 340,626	$64,420 / $71,664 / $77,574

The following table presents certain information relating to certain self storage lease comparables provided in the appraisals for the Rosewood Self Storage Portfolio Properties:

		Competitive Set
Property Name	Current Occupancy (5/25/2020)	Average Occupancy Rate	Monthly Underwritten Rent/Unit	Appraiser’s Monthly Market Rent/Unit
Northwest Highway Overview	91.0%	89.9%	$137	$139
Forest Lane Overview	93.6%	82.5%	$136	$129
Walnut Hill	87.1%	89.5%	$146	$139
Cooper Overview	90.9%	84.1%	$116	$116

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #11	Cut-off Date Balance:	$16,939,000
Various	Rosewood Self Storage Portfolio	Cut-off Date LTV:	65.0%
Various, TX		U/W NCF DSCR:	3.22x
		U/W NOI Debt Yield:	10.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating performance and Underwritten Net Cash Flow at the Rosewood Self Storage Portfolio Properties:

Cash Flow Analysis
	2017	2018	2019	1/31/2020 TTM	UW(1)	UW PSF
Gross Potential Rent	$2,707,281	$2,707,363	$2,628,364	$2,633,505	$3,158,544	$13.24
Other Income(2)	$125,573	$135,900	$134,080	$134,022	$134,022	$0.56
Less Vacancy	($9,889)	($1,897)	($3,015)	($3,015)	($326,496)(3)	($1.37)
Less Concessions & Credit Loss	$0	$0	$0	$0	$0	$0
Effective Gross Income	$2,822,965	$2,841,366	$2,759,429	$2,764,512	$2,966,070	$12.43

Real Estate Taxes	$273,778	$270,991	$282,810	$283,218	$448,093	$1.88
Insurance	$51,369	$65,624	$75,972	$77,559	$25,238	$0.11
Management Fee	$153,039	$163,137	$160,528	$160,993	$140,136	$0.59
Other Operating Expenses	$587,851	$614,293	$606,598	$607,771	$607,771	$2.55
Total Expenses	$1,066,037	$1,114,045	$1,125,908	$1,129,541	$1,221,238	$5.12

Net Operating Income	$1,756,928	$1,727,321	$1,633,520	$1,634,971	$1,744,832	$7.31
Capital Expenditures	$0	$0	$0	$0	$32,020	$0.13
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$1,756,928	$1,727,321	$1,633,520	$1,634,971	$1,712,812	$7.18

Occupancy %	88.6%	86.7%	86.2%	89.3%	90.1%(3)
NOI DSCR	3.30x	3.24x	3.07x	3.07x	3.28x
NCF DSCR	3.30x	3.24x	3.07x	3.07x	3.22x
NOI Debt Yield	10.4%	10.2%	9.6%	9.7%	10.3%
NCF Debt Yield	10.4%	10.2%	9.6%	9.7%	10.1%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.
(2)	Other Income includes all miscellaneous revenues such as sales of boxes, moving supplies, locks, forfeited deposits, and late rent charges.
(3)	The underwritten economic vacancy is 10.3%, which is based on the February 24, 2020 rent roll. The Rosewood Self Storage Portfolio Properties were 90.1% physically occupied as of February 24, 2020.

Release of Property: Not Permitted.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 12 – StorQuest Self Storage - Indio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Indio, CA 92201
Original Balance:	$13,125,000			General Property Type:	Self Storage
Cut-off Date Balance:	$13,125,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	2.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2007/N/A
Borrower Sponsor:	William Warren Group			Size:	142,338 SF
Guarantors:	William W. Hobin; Clark W. Porter; Timothy B. Hobin			Cut-off Date Balance per SF:	$92
Mortgage Rate:	3.2500%			Maturity Date Balance per SF:	$92
Note Date:	2/28/2020			Property Manager:	William Warren Properties, Inc.
First Payment Date:	4/1/2020				(borrower-related)
Maturity Date:	3/1/2030
Original Term to Maturity:	120 months			Underwriting and Financial Information(3)
Original Amortization Term:	0 months			UW NOI:	$1,164,252
IO Period:	120 months			UW NOI Debt Yield:	8.9%
Seasoning:	3 months			UW NOI Debt Yield at Maturity:	8.9%
Prepayment Provisions:	LO (27); DEF (86); O (7)			UW NCF DSCR:	2.64x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$1,122,059 (12/31/2019)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,094,074 (12/31/2018)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$949,382 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	91.5% (1/26/2020)
Reserves				2nd Most Recent Occupancy:	92.1% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	87.3% (12/31/2017)
RE Tax:	$0	$12,158	N/A	Appraised Value (as of):	$20,400,000 (12/21/2019)
Insurance:	$0	Springing(1)	N/A	Appraised Value per SF:	$143
Deferred Maintenance:	$27,331	$0	N/A	Cut-off Date LTV Ratio:	64.3%
Recurring Replacements:	$0	Springing(2)	N/A	Maturity Date LTV Ratio:	64.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$13,125,000	100.0%	Loan Payoff:	$9,533,771	72.6%
			Return of Equity:	$3,252,526	24.8%
			Closing Costs:	$311,372	2.4%
			Reserves:	$27,331	0.2%
Total Sources:	$13,125,000	100.0%	Total Uses:	$13,125,000	100.0%

(1)	The StorQuest Self Storage - Indio Borrower (as defined below) is not required to make monthly insurance deposits as long as the required insurance is maintained under a blanket policy acceptable to the lender.
(2)	The StorQuest Self Storage - Indio Borrower will be required to make monthly deposits of $1,779 into the replacement reserve account when the amortizing debt service coverage ratio is less than 1.10x on a trailing six-month basis.
(3)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the StorQuest Self Storage - Indio Mortgage Loan (as defined below) was underwritten, based on such prior information. See " Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

The Mortgage Loan. The twelfth largest mortgage loan (the “StorQuest Self Storage - Indio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $13,125,000, and is secured by a first priority fee mortgage encumbering a 142,338 SF self storage facility in Indio, California (the “StorQuest Self Storage - Indio Property”).

The Borrowers and the Borrower Sponsor. The borrowers are Milner - Indio SP, LLC, Porter - Indio SP, LLC and 83655 Date SP, LLC, each a Delaware limited liability company and single purpose entity with no independent directors, as tenants-in-common (collectively, the “StorQuest Self Storage - Indio Borrower”). The non-recourse carveout guarantors are William W. Hobin, Clark W. Porter and Timothy B. Hobin, each a principal of the borrower sponsor, William Warren Group (“WWG”). Founded in 1994, WWG is a real estate investment firm specializing in the acquisition and ownership of self storage properties. WWG’s current portfolio includes 170 self storage facilities across 16 states.

The borrower sponsor is also the borrower sponsor for the StorQuest Self Storage – La Quinta Mortgage Loan.

The Property. The StorQuest Self Storage - Indio Property is a 142,338 SF self storage facility comprised of fourteen, one and two-story buildings located in Indio, California. In addition to the storage buildings, the StorQuest Self Storage - Indio Property is improved with a management building, home to the supply store, leasing office, management office and one on-site management apartment. Due to the single-story nature of the buildings, the facility is improved with a large number of drive-up units with external roll-up metal doors. 73.6% of the units are drive-up in nature. The StorQuest Self Storage -

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage	Loan #12	Cut-off Date Balance:	$13,125,000
83614 Dr Carreon Boulevard & 83655 Date Avenue	StorQuest Self Storage - Indio	Cut-off Date LTV:	64.3%
Indio, CA 92201		U/W NCF DSCR:	2.64x
		U/W NOI Debt Yield:	8.9%

Indio Property offers a large range of unit sizes to accommodate varied customer demand with units ranging in size from 25 SF to 658 SF with an average unit size of 182 SF of NRA for storage units.

The following table presents the unit mix at the StorQuest Self Storage - Indio Property:

Unit Mix
Unit Type	Number of Units	Occupied Units	Occupancy by Unit	Average Unit Size (SF)	Total Size (SF)	Average Monthly GPR/Unit	% of GPR
Drive Up Access/Drive Up Access-High Door	668	592	88.6%	200	133,668	$183	73.5%
Ground – Air Conditioned	115	104	90.4%	75	8,670	$130	9.0%
Vehicle/RV Parking	125	119	95.2%	N/A	N/A	$232	17.5%
Total/Wtd. Avg.	908	815	89.8%	182(1)	142,338(1)	$183	100.0%

Source: Borrower rent roll dated January 26, 2020.

(1)	Total/Wtd. Avg. excludes Vehicle/RV Parking.

COVID-19 Update. The StorQuest Self Storage - Indio Mortgage Loan is current as of the June debt service payment and as of June 12, 2020 is not subject to any forbearance, modification or debt service relief request. As of June 3, 2020, the borrower sponsor has reported that the StorQuest Self Storage - Indio Property is open and operating, as self storage is considered an essential business, with 87.0% of tenants by number of units and 86.4% of tenants by base rent having paid their full May 2020 rent payments. The StorQuest Self Storage - Indio Property remains 82.4% occupied as of May 28, 2020.

The Market. The StorQuest Self Storage - Indio Property is located 1.3 miles northwest of central Indio, California. The city of Indio is located in the Cochella Valley which includes the cities of Palm Desert, Palm Springs, Indian Wells, Rancho Mirage, Cathedral City, Thousand Palms, La Quinta and Indio, and is approximately a two-hour drive from Los Angeles and San Diego. In 2018, Indio was ranked the 30th fastest-growing city in America and the eighth fastest-growing city in California.

The major employers in the region are spread throughout diverse sectors including trade, transportation and utilities, government and education, and health services. The major employers in the area include: Stater Brothers Markets, Arrow Head Regional Medical Center, U.S. Marine Corps Air Ground Combat Center, Fort Irwin, Walmart Stores Inc., U.C. Riverside, Loma Linda University, March Air Reserve Beach, Ontario International Airport, and Amazon. California State University, San Bernardino Palm Desert Campus located 10.9 miles from the StorQuest Self Storage - Indio Property, has historically had an enrollment of more than 20,000 students each year and graduates about 4,000 students annually.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius around the StorQuest Self Storage - Indio Property was 13,039, 90,856 and 147,536, respectively. The estimated 2019 average household income within a one-, three- and five-mile radius was $49,989, $60,225 and $72,389, respectively. In 2019, within a three-mile radius of the StorQuest Self Storage - Indio Property, approximately 37.3% of households were renter-occupied.

The following table presents certain competitive self storage rental comparables to the StorQuest Self Storage - Indio Property:

Property	Location	Total NRA	Year Built	No. of Self Storage Units	Range of Asking Rent/Unit per month	Occ. %	Distance to Subject (mi.)
StorQuest Self Storage - Indio	83614 Dr Carreon Boulevard & 83655 Date Avenue, Indio, CA	142,338(1)	2007	908(1)	$45-$559(1)	91.5%(1)	N/A
Coachella Valley Storage	46148 Marilyn St, Indio, CA	44,384	1980	393	$51-$171	90.0%	0.5
All Inside Rv Storage	84401 Cabazon Center Dr, Indio, CA	76,991	2000	135	$278-$609	90.0%	0.6
A Storage Place	83050 45th Avenue, Indio, CA	72,031	1987	563	$45-$216	83.0%	1.1
Aaa Storage	82521 Market St, Indio, CA	42,635	1988	281	$65-$175	100.0%	1.7
Coachella Self Storage & Rv	49901 Oates Ln, Coachella, CA	53,075	2001	607	$44-$164	95.0%	2.2
Desert Storage & Rv	42925 Madison Street, Indio, CA	61,525	2002	439	$86-$350	75.0%	2.6
Storamerica Self Storage	43421 Monroe Street, Indio, CA	69,897	2004	624	$45-$199	100.0%	2.6
Total/Wtd. Avg.(2)		420,538		3,042		89.9%

Source: Appraisal.

(1)	Based on borrower rent roll as of January 26, 2020. Occupancy is based on SF for the self storage space.
(2)	Total/Wtd. Avg. excludes the StorQuest Self Storage - Indio Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage	Loan #12	Cut-off Date Balance:	$13,125,000
83614 Dr Carreon Boulevard & 83655 Date Avenue	StorQuest Self Storage - Indio	Cut-off Date LTV:	64.3%
Indio, CA 92201		U/W NCF DSCR:	2.64x
		U/W NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the StorQuest Self Storage - Indio Property:

Cash Flow Analysis
	2016	2017	2018	2019	UW(1)	UW PSF
Gross Potential Rent	$1,120,716	$1,363,513	$1,464,220	$1,516,091	$1,798,212	$12.63
Other Income(2)	$66,268	$73,170	$80,425	$80,773	$80,773	$0.57
Vacancy	$0	$0	$0	$0	($264,545)	($1.86)
Effective Gross Income	$1,186,984	$1,436,683	$1,544,645	$1,596,864	$1,614,440	$11.34

Taxes	$142,334	$134,695	$136,471	$139,233	$161,995	$1.14
Insurance	$9,644	$9,259	$9,640	$10,479	$10,479	$0.07
Management Fee	$71,214	$86,205	$92,699	$95,812	$48,433	$0.34
Other Operating Expenses	$278,529	$257,142	$211,761	$229,281	$229,281	$1.61
Total Operating Expenses	$501,721	$487,301	$450,571	$474,805	$450,188	$3.16

Net Operating Income	$685,263	$949,382	$1,094,074	$1,122,059	$1,164,252	$8.18
Capital Expenditures	$0	$0	$0	$0	$21,351	$0.15
Net Cash Flow	$685,263	$949,382	$1,094,074	$1,122,059	$1,142,901	$8.03

Occupancy%(3)	74.6%	87.3%	92.1%	90.5%	85.3%
NOI DSCR	1.58x	2.20x	2.53x	2.59x	2.69x
NCF DSCR	1.58x	2.20x	2.53x	2.59x	2.64x
NOI Debt Yield	5.2%	7.2%	8.3%	8.5%	8.9%
NCF Debt Yield	5.2%	7.2%	8.3%	8.5%	8.7%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.
(2)	Other income includes late fees, application fees, insurance revenue and merchandise sales (boxes, packing/moving materials, etc.)
(3)	UW Occupancy is based on in-place economic vacancy. The StorQuest Self Storage - Indio Property is 91.5% physically occupied as of January 26, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 13 – Central Self Storage Portfolio Idaho

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	BANA	Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/Aa3	Location:	Various, ID
Original Balance:	$13,000,000	General Property Type:	Self Storage
Cut-off Date Balance:	$13,000,000	Detailed Property Type:	Self Storage
% of Initial Pool Balance:	2.1%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	Various
Borrower Sponsors:	William Schmicker; Dwight Davis	Size:	524,261 SF
Guarantors:	Dwight William Davis; Dwight W. Davis and Glee Ann Davis Trust; William D. Schmicker; The Schmicker Revocable Trust	Cut-off Date Balance per SF:	$25
Mortgage Rate:	3.4200%	Maturity Date Balance per SF:	$25
Note Date:	3/12/2020	Property Manager:	Dasch, Inc. (borrower-related)
First Payment Date:	5/1/2020	Underwriting and Financial Information(2)
Maturity Date:	4/1/2030	UW NOI:	$2,227,130
Original Term to Maturity:	120 months	UW NOI Debt Yield:	17.5%
Original Amortization Term:	0 months	UW NOI Debt Yield at Maturity:	17.5%
IO Period:	120 months	UW NCF DSCR:	4.93x
Seasoning:	2 months	Most Recent NOI:	$2,160,304 (12/31/2019)
Prepayment Provisions:	LO (26); DEF (90); O (4)	2nd Most Recent NOI:	$1,992,180 (12/31/2018)
Lockbox/Cash Mgmt Status:	Springing/Springing	3rd Most Recent NOI:	$1,800,615 (12/31/2017)
Additional Debt Type:	N/A	Most Recent Occupancy:	90.2% (4/24/2020)
Additional Debt Balance:	N/A	2nd Most Recent Occupancy:	89.9% (12/31/2018)
Future Debt Permitted (Type):	No (N/A)	3rd Most Recent Occupancy:	89.9% (12/31/2017)
Reserves	Appraised Value (as of) (3):	$35,900,000 (12/11/2019-12/13/2019))
Type	Initial	Monthly	Cap	Appraised Value per SF:	$68
RE Tax:	$0	$24,250	N/A	Cut-off Date LTV Ratio(3):	36.2%
Insurance:	$0	Springing(1)	N/A	Maturity Date LTV Ratio(3):	36.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$13,000,000	100.0%	Loan Payoff:	$5,683,249	43.7%
			Return of Equity:	$6,695,496	51.5%
			Closing Costs:	$621,256	4.8%
Total Sources:	$13,000,000	100.0%	Total Uses:	$13,000,000	100.0%

(1)	Monthly deposits for insurance are suspended so long as the Central Self Storage Portfolio Idaho Properties (as defined below) are covered by a blanket insurance policy acceptable to the lender.
(2)	All NOI and NCF information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the Central Self Storage Portfolio Idaho Mortgage Loan (as defined below) was underwritten, based on such prior information. See " Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.
(3)	The Appraised Value shown reflects a “Bulk Portfolio Value” of $35,900,000. The appraiser determined the aggregate “As Is” value of the individual Central Self Storage Portfolio Idaho Properties to be $33,120,000, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 39.3% and 39.3%, respectively.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Central Self Storage Portfolio Idaho Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interests in four self storage properties in Idaho (the “Central Self Storage Portfolio Idaho Properties”).

The Borrower and the Borrower Sponsors. The borrower is CSS Boise Portfolio, a California Limited Partnership, and single purpose entity with no independent directors (the “Central Self Storage Portfolio Idaho Borrower”). The nonrecourse carve-out guarantors of the Central Self Storage Portfolio Idaho Mortgage Loan are Dwight William Davis, Dwight W. Davis and Glee Ann Davis Trust, William D. Schmicker and The Schmicker Revocable Trust.

The nonrecourse carve-out guarantors and borrower sponsors, Dwight Davis and William Schmicker, are the co-founders of The Pegasus Group. The Pegasus Group was founded in 1988 as a commercial real estate investment firm based out of Walnut Creek, California. The Pegasus Group currently owns and operates over 50 properties throughout the United States. 43 of its properties are self storage facilities located in Arizona, California, Hawaii, Kansas, Missouri, New York and Oregon, and operated and managed under the national brand name Central Self Storage. Additionally, The Pegasus Group owns and operates mobile home parks, multi-tenant industrial and office buildings and marinas.

The borrower sponsors are also the borrower sponsors for the Central Self Storage – Broadway Mortgage Loan, Central Self Storage – Antioch Mortgage Loan, Central Self Storage – Concord Mortgage Loan and Central Self Storage – Dunlap Mortgage Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage	Loan #13	Cut-off Date Balance:	$13,000,000
Various	Central Self Storage Portfolio Idaho	Cut-off Date LTV:	36.2%
Various, ID		U/W NCF DSCR:	4.93x
		U/W NOI Debt Yield:	17.5%

The Properties. The Central Self Storage Portfolio Idaho Properties comprise four self storage properties located in the Boise, Idaho metropolitan statistical area totaling 524,261 SF of rentable area, including 2,259 traditional self storage units and 430 RV storage spaces. All of the Central Self Storage Portfolio Idaho Properties are operated under the Central Self Storage brand. Approximately 21.5% of the traditional self storage units at the Central Self Storage Portfolio Idaho Properties are climate controlled, with the percentage of climate controlled units at the individual properties ranging from 15.2% to 33.9%. Built between 2002 and 2007 (with two properties renovated between 2014 and 2017), each of the Central Self Storage Portfolio Idaho Properties is situated on a site ranging in size from 5.1 acres to 9.4 acres. From October 2014 through September 2019, the borrower sponsor invested $1,594,669 for capital improvements in the Central Self Storage Portfolio Idaho Properties. All four properties are improved with modern storage amenities including secured entry, perimeter fencing, computerized camera surveillance, on-site management, and supply stores. As of April 24, 2020, the Central Self Storage Portfolio Idaho Properties were 90.2% occupied, with individual property occupancy rates ranging from 87.8% to 92.6%.

COVID-19 Update. The Central Self Storage Portfolio Idaho Mortgage Loan is current as of the June debt service payment and as of June 12, 2020 is not subject to any forbearance, modification or debt service relief request. As of June 4, 2020, the borrower sponsor has reported that the Central Self Storage Portfolio Idaho Properties are open and operating as self storage is considered an essential business, with 95.4% of tenants by number of units and 97.0% of tenants by base rent having paid their full May 2020 rent payments. The Central Self Storage Portfolio Idaho Properties are 92.3% occupied as of May 31, 2020.

The following table presents certain information relating to the Central Self Storage Portfolio Idaho Properties:

		Property Summary
Property Name	Allocated Cut-off Date Balance(1)	% of ALA	Appraised Value(2)	UW NCF	% UW NCF
Meridian, ID	4,062,500	31.3%	10,350,000	686,633	30.9%
Star, ID	3,348,128	25.8%	8,530,000	578,149	26.0%
Boise, ID	3,195,048	24.6%	8,140,000	543,049	24.4%
Caldwell, ID	2,394,324	18.4%	6,100,000	414,273	18.6%
Total/Wtd. Avg.	$13,000,000	100.0%	$35,900,000(2)	$2,222,104	100.0%

(1)	Based on the individual property appraised values.
(2)	The Appraised Value shown reflects a “Bulk Portfolio Value” of $35,900,000. The appraiser determined the aggregate “As Is” value of the individual Central Self Storage Portfolio Idaho Properties to be $33,120,000, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 39.3% and 39.3%, respectively.

The following table presents information with respect to the unit mix of the Central Self Storage Portfolio Idaho Properties:

		Unit Mix
Property Name	Year Built/ Renovated	Net Rentable Area (SF)	% GLA	Total Units	% Climate Controlled	RV Parking Units	Occupancy (4/24/2020)
Meridian, ID	2006/2014	134,740	25.7%	707	33.9%	104	87.8%
Star, ID	2005/N/A	150,520	28.7%	821	19.5%	108	90.5%
Boise, ID	2002/N/A	91,126	17.4%	603	15.6%	47	89.5%
Caldwell, ID	2007/2017	147,875	28.2%	558	15.2%	171	92.6%
Total/Wtd. Avg.		524,261	100.0%	2,689	21.5%	430	90.2%

The Market. The Central Self Storage Portfolio Idaho Properties are located within the Boise Metro market.

The following table presents certain local demographic data related to the Central Self Storage Portfolio Idaho Properties:

Property Name	Radius (miles)	2019 Population	2019 Average Household Income
Meridian, ID	One / Three / Five	7,979 / 58,080 / 155,166	$91,296 / $84,588 / $92,236
Star, ID	Three / Five / Ten	16,874 / 53,679 / 317,696	$98,315 / $107,095 / $83,821
Boise, ID	One / Three / Five	6,346 / 85,933 / 219,812	$79,449 / $67,935 / $71,847
Caldwell, ID	Three / Five / Ten	38,314 / 84,683 / 220,923	$56,896 / $58,758 / $62,908

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage	Loan #13	Cut-off Date Balance:	$13,000,000
Various	Central Self Storage Portfolio Idaho	Cut-off Date LTV:	36.2%
Various, ID		U/W NCF DSCR:	4.93x
		U/W NOI Debt Yield:	17.5%

The following table presents certain information relating to certain self storage lease comparables provided in the appraisals for the Central Self Storage Portfolio Idaho Properties:

Property Name	Occupancy (4/24/2020)	Competitive Set Average Occupancy Rate	Monthly Rent/Unit	Appraiser’s Monthly Market Rent/Unit
Meridian, ID	87.8%	93.8%	$126	$128
Star, ID	90.5%	89.4%	$98	$99
Boise, ID	89.5%	93.8%	$122	$123
Caldwell, ID	92.6%	96.3%	$118	$124

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating performance and Underwritten Net Cash Flow at the Central Self Storage Portfolio Idaho Properties:

Cash Flow Analysis
	2016	2017	2018	2019	UW(1)	UW PSF
Gross Potential Rent	$2,317,963	$2,649,436	$2,977,368	$3,177,938	$3,519,283	$6.71
Other Income	$198,135	$196,045	$213,587	$222,564	$222,564	$0.42
Less Vacancy	$0	$0	$0	$0	($341,345)	($0.65)
Effective Gross Income	$2,516,098	$2,845,481	$3,190,955	$3,400,502	$3,400,502	$6.49

Real Estate Taxes	$218,896	$212,452	$271,235	$283,753	$288,139	$0.55
Insurance	$22,393	$24,174	$29,060	$32,689	$19,934	$0.04
Management Fee	$153,714	$171,615	$194,544	$206,472	$102,015	$0.19
Other Operating Expenses	$610,778	$636,625	$703,936	$717,284	$717,284	$1.37
Total Expenses	$1,005,781	$1,044,866	$1,198,775	$1,240,198	$1,127,372	$2.15

Net Operating Income	$1,510,317	$1,800,615	$1,992,180	$2,160,304	$2,273,130	$4.34
Capital Expenditures	$0	$0	$0	$0	$51,026	$0.10
Net Cash Flow	$1,510,317	$1,800,615	$1,992,180	$2,160,304	$2,222,104	$4.24

Occupancy %	91.6%	89.9%	89.9%	90.3%	90.3%(2)
NOI DSCR	3.35x	3.99x	4.42x	4.79x	5.04x
NCF DSCR	3.35x	3.99x	4.42x	4.79x	4.93x
NOI Debt Yield	11.6%	13.9%	15.3%	16.6%	17.5%
NCF Debt Yield	11.6%	13.9%	15.3%	16.6%	17.1%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.
(2)	Based on underwritten economic vacancy.

Release of Property. Not permitted.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 14 – GoodFriend Self Storage - East Hampton

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BANA	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Location:	East Hampton, NY 11937
Original Balance:	$12,650,000	General Property Type:	Self Storage
Cut-off Date Balance:	$12,650,000	Detailed Property Type:	Self Storage
% of Initial Pool Balance:	2.0%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	2000; 2003/N/A
Borrower Sponsor:	Marc Slayton	Size:	38,300 SF
Guarantors:	Gerald Cohen; Marc Slayton	Cut-off Date Balance per SF:	$330
Mortgage Rate:	3.5000%	Maturity Date Balance per SF:	$330
Note Date:	3/13/2020	Property Manager:	Post Management, LLC
First Payment Date:	5/1/2020	(borrower-related)
Maturity Date:	4/1/2030	Underwriting and Financial Information(1)
Original Term to Maturity:	120 months	UW NOI:	$1,054,085
Original Amortization Term:	0 months	UW NOI Debt Yield:	8.3%
IO Period:	120 months	UW NOI Debt Yield at Maturity:	8.3%
Seasoning:	2 months	UW NCF DSCR:	2.34x
Prepayment Provisions:	LO (26); YM1 (89); O (5)	Most Recent NOI:	$1,029,472 (1/31/2020 TTM)
Lockbox/Cash Mgmt Status:	Springing/Springing	2nd Most Recent NOI:	$995,020 (12/31/2018)
Additional Debt Type:	N/A	3rd Most Recent NOI:	$930,189 (12/31/2017)
Additional Debt Balance:	N/A	Most Recent Occupancy:	93.7% (4/30/2020)
Future Debt Permitted (Type):	No (N/A)	2nd Most Recent Occupancy:	95.4% (12/31/2018)
Reserves	3rd Most Recent Occupancy:	95.0% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$19,750,000 (2/15/2020)
RE Tax:	$10,983	$2,197	N/A	Appraised Value per SF:	$516
Insurance:	$11,860	$1,977	N/A	Cut-off Date LTV Ratio:	64.1%
Recurring Replacements:	$0	$479	$17,235	Maturity Date LTV Ratio:	64.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$12,650,000	100.0%	Loan Payoff:	$6,536,187	51.7%
			Return of Equity:	$5,651,210	44.7%
			Closing Costs:	$439,760	3.5%
			Reserves:	$22,843	0.2%
Total Sources:	$12,650,000	100.0%	Total Uses:	$12,650,000	100.0%

(1)	All NOI and NCF information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the GoodFriend Self Storage - East Hampton Mortgage Loan (as defined below) was underwritten, based on such prior information. See " Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

The Mortgage Loan. The fourteenth largest mortgage loan (the “GoodFriend Self Storage - East Hampton Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $12,650,000, and is secured by a first priority fee mortgage encumbering an 38,300 SF self storage facility in East Hampton, New York (the “GoodFriend Self Storage - East Hampton Property”).

The Borrowers and the Sponsor. The borrower is East Hampton Storage Investors LLC (the “GoodFriend Self Storage - East Hampton Borrower”), a single-purpose New York limited liability company with no independent directors (“GoodFriend Self Storage - East Hampton Borrower”). The borrower sponsor for the GoodFriend Self Storage – East Hampton Mortgage Loan is Marc Slayton. The non-recourse carveout guarantors are Gerald Cohen and Marc Slayton.

Marc Slayton, the borrower sponsor and a non-recourse carveout guarantor, is the Founder, President and CEO of GoodFriend Management. Over the past twenty five years, GoodFriend Management has owned and operated more than 70 self storage facilities totaling 5 million SF of rentable storage space, in areas including New York, New Jersey, Washington D.C., Connecticut and Chicago. Goodfriend Management’s properties are modern, state of the art and climate controlled.

Gerald Cohen, the non-recourse carveout guarantor, is the Founder and Principal of East Hampton Indoor Tennis ("EHIT") in East Hampton, New York. EHIT is a tennis facility that contains six indoor and 20 outdoor courts, a clubhouse and pro shop, among other amenities. Prior to starting EHIT, Mr. Cohen was also the CEO and President of North Eastern Fabricators, Inc., one of the leading structural steel subcontractors in New York. Mr. Cohen has nearly 30 years of construction experience with various companies.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage	Loan #14	Cut-off Date Balance:	$12,650,000
17 GoodFriend Drive	GoodFriend Self Storage - East Hampton	Cut-off Date LTV:	64.1%
East Hampton, NY 11937		U/W NCF DSCR:	2.34x
		U/W NOI Debt Yield:	8.3%

The Property. The GoodFriend Self Storage - East Hampton Property is a 38,300 SF self storage facility comprised of four, two-story buildings with a total of 340 units, located in East Hampton, New York. The GoodFriend Self Storage - East Hampton Property features traditional value add storage amenities that include web-based security, door alarms, keypad entry, packing and moving supplies, onsite management and tenant protection plans. The original two buildings were constructed in 2001 and the GoodFriend Self Storage - East Hampton Property was expanded by two buildings in 2003. The GoodFriend Self Storage - East Hampton Property’s performance has remained consistent over the past six years, having maintained an occupancy rate at or above 90% since 2013.

The following table presents the unit mix at the GoodFriend Self Storage - East Hampton Property:

Unit Mix
Unit Type	Number of Units	Occupied Units	Occupancy by Unit	Average Unit Size (SF)	Total Size (SF)	Average Monthly GPR/Unit	% of GPR
First Floor Exterior Non Climate-Controlled Units	26	26	100.0%	225	5,600	$719	14.7%
First Floor Climate-Controlled Units	57	53	93.0%	229	7,875	$475	21.2%
Multi Level – Elevator Access Climate Controlled Units	257	227	88.3%	185	24,825	$318	64.1%
Total/Wtd. Avg.	340	306	90.1%	213	38,300	$375	100.0%

Source: Borrower rent roll dated April 30, 2020.

COVID-19 Update. The GoodFriend Self Storage - East Hampton Mortgage Loan is current as of the June debt service payment and as of June 12, 2020 is not subject to any forbearance, modification or debt service relief request. As of June 3, 2020, the borrower sponsor has reported that the GoodFriend Self Storage - East Hampton Property is open and operating as self storage is considered an essential business, with 96.5% of tenants by number of units and 92.3% of tenants by base rent having paid their full May 2020 rent payments. The GoodFriend Self Storage - East Hampton Property remains 95.1% occupied as of May 31, 2020.

The Market. The GoodFriend Self Storage - East Hampton Property is located in the City of East Hampton, New York, directly off GoodFriend Drive which intersects East Hampton Sag Harbor Turnpike, a major north-south thoroughfare through Long Island, in New York. The GoodFriend Self Storage - East Hampton Property is located within the New York-Newark-Jersey City metropolitan statistical area (“MSA”), which is one of the largest MSA in the United States by population, according to the 2010 census and 2018 population estimates.

The City of East Hampton is an affluent town, benefiting from the real estate/rental/housing industry as the largest source of employment in the area, due to numerous second-home properties in the town. Development near the GoodFriend Self Storage - East Hampton Property consists predominately of retail (47%), followed by multi-family (22%), industrial (16%) and office (15%). There is significant residential development to the north and west of the GoodFriend Self Storage - East Hampton Property (30 properties totaling 720,436 SF).

According to the appraisal, the estimated 2019 population within a ten-, twenty- and thirty-minute radius around the GoodFriend Self Storage - East Hampton Property was 9,455, 26,863 and 38,713, respectively. The estimated 2019 average household income within a ten-, twenty- and thirty-minute radius was $154,788, $147,286 and $143,810, respectively. In 2019, within a twenty-minute radius of the GoodFriend Self Storage - East Hampton Property, approximately 22.8% of households were renter-occupied.

The following table presents certain competitive self storage rental comparables to the GoodFriend Self Storage - East Hampton Property:

Property	Location	Total NRA	Year Built	No. of Self Storage Units	Range of Asking Rent/Unit per month	Occ. %	Distance to Subject (mi.)
GoodFriend Self Storage - East Hampton	17 GoodFriend Drive, East Hampton, NY	38,300(1)	2000; 2003	340(1)	$124-$662(1)	93.7%(1)	N/A
Life Storage - 9	9 Hardscrabble Court, East Hampton, NY	64,332	2002	710	$91-$660	90.8%	1.7
Despatch Self-Storage	229 Butter Lane, Bridgehampton, NY	51,804	2005	571	$92-$679	89.7%	3.9
Life Storage - 59	59 Mariner Dr, Southampton, NY	25,440	2002	294	$126-$550	97.2%	8.8
Life Storage - 99	99 Mariner Dr, Southampton, NY	63,470	2002	562	$67-$391	90.6%	8.9
Metro Self Storage	10 Leecon Ct, Southampton, NY	64,440	2004	509	$109-$625	89.0%	10.5
Total/Wtd. Avg.(2)		269,486		2,646		90.7%

Source: Appraisal.

(1)	Based on borrower rent roll as of April 30, 2020. Occupancy is based on SF for the self storage space.
(2)	Total/Wtd. Avg. excludes the GoodFriend Self Storage - East Hampton Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage	Loan #14	Cut-off Date Balance:	$12,650,000
17 GoodFriend Drive	GoodFriend Self Storage - East Hampton	Cut-off Date LTV:	64.1%
East Hampton, NY 11937		U/W NCF DSCR:	2.34x
		U/W NOI Debt Yield:	8.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GoodFriend Self Storage - East Hampton Property:

Cash Flow Analysis
	2016	2017	2018	1/31/2020 TTM	UW(1)	UW PSF
Gross Potential Rent	$1,214,259	$1,266,827	$1,351,793	$1,392,841	$1,527,960	$39.89
Other Income	$14,850	$14,821	$15,009	$18,019	$18,019	$0.47
Vacancy	$0	$0	$0	$0	($137,517)	($3.59)
Effective Gross Income	$1,229,109	$1,281,648	$1,366,802	$1,410,860	$1,408,462	$36.77

Taxes	$24,089	$24,473	$24,296	$24,696	$25,346	$0.66
Insurance	$25,574	$26,592	$21,020	$21,563	$21,563	$0.56
Management Fee	$73,634	$76,641	$82,045	$85,640	$56,338	$1.47
Other Operating Expenses	$219,499	$223,753	$244,421	$249,489	$251,130	$6.56
Total Operating Expenses	$342,796	$351,459	$371,782	$381,388	$354,377	$9.25

Net Operating Income	$886,313	$930,189	$995,020	$1,029,472	$1,054,085	$27.52
Capital Expenditures	$0	$0	$0	$0	$5,745	$0.15
Net Cash Flow	$886,313	$930,189	$995,020	$1,029,472	$1,048,340	$27.37

Occupancy%	93.6%	95.0%	95.4%	93.6%	91.0%(2)
NOI DSCR	1.97x	2.07x	2.22x	2.29x	2.35x
NCF DSCR	1.97x	2.07x	2.22x	2.29x	2.34x
NOI Debt Yield	7.0%	7.4%	7.9%	8.1%	8.3%
NCF Debt Yield	7.0%	7.4%	7.9%	8.1%	8.3%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.
(2)	The underwritten economic vacancy is 9.0%. The GoodFriend Self Storage - East Hampton Property was 93.7% physically occupied as of April 30, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 15 – Lowe’s - Fairlawn, OH

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moodys):	NR/NR/NR			Location:	Akron, OH 44333
Original Balance:	$12,487,500			General Property Type:	Retail
Cut-off Date Balance:	$12,487,500			Detailed Property Type:	Single Tenant
% of Initial Pool Balance:	2.0%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1998/N/A
Borrower Sponsor:	John A. Franklin			Size:	129,044 SF
Guarantor:	John A. Franklin			Cut-off Date Balance per SF:	$97
Mortgage Rate:	3.9800%			Maturity Date Balance per SF:	$97
Note Date:	1/31/2020			Property Manager:	Tenant-managed
First Payment Date:	3/1/2020
Maturity Date:	2/1/2030
Original Term to Maturity:	120 months			Underwriting and Financial Information(1)
Original Amortization Term:	0 months			UW NOI:	$1,120,228
IO Period:	120 months			UW NOI Debt Yield:	9.0%
Seasoning:	4 months			UW NOI Debt Yield at Maturity:	9.0%
Prepayment Provisions:	LO (28); DEF (85); O (7)			UW NCF DSCR:	2.08x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$1,181,011 (12/31/2019)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,135,587 (12/31/2018)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,135,587 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	100.0% (6/1/2020)
Reserves				2nd Most Recent Occupancy:	100.0% (12/31/2019)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2018)
RE Tax(2):	$0	Springing	N/A	Appraised Value (as of):	$18,500,000 (12/23/2019)
Insurance(2):	$0	Springing	N/A	Appraised Value per SF:	$143
Recurring Replacements:	$0	$1,075	$38,713	Cut-off Date LTV Ratio:	67.5%
TI/LC(2):	$0	Springing	N/A	Maturity Date LTV Ratio:	67.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$12,487,500	66.7%	Purchase Price:	$18,500,000	98.8%
Borrower Equity:	$6,228,506	33.3%	Closing Costs:	$216,006	1.2%
Total Sources:	$18,716,006	100.0%	Total Uses:	$18,716,006	100.0%

(1)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the Lowe’s - Fairlawn, OH Mortgage Loan (as defined below) was underwritten, based on such prior information. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.
(2)	Monthly tax reserves are springing upon the failure of Lowe’s (as defined below) to pay taxes, monthly insurance reserves are springing upon the failure of the borrower to provide written evidence of a blanket policy acceptable to the lender, and monthly TI/LC reserves of $10,754 are springing if Lowe's rating becomes less than BBB- by any national credit rating agency.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Lowe’s - Fairlawn, OH Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $12,487,500 and secured by a first priority fee mortgage encumbering a 129,044 SF retail property located in Akron, Ohio (the “Lowe’s - Fairlawn, OH Property”).

The Borrower and the Borrower Sponsor. The borrower is Akron Warwick Exchange, LLC (the “Lowe’s - Fairlawn, OH Borrower”), a Delaware limited liability company structured with no independent directors. The borrower sponsor and non-recourse carveout guarantor is John A. Franklin. John A. Franklin is the owner and operator of Franklin Construction Company, Inc., a custom home construction firm that was founded in 1988, and Franklin Management Company, a property management firm focusing on mobile home communities, founded in 2005. John A. Franklin has been an active real estate investor for nearly 30 years having invested in various asset types including townhomes, mobile home parks, self-storage facilities and apartment complexes.

The Property. The Lowe’s - Fairlawn, OH Property is a one-story retail property totaling 129,044 SF located in Akron, Ohio. The Lowe’s - Fairlawn, OH Property was built in 1998 on a 19.03-acre site and contains 552 parking spaces (4.3 spaces per 1,000 SF of NRA). Since its completion, the Lowe’s - Fairlawn, OH Property has been 100.0% leased to Lowe’s Home Improvement (“Lowe’s), an American retail chain specializing in home improvement products. Lowe's is a home improvement company serving more than 18 million customers a week in the United States and Canada. The company, which was founded in 1946, is headquartered in Mooresville, North Carolina. As of January 2020, Lowe’s operated more than 2,200 home improvement and hardware stores and employed approximately 300,000 associates. The tenant’s original 20-year lease commenced in December 1998 and is currently in its first extension period, which commenced December 2018, for an additional term of 12 years and 7 months. Lowe’s occupies the Lowe’s - Fairlawn, OH Property pursuant to a triple net lease that is scheduled to expire on June 30, 2031, with eight, five-year renewal options remaining and is responsible for paying all operating expenses directly. The tenant’s annual in-place base rent of $1,181,011 ($9.15 PSF) will remain fixed through the current lease term

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #15	Cut-off Date Balance:	$12,487,500
186 North Cleveland Massillon Road	Lowe’s - Fairlawn, OH	Cut-off Date LTV:	67.5%
Akron, OH 44333		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	9.0%

and will be subject to 4.0% rent escalations upon the start of each renewal period. Lowe’s has a right of first offer to purchase the Lowe’s – Fairlawn, OH Property. The tenant has agreed that such right of first refusal will not apply in a foreclosure or deed-in-lieu of foreclosure. However, such right would apply to any subsequent transfers.

The following table presents certain information relating to the sole tenant at the Lowe’s - Fairlawn, OH Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF		Most Recent Sales
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %	Term. Option	Renewal Options	Lease Expiration
Lowe’s	NR/Baa1/BBB+	129,044	100.0%	$1,181,011	$9.15	100.0%	NAV	NAV	NAV	N	8 x 5 year	6/30/2031

Vacant Space		0	0.0%	$0	$0.00	0.0%
Total:		129,044	100.0%	$1,181,011	$9.15	100.0%

(1)	Information is based on the underwritten rent roll as of June 1, 2020.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Lowe’s - Fairlawn, OH Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031 & Beyond	1	129,044	$9.15	100.0%	100.0%	$1,181,011	100.0%	100.0%
Vacant Space	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	129,044	$9.15	100.0%		$1,181,011	100.0%

(1)	Information is based on the underwritten rent roll as of June 1, 2020.

COVID-19 Update. The Lowe’s - Fairlawn, OH Mortgage Loan is current as of the June debt service payment and as of June 12, 2020 is not subject to any forbearance, modification or debt service relief request. Lowe’s has not requested any lease modification or rent relief. As of June 3, 2020, the Lowe’s - Fairlawn, OH Property is open for business and Lowe’s is fully paying rent.

The Market. The Lowe’s - Fairlawn, OH is located in Akron, Ohio within the Akron retail market and the Fairlawn/Montrose retail submarket. National retailers in the area include Best Buy, Barnes & Noble, TJ Maxx, Jo Ann Etc., Home Depot, Regal Cinema, Toys/Babies R Us, Dick’s Sporting Goods, Staples, JCPenney, Levin Furniture, Hobby Lobby, Wal-Mart, Sam’s Club, Acme Fresh Market, PetSmart and Michael’s. Primary access to the Lowe’s - Fairlawn, OH Property is provided by Medina Road, Interstate 77 and Interstate 76. According to a third-party market research report, as of the fourth quarter of 2019, the Akron retail market had approximately 52.7 million SF of retail space inventory, overall vacancy in the market was approximately 3.7% and as of 2019 asking rent was $12.00 PSF. According to a third-party market research report, as of the fourth quarter of 2019, the Fairlawn/Montrose retail submarket had approximately 4.2 million SF of retail space inventory, overall vacancy in the market was approximately 2.6% and as of 2019 asking rent was $16.59 PSF. According to the appraisal, the 2019 estimated population within a one-, three- and five-mile radius of the Lowe’s - Fairlawn, OH Property was 2,666, 28,813 and 63,571, respectively. The 2019 estimated average household income within a one-, three- and five-mile radius of the Lowe’s - Fairlawn, OH Property was $132,866, $140,245 and $110,775, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #15	Cut-off Date Balance:	$12,487,500
186 North Cleveland Massillon Road	Lowe’s - Fairlawn, OH	Cut-off Date LTV:	67.5%
Akron, OH 44333		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	9.0%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Lowe’s - Fairlawn, OH Property:

Market Rent Summary
Retail
Market Rent (PSF)	$7.00
Lease Term (Years)	10
Lease Type (Reimbursements)	Net

The following table presents recent leasing data with respect to comparable retail properties with respect to the Lowe’s - Fairlawn, OH Property:

Comparable Retail Lease Summary
Property/Location	Year Built	SF	Tenant Name	Term (years)	Lease Date	Rent PSF	Lease Type
Former Elder Beerman 8221 Old Troy Pike Huber Heights, OH	1994	101,840	At Home	10	Mar. 2019	$5.00	Net
Ridge Park 4798 Ridge Road Cleveland, OH	1980	20,000	Ross	10	Jan. 2020	$10.00	Net
Great Lakes Plaza 7900 Plaza Boulevard Mentor, OH	1977	33,133	Burlington Coat	10	Sept. 2019	$7.00	Net
Erie Commons 7960 Plaza Boulevard Mentor, OH	1973	84,500	At Home	5	Aug. 2018	$6.26	Net
Plaza at Chapel Hill 370 Howe Avenue Cuyahoga Falls, OH	1986	25,200	Ross	10	July 2019	$11.00	Net
Shoppes of Parma 8253 W. Ridgewood Drive Parma, OH	2017	45,079	Burlington Coat	10	Mar. 2019	$10.50	Net
Rockport Shopping Center 19705 Center Ridge Road Rocky River, OH	1998	70,000	Storage Zone	10	Apr. 2017	$3.90	Net

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Lowe’s - Fairlawn, OH Property:

Cash Flow Analysis
	2017	2018	2019	UW(1)	UW PSF
Gross Potential Rent(2)	$1,135,587	$1,135,587	$1,181,011	$1,181,011	$9.15
Total Recoveries	$0	$0	$0	$34,646	$0.27
Less Vacancy & Credit Loss	$0	$0	$0	($60,783)	($0.47)
Effective Gross Income	$1,135,587	$1,135,587	$1,181,011	$1,154,874	$8.95

Real Estate Taxes	$0	$0	$0	$0	$0.00
Insurance	$0	$0	$0	$0	$0.00
Other Expenses	$0	$0	$0	$34,646	$0.27
Total Expenses	$0	$0	$0	$34,646	$0.27

Net Operating Income	$1,135,587	$1,135,587	$1,181,011	$1,120,228	$8.68
Capital Expenditures	$0	$0	$0	$12,904	$0.10
TI/LC	$0	$0	$0	$57,102	$0.44
Net Cash Flow	$1,135,587	$1,135,587	$1,181,011	$1,050,221	$8.14

Occupancy %	100.0%	100.0%	100.0%	100.0%
NOI DSCR	2.25x	2.25x	2.34x	2.22x
NCF DSCR	2.25x	2.25x	2.34x	2.08x
NOI Debt Yield	9.1%	9.1%	9.5%	9.0%
NCF Debt Yield	9.1%	9.1%	9.5%	8.4%

(1)	For the avoidance of doubt, no COVID-specific adjustments have been made to the underwriting.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated June 1, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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